AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON     , 2001

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FIRST CITIZENS BANC CORP
             (Exact name of Registrant as specified in its charter)

     OHIO                          6022                       34-1558688
 (State or other            (Primary Standard             (I.R.S. Employer
 jurisdiction of        Industrial Classification        Identification No.)
 incorporation or                Code No.)
 organization)

                   100 EAST WATER STREET, SANDUSKY, OHIO 44870
                                 (419) 625-4121
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                ------------------------------------------------

                                 DAVID A. VOIGHT
                              100 EAST WATER STREET
                              SANDUSKY, OHIO 44870
                                 (419) 625-4121
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)
                -------------------------------------------------

                                   Copies to:

    M. PATRICIA OLIVER, ESQ.                         JOHN C. VORYS, ESQ.
SQUIRE, SANDERS & DEMPSEY L.L.P.             VORYS, SATER, SEYMOUR AND PEASE LLP
4900 KEY TOWER, 127 PUBLIC SQUARE                    52 EAST GAY STREET
  CLEVELAND, OHIO 44114-1304                        POST OFFICE BOX 1008
                                                COLUMBUS, OHIO  43216-1008

                -------------------------------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|


                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
Title of Each                                          Proposed                   Proposed
Class of                                               Maximum                    Maximum                   Amount of
Securities To                Amount To Be              Offering                   Aggregate                 Registration
Be Registered                Registered (1)            Price Per Unit (2)         Offering Price (2)        Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Shares                1,080,000                 $11.58                     $12,507,012               $2,989.18
-----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares to be issued in connection with the acquisition of Independent Community Banc Corp.

(2) Amount arrived at pursuant to Rule 457(f)(2) based on the book value of the acquired company at November 30, 2001.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            FIRST CITIZENS BANC CORP
                              100 EAST WATER STREET
                              SANDUSKY, OHIO 44870


                             ________________, 2002



To Our Shareholders:

         A special meeting of shareholders of First Citizens Banc Corp (the "First Citizens Special Meeting"), a bank holding company organized and existing under the laws of the State of Ohio ("First Citizens"), has been scheduled for __________, 2002 at ___:00 _.m. at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio. The accompanying Notice of the First Citizens Special Meeting, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the First Citizens Special Meeting. I encourage you to review these materials and to attend the First Citizens Special Meeting.

         At the First Citizens Special Meeting, holders of First Citizens common shares, without par value, are being asked to consider and vote upon a proposal (the "Proposal") to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between First Citizens and Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio ("ICBC") (the "Merger Agreement"), and to approve the transactions contemplated thereby, including the merger (the "Parent Merger") of ICBC with and into First Citizens. In the Parent Merger, each outstanding common share, without par value, of ICBC will be converted into the right to receive 1.7 common shares, without par value, of First Citizens, upon the terms and subject to the conditions set forth in the Merger Agreement, as described in the accompanying Proxy Statement/Prospectus (with cash paid in lieu of fractional shares). Immediately following the Parent Merger and upon the receipt of the required regulatory approvals, The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens ("CBC"), will purchase and assume all of the assets and liabilities associated with the general banking business (excluding the assets and liabilities of the trust business) of Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC ("CNBN"), and the bank charter of CNBN will be converted to a trust charter (collectively, the "Subsidiary Combination"). The new trust company will be a wholly-owned subsidiary of First Citizens and its products and services will be available to all customers of First Citizens' banking affiliates.

         Consummation of the Parent Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of ICBC and First Citizens and the approval of the Parent Merger by various regulatory agencies.

         THE FIRST CITIZENS BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. First Citizens' financial advisor, Keefe, Bruyette, & Woods, Inc., has rendered an opinion dated November 1, 2001 to the First Citizens Board of Directors to the effect that, as of the date thereof and based upon and subject to certain matters stated in such opinion, the consideration to be paid by First Citizens in the Parent Merger is fair, from a financial point of view, to the shareholders of First Citizens.

         If the accompanying Proxy Card is executed properly and returned to First Citizens in time to be voted at the First Citizens Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR approval of the Proposal. The presence of a shareholder at the First Citizens Special Meeting will not automatically revoke such shareholder's proxy. A First Citizens shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Donna J. Dalferro, Secretary, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870 or by attending the First Citizens Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

         Approval of the Proposal requires the affirmative vote of a majority of the outstanding common shares of First Citizens. Accordingly, it is very important that your shares be represented at the First Citizens Special Meeting. I urge you to vote FOR the Proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the First Citizens Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                        Very truly yours,



                                        David A. Voight
                                        President


                             YOUR VOTE IS IMPORTANT

      WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE
           ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                       THE FIRST CITIZENS SPECIAL MEETING.

                            FIRST CITIZENS BANC CORP
                              100 EAST WATER STREET
                              SANDUSKY, OHIO 44870


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of First Citizens Banc Corp:

         A special meeting (including any adjournments or reschedulings thereof, the "First Citizens Special Meeting") of shareholders of First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio ("First Citizens"), will be held on _____________, 2002 at __:00 _.m., at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio. A Proxy Card and Proxy Statement/Prospectus for the First Citizens Special Meeting are enclosed.

         The First Citizens Special Meeting will be held for the purpose of considering and voting upon the following:

         1. A proposal (the "Proposal") to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between First Citizens and Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio ("ICBC") (the "Merger Agreement"), and to approve the transactions contemplated thereby, including the merger (the "Parent Merger") of ICBC with and into First Citizens. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

         2. Such other business incident to the conduct of the First Citizens Special Meeting as may properly come before the First Citizens Special Meeting and any adjournment of the First Citizens Special Meeting, including adjournment of the First Citizens Special Meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the Proposal.

         THE FIRST CITIZENS BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

         The Board of Directors of First Citizens has fixed the close of business on ____________, 200_ as the record date for determination of the shareholders of First Citizens entitled to notice of and to vote at the First Citizens Special Meeting.

         It is very important that your shares be represented at the First Citizens Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of First Citizens and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                        David A. Voight
                                        President

__________, 2002

                        INDEPENDENT COMMUNITY BANC CORP.
                               16 EXECUTIVE DRIVE
                               NORWALK, OHIO 44857


                              ______________, 2002



To Our Shareholders:

         A special meeting of shareholders of Independent Community Banc Corp. (the "ICBC Special Meeting"), a bank holding company organized and existing under the laws of the State of Ohio ("ICBC"), has been scheduled for ____________, 2002 at __:00 _.m. at 16 Executive Drive, Norwalk, Ohio. The accompanying Notice of the ICBC Special Meeting, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the ICBC Special Meeting. I encourage you to review these materials and to attend the ICBC Special Meeting.

         At the ICBC Special Meeting, holders of common shares, without par value, of ICBC are being asked to consider and vote upon a proposal (the "Proposal") to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between ICBC and First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio ("First Citizens") (the "Merger Agreement"), and to approve the transactions contemplated thereby, including the merger (the "Parent Merger") of ICBC with and into First Citizens. In the Parent Merger, each outstanding common share, without par value, of ICBC will be converted into the right to receive 1.7 common shares, without par value, of First Citizens, upon the terms and subject to the conditions set forth in the Merger Agreement, as described in the accompanying Proxy Statement/Prospectus (with cash paid in lieu of fractional shares). Immediately following the Parent Merger and upon the receipt of the required regulatory approvals, The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens ("CBC"), will purchase and assume all of the assets and liabilities associated with the general banking business (excluding the assets and liabilities of the trust business) of Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC ("CNBN"), and the bank charter of CNBN will be converted to a trust charter (collectively, the "Subsidiary Combination"). The new trust company will be a wholly-owned subsidiary of First Citizens and its products and services will be available to all customers of First Citizens' banking affiliates.

         Consummation of the Parent Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of ICBC and First Citizens and the approval of the Parent Merger by various regulatory agencies.

         THE ICBC BOARD OF DIRECTORS HAS CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE ICBC SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. ICBC's financial advisor, Young & Associates, Inc., has rendered an opinion dated as of the date hereof to the ICBC Board of Directors to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the consideration to be received by the shareholders of ICBC in the Parent Merger is fair, from a financial point of view, to the shareholders of ICBC.

         If the accompanying Proxy Card is executed properly and returned to ICBC in time to be voted at the ICBC Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR approval of the Proposal. The presence of a shareholder at the ICBC Special Meeting will not automatically revoke such shareholder's proxy. An ICBC shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to ______________, _________, Independent Community Banc Corp., 16 Executive Drive, Norwalk, Ohio 44857 or by attending the ICBC Special Meeting and advising the ____________ of the shareholder's intent to vote the shares.

         Approval of the Proposal requires the affirmative vote of the holders of two-thirds of the outstanding common shares of ICBC. Accordingly, it is very important that your shares be represented at the ICBC Special Meeting. I urge you to vote FOR the Proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the ICBC Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                        Very truly yours,



                                        James D. Heckelman
                                        Chairman


                             YOUR VOTE IS IMPORTANT

        WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN
         THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                            THE ICBC SPECIAL MEETING.

                        INDEPENDENT COMMUNITY BANC CORP.
                               16 EXECUTIVE DRIVE
                               NORWALK, OHIO 44857

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Independent Community Banc Corp.:

         A special meeting (including any adjournments or reschedulings thereof, the "ICBC Special Meeting") of shareholders of Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio ("ICBC"), will be held on ___________, 2002, at _:00 _.m., at 16 Executive Drive, Norwalk, Ohio. A Proxy Card and Proxy Statement/Prospectus for the ICBC Special Meeting are enclosed.

         The ICBC Special Meeting will be held for the purpose of considering and voting upon the following:

         1. A proposal (the "Proposal") to adopt the Agreement and Plan of Merger dated as of November 1, 2001 by and between ICBC and First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio ("First Citizens") (the "Merger Agreement"), and to approve the transactions contemplated thereby, including the merger (the "Parent Merger") of ICBC with and into First Citizens. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

         2. Such other business incident to the conduct of the ICBC Special Meeting as may properly come before the ICBC Special Meeting and any adjournment of the ICBC Special Meeting, including adjournment of the ICBC Special Meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the Proposal.

         THE ICBC BOARD OF DIRECTORS HAS CONCLUDED THAT THE PARENT MERGER IS IN THE BEST INTERESTS OF THE ICBC SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

         The Board of Directors of ICBC has fixed the close of business on _________________, 200_ as the record date for determination of the shareholders of ICBC entitled to notice of and to vote at the ICBC Special Meeting.

         It is very important that your shares be represented at the ICBC Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of ICBC and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.


                                        By Order of the Board of Directors


                                        James D. Heckelman
                                        Chairman

_____________, 2002

PROXY STATEMENT/PROSPECTUS OF                       PROXY STATEMENT OF
FIRST CITIZENS BANC CORP                          INDEPENDENT COMMUNITY
                                                        BANC CORP.

                            FIRST CITIZENS BANC CORP
                                       and
                        INDEPENDENT COMMUNITY BANC CORP.

                        SPECIAL MEETINGS OF SHAREHOLDERS

                  First Citizens Banc Corp -- January __, 2002

              Independent Community Banc Corp. -- January __, 2002

         This Proxy Statement/Prospectus is being furnished to shareholders of record on ______________, 200_ of First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio ("First Citizens"), and shareholders of record on ______________, 200_ of Independent Community Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio ("ICBC"), in connection with the solicitation of proxies by First Citizens and ICBC for use at the special meetings of their respective shareholders (the "Special Meetings"). The Special Meeting of First Citizens shareholders (the "First Citizens Special Meeting") is to be held at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870 on ___________, 2002, at _:00 _.m., local time, and at any adjournment or adjournments thereof; and the Special Meeting of ICBC shareholders (the "ICBC Special Meeting") is to be held at 16 Executive Drive, Norwalk, Ohio, 44857 on ___________, 2002, at _:00 _.m., local time, and at any adjournment or adjournments thereof.

         At each of the Special Meetings, the respective shareholders of First Citizens and ICBC will be asked to adopt an Agreement and Plan of Merger dated as of November 1, 2001 by and between First Citizens and ICBC (the "Merger Agreement"), and to approve the transactions contemplated thereby, including the merger (the "Parent Merger") of ICBC with and into First Citizens. Immediately following the Parent Merger and upon the receipt of the required regulatory approvals, The Citizens Banking Company, a wholly-owned banking subsidiary of First Citizens ("CBC"), will purchase and assume all of the assets and liabilities associated with the general banking business (excluding the assets and liabilities of the trust business) of Citizens National Bank of Norwalk, a wholly-owned banking subsidiary of ICBC ("CNBN"), and the bank charter of CNBN will be converted to a trust charter (collectively, the "Subsidiary Combination"). The new trust company will be a wholly-owned subsidiary of First Citizens and its products and services will be available to all customers of First Citizens' banking affiliates. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

         Upon consummation of the Parent Merger, each outstanding common share, without par value, of ICBC (the "ICBC Common Shares"), other than shares held by shareholders who exercise their rights as dissenting shareholders, treasury shares, and shares held by First Citizens, will be converted into the right to receive 1.7 common shares, without par value, of First Citizens (the "First Citizens Common Shares"), upon the terms and subject to the conditions set forth in the Merger Agreement (the "Exchange Ratio"). Dissenters' rights are described in the sections entitled "PROPOSED MERGER--Rights of Dissenting First Citizens Shareholders" and "PROPOSED MERGER--Rights of Dissenting ICBC Shareholders." For a more detailed description of the Merger Agreement, the Exchange Ratio and the terms of the Parent Merger, see "PROPOSED MERGER." On

____________, 2001, the closing price of First Citizens Common Shares on the Nasdaq SmallCap Market was $_______, and the market value of 1.7 First Citizens Common Shares was $________.

         The shares of First Citizens and ICBC represented by proxy will be voted at the respective Special Meetings of First Citizens and ICBC as specified by their respective shareholders. In each case, executed but unmarked proxies will be voted FOR approval of the Parent Merger.

         This Proxy Statement/Prospectus constitutes the Proxy Statement of ICBC and the Proxy Statement/Prospectus of First Citizens covering the First Citizens Common Shares to be issued pursuant to the Parent Merger.

         This Proxy Statement/Prospectus and the accompanying Proxy Card (relating to the First Citizens Special Meeting or the ICBC Special Meeting, as the case may be) are first being mailed to First Citizens shareholders on or about ___________, 2002, and to ICBC shareholders on or about ______________, 2002.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
            OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
                ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                    CORPORATION, THE BANK INSURANCE FUND, THE
                      SAVINGS ASSOCIATION INSURANCE FUND OR
                         ANY OTHER GOVERNMENTAL AGENCY.

 THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PARENT MERGER HAVE NOT BEEN
        APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY
               STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THE INFORMATION CONTAINED IN
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is _____________, 2002.

                              AVAILABLE INFORMATION
                              ---------------------

         First Citizens is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. Reports, proxy statements and other information filed by First Citizens can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet Web site that contains reports, proxy statements and other information filed by First Citizens. The Commission's Internet address is http://www.sec.gov. In addition, First Citizens maintains an Internet Web site containing certain information filed with the Commission. First Citizens' Internet address is http://www.fcza.com. First Citizens Common Shares are listed on the Nasdaq SmallCap Market and reports, proxy statements and other information concerning First Citizens are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

         First Citizens has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the First Citizens Common Shares to be issued in connection with the Parent Merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of First Citizens; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's Public Reference Room and at the Commission's Regional Office, at the addresses listed above.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FIRST CITIZENS THAT IS NOT INCLUDED IN OR DELIVERED WITH THE PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM DONNA J. DALFERRO, SECRETARY, FIRST CITIZENS BANC CORP, 100 EAST WATER STREET, SANDUSKY, OHIO 44870, (419) 625-4121. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [INSERT DATES WHICH ARE 5 BUSINESS DAYS PRIOR TO ICBC'S OR FIRST CITIZENS' MEETINGS].

         No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by First Citizens made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

         All information concerning First Citizens contained in this Proxy Statement/Prospectus has been furnished by First Citizens and all information concerning ICBC has been furnished by ICBC.

                           INCORPORATION BY REFERENCE
                           --------------------------

         The following documents filed with the Commission under the 1934 Act by First Citizens are incorporated by reference into this Proxy Statement/Prospectus: (a) First Citizens' annual report on Form 10-K for the year ended December 31, 2000, (b) First Citizens' quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and
(c) First Citizens' current report on Form 8-K dated November 1, 2001. First Citizens' annual report on Form 10-K for the year ended December 31, 2000 is attached hereto as Appendix E, and First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001 is attached hereto as Appendix F.

         All documents filed by First Citizens under Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the date of the ICBC Special Meeting or the First Citizens Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The information relating to First Citizens contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF FIRST CITIZENS FOLLOWING THE CONSUMMATION OF THE PARENT MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PARENT MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE PARENT MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF FIRST CITIZENS AND ICBC ARE GREATER THAN EXPECTED; (5) CHANGES OCCUR IN THE INTEREST RATE ENVIRONMENT WHICH MAY REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH FIRST CITIZENS AND ICBC WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF FIRST CITIZENS AFTER THE PARENT MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                        INDEPENDENT COMMUNITY BANC CORP.
                            FIRST CITIZENS BANC CORP
                           PROXY STATEMENT/PROSPECTUS

                                TABLE OF CONTENTS
                                -----------------


                                                                                                       PAGE

AVAILABLE INFORMATION..................................................................................  i

INCORPORATION BY REFERENCE............................................................................. ii




SUMMARY................................................................................................  1

RISK FACTORS...........................................................................................  9

PRO FORMA SELECTED FINANCIAL INFORMATION............................................................... 12

COMPARATIVE PER SHARE DATA............................................................................. 13

COMPARATIVE MARKET VALUE DATA.......................................................................... 15

INFORMATION CONCERNING THE FIRST CITIZENS SPECIAL MEETING.............................................. 16
     General........................................................................................... 16
     Solicitation, Voting and Revocability of Proxies.................................................. 16

INFORMATION CONCERNING THE ICBC SPECIAL MEETING........................................................ 17
     General........................................................................................... 17
     Solicitation, Voting and Revocability of Proxies.................................................. 18

PROPOSED MERGER........................................................................................ 19
     First Citizens Background and Reasons for the Merger.............................................. 19
     Recommendation of the First Citizens Board of Directors........................................... 21
     ICBC Background and Reasons for the Merger........................................................ 21
     Recommendation of the ICBC Board of Directors..................................................... 24
     Description of the Merger......................................................................... 24
     Exchange of ICBC Common Shares.................................................................... 24
     Fairness Opinion of Keefe, Bruyette, & Woods, Inc................................................. 25
     Fairness Opinion of Young & Associates, Inc....................................................... 28
     Effective Time of the Merger...................................................................... 33
     Payment of Cash in Lieu of Fractional Shares...................................................... 33
     Surrender of Certificates......................................................................... 34
     Interest of Management in the Merger.............................................................. 34
     Rights of Dissenting First Citizens Shareholders.................................................. 35
     Rights of Dissenting ICBC Shareholders............................................................ 36
     Federal Income Tax Consequences of the Merger..................................................... 36
     Regulatory Approvals.............................................................................. 37
     Business Pending the Merger....................................................................... 37
     Other Provisions of the Merger Agreement.......................................................... 39


          Representations and Warranties............................................................... 39
          Conditions to the Merger..................................................................... 39
          Amendments; Waiver; and Termination.......................................................... 40
     Expenses of the Merger............................................................................ 41
     Operations of ICBC After the Merger............................................................... 41
     Accounting Treatment.............................................................................. 42
     Resale of First Citizens Common Shares............................................................ 42

DESCRIPTION OF FIRST CITIZENS COMMON SHARES............................................................ 42
     General........................................................................................... 42
     Provisions Relating to Business Combinations...................................................... 43
          Business Combinations........................................................................ 43
          Board Considerations......................................................................... 43
          Shareholder Approval......................................................................... 43

COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS................................................................ 44
     Authorized and Outstanding Shares................................................................. 44
     Notice of Shareholder Meetings.................................................................... 44
     Quorum............................................................................................ 44
     Voting............................................................................................ 45
     Nomination of Directors........................................................................... 45
     Number of Directors............................................................................... 45
     Preemptive Rights................................................................................. 45

PRO FORMA FINANCIAL INFORMATION........................................................................ 46

INFORMATION WITH RESPECT TO FIRST CITIZENS............................................................. 52
     Business.......................................................................................... 52
     Selected Financial Information.................................................................... 52
     Management's Discussion and Analysis of Financial Condition
      And Results of Operations for the Quarter and Nine Months Ended September 30, 2001............... 52
     Quantitative and Qualitative Disclosures About Market Risk........................................ 53
     Certain Statistical Information With Respect to First Citizens.................................... 53
     Management........................................................................................ 53
     Security Ownership of Management.................................................................. 55
     Market Price of First Citizens Common Shares...................................................... 58
     Information Incorporated by Reference............................................................. 58

INFORMATION WITH RESPECT TO ICBC....................................................................... 58
    Business........................................................................................... 58
    Regulation......................................................................................... 70
    Market Price and Dividends on ICBC Common Shares................................................... 74
    Selected Financial Information..................................................................... 74
    ICBC Management's Discussion and Analysis of Financial Condition And Results
      of Operations.................................................................................... 76
          Forward Looking Statements................................................................... 76
          Management's Discussion and Analysis of Financial Condition And Results of Operation
          as of September 30, 2001 and December 31, 2000 and for the Nine Months Ended
          September 30, 2001 and 2000.................................................................. 76
               Financial Condition..................................................................... 76
               Results of Operations................................................................... 77
               Net Interest Income..................................................................... 77
               ICBC Average Balances, Interest and Average Yields/Cost................................. 79
               Provision and Allowance for Loan Losses................................................. 80


               Noninterest Income.....................................................................  81
               Noninterest Expense....................................................................  81
               Income Tax Expense...................................................................... 81
               Capital Resources....................................................................... 82
               Effects of Inflation.................................................................... 82
          Management's Discussion and Analysis of Financial Condition And Results of Operation
          as of December 31, 2000 and December 31, 1999 and for the Years Ended
          December 31, 2000 and 1999................................................................... 82
               Financial Condition..................................................................... 82
               Results of Operations................................................................... 83
               Net Interest Income..................................................................... 83
               ICBC Average Balances, Interest and Average Yields/Cost................................. 85
               Provision and Allowance for Loan Losses................................................. 86
               Noninterest Income...................................................................... 87
               Noninterest Expense..................................................................... 87
               Income Tax Expense...................................................................... 87
               Liquidity Management.................................................................... 88
               Capital Resources....................................................................... 88
               Effects of Inflation.................................................................... 88
          Management................................................................................... 89
          Security Ownership of Management and Certain Beneficial Owners............................... 90

EXPERTS................................................................................................ 92

TAX OPINION............................................................................................ 92

INDEMNIFICATION........................................................................................ 92

INDEX TO FINANCIAL INFORMATION......................................................................... 93

APPENDICES:

     A.   Agreement and Plan of Merger dated November 1, 2001
     B. Dissenters' Rights Under Sections 1701.84 and 1701.85 of the Ohio Revised Code
     C. Fairness Opinion of Keefe, Bruyette & Woods, Inc. dated as of November 1, 2001
     D. Fairness Opinion of Young & Associates, Inc. dated as of _____________, 2001
     E. First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000
     F. First Citizens' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

                                     SUMMARY
                                     -------

         This summary is necessarily general and abbreviated and has been prepared to assist the respective shareholders of First Citizens and ICBC in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices hereto, which the respective shareholders of First Citizens and ICBC are urged to read carefully.

THE PARTIES

First Citizens Banc Corp                   First Citizens is a bank holding
                                    company organized and existing under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has three wholly-owned banking subsidiaries: The Citizens Banking Company, a commercial bank organized and existing under the laws of the State of Ohio ("CBC"); The Castalia Banking Company, a commercial bank organized and existing under the laws of the State of Ohio ("Castalia"); and The Farmers State Bank, a commercial bank organized and existing under the laws of the State of Ohio. In addition, First Citizens has five wholly-owned nonbank subsidiaries which provide services related to its primary business: SCC Resources, Inc., a data processing services company; R.A. Reynolds Appraisal Services, Inc., a real estate appraisal services company; Mr. Money Finance Company, a consumer-lending company; First Citizens Title Insurance Agency, Inc., a mortgage services company; and First Citizens Insurance Agency, Inc., an insurance agency. As of September 30, 2001 and December 31, 2000, First Citizens had total consolidated assets of approximately $504.2 million and $489.3 million and total shareholders' equity of approximately $51.1 million and $47.9 million, respectively.

                                           First Citizens' primary business is
                                    incidental to its three operating bank
                                    subsidiaries, CBC, Castalia and Farmers.
                                    Located in Erie, Crawford, Huron, Union,
                                    Marion, Richland and Ottawa Counties, Ohio,
                                    CBC, Castalia and Farmers conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens Common Shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." For the nine months ended September 30, 2001, First Citizens' annualized return on average assets and return on average equity was 1.03% and 10.37%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio 44870. The telephone number of First Citizens' executive offices is (419) 625-4121.

Independent Community
    Banc Corp.                             ICBC is a bank holding-company
                                    organized and existing under the laws of the State of Ohio with its principal office located in Norwalk, Ohio. ICBC owns all of the outstanding shares of Citizens National Bank of Norwalk ("CNBN"), Norwalk, Ohio, a national bank formed in 1865. CNBN provides a full range of banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, real estate, consumer and agricultural loans; trust products and services; and safe deposit boxes. As of September 30, 2001 and December 31, 2000, ICBC had total assets of approximately $139.8 million and $136.6 million and total shareholders' equity of approximately $12.1 million and $11.0 million, respectively. ICBC's principal executive offices are located at 16 Executive Drive, Norwalk, Ohio 44857. The telephone number of ICBC's executive offices is (419) 744-3100.


INFORMATION CONCERNING THE
FIRST CITIZENS SPECIAL MEETING

General The First Citizens Special Meeting will be held at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870 on ____________, 2002 at _:00 _.m., local time.

                                           The purpose of the First Citizens
                                    Special Meeting is to consider and vote upon adoption of the Merger Agreement and approval of the transactions contemplated thereby, as hereinafter described, including the Parent Merger, on the terms described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy
                                    Statement/Prospectus by reference.

Solicitation and Voting
of Proxies                                 All shareholders of record of First
                                    Citizens on ______________, 200_ (the "First
                                    Citizens Record Date") will be entitled to vote at the First Citizens Special Meeting. The affirmative vote, in person or by proxy, of the holders of not less than a majority of the issued and outstanding First Citizens Common Shares is required for adoption of the Merger Agreement and approval of the Parent Merger.

                                           The directors and executive officers
                                    of First Citizens and their affiliates own, as of the First Citizens Record Date, _______ First Citizens Common Shares (approximately _____% of the total number of outstanding First Citizens Common Shares at such date), and have indicated an intention to vote for adoption of the Merger Agreement and approval of the Parent Merger.

INFORMATION CONCERNING THE
ICBC SPECIAL MEETING

General The ICBC Special Meeting will be held at 16 Executive Drive, Norwalk, Ohio on _________ __, 2002 at ___:00 __.m., local time.

                                           The purpose of the ICBC Special
                                    Meeting is to consider and vote upon
                                    adoption of the Merger Agreement and
                                    approval of the transactions contemplated thereby, as hereinafter described, including the Parent Merger, on the terms described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy
                                    Statement/Prospectus by reference.

Solicitation and Voting
of Proxies                                 All shareholders of record of ICBC
                                    on _____________, 200__ (the "ICBC Record
                                    Date") will be entitled to vote at the ICBC
                                    Special Meeting. The affirmative vote, in person or by proxy, of the holders of not less than two-thirds of the issued and outstanding ICBC Common Shares is required for adoption of the Merger Agreement and approval of the Parent Merger.

                                           Certain directors and executive
                                    officers of ICBC and their affiliates own, as of the ICBC Record Date, __________ ICBC Common Shares (approximately ___% of the total number of outstanding ICBC Common Shares at such date) and have agreed to vote such shares in favor of adoption of the Merger Agreement and approval of the Parent Merger pursuant to the Voting Agreements with First Citizens, dated November 1, 2001.

RISK FACTORS                               There are several risks associated
                                    with an investment in First Citizens Common
                                    Shares by virtue of the adoption of the
                                    Merger Agreement, including a fluctuation in the market value of the First Citizens Common Shares to be issued in the Parent Merger and the potential that First Citizens may not realize all of the anticipated benefits of the Parent Merger. See "RISK FACTORS."

PROPOSED MERGER

Exchange of ICBC
Common Shares                              Upon consummation of the Parent
                                    Merger, each ICBC shareholder who does not exercise his or her right to become a dissenting shareholder will have the right to receive 1.7 First Citizens Common Shares for each ICBC Common Share exchanged therefor, plus cash in lieu of fractional shares (the "Merger Consideration").

                                           For a complete description of the
                                    consideration to be received by ICBC
                                    shareholders, see "PROPOSED MERGER--Exchange of ICBC Common Shares."

Background and Reasons
for the Merger                             First Citizens. First Citizens'
                                    Board of Directors has concluded that the Parent Merger is fair to and in the best interests of the First Citizens shareholders because, among other things, (i) the Parent Merger will facilitate the natural and logical expansion of First Citizens' business into six contiguous counties of Erie, Ottawa, Huron, Crawford, Marion, and Union, (ii) First Citizens' philosophies toward community banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with ICBC's management philosophies and its long-standing reputation of customer service and community involvement, (iii) ICBC's current products and services are similar to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries, and, in addition, ICBC offers trust services which will become available to all First Citizens customers,
                                    (iv) each of First Citizens and ICBC will have the opportunity to expand their commercial loan portfolios, (v) First Citizens believes it will be able to increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage and other traditional banking products, which are not currently offered to ICBC customers, (vi) the Parent Merger will potentially improve the trading market for and increase the liquidity of First Citizens Common Shares due to the additional issuance of First Citizens Common Shares, and (vii) First Citizens believes that the transaction will be accretive to the earnings of First Citizens. First Citizens' Board of Directors did not assign any particular weight to each of the factors considered. See "PROPOSED MERGER -- First Citizens Background and Reasons for the Merger."

                                           ICBC. ICBC's Board of Directors has
                                    concluded that the Parent Merger is fair to and in the best interests of ICBC and its shareholders. See "PROPOSED MERGER -- ICBC Background and Reasons for the Merger."

Fairness Opinions                          First Citizens. Keefe, Bruyette, &
                                    Woods, Inc. ("Keefe, Bruyette & Woods") has rendered an opinion to First Citizens' Board of Directors that, as of November 1, 2001, the consideration to be paid by First Citizens in the Parent Merger is fair, from a financial point of view, to the shareholders of First Citizens. For additional information, see "PROPOSED MERGER-- Fairness Opinion of Keefe, Bruyette & Woods." The opinion of Keefe, Bruyette & Woods is attached as Appendix C to this Proxy Statement/Prospectus. First Citizens shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.

                                           ICBC. Young & Associates, Inc.
                                    ("Young & Associates") has rendered a
                                    written opinion to ICBC's Board of Directors as of _________________, to the effect that the consideration to be received by the shareholders of ICBC in the Parent Merger is fair, from a financial point of view, to the shareholders of ICBC. For additional information, see "PROPOSED MERGER -- Fairness Opinion of Young & Associates." The opinion of Young & Associates is attached as Appendix D to this Proxy Statement/ Prospectus. ICBC shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.

Interest of Management
in the Merger                              At the Effective Time of the Parent
                                    Merger, First Citizens will take such
                                    actions as are necessary to increase the number of directors comprising the First Citizens Board by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. At the Effective Time of the Subsidiary Combination, First Citizens will also take such actions as are necessary to increase the number of directors comprising the Board of Directors of CBC by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens.

                                           First Citizens will indemnify each
                                    person who served as a director or officer of ICBC, on or before the Effective Time to the fullest extent permitted pursuant to the ICBC Articles of Incorporation and the ICBC Code of Regulations, the Articles of Association and Bylaws of CNBN, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three year period after the Effective Time, by reason of the fact that such person was a director or officer of ICBC or CNBN, as the case may be. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the Effective Date to reimburse the present and former officers and directors of ICBC or any of its subsidiaries (determined at the Effective
                                    Time) with respect to claims against them arising from facts or events which occurred before the Effective Time. In addition, two executives of ICBC have entered into retention bonus and/or change in control agreements with ICBC. See "PROPOSED MERGER -- Interest of Management in the Merger."

Recommendations of the
Boards of Directors                        First Citizens. The First Citizens
                                    Board of Directors has unanimously approved the Merger Agreement and believes that the Parent Merger is fair to and in the best interests of the First Citizens shareholders. The First Citizens Board of Directors unanimously recommends that the First Citizens shareholders adopt the Merger Agreement and approve the Parent Merger. (See "PROPOSED MERGER--Recommendation of the First Citizens Board of Directors."

                                           ICBC. The ICBC Board of Directors
                                    has approved the Merger Agreement and
                                    believes that the Parent Merger is fair
                                    to and in the best interests of the ICBC shareholders. The ICBC Board of Directors recommends that ICBC's shareholders adopt the Merger Agreement and approve the Parent Merger. See "PROPOSED MERGER
                                    --Recommendation of the ICBC Board of
                                    Directors."

Dissenters' Rights                         Holders of ICBC Common Shares and
                                    First Citizens Common Shares may exercise their right to become dissenting shareholders to the extent, and in strict compliance with the procedure, specified in Sections 1701.84 and 1701.85 of the Ohio Revised Code. HOLDERS OF ICBC COMMON SHARES OR FIRST CITIZENS COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT ICBC'S SPECIAL MEETING OR FIRST CITIZENS' SPECIAL MEETING, AS THE CASE MAY BE, AND MUST SEND WRITTEN DEMANDS FOR PAYMENT FOR THEIR ICBC COMMON SHARES OR FIRST CITIZENS COMMON SHARES WITHIN TEN DAYS AFTER THE ICBC SPECIAL MEETING OR THE FIRST CITIZENS' SPECIAL MEETING. See "PROPOSED MERGER --Rights of Dissenting Shareholders" and the text of Sections 1701.84 and 1701.85 of the Ohio Revised Code attached to this Proxy Statement/ Prospectus as Appendix B.

Regulatory Approvals                       First Citizens has filed the
                                    applications necessary to obtain the
                                    approval for the Parent Merger from the
                                    Federal Reserve Board and to obtain the
                                    approval of the Subsidiary Combination from the Ohio Division of Financial Institutions (the "ODFI") and the Office of the Comptroller of the Currency. The Parent Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Parent Merger on antitrust grounds. Neither First Citizens nor ICBC has any reason to believe the Parent Merger will be challenged on antitrust grounds. [UPDATE AS NEEDED]

Federal Income Tax
Consequences of the
Merger                                     It is intended that the Parent
                                    Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, accordingly, for federal income tax purposes no gain or loss will be recognized by ICBC or First Citizens as a result of the Parent Merger. The obligation of ICBC and First Citizens to consummate the Parent Merger is conditioned on the receipt by ICBC of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the Parent Merger, substantially to the effect that (i) the Parent Merger will constitute a tax free reorganization and (ii) no gain or loss will be recognized by the ICBC shareholders upon the receipt solely of First Citizens Common Shares in exchange for ICBC Common Shares, except with respect to any cash received in lieu of a fractional share interest in First Citizens Common Shares. ICBC shareholders who exercise dissenters' rights and receive cash for their ICBC Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders recognizing income for federal income tax purposes.

                                           All ICBC shareholders should read
                                    carefully the description under "PROPOSED
                                    MERGER--Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.

Conditions; Termination                    Completion of the Parent Merger is
                                    contingent upon adoption of the Merger
                                    Agreement by the respective shareholders of ICBC and First Citizens and certain regulatory authorities and upon the satisfaction or waiver of certain other conditions described in this Proxy Statement/Prospectus. The Merger Agreement may be terminated and the Parent Merger abandoned by (i) mutual agreement of First Citizens and ICBC, (ii) by First Citizens or ICBC in the event of a breach of the Merger Agreement by the other party, (iii) by First Citizens or ICBC in the event the Parent Merger is not consummated by April 30, 2002,
                                    (iv) by First Citizens or ICBC if the
                                    approval of any governmental authority
                                    required for consummation of the Parent
                                    Merger shall have been denied or the First
                                    Citizens or ICBC shareholders fail to adopt the Merger Agreement and (v) by ICBC, if ICBC executes an agreement in connection with, or closes, a business combination with a party other than First Citizens in accordance with the terms of the Merger Agreement.

                                           In addition, if the market price of
                                    First Citizens Common Shares falls below
                                    $19.50 per share during a measuring period prior to the closing, First Citizens will have the right to increase the per share Merger Consideration to a value equal to $19.50. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the Merger Agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right. If the market price of First Citizens Common Shares falls below $19.50, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the Merger Agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the Merger Agreement and proceed with the Parent Merger even if the market price of First Citizens Common Shares falls below $19.50.

                                           Because the number of First
                                    Citizens Commons Shares an ICBC shareholder will receive in the Parent Merger is fixed and the market price of First Citizens Common Shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens Commons Shares they will receive in the Parent Merger. ICBC shareholders should obtain current price quotations for the First Citizens Commons Shares before casting their votes regarding the Parent Merger. ICBC shareholders may obtain current stock quotations for First Citizens Common Shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

                                           See "PROPOSED MERGER--Other
                                    Provisions of the Merger Agreement."

Management after the
Merger                                     Upon completion of the Parent
                                    Merger, ICBC will be merged with and into First Citizens, with First Citizens as the surviving corporation. At the Effective Time, the number of directors comprising the First Citizens Board of Directors will be increased by (2) members, and the Board of Directors of First Citizens shall consist of all of the persons who were directors of First Citizens immediately prior to the Effective Time, plus two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. See "PROPOSED MERGER--Operations of ICBC After the Merger."

COMPARATIVE RIGHTS OF
ICBC SHAREHOLDERS                          The rights of First Citizens
                                    shareholders and ICBC shareholders, while similar in many respects, also differ in some respects. For a description of the relative rights of the First Citizens shareholders and ICBC shareholders, see "COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS." First Citizens' Articles of Incorporation include provisions governing certain business combinations involving First Citizens. For a description of this provision, see "DESCRIPTION OF FIRST CITIZENS COMMON SHARES--Provisions Relating to Business Combinations."

                                  RISK FACTORS
                                  ------------

         In considering whether to adopt the Merger Agreement or to approve the Parent Merger, the shareholders of ICBC should consider, in addition to the other information contained in this document, the following matters.

Fluctuation in the market price of First Citizens Common Shares will affect the value of the Merger Consideration received in the Parent Merger.

         If the Parent Merger closes, each outstanding ICBC Common Share will be cancelled on the day of the closing in exchange for 1.7 First Citizens Common Shares.

         The value of the total consideration which ICBC shareholders will receive on the day of the closing in exchange for each ICBC Common Share will depend on the market value of First Citizens Common Shares on the Nasdaq SmallCap Market on the day of the closing. On ________________, the last trading day before the announcement of the execution of the Merger Agreement, and on __________, the last trading day before the mailing of this Proxy Statement/Prospectus, the closing price of First Citizens Common Shares on the Nasdaq SmallCap Market was $______ and $_______, respectively.

         On the day the Parent Merger closes, the market price of First Citizens Common Shares may be higher or lower than the market price on the date the Merger Agreement was signed, on the date this document was mailed to ICBC shareholders or on the date of the ICBC Special Meeting. Therefore, an ICBC shareholder cannot be assured of receiving any specific market value of First Citizens Common Shares on the date of the closing of the Parent Merger. ICBC shareholders should determine the market price of First Citizens Common Shares on the Nasdaq SmallCap Market prior to making a voting decision regarding the Parent Merger. However, ICBC will have the right to terminate the Merger Agreement and abandon the Parent Merger before the closing if the average closing price per share of First Citizens Common Shares for the twenty trading days ending five trading days before the closing falls below $19.50. ICBC shareholders should refer to "PROPOSED MERGER--Other Provisions of the Merger Agreement" for more information about the value of the consideration an ICBC shareholder will receive in the Parent Merger.

         Although the ICBC Board of Directors has the power to terminate the Merger Agreement and abandon the Parent Merger if the average closing price of First Citizens Common Shares for the twenty trading days ending five trading days before the closing falls below $19.50, there is no assurance that the ICBC Board of Directors will exercise such power by terminating the Merger Agreement. If the average closing price falls below $19.50, the ICBC Board of Directors will evaluate the circumstances existing at the time and, in the exercise of the directors' fiduciary duties, determine whether a termination is in the best interest of ICBC shareholders.

First Citizens may not be able to manage its growth successfully by integrating the operations of ICBC and CNBN.

         The earnings, financial condition and prospects of First Citizens after the Parent Merger will depend in part on First Citizens' ability to integrate successfully the operations of ICBC and CNBN and to continue to implement its own business plan. Among the issues which First Citizens could face are:

         - unexpected problems with risks, operations, personnel, technology or credit;
         -        loss of customers and employees of ICBC and/or CNBN;
         - difficulty in working with ICBC's and/or CNBN's employees and customers;

         - the assimilation of new operations, sites and personnel could divert resources from regular banking operations; and
         - institution and maintenance of uniform standards, controls, procedures and policies.

         Furthermore, although First Citizens' Board of Directors anticipates that there will be cost savings as a result of the Parent Merger, First Citizens may be unable to fully realize some of the potential cost savings expected. Finally, some of the cost savings initially realized by First Citizens may be offset by initial losses in revenues or other charges to earnings.

Changing economic conditions and the geographic concentration of First Citizens' markets may unfavorably impact First Citizens.

         The operations of First Citizens and ICBC are concentrated in seven counties in North Central Ohio. As a result of this geographic concentration in contiguous markets, First Citizens' and ICBC's results depend largely upon economic conditions in these market areas. A deterioration in economic conditions in one or more of these markets could result in one or more of the following:

         -        an increase in loan delinquencies;
         -        an increase in problem assets and foreclosures;
         - a decrease in the demand for First Citizens' products and services; and
         - a decrease in the value of collateral for loans, especially real estate, in turn reducing customers' borrowing power, the value of assets associated with problem loans and collateral coverage.

First Citizens may be unable to manage interest rate risks, which could reduce its net interest income.

         First Citizens' results of operations are affected principally by net interest income, which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. First Citizens cannot predict or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect interest income and interest expense. First Citizens has ongoing policies and procedures designed to manage the risks from changes in market interest rates. However, changes in interest rates can still have a material adverse effect on First Citizens' profitability.

         In addition, certain assets and liabilities may react in different degrees to changes in market interest rates. For example, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while interest rates on other types may lag behind. Some of First Citizens' assets, such as adjustable rate mortgages, have features that restrict changes in their interest rates, including rate caps.

         Interest rates are highly sensitive to many factors that are beyond First Citizens' control. Some of these factors include:

         -        inflation;
         -        recession;
         -        unemployment;
         -        money supply;
         -        international disorders; and
         -        instability in domestic and foreign financial markets.

Changes in interest rates may affect the level of voluntary prepayments on First Citizens' loans and may also affect the timing and level of financing or refinancing by customers. Although First Citizens pursues an asset-liability management strategy designed to control its risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on its profitability.

                    PRO FORMA SELECTED FINANCIAL INFORMATION
                    ----------------------------------------

         The table below sets forth selected pro forma combined consolidated financial information for First Citizens and ICBC as of September 30, 2001 and for the nine months ended September 30, 2001 and the year ended December 31, 2000. This information is derived from and should be read in conjunction with the historical financial statements of First Citizens and ICBC that are incorporated by reference or appear elsewhere in this Proxy Statement/Prospectus, and with the pro forma condensed combined consolidated financial statements of First Citizens, which give effect to the Parent Merger and which appear in this Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed combined consolidated financial information has been prepared based on the use of the purchase method of accounting, assuming that 1,063,396 First Citizens Common Shares will be issued and that no ICBC shareholders will dissent. This information will vary if any ICBC shareholders exercise dissenter rights with respect to the Parent Merger. For a discussion of the purchase method of accounting, see "PROPOSED MERGER -- Accounting Treatment" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement."


Pro Forma Condensed Combined Consolidated Balance Sheet

                                                      At September 30, 2001
                                                      (In Thousands)
              Total assets                            $657,705
              Loans                                    439,986
              Deposits                                 543,178
              Borrowings                                33,663
              Total shareholders' equity                75,531


Pro Forma Condensed Combined Consolidated Statement of Income


                             For the nine months           For the year ended
                             ended September 30, 2001      December 31, 2000
                             (In Thousands, except per     (In Thousands, except
                             share data)                   per share data)

Net interest income           $   19,003                    $  23,827
Provision for loan losses            870                        1,180
Non-interest income                4,552                        6,610
Non-interest expense              15,819                       19,531
Net Income                         4,902                        7,009

Earnings per share
              Basic           $     0.95                    $    1.36
              Diluted         $     0.95                    $    1.36

                           COMPARATIVE PER SHARE DATA
                           --------------------------

         The following table sets forth First Citizens' and ICBC's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of First Citizens and ICBC. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Parent Merger been consummated at the beginning of the periods presented. The pro forma data give effect to the Parent Merger and are based on numerous assumptions and estimates. The pro forma data are included as required by the rules of the Commission and are provided for comparative purposes only. The pro forma combined per share data and ICBC equivalent per share data are prepared assuming 1,063,396 First Citizens Common Shares will be issued based on the Exchange Ratio. See "PROPOSED MERGER--Exchange of ICBC Common Shares."

          FIRST CITIZENS BANC CORP AND INDEPENDENT COMMUNITY BANC CORP.
                           COMPARATIVE PER SHARE DATA



                                       At or for the            At or for the
                                      nine months ended           year ended
                                      September 30, 2001      December 31, 2000
Basic earnings per share:
    First Citizens                       $    0.94                 $   1.39
    ICBC                                      1.47                     1.97
    Consolidated pro forma                    0.95                     1.36
    ICBC equivalent pro forma (1)             1.62                     2.31


Diluted earnings per share:
    First Citizens                       $    0.94                 $   1.39
    ICBC                                      1.47                     1.97
    Consolidated pro forma                    0.95                     1.36
    ICBC equivalent pro forma (1)             1.62                     2.31


Cash dividends declared per share:
    First Citizens                       $    0.54                 $   1.15
    ICBC                                      0.22                     0.60
    Consolidated pro forma (2)                0.54                     1.15
    ICBC equivalent pro forma (1)             0.92                     1.96


Book value per share at period end:
    First Citizens                       $   12.51                      N/A
    ICBC                                     19.65                      N/A
    Consolidated pro forma                   14.68                      N/A
    ICBC equivalent pro forma (1)            24.95                      N/A


Tangible book value per share at
  period end:
    First Citizens                       $   12.11                      N/A
    ICBC                                     13.98                      N/A
    Consolidated pro forma                   11.22                      N/A
    ICBC equivalent pro forma (1)            19.07                      N/A


(1) ICBC equivalent pro forma amounts for basic earnings per share, diluted earnings per share, cash dividends, book value per share and tangible book value per share have been computed by multiplying the respective consolidated pro forma amounts by the exchange ratio of 1.7.

(2) Consolidated pro forma cash dividends declared per share represent the historical cash dividends declared by First Citizens and assumes no changes will occur.

                          COMPARATIVE MARKET VALUE DATA
                          -----------------------------

         First Citizens Common Shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." ICBC Common Shares are traded on the over the counter market under the symbol "ICMB." The information presented in the following table reflects the last reported sale price for First Citizens on ______________, the last trading day preceding execution of the Merger Agreement; the sale price for ICBC Common shares in the most recent transaction occurring prior to ___________, of which ICBC's management is aware; and the equivalent per share basis of ICBC. The equivalent per share basis has been calculated by multiplying the last reported sale price on such date by the Exchange Ratio. The market value of the consideration to be received by the ICBC Shareholders will depend on the market value of a share of First Citizens Common Shares at such time. No assurance can be given as to what the market price of First Citizens Common Shares will be if and when the Parent Merger is consummated. See also "INFORMATION WITH RESPECT TO FIRST CITIZENS-- Market Price of First Citizens Common Shares" and "INFORMATION WITH RESPECT TO ICBC--Market Price and Dividends on ICBC Common Shares."

          FIRST CITIZENS BANC CORP AND INDEPENDENT COMMUNITY BANC CORP.
                            COMPARATIVE MARKET VALUE
                               ____________, 2001


                                                                          ICBC
                                                                          EQUIVALENT
                                                                          PER SHARE
                                FIRST CITIZENS          ICBC              BASIS
                                --------------          -------           ----------
Common Shares                   $_____(1)               $_____(2)         $______


(1) Based on the closing price of First Citizens Common Shares on ___________, 2001, as listed on the Nasdaq SmallCap Market.

(2) Based on the last trade of ICBC Common Shares prior to __________, 2001, as reported by the over the counter bulletin board.

            INFORMATION CONCERNING THE FIRST CITIZENS SPECIAL MEETING
            ---------------------------------------------------------

GENERAL

         This Proxy Statement/Prospectus is being furnished to holders of First Citizens Common Shares as part of the solicitation of proxies by the First Citizens Board of Directors for use at the First Citizens Special Meeting to be held on __________, 2002 at _:00 _.m., at The Citizens Banking Company, 100 East Water Street, Sandusky, Ohio 44870, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of First Citizens on or about __________, 2002.

         The purpose of the First Citizens Special Meeting is to consider and vote upon the Proposal to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the Parent Merger, and to consider such other business incident to the conduct of the First Citizens Special Meeting as may properly come before the First Citizens Special Meeting and any adjournment or postponement of the First Citizens Special Meeting, including adjournment of the First Citizens Special Meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the Merger Agreement and to approve the Parent Merger.

         Completion of the Parent Merger is subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED MERGER--Regulatory Approvals" and "PROPOSED MERGER--Other Provisions of the Merger Agreement.")

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         The First Citizens Board of Directors has fixed the close of business on __________, 200_ (the "First Citizens Record Date") as the record date for the determination of the shareholders of First Citizens entitled to notice of and to vote at the First Citizens Special Meeting. Only holders of record of First Citizens Common Shares at the close of business on the First Citizens Record Date will be entitled to vote on each matter properly presented at the First Citizens Special Meeting. On the First Citizens Record Date, __________ First Citizens Common Shares were issued and outstanding. Votes may be cast in person or by proxy, and each First Citizens Common Share entitles its holder to one vote. Pursuant to the First Citizens Code of Regulations and in accordance with the Ohio Revised Code ("ORC"), the presence of the holders of a majority of the First Citizens Common Shares issued and outstanding, in person or by proxy, and entitled to vote at the First Citizens Special Meeting is required for and shall constitute a quorum for the transaction of business at the First Citizens Special Meeting. For such purpose, abstentions and broker non-votes will be counted in establishing the quorum. A majority of the First Citizens Common Shares present at the First Citizens Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the First Citizens Board in its discretion may, adjourn the First Citizens Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the First Citizens Articles of Incorporation and the ORC, the affirmative vote of the holders of at least a majority of the total number of outstanding First Citizens Common Shares entitled to vote at the First Citizens Special Meeting is required to adopt the Merger Agreement and to approve the Parent Merger. An abstention and a broker non-vote would thus have the same effect as a vote against the adoption of the Merger Agreement and the approval of the Parent Merger.

         Only shareholders of record on the First Citizens Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the adoption of the Merger Agreement and the approval of the Parent Merger without specific instructions from such customers.

Given that the First Citizens Articles of Incorporation require the affirmative vote of the holders of a majority of the outstanding First Citizens Common Shares entitled to vote at the First Citizens Special Meeting to adopt the Merger Agreement and approve the Parent Merger, the failure of such customers to provide specific instructions with respect to their First Citizens Common Shares to their broker will have the effect of a vote against the adoption of the Merger Agreement and the approval of the Parent Merger. Failure to return a properly executed proxy card or to vote at the First Citizens Special Meeting will have the same effect as a vote against the adoption of the Merger Agreement and approval of the Parent Merger.

         Proxies in the accompanying form which are properly executed and returned to First Citizens will be voted at the First Citizens Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted FOR the adoption of the Merger Agreement and approval of the Parent Merger. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the First Citizens Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: Donna J. Dalferro, Vice President and Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose First Citizens Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the First Citizens Special Meeting.

         Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of First Citizens who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of First Citizens Common Shares for which they hold of record, and First Citizens will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to the proxy solicitation for the First Citizens Special Meeting will be borne by First Citizens, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be shared by First Citizens and ICBC.

         The directors and executive officers of First Citizens and their affiliates own, as of the First Citizens Record Date, _______ First Citizens Common Shares (approximately _____% of the total number of outstanding shares of First Citizens Common Shares at such date). See "INFORMATION WITH RESPECT TO FIRST CITIZENS--Security Ownership of Management."


                 INFORMATION CONCERNING THE ICBC SPECIAL MEETING
                 -----------------------------------------------

GENERAL

         This Proxy Statement/Prospectus is being furnished to holders of ICBC Common Shares as part of the solicitation of proxies by the ICBC Board of Directors for use at the ICBC Special Meeting to be held on ______________, 2002 at ___:00 __.m., at the ICBC offices, 16 Executive Drive, Norwalk, Ohio, including any adjournments or reschedulings thereof. This Proxy
Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of ICBC on or about ______________, 2002.

         The purpose of the ICBC Special Meeting is to consider and vote upon the Proposal to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the Parent Merger, and to consider such other business incident to the conduct of the ICBC Special Meeting as may properly come before the ICBC Special Meeting and any adjournment or postponement of the ICBC Special Meeting, including adjournment of the ICBC Special Meeting to allow for additional solicitation of additional shareholder votes in order to obtain the required vote to adopt the Merger Agreement and to approve the Parent Merger.

         Completion of the Parent Merger is subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED MERGER--Regulatory Approvals" and "PROPOSED MERGER--Other Provisions of the Merger Agreement.")

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         The ICBC Board has fixed the close of business on _____________, 200__ (the "ICBC Record Date") as the record date for the determination of the shareholders of ICBC entitled to notice of and to vote at the ICBC Special Meeting. Only holders of record of ICBC Common Shares at the close of business on the ICBC Record Date will be entitled to vote on each matter properly presented at the ICBC Special Meeting. On the ICBC Record Date, ____________ ICBC Common Shares were issued and outstanding. Votes may be cast in person or by proxy, and each ICBC Common Share entitles its holder to one vote. Pursuant to the ORC, the shareholders of ICBC present, in person or by proxy, shall constitute a quorum for the transaction of business at the ICBC Special Meeting. A majority of the ICBC Common Shares present at the ICBC Special Meeting, in person or by proxy, may vote to adjourn the ICBC Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the ICBC Articles of Incorporation and the ORC, the affirmative vote of the holders of at least two-thirds of the total number of outstanding ICBC Common Shares entitled to vote at the ICBC Special Meeting is required to adopt the Merger Agreement and to approve the Parent Merger. An abstention and a broker non-vote would thus have the same effect as a vote against the adoption of the Merger Agreement and the approval of the Parent Merger.

         Only shareholders of record on the ICBC Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the adoption of the Merger Agreement and the approval of the Parent Merger without specific instructions from such customers. Given that the ORC requires the affirmative vote of the holders of two-thirds of the outstanding ICBC Common Shares entitled to vote at the ICBC Special Meeting to adopt the Merger Agreement and to approve the Parent Merger, the failure of such customers to provide specific instructions with respect to their ICBC Common Shares to their broker will have the effect of a vote against the adoption of the Merger Agreement and the approval of the Parent Merger. Failure to return a properly executed proxy card or to vote at the ICBC Special Meeting will have the same effect as a vote against the adoption of the Merger Agreement and approval of the Parent Merger.

         Proxies in the accompanying form which are properly executed and returned to ICBC will be voted at the ICBC Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of James D. Heckelman, William F. Boose and John M. Kovesdi, Jr., D.O., on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the adoption of the Merger Agreement and approval of the Parent Merger. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the ICBC Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of ICBC at 16 Executive Drive, Norwalk, Ohio, 44857 Attention:
____________________, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose ICBC Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the ICBC Special Meeting.

         Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of ICBC who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of ICBC Common Shares for which they hold of record, and ICBC will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to the proxy solicitation for the ICBC Special Meeting will be borne by ICBC, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be shared by ICBC and First Citizens.

         Certain directors and executive officers of ICBC and their affiliates beneficially own, as of the ICBC Record Date, ____________ ICBC Common Shares representing approximately ___% of the total number of outstanding shares of ICBC Common Shares at such date and have agreed to vote such shares in favor of adoption of the Merger Agreement and approval of the Parent Merger pursuant to Voting Agreements with First Citizens, dated November 1, 2001. See "INFORMATION WITH RESPECT TO ICBC--Security Ownership of Management and Certain Beneficial Owners."

                                 PROPOSED MERGER
                                 ---------------

         The following description of certain aspects of the Parent Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A attached to and incorporated by reference in this Proxy Statement/Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.

FIRST CITIZENS BACKGROUND AND REASONS FOR THE MERGER

Background of the Merger

         On December 20, 2000, management of First Citizens was approached by a representative of an investment banking firm as to its level of interest in discussing an acquisition of ICBC. The investment banking firm was acting on its own initiative and not on behalf of either ICBC or First Citizens. Management brought the inquiry to the attention of the First Citizens Board. Given ICBC's size and geographic locations (which were within the parameters set by First Citizens in its strategic planning process), the First Citizens Board directed management to obtain additional information about ICBC and a potential transaction and retain and solicit input from an investment banker on the viability of such a transaction.

         During February and March, 2001, First Citizens retained Keefe, Bruyette & Woods as its financial advisor, continued discussions regarding a potential affiliation, and held an informal, introductory meeting with ICBC directors to discuss the philosophies and strategies of their respective financial institutions. Following further internal discussions with its advisors, First Citizens submitted an initial non-binding indication of interest to ICBC on April 16, 2001, proposing a transaction in which ICBC shareholders would be entitled to receive First Citizens Common Shares having a then market value of $32.50 for each ICBC Common Share. On or about June 19, 2001, First Citizens was advised by ICBC that the ICBC Board had determined that it would be engaging in a strategic planning process. In view of this information, First Citizens withdrew its non-binding indication of interest by letter dated June 25, 2001.

         On or about August 2, 2001, management of First Citizens was contacted by Young & Associates, ICBC's financial advisor, as to its continuing interest in an affiliation with ICBC. On or about August 7, 2001, First Citizens received a confidential information memorandum regarding ICBC and details of the process for submitting an indication of interest. On September 5, 2001, the First Citizens Board held a meeting at which its financial advisor, Keefe, Bruyette & Woods, made an initial presentation with respect to a proposed transaction with ICBC. Subsequently, on September 6, 2001, First Citizens forwarded a non-binding indication of interest to ICBC's financial advisor outlining the financial structure and other aspects of a possible business combination with ICBC. On or about September 11, 2001, First Citizens was advised that it could schedule a due diligence investigation of ICBC, and this off-site due diligence was subsequently conducted on October 4-5, 2001. The due diligence process continued, discussions ensued and, on October 10, 2001, First Citizens delivered a final non-binding indication of interest to ICBC and its financial advisor. During the remainder of October, 2001, First Citizens and ICBC and their respective representatives negotiated the terms of the Merger Agreement and related documents. On October 30, 2001, the First Citizens Board approved the Merger Agreement and the transactions contemplated thereby, after receiving an oral opinion of its financial advisor, Keefe, Bruyette & Woods, that the Parent Merger would be fair to First Citizens' shareholders from a financial point of view. On November 1, 2001, First Citizens executed the Merger Agreement and signed the Voting Agreements with each of the directors of ICBC, with the exception of Mr. Dauch. See "Information Concerning the ICBC Special Meeting - Solicitation, Voting and Revocability of Proxies."

Reasons for the Merger

         The First Citizens Board has concluded that the Parent Merger is in the best interests of First Citizens' shareholders. In reaching this determination, the First Citizens Board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including without limitation the following, which include all of the material facts taken into consideration:

         (i) The Parent Merger will facilitate the natural and logical expansion of First Citizens' business into the six contiguous counties of Erie, Ottawa, Huron, Crawford, Marion, and Union.

         (ii) First Citizens' philosophies toward community banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with ICBC's management philosophies and its long-standing reputation of customer service and community involvement.

         (iii) ICBC's current products and services are similar to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries. In addition, ICBC offers trust services which will become available to all First Citizens customers.

         (iv) Each of First Citizens and ICBC will have the opportunity to expand their commercial loan portfolios.

         (v) First Citizens believes it will be able to increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage and other traditional banking products, which are not currently offered to ICBC customers.

         (vi) The Parent Merger will potentially improve the trading market for and increase the liquidity of First Citizens Common Shares due to the additional issuance of First Citizens Common Shares.

         (vii) First Citizens believes that the transaction will be accretive to the earnings of First Citizens.

         The First Citizens Board considered many different factors in its evaluation and did not believe it was practical to, and did not quantify or otherwise assign relative weights to, the individual factors considered in reaching its determination.

RECOMMENDATION OF THE FIRST CITIZENS BOARD OF DIRECTORS

         IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF FIRST CITIZENS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS AND RECOMMENDS THAT FIRST CITIZENS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PARENT MERGER.

ICBC BACKGROUND AND REASONS FOR THE MERGER

         The ICBC Board has historically participated with management in the periodic preparation of strategic plans. The purpose of each strategic plan has been to project the performance of CNBN over a limited future period. The directors have monitored the financial performance of ICBC in comparison to the objectives of the strategic plans and in relation to comparable banks and bank holding companies. As the strategic plans have been discussed and revised from time to time by the ICBC Board, the directors have considered the posture of ICBC as an independent entity, particularly in relation to the ability of CNBN to meet the competition, to serve the Norwalk community and to enhance shareholder value.

         During late December 2000, a representative of an investment banking firm initiated discussion with the management of ICBC about the possibility of a future combination with First Citizens. Management later informed other directors about the discussion. While the ICBC Board did not take any action on the possibility, First Citizens submitted in April 2001 a non-binding indication of interest to ICBC with respect to a possible alliance. The indication generally proposed a combination of the two entities in a transaction in which ICBC shareholders would receive First Citizens common shares equal in value to $32.50 for each share of ICBC. After considering the non-binding proposal in due course, the directors decided to retain counsel and to employ an investment banker to advise the directors on an appropriate course of conduct.

         On June 19, 2001, the directors met with Young & Associates to discuss the strategic plan in comparison to the First Citizens indication of interest and hypothetical proposals from other logical merger partners. Although the directors recognized the attractiveness of the First Citizens proposal in view of the $17.25 per share market price of ICBC, they also were interested in analyzing ICBC's projected performance over the next several years. The then-existing strategic plan was composed in 2000, however, at a time when the economic outlook was substantially different than the economic outlook in June 2001. As a result, the directors agreed that the strategic plan required substantial revision. Accordingly, the ICBC Board charged Young & Associates and management with the responsibility of updating the plan. At such time, ICBC notified First Citizens that the ICBC Board was engaged in the strategic planning process, as a result of which First Citizens withdrew its indication of interest.

         On July 17, 2001, the directors met to review the updated plan. Discussions among the directors and Young & Associates at the meeting focused on an analysis of the following: the projected financial performance of ICBC; the competition for deposits and loans; the market liquidity of the shares of ICBC; the need to develop substantial additional technology in order to remain competitive; the status of the current merger market and the relative pricing thereof; and other limitations and available opportunities. After the consideration of such information, the directors discussed whether the future financial performance projected in the revised strategic plan was acceptable. While none of the directors viewed such projected performance as unacceptable, the directors compared the value of such future performance to ICBC shareholders against the possible value which shareholders could reasonably expect to receive in a hypothetical merger with another bank holding company. Based primarily on such comparison, the directors decided to explore the possibility of combining with another financial institution and to meet on July 26 to discuss possible candidates.

         On July 26, 2001, the ICBC Board met with Young & Associates to identify institutions which might have a strategic interest in a merger or other combination with ICBC. Among the institutions reviewed were all publicly traded Ohio bank holding companies and all out-of-state banks with Ohio offices. Following an extensive discussion of the various companies, the directors identified nine possible bank holding companies. Of such nine, five candidates were placed on a preferred list. The directors agreed that if the five did not have any interest or if the interest did not meet the expectations of the directors, then they would focus on the other four. The ICBC Board authorized the Executive Committee to work with management and Young & Associates to prepare a confidential memorandum on ICBC and to disseminate such information to the five candidates upon the receipt of a confidentiality agreement from each.

         In early September 2001, three of the five candidates submitted preliminary non-binding indications of interest, each of which was subject to a due diligence analysis of the books and records of ICBC. At a meeting on September 10, 2001, Young & Associates reviewed with the directors the pricing and terms of each proposal. The first candidate proposed a part cash, part stock transaction for each share of ICBC. The second candidate proposed an all cash transaction for each share of ICBC. First Citizens proposed an all stock transaction in which each share of ICBC would be exchanged for 1.7 shares of First Citizens. Based upon the market price of First Citizens shares on September 7, 2001, the value of the First Citizens proposal equaled $39.95 for each share of ICBC, an amount which was higher than the proposals of the first and second candidates.

         During the extensive discussion and analysis of the three proposals, the directors decided that the quality of the three proposals precluded the need to solicit additional proposals from the four other bank holding companies identified at the July 26 meeting. The directors also noted during the meeting that the all cash offer from the second candidate was contingent on the sale of securities to raise the necessary cash and that the value of the proposal was less than the range of values set forth in the other two proposals. In addition, the directors recognized that the all cash transaction of the second candidate and the cash component of the offer of the first candidate would subject each ICBC shareholder to a tax, in most cases a capital gains tax, on the difference between the cash received in the transaction and the basis of each such shareholder in the shares of ICBC. While the receipt of stock in a merger would not trigger an immediate tax, the directors understood that any gain recognized on the eventual sale of the stock received in a merger would be taxable at the time of such sale.

         In view of the lower value and the financing contingency of the proposal of the second candidate, the directors decided to focus primarily on the proposals of the first candidate and First Citizens. Accordingly, the directors agreed to invite the first candidate and First Citizens to conduct a due diligence review of the books and records of ICBC. Between September 10 and October 16, the two candidates performed their due diligence. At such time, the ICBC directors interviewed representatives of each company and reviewed publicly available information and reports on each, including annual reports to shareholders, annual reports on form 10-K and other information.

         The final indications of interest were submitted to Young & Associates in early October. The first candidate submitted a final proposal calling for merger consideration consisting of 60% stock and 40% cash. First Citizens again proposed an all stock transaction in which each share of ICBC would be exchanged for 1.7 shares of First Citizens. Based on the market price of First Citizens on October 10, 2001, the value of the First Citizens proposal equaled $41.65 for each share of ICBC, an amount higher than the proposal of the first candidate.

         On October 16, 2001, the directors carefully reviewed each proposal with Young & Associates, specifically focusing on the risks of a fixed exchange rate offer. The directors recognized that the value of a proposal based upon a fixed exchange rate could fluctuate up or down with the movement in the market price of the acquiror between the time an agreement of merger was signed and the closing of the transaction. While the value of each of the two proposals was subject to fluctuation, therefore, the directors also recognized that the 40% cash component of the proposal of the first candidate would stabilize the aggregate value of the proposal in the event of fluctuations in the first candidate's market price.

         In view of the foregoing, the directors carefully examined the historic market fluctuations in the stock of each company. In addition, the directors reviewed the historic financial performance and future prospects of each company. Upon the completion of such examination and review, the directors concluded that each company had a solid performance record; that each company had strong future prospects; and that the market for the stock of each company had historically been relatively stable. Following a lengthy discussion of all of the foregoing, the directors ultimately decided to proceed with negotiations with First Citizens primarily because the difference between the values of each offer was substantial enough to overcome the relatively few differences between each company and the relative market risks of each proposal. Accordingly, the directors authorized counsel, management and the Executive Committee to commence negotiations with First Citizens.

         On October 25, 2001, the directors met with counsel and Young & Associates to review in detail the drafts of the proposed Merger Agreement. During the meeting, the directors devoted substantial time to the analysis of the various financial terms, including the break-up fee and the right of ICBC to terminate the agreement if the market price of shares of First Citizens fell below $19.50 during a specified period of time before closing. Upon the completion of such review, the directors considered the due diligence analysis of the books and records of First Citizens conducted by management and Young & Associates. Following such consideration, the directors agreed that negotiations with First Citizens should continue and that the ICBC Board would meet on November 1, 2001, to consider the status of the negotiations.

         At the October 25 meeting, the ICBC Board also considered an unsolicited merger proposal which the directors received from a bank holding company on October 17, 2001. The proposal called for a merger in which each share of ICBC would be cancelled in exchange for cash in an amount which was less than the all cash proposal of the original second candidate. The directors discussed the proposal, recognizing that the cash amount was substantially less than the value of the First Citizens proposal. While the directors authorized Young & Associates to prepare a complete financial analysis of the proposal for subsequent discussion on November 1, 2001, they did not wish to delay negotiations with First Citizens.

         At the meeting on November 1, 2001, the directors first reconsidered the unsolicited merger proposal in view of an analysis prepared by Young & Associates. Concluding that there were various uncertainties and contingencies in the unsolicited proposal and that the value of the cash proposal was substantially less than the value of the First Citizens proposal, the directors decided not to pursue the unsolicited proposal. The directors then reviewed the terms and conditions of the First Citizens merger agreement, all other relevant documents and the contemplated transaction. Following such review, Young & Associates again analyzed the financial terms of the transaction at length, concluding that the Merger Consideration was fair, from a financial point of view, to the holders of common shares of ICBC. Based upon the foregoing, the ICBC Board decided that the terms and conditions of the Merger Agreement were fair to and in the best interest of ICBC and its shareholders, voted to approve the Parent Merger and Merger Agreement and authorized the execution of the Merger Agreement and related documents.

         The foregoing discussion of the information and factors considered by the ICBC Board is not intended to be exhaustive, but constitutes the material factors considered by the ICBC Board. In reaching its determination to approve and recommend the Merger Agreement, the ICBC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Merger Agreement were the product of arm's length negotiations between representatives of ICBC and First Citizens.

RECOMMENDATION OF THE ICBC BOARD OF DIRECTORS

         FOR THE REASONS SET FORTH ABOVE, THE ICBC BOARD RECOMMENDS THAT THE ICBC SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PARENT MERGER.

DESCRIPTION OF THE MERGER

         Upon consummation of the transactions contemplated under the Merger Agreement, ICBC will be merged with and into First Citizens. First Citizens will be the surviving corporation after the Parent Merger and the Articles of Incorporation of First Citizens will remain in effect as they were immediately prior to the Parent Merger. Immediately following the Parent Merger and upon the receipt of the required regulatory approvals, the Subsidiary Combination will take place pursuant to which CBC will purchase and assume all of the assets and liabilities associated with the general banking business (excluding the assets and liabilities of the trust business) of CNBN, and the bank charter of CNBN will be converted to a trust charter. The new trust company will be a wholly-owned subsidiary of First Citizens and its products and services will be available to all customers of First Citizens' banking affiliates. See also "PROPOSED MERGER--Operations of ICBC After the Merger."

EXCHANGE OF ICBC COMMON SHARES

         Upon consummation of the Parent Merger, each shareholder of ICBC (other than First Citizens) who does not dissent will have the right to receive 1.7 First Citizens Common Shares for each ICBC Common Share exchanged therefor, plus cash in lieu of the issuance of fractional shares. Based on the average of the high and low prices for First Citizens Common Shares of $___ reported on the Nasdaq SmallCap Market on __________, 2001, the value of First Citizens Common Shares multiplied by the Exchange Ratio as of that date would have been $___. The market value of First Citizens Common Shares to be received in the Parent Merger is subject to fluctuation. Fluctuations in the market price of First Citizens Common Shares would generally result in an increase or decrease in the value of the consideration to be received by ICBC shareholders in the Parent Merger. An increase in the market value of First Citizens Common Shares would generally increase the value of the consideration to be received by ICBC shareholders in the Parent Merger. A decrease in the market value of First Citizens Common Shares would generally have the opposite effect.

         The following table sets forth a range of possible values of the First Citizens Common Shares that an ICBC shareholder could receive in the Parent Merger based upon various market prices for First Citizens Common Shares.


                  Market Price of First Citizens              Market Value of 1.7 First Citizens
                  Common Shares                               Common Shares
                  ------------------------------------------------------------------------------
                  $17.00                                      $28.90
                  $18.00                                      $30.60
                  $19.00                                      $32.30
                  $20.00                                      $34.00
                  $21.00                                      $35.70
                  $22.00                                      $37.40
                  $23.00                                      $39.10
                  $24.00                                      $40.80
                  $25.00                                      $42.50
                  $26.00                                      $44.20
                  $27.00                                      $45.90
                  $28.00                                      $47.60
                  $29.00                                      $49.30

         In addition, if the market price of First Citizens Common Shares falls below $19.50 per share during a measuring period prior to the closing, First Citizens will have the right to increase the per share Merger Consideration to a value equal to $19.50. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the Merger Agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right.

         If the market price of First Citizens Common Shares falls below $19.50, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the Merger Agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the Merger Agreement and proceed with the Parent Merger even if the market price of First Citizens Common Shares falls below $19.50.

         Because the number of First Citizens Common Shares an ICBC shareholder will receive in the Parent Merger is fixed and the market price of First Citizens Common Shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens Common Shares they will receive in the Parent Merger. ICBC shareholders should obtain current price quotations for the First Citizens Common Shares before casting their votes regarding the Parent Merger. ICBC shareholders may obtain current stock quotations for First Citizens Common Shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

         If First Citizens changes (or establishes a record date for changing) the number of First Citizens Common Shares issued and outstanding between the date of the Merger Agreement and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens Common Shares and the record date for any of these matters is prior to the Effective Time, the Exchange Ratio will be proportionately adjusted. If the average price per share of First Citizens Common Shares for the 20 trading days immediately preceding the fifth trading day prior to the consummation of the Parent Merger exceeds $29.50, then First Citizens, at its option, may adjust the Exchange Ratio payable to the ICBC shareholders so that the maximum per share value of the First Citizens Common Shares paid in exchange for the ICBC Common Shares does not exceed $29.50.

FAIRNESS OPINION OF KEEFE, BRUYETTE, & WOODS, INC.

         On September 14, 2001, First Citizens retained Keefe, Bruyette, & Woods to provide investment banking and advisory services to First Citizens in connection with the acquisition of ICBC, and to provide its opinion as to the fairness of the transaction to shareholders of First Citizens from a financial point of view. Keefe, Bruyette, & Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Keefe, Bruyette, & Woods is familiar with the market for common stocks of publicly traded banks and thrifts and bank and thrift holding companies. The First Citizens Board selected Keefe, Bruyette, & Woods on the basis of the firm's reputation and its experience and expertise in transactions similar to the Parent Merger.

         Pursuant to its engagement, Keefe, Bruyette, & Woods was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of First Citizens. Keefe, Bruyette, & Woods delivered its opinion to the First Citizens Board that, as of November 1, 2001, the Merger Consideration is fair, from a financial point of view, to the shareholders of First Citizens. The First Citizens Board imposed no limitations upon Keefe, Bruyette, & Woods with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe, Bruyette, & Woods has consented to the inclusion herein of the summary of its opinion to the First Citizens Board and to the reference to the entire opinion attached hereto as Appendix C.

         THE FULL TEXT OF THE OPINION OF KEEFE, BRUYETTE, & WOODS, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS, SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KEEFE, BRUYETTE, & WOODS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE

OPINION OF KEEFE, BRUYETTE, & WOODS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION.

         In rendering its opinion, Keefe, Bruyette, & Woods reviewed (i) the Agreement and Plan of Merger by and among First Citizens and ICBC dated as of November 1, 2001, (ii) Annual Report, Proxy Statement and Form 10-K for the years ended December 31, 1999 and 2000, (iii) the quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2001; and (iii) other information Keefe, Bruyette, & Woods deemed relevant. In addition Keefe, Bruyette, & Woods reviewed (i) the audited financial statements and Proxy Statements of ICBC for the years ended December 31, 1999 and 2000, (ii) the quarterly reports for the quarters ended March 31, and June 30, 2001; and (iii) certain other information Keefe, Bruyette, & Woods deemed relevant. Keefe, Bruyette, & Woods also (i) discussed with senior management and the boards of directors of First Citizens and its wholly-owned subsidiary, CBC, the current position and prospective outlook for First Citizens to enhance future shareholder value, (ii) discussed with senior management of First Citizens its operations, financial performance and future plans and prospects, (iii) considered historical quotations, levels of activity and prices of recorded transactions in First Citizens' Common Shares, (iv) discussed with senior management of ICBC and its wholly-owned subsidiary, Citizens National Bank of Norwalk, the current position and prospective outlook for ICBC, (v) discussed with senior management of ICBC its operations, financial performance and future plans and prospects, (vi) considered the illiquidity of ICBC's Common Shares, (vii) reviewed financial and stock market data of other banks in a comparable asset range to First Citizens and ICBC, (viii) reviewed certain recent business combinations of strategic alliance transactions which Keefe, Bruyette, & Woods deemed comparable in whole or in part, and (vi) performed other analyses which Keefe, Bruyette, & Woods considered appropriate.

         In rendering its opinion, Keefe, Bruyette, & Woods assumed and relied upon the accuracy and completeness of the financial information First Citizens and ICBC provided to it. In its review, with the consent of the First Citizens Board, Keefe, Bruyette, & Woods did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities, and potential or contingent liabilities of First Citizens or ICBC.

         Keefe, Bruyette, & Woods presented the following analyses:

Regional Group Analysis.

         Keefe, Bruyette, & Woods reviewed the financial performance of First Citizens based on various financial measures of asset size, earnings performance, tangible equity/assets, market pricing ratios, and dividend-related ratios to publicly-traded banks in Ohio (40 in the group) as well as all publicly traded banks nationwide. This analysis showed among other things that First Citizens compared as follows:


                                    TANGIBLE                         PRICE TO
                     ASSETS         EQUITY/             ------------------------------------
                      ($M)          ASSETS      ROAE       QTR EPS      BOOK     TANGBOOK
--------------------------------------------------------------------------------------------
FCZA                 493.9           9.78%      11.23%       21.4x      196.6%     203.6%
OH Median            556.1           9.19%      10.76%       13.6x      150.0%     162.6%
National Median      484.1           8.36%      11.57%       13.3x      142.6%     148.8%


Analysis of Selected Mergers / Strategic Alliance Transactions.

         In rendering its opinion, Keefe, Bruyette, & Woods analyzed the consideration offered to shareholders of ICBC in relation to certain comparable merger and acquisition transactions of pending bank deals, comparing merger consideration relative to tangible book value, last 12 months earnings and premium to core deposits. Pending and completed bank deals consist of bank acquisitions with deal values between $25 and $50 million, target equity to assets ratios between 5% and 7% and target return on average equity between 9% and 11%.

         The information in the following table summarizes the comparable group results analyzed by Keefe, Bruyette, & Woods with respect to the Parent Merger. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette, & Woods and should not be construed independently of the other information considered by Keefe, Bruyette, & Woods in rendering its opinion. Selecting portions of Keefe, Bruyette, & Woods' analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.


                                                                PRICE TO
                                            -------------------------------------------------        Core Deposit
                                               Tang. Book(a)                   EPS (b)                 Premium
                                                   (%)                          (x)                      (%)
ICBC Deal Value at 11/1/01 - $37.40:              282.5%                       19.3x                     15.0%
Median of Pending Deals:                          219.5%                       19.2x                     13.0%
Median of Completed Deals:                        180.0%                       20.0x                      9.4%

(a)      ICBC tangible book value of $13.24 as of June 30, 2001
(b) ICBC earnings per share of $.97 for the six months ended June 30, 2001 (annualized).

         Based on the above information, Keefe, Bruyette, & Woods concluded that the above analysis of the transaction with a deal price of $37.40 per share as of November 1, 2001, is fair from a financial point of view to the shareholders of First Citizens.

         No Company or transaction used in any of the above analyses, as a comparison is identical to First Citizens, ICBC or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not formulaic; rather, it involves complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         Based on the above information Keefe, Bruyette, & Woods concluded that the Merger Consideration was fair to the shareholders of First Citizens from a financial point of view relative to comparable transactions. Further, the fairness analysis considered (i) the relative market performance of the bank stocks in general over the past year; (ii) the relative historical returns on equity of First Citizens and ICBC; and (iii) the expected performance of each company given additional considerations such as the business plan, asset mix, net interest margin, net interest spread and asset quality. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette, & Woods and should not be construed independently of the other information considered by Keefe, Bruyette, & Woods in rendering its opinion. Selecting portions of Keefe, Bruyette, & Woods' analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

          In preparing its analysis, Keefe, Bruyette, & Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette, & Woods and First Citizens. The analyses performed by Keefe, Bruyette, & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

         Keefe, Bruyette, & Woods will receive a fee of $100,000 for services rendered in connection with advising and issuing a fairness opinion regarding the Parent Merger. As of the date of the Proxy Statement, Keefe, Bruyette, & Woods has received $40,000 of such fee, the remainder of the fee is due upon closing of the Parent Merger. In addition, First Citizens has agreed to indemnify Keefe, Bruyette, &

Woods for certain liabilities that may occur in connection with Keefe, Bruyette, & Woods' services provided in the transaction.

FAIRNESS OPINION OF YOUNG & ASSOCIATES, INC.

         ICBC has received an opinion that the consideration to be received by the shareholders of ICBC in the Parent Merger is fair, from a financial point of view, to the shareholders of ICBC from Young & Associates, a financial advisory and consulting firm formed in 1978 that specializes in working with financial institutions.

         Young & Associates has rendered a written opinion to the ICBC Board to the effect that, as of November 1, 2001, the consideration to be received by ICBC's shareholders pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. THE FULL TEXT OF THE FAIRNESS OPINION DATED NOVEMBER 1, 2001, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY YOUNG & ASSOCIATES IS INCLUDED AS APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF ICBC COMMON SHARES ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY. This opinion is directed to the ICBC Board only and does not constitute a recommendation to any ICBC shareholders as to how such shareholder should vote at the ICBC Special Meeting. Young & Associates has advised the ICBC Board that it does not believe any person other than the ICBC Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

         In connection with rendering its opinion dated November 1, 2001, Young & Associates performed a variety of financial analyses, including those summarized below. The summary set forth below, which has been provided by Young & Associates, does not purport to be a complete description of the analyses performed by Young & Associates in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a summary description. Accordingly, notwithstanding the separate factors summarized below, Young & Associates believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all of such analyses or factors, could create an incomplete view of the evaluation process underlying Young & Associates' opinion. In addition, Young & Associates may have used the various analyses for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Young & Associates' view of the actual value of ICBC. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analyses.

         The analyses performed by Young & Associates are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Young & Associates' analysis of the fairness of the consideration to be received by ICBC's shareholders pursuant to the Merger Agreement, from a financial point of view, and were provided to the ICBC Board in connection with the delivery of Young & Associates' opinion. The analyses do not purport to be appraisals or to reflect the prices at which ICBC might actually be sold at the present time or at any time in the future. In addition, as described above, Young & Associates' opinion is just one of the many factors taken into consideration by the ICBC Board (See "ICBC Background and Reasons for the Merger").

         In arriving at its opinion dated November 1, 2001, Young & Associates, among other things, reviewed the draft form of the Merger Agreement dated October 31, 2001; reviewed certain historical financial and other information concerning ICBC for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001; reviewed certain historical financial and other information concerning First Citizens for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2000; held discussions with the senior management of ICBC and First Citizens with respect to their past and current financial performance, financial condition, and future prospects; reviewed certain internal financial data, projections, and other information of ICBC, including financial projections prepared by management; analyzed certain publicly available information of other financial institutions that Young & Associates deemed comparable or otherwise relevant to its inquiry and compared ICBC and First Citizens from a financial point of view with certain of these institutions; compared the consideration to be received by the shareholders of ICBC pursuant to the Merger Agreement with the consideration received by shareholders in other acquisitions of financial institutions that it deemed comparable or otherwise relevant to its inquiry; reviewed historical trading activity and ownership data of ICBC and First Citizens Common Shares and considered the prospects for dividends and price movements; and conducted such other financial studies, analyses, and investigations and reviewed such other information as it deemed appropriate to enable it to render its opinion. In its review, Young & Associates also took into account an assessment of general economic, market, and financial conditions and certain industry trends and related matters. Young & Associates' opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Young & Associates through the date thereof.

         The ICBC Board imposed no limitations upon Young & Associates with respect to the investigations made or procedures followed by Young & Associates in its review and analysis. In its review and analysis and in arriving at its opinion, Young & Associates assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by ICBC and First Citizens, and did not attempt to verify any of such information. Young & Associates assumed (i) that the financial projections of ICBC with respect to the results of operations likely to be achieved by ICBC have been prepared on a basis reflecting the best currently available estimates and judgments of ICBC's management as to future financial performance and results and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated by management. Young & Associates further assumed, without independent verification, that the aggregate reserves for possible loan losses for ICBC and First Citizens were adequate to cover such losses. Young & Associates did not make or obtain any independent evaluations or appraisals of any assets or liabilities of ICBC, First Citizens, or any of their respective subsidiaries, nor did it verify any of ICBC's or First Citizens' books and records or review any individual loan credit files.

         Young & Associates made a presentation to the ICBC Board on November 1, 2001, and rendered a written opinion to the ICBC Board just prior to the execution and public announcement of the Merger Agreement. Set forth below is a brief summary of the report presented to the ICBC Board on November 1, 2001.

Historical Financial Performance. Young & Associates examined the financial performance of ICBC over the five-year period ended December 31, 2000, and for the three-month interim periods ended March 31, June 30, and September 30, 2001, and examined the financial performance of First Citizens over the five-year period ended December 31, 2000, and the three-month interim periods ended March 31, June 30, and September 30, 2001. The analysis of historical performance showed, among other things, that: (i) over the three-year period ended December 31, 2000, the compound annual growth rate in total assets was 10.9% for ICBC and 0.4% for First Citizens; (ii) the compound annual growth rate in net loans during the same respective periods was 14.8% for ICBC and 5.9% for First Citizens; (iii) the compound annual growth rate in total deposits during the same respective periods was 8.5% for ICBC and -0.9% for First Citizens; (iv) tangible equity to asset ratio as of September 30, 2001, was 6.1% for ICBC and 9.8% for First Citizens; (v) loan to deposit ratio as of September 30, 2001, was 83.5% for ICBC and 80.0% for First Citizens; (vi) latest twelve months' return on average assets was 0.89% for ICBC and 1.18% for First Citizens; and (vii) latest twelve months' return on average equity was 10.84% for ICBC and 11.83% for First Citizens.

Stock Trading Analysis. Young & Associates examined the historical trading prices and volume of First Citizens Common Shares and compared the historical trading prices of First Citizens Common Shares in relation to movements in certain stock indices, specifically, a selected peer group index composed of Ohio Valley Banc. Corp., Macatawa Banc Corp, CoVest Bancshares Inc., Oak Hill Financial Inc, Princeton National Bancorp, and Firstbank Corp. (collectively, the "First Citizens Selected Reference Institutions"), and the Nasdaq Bank Index. Young & Associates also analyzed the historical trading data, price/book value, and price/earnings multiples of First Citizens Common Shares and compared them to the First Citizens Selected Reference Institutions as described below.

         Young & Associates examined the historical trading prices and volume of ICBC Common Shares and compared the historical trading prices of ICBC Common Shares in relation to movements in certain stock indices, specifically, a selected peer group index composed of Classic Bancshares Inc., Community Bank Shares, MetroBanCorp, Quad City Holdings Inc, United Bancorp Inc., and United Bancshares Inc. (collectively, the "ICBC Selected Reference Institutions"), and the Nasdaq Bank Index. Young & Associates also analyzed the historical trading data, price/book value, and price/earnings multiples of ICBC Common Shares and compared them to the ICBC Selected Reference Institutions as described below.

Analysis of Selected Publicly Traded Reference Commercial Banks. Young & Associates compared the selected financial data and financial ratios of ICBC and First Citizens to the First Citizens Selected Reference Institutions and ICBC Selected Reference Institutions, respectively. ICBC Selected Reference Institutions, as a group, exhibited certain characteristics -- including asset size (assets between $180 million and $420 million), equity to total assets ratios between 5.9% and 10.8%, geographic proximity (located in midwestern United States), and business risk -- similar to those exhibited by ICBC. The First Citizens Selected Reference Institutions, as a group, exhibited certain characteristics -- including asset size (assets between $525 million and $745 million), equity to total assets ratios between 7.5% and 10.4%, geographic proximity (located in midwestern United States), and business risk -- similar to those exhibited by First Citizens.

         The comparison of ICBC to ICBC Selected Reference Institutions showed, among other things, that: (i) the ratio of ICBC's net loans to deposits was 83.5% as of September 30, 2001, compared to an average of 88.2% for ICBC Selected Reference Institutions (as of June 30, 2001); (ii) the ratio of ICBC's non-performing assets to total assets was 0.3%, compared to an average of 0.4% for ICBC Selected Reference Institutions; (iii) the ratio of ICBC's equity to total assets was 8.6%, compared to an average of 8.9% for ICBC Selected Reference Institutions; (iv) the latest twelve months' return on average assets for ICBC was 0.89%, compared to an average return on assets of 0.74% for ICBC Selected Reference Institutions; (v) the latest twelve months' return on average equity for ICBC was 10.84%, compared to an average return on equity of 8.93% for ICBC Selected Reference Institutions; (vi) as of October 26, 2001, the ratio of ICBC's market price to its book value per common share was 91.6%, compared to an average of 100.5% for ICBC Selected Reference Institutions; and (vii) as of October 26, 2001, the price/earnings ratio for ICBC based on the latest twelve months' earnings per share was 9.1x compared to an average of 12.4x for ICBC Selected Reference Institutions for their latest twelve months' earnings per share.

         The comparison of First Citizens to the First Citizens Selected Reference Institutions showed, among other things, that: (i) the ratio of First Citizens' net loans to deposits was 80.0% as of September 30, 2001, compared to an average of 102.6% for the First Citizens Selected Reference Institutions (as of June 30, 2000); (ii) the ratio of First Citizens' non-performing assets to total assets was 1.3%, compared to an average of 0.6% for the First Citizens Selected Reference Institutions; (iii) the ratio of First Citizens' equity to total assets was 10.1%, compared to an average of 8.6% for the First Citizens Selected Reference Institutions; (iv) the last twelve months' return on average assets for First Citizens was 1.18%, compared to an average return on assets of 0.99% for the First Citizens Selected Reference Institutions; (v) the latest twelve months' return on average equity for First Citizens was 11.8%, compared to an average return on equity of 11.9% for the First Citizens Selected Reference Institutions; (vi) as of October 26, 2001, the ratio of First Citizens' market price to its

September 30, 2001 book value per common share was 191.9%, compared to an average of 137.8% for the First Citizens Selected Reference Institutions; and
(vii) as of October 26, 2001, the price/earnings ratio for First Citizens based on the latest twelve months' earnings per share was 17.1x compared to an average of 12.5x for the First Citizens Selected Reference Institutions for their latest twelve months' earnings per share.

Analysis of Selected Reference Merger and Acquisition Transactions. Young & Associates reviewed and performed an analysis of 123 bank mergers in the Midwest (the "Selected Midwest Mergers") and 71 bank mergers in the U.S. with a transaction size between $15 million and $40 million (the "Selected U.S. Mergers") announced between January 1, 2000, and October 26, 2001, comparing the selling bank's capital structure and profitability with ICBC's current results of operations and financial condition. The Selected Midwest Mergers and Selected U.S. Mergers were chosen because they represented merger and acquisition transactions which involve selling banks (exclusive of merger of equals transactions) exhibiting certain characteristics -- including asset size, geographic proximity, and business risk -- similar to those exhibited by ICBC. Excluding the highest and lowest ratios, the selling banks involved in the Selected Midwest Mergers and the Selected U.S. Mergers had an average return on assets for the latest twelve months prior to announcement date of 0.88% and 1.02%, respectively, and an average return on equity for the latest twelve months prior to announcement date of 9.37% and 12.08%, respectively, as compared to 0.89% and 10.84%, respectively, for ICBC.

         Set forth below is a summary of the information presented to the ICBC Board with respect to the Selected Midwest Mergers and the Selected U.S. Mergers based upon an estimated value of $37.40 per share of ICBC Common Shares.


                                                            SELECTED MIDWEST MERGERS            SELECTED U.S. MERGERS
                                                          ------------------------------     -----------------------------
                                            FIRST                             FIRST                             FIRST
                                          CITIZENS          MEDIAN           CITIZENS          MEDIAN          CITIZENS
                                          OFFER (1)                           OFFER                             OFFER
                                                                            PERCENTILE                        PERCENTILE
                                                                               (2)                               (2)
                                         ------------     ------------     -------------     -----------     -------------
Consideration/Latest Twelve Months'
Earnings...................                 19.0x            16.5x              57%             17.0x             55%
Consideration/Tangible
Book Value.................                  268%             177%              89%              204%             85%
Deposit Premium............                 11.6%             8.8%              68%             10.7%             55%


(1) Based on an assumed merger consideration of $37.40 (1.7 shares of First Citizens at a market price of $22.00).
(2) Position of the First Citizens offer in relation to percentile ranking of the Selected Midwest Mergers and the Selected U.S. Mergers, respectively.

Market Pricing and Other Indications of Interest. The consideration of $37.40 (1.7 First Citizens shares at a market price of $22.00) represents a premium of 107.8% to ICBC's most recent trading price of $18.00. The $37.40 consideration also was higher than the other two indications of interest received from the other banks that reviewed ICBC's marketing materials as well as the unsolicited merger proposal received.

Pro Forma Merger Analysis. Based on pro forma calculations developed, Young & Associates analyzed certain pro forma effects of the Parent Merger. This analysis indicated that the Parent Merger would be dilutive to First Citizens' tangible book value per share. However, the Parent Merger will be accretive to earnings per share in the first full year following the close of the Parent Merger, assuming that certain synergies are achieved.

Discounted Cash Flow Analysis. At the ICBC Board meeting on November 1, 2001, Young & Associates presented the results of a discounted cash flow analysis calculated through the fiscal year ending December 31, 2011, designed to compare the present value, under certain assumptions, that would be attained if ICBC remained independent through the year 2011 and thereafter sold through a merger at pricing multiples similar to the First Citizens offer. The results produced in the analysis did not purport to be indicative of actual values or expected values of ICBC or the ICBC Common Shares.

         For the purpose of the analysis Young & Associates made reference to financial forecasts and projections approved by ICBC's management, the "Base Case Scenario" and the "Incremental Loan Growth Scenario." The Base Case Scenario projections assumed, among other things, that ICBC would achieve a compound annual growth rate in assets of approximately 2.0% per year, a net interest margin averaging approximately 3.95% per year, operating expenses as a percentage of average assets averaging approximately 2.94% per year, and annual return on average assets averaging approximately 1.02% per year. Young & Associates noted that for the three fiscal years ended December 31, 2000, assets increased at a compound annual growth rate of 10.9% (including the deposits acquired from Fifth Third Bank in 1998); however, management indicated that future deposit growth anticipated would be limited. Additionally, the net interest margin averaged approximately 4.12% per year over the last three fiscal years, operating expenses averaged approximately 2.83% of the average assets per year, and return on average assets averaged approximately 0.85% per year. The Base Case projections assumed that ICBC would maintain a target equity to assets ratio of 10.0%. In addition to the Base Case, Young & Associates reviewed the Incremental Loan Growth Scenario financial forecasts and projections that projected a 4.0% average annual growth rate in assets. Due to the higher growth projected, the projected net interest margin was projected to decline to an average of 3.77%, with operating expenses as a percentage of average assets averaging approximately 2.71% per year and annual return on average assets averaging approximately 1.03% per year.

         The projected shareholder cash flows from ICBC were composed of the dividends per share projected in fiscal years ending December 31, 2002 through 2011, plus the estimated terminal value of ICBC Common Shares at fiscal year-end 2011 discounted, calculated as described below. The cash flows were discounted at a range of rates from 10.0% to 15.0%. Based upon Young & Associates' experience and judgment, Young & Associates believes that holders of ICBC Common Shares would typically seek returns within the indicated range of discount rates, in view of ICBC's operating projections, historical performance, financial condition and market capitalization, among other matters.

         In estimating the appropriate terminal value of ICBC at fiscal year-end 2011, Young & Associates estimated the value of the shares based on multiples of projected 2011 earnings. Young & Associates applied price to earnings multiples in the range of 18.0x to 22.0x to the estimated fiscal year December 31, 2011, earnings per share. The range of multiples is indicative of the estimated range of prices potentially available to shareholders, assuming a future sale of ICBC. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future acquisition or trading multiples will be comparable to historical levels.

         Set forth below is a summary of the results of Young & Associates' discounted cash flow analysis, indicating the range of derived present values per share of ICBC Common Shares, as presented to the ICBC Board on November 1, 2001, and compared to the Merger Consideration of $37.40 per ICBC Common Share.


                                                                       DISCOUNT RATE
                                        TERMINAL          ------------------------------------------
                                          P/E               10.0%        12.5%           15.0%
                                     --------------       ----------    ---------    ---------------
Base Case Scenario                     18.0x               $31.28        $25.4          $20.87
                                                                           6
                                       20.0x               $34.14        $27.7          $22.70
                                                                           5
                                       22.0x               $37.00        $30.0          $24.54
                                                                           3

Incremental Loan Growth Scenario       18.0x               $38.15        $30.9          $25.27
                                                                           5
                                       20.0x               $41.77        $33.8          $27.60
                                                                           4
                                       22.0x               $45.40        $36.7          $29.92
                                                                           4


         The summary of the Young & Associates opinion set forth above provides a description of the main elements of Young & Associates' presentation to the ICBC Board on November 1, 2001. It does not purport to be a complete description of the presentation of Young & Associates to the ICBC Board or of the analyses of Young & Associates.

         In performing its analyses, Young & Associates made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of ICBC. Such analyses were prepared solely as a part of Young & Associates' analysis of the fairness of the consideration to be received by ICBC's shareholders from a financial point of view and were provided to the ICBC Board in connection with the delivery of Young & Associates' opinion.

         Young & Associates will receive a fee equal to seven tenths on one percent (0.70%) of the purchase price paid by First Citizens to the ICBC shareholders in connection with the Parent Merger for services rendered in connection with serving as ICBC's financial advisor and issuing its fairness opinions regarding the Parent Merger in addition to a $25,000 cash retainer paid upon the engagement of Young & Associates. As of the date of the Proxy Statement, Young & Associates has received $75,000 of such fees. In addition, ICBC has agreed to indemnify Young & Associates for certain liabilities that may occur in connection with Young & Associates' services provided.

EFFECTIVE TIME OF THE MERGER

         As used in this Proxy Statement/Prospectus, "Effective Time" means the date and time when the Parent Merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certificate of merger in accordance with Section 1701.81 of the ORC and a certificate of approval from the ODFI in accordance with Sections 1121.05 and 1121.06 of the ORC.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

         No fractional First Citizens Common Shares will be issued in connection with the Parent Merger. Each ICBC shareholder who would otherwise have been entitled to receive a fraction of a First Citizens Common Share will receive, in lieu thereof, cash therefor, without interest, in an amount determined by multiplying such fractional First Citizens Common Share to which the holder would be entitled by the last sale price of First Citizens Common Shares, as reported by the NASDAQ for the NASDAQ trading day immediately preceding the Effective Time.

SURRENDER OF CERTIFICATES

         Following the Effective Time of the Parent Merger, each ICBC shareholder will receive transmittal materials, together with instructions, for use in surrendering certificates representing ICBC Common Shares ("Old Certificates") in exchange for First Citizens Common Shares and handling the payment of cash in lieu of fractional First Citizens Common Shares. The transmittal materials will instruct surrendering shareholders to send their Old Certificates to Illinois Stock Transfer Company, as exchange agent (the "Exchange Agent"), duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). Thereafter, the Old Certificates surrendered will be exchanged for one or more certificates representing the whole number of First Citizens Common Shares based on the Exchange Ratio and payment of cash in lieu of fractional shares. Until so surrendered, each outstanding Old Certificate shall be deemed from and after the Effective Time for all purposes to represent only the right to receive, upon surrender, one or more certificates for First Citizens Common Shares and cash in lieu of fractional shares.

         If any certificates for First Citizens Common Shares are to be issued in a name(s) other than that in which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

         In the event of a lost certificate, the shareholder shall provide, in lieu of the lost certificate, an affidavit attesting to the loss of said certificate and, if required by First Citizens or the Exchange Agent, an indemnification or bond in such reasonable amount as First Citizens or the Exchange Agent may direct. Unless and until the Old Certificates, or affidavit and, if required by First Citizens or the Exchange Agent, an indemnification or bond in lieu thereof, are presented to the Exchange Agent, the holder thereof shall not be entitled to receive any consideration to be paid in connection with the Parent Merger or any dividends payable on First Citizens Common Shares, or to exercise any rights as a holder of First Citizens Common Shares. On or after the Effective Time, upon surrender of the Old Certificates, or affidavit and an indemnification or bond in lieu thereof, to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement and any dividends which theretofore became payable on any First Citizens Common Shares to which the holder is entitled. No dividends or other distributions, if any, payable to the holders of record of First Citizens Common Shares as of any date subsequent to the Effective Time shall be paid to any holder of any outstanding Old Certificate until the holder thereof surrenders such Old Certificate as provided in the Merger Agreement. Subject to applicable law, no holder of an Old Certificate shall be entitled to vote or exercise any other rights of a holder of First Citizens Common Shares.

         After the consummation of the Parent Merger, there will be no transfers on the stock transfer books of ICBC of any ICBC Common Shares. If, after the consummation of the Parent Merger, Old Certificates are properly presented to First Citizens, they will be canceled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that First Citizens has not paid such consideration to a public official pursuant to applicable abandoned property laws.

INTEREST OF MANAGEMENT IN THE MERGER

         At the Effective Time of the Parent Merger, First Citizens will take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens. At the Effective Time of the Subsidiary Combination, First Citizens will also take such actions as are necessary to increase the number of directors comprising the Board of

Directors of CBC by two members and will fill the vacancies resulting from such increase with two members of the ICBC Board of Directors recommended by ICBC and selected by First Citizens.

         First Citizens will indemnify each person who served as a director or officer of ICBC, on or before the Effective Time to the fullest extent permitted pursuant to the ICBC Articles of Incorporation and the ICBC Code of Regulations, and the Articles of Association and Bylaws of CNBN, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three year period after the Effective Time, by reason of the fact that such person was a director or officer of ICBC or CNBN, as the case may be. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the Effective Date to reimburse the present and former officers and directors of ICBC or any of its subsidiaries (determined at the Effective Time) with respect to claims against them arising from facts or events which occurred before the Effective Time. In addition, several executives of ICBC have entered into retention bonus and/or change in control agreements with ICBC.

         Each of Michael N. Clemens and Jerry E. Stover are parties to employment agreements with CNBN which provide for continued payment of compensation for 24 months, and payment of their family medical insurance premiums for 18 months, following a termination of employment that occurs within 12 months after a "change in control" (as defined in the employment agreements). Messrs. Clemens and Stover also are parties to retention agreements which provide for a bonus payment equal to 100% of base salary if a "change in control" (as defined in the retention agreements) occurs within the three year term of the retention agreement and Mr. Clemens or Mr. Stover, as the case may be, is still employed at the time of the change in control. In connection with the Parent Merger, each of the employment agreements has been amended and each of Mr. Clemens and Mr. Stover has entered into a change in control agreement with CNBN and ICBC. These amendments to the employment agreements and the change in control agreements provide that all benefits payable to Mr. Clemens and Mr. Stover, if their employment is terminated within 12 months after a change in control or if they terminate employment for good reason within 12 months of the change in control, would equal the lesser of (i) 200% of their compensation averaged over the five years before the change in control plus payment of their family medical insurance premiums for 18 months minus the value of change in control parachute payments from the retention agreements and other plans of CNBN and ICBC, or (ii) the amount that otherwise would not result in imposition of tax penalties under Section 280G of the Internal Revenue Code. The change in control agreements also provide that each of Mr. Clemens and Mr. Stover will receive an amount equal to 100% of his base salary in exchange for his agreement that, for 24 months after his employment terminates after a change in control, he will not engage in any business that competes with CNBN and which is located within a 50 mile radius of any CNBN office. In the event that the employment of Mr. Clemens or Mr. Stover is terminated in connection with the consummation of the Parent Merger, ICBC estimates that, based upon the foregoing contractual provisions, Mr. Clemens would receive total payments of $375,000 and Mr. Stover would receive total payments of $265,500.

RIGHTS OF DISSENTING FIRST CITIZENS SHAREHOLDERS

         First Citizens Shareholders are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(B) and 1701.85 of the ORC. Section 1701.85 generally provides that shareholders of ICBC will not be entitled to such rights without compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any First Citizens shareholder who is a record holder of First Citizens Common Shares on the First Citizens Record Date and whose shares are not voted in favor of the Parent Merger may be entitled to be paid the "fair cash value" of such First Citizens Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to First Citizens on or before the tenth day following the First Citizens Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the First Citizens Record Date, and the amount claimed as the "fair cash value" of such First Citizens Common Shares. See the text of Section 1701.85 of the ORC attached as Appendix B to this

Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

         If First Citizens so requests, dissenting shareholders must submit their share certificates to First Citizens within fifteen days of such request, for endorsement thereon by First Citizens that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by First Citizens. If First Citizens and any dissenting shareholder cannot agree upon the "fair cash value" of the First Citizens Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Erie County, Ohio (the "Court") for a determination of the "fair cash value" of said First Citizens Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

RIGHTS OF DISSENTING ICBC SHAREHOLDERS

         Shareholders of ICBC are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(A) and 1701.85 of the ORC. Section 1701.85 generally provides that shareholders of ICBC will not be entitled to such rights without compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any ICBC shareholder who is a record holder of ICBC Common Shares on the ICBC Record Date and whose shares are not voted in favor of the Parent Merger may be entitled to be paid the "fair cash value" of such ICBC Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to ICBC on or before the tenth day following the ICBC Special Meeting and must otherwise comply with
Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the ICBC Record Date, and the amount claimed as the "fair cash value" of such ICBC Common Shares. See the text of Section 1701.85 of the ORC attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

         If ICBC so requests, dissenting shareholders must submit their share certificates to ICBC within fifteen days of such request, for endorsement thereon by ICBC that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by ICBC. If ICBC and any dissenting shareholder cannot agree upon the "fair cash value" of the ICBC Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Huron County, Ohio (the "Court") for a determination of the "fair cash value" of said ICBC Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following summary of the material federal income tax consequences of the Parent Merger to holders who hold ICBC Common Shares as capital assets and deals only with holders who are (i) citizens or residents of the United States, (ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of Shares ("U.S. Holders"). This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired ICBC Common Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of ICBC Common Shares in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Parent

Merger. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the Parent Merger to such holder.

         This summary is based on current law and the opinion of counsel to ICBC. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. The opinion of Vorys, Sater, Seymour and Pease LLP set forth in this summary is based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Parent Merger, which assumptions have been made with the consent of ICBC and First Citizens. Neither ICBC nor First Citizens has requested, and neither ICBC nor First Citizens will request, any ruling from the Internal Revenue Service as to the federal income tax consequences of the Parent Merger.

         It is intended that the Parent Merger will be treated as a reorganization within the meaning of Section 386(a) of the Code, and that, accordingly, for federal income tax purposes no gain or loss will be recognized by ICBC or First Citizens as a result of the Parent Merger.

         The obligation of ICBC and First Citizens to consummate the Parent Merger is conditioned on the receipt by ICBC of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the Parent Merger, substantially to the effect that (i) the Parent Merger will constitute a tax free reorganization and (ii) no gain or loss will be recognized by the ICBC shareholders upon the receipt solely of First Citizens Common Shares in exchange for ICBC Common Shares, except with respect to any cash received in lieu of a fractional share interest in First Citizens Common Shares. ICBC shareholders who exercise dissenters' rights and receive cash for their ICBC Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders recognizing income for federal income tax purposes. The opinion of Vorys, Sater, Seymour and Pease LLP referred to in this paragraph will be based upon certain facts, assumptions and representations and/or covenants, including those contained in certificates of officers of ICBC, First Citizens and, possibly, others. Subject to the receipt of such representations and/or covenants, Vorys, Sater, Seymour and Pease LLP anticipates that it will render such opinion.

REGULATORY APPROVALS

         First Citizens has filed the applications necessary to obtain the approval for the Parent Merger from the Federal Reserve Board and to obtain the approval of the Subsidiary Combination from the ODFI and Office of the Comptroller of the Currency. The Parent Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Parent Merger on antitrust grounds. Neither First Citizens nor ICBC has any reason to believe the Parent Merger will be challenged on antitrust grounds. [UPDATE AS NEEDED]

BUSINESS PENDING THE MERGER

         The Merger Agreement provides that, pending consummation of the Parent Merger, without the prior written consent of ICBC, First Citizens and its subsidiaries will not, among other things: (i) conduct the business of First Citizens and its subsidiaries other than in the ordinary course or take any action which is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under the Merger Agreement;
(ii) fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates; (iii) make, declare, pay or set aside for payment any extraordinary dividend, except for special dividends paid in accordance with past practice;
(iv) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; (v) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances; (vi) take any action while knowing that such action would prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, any of the conditions to the Parent Merger not being satisfied, or a material violation of any provision of the Merger Agreement; (vii) except pursuant to applicable law or regulation, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (viii) agree or commit to do any of the foregoing.

         The Merger Agreement also provides that, pending consummation of the Parent Merger, without the prior written consent of First Citizens, ICBC and its subsidiaries will not, among other things: (i) conduct the business of ICBC and its subsidiaries other than in the ordinary course or voluntarily take any action which is reasonably likely to have an adverse effect upon ICBC's ability to perform any of its material obligations under the Merger Agreement; (ii) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional ICBC Common Shares, except pursuant to the exercise of outstanding stock options; (iii) make, declare, pay or set aside for payment any dividend, other than (A) semi-annual cash dividends to holders of ICBC Common Shares in an amount not to exceed, on an annualized basis, the aggregate per share amount declared and paid with respect to 2000 (which was $.60 per share), with record and payment dates consistent with past practice, and (B) dividends from wholly owned subsidiaries of ICBC to ICBC, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; (iv) enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of ICBC or any of its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or in certain other cases; (v) enter into, establish, adopt or amend (except in certain circumstances) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ICBC or any of its subsidiaries, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; (vi) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business; (vii) acquire all or any portion of, the assets, business, deposits or properties of any other entity; (viii) amend the ICBC Articles of Incorporation or Code of Regulations or the articles of incorporation or regulations any of ICBC's subsidiaries; (ix) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; (x) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts; (xi) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances; (xii) take any action while knowing that such action would or would be reasonably likely to prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, any of the conditions to the Parent Merger not being satisfied, or a material violation of any provision of the Merger Agreement; (xiii) except pursuant to applicable law or regulation, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (xiv) incur any indebtedness for borrowed money other than in the ordinary course of business; (xv) make or purchase any indirect or brokered loans; or (xvi) agree or commit to do any of the foregoing.

         In addition, in the Merger Agreement, ICBC has agreed that it will not, directly or indirectly, take any action to solicit, initiate, engage or negotiate any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ICBC or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, ICBC or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (an "Acquisition Proposal"), from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First

Citizens, any Acquisition Proposal. However, ICBC may furnish information to, or enter into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited Acquisition Proposal if and to the extent that (a) the ICBC Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of ICBC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, ICBC provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such Acquisition Proposal. If ICBC terminates the Merger Agreement because ICBC executes a definitive agreement in respect of, or closes, an Acquisition Proposal, ICBC must pay to First Citizens the sum of $1,300,000 within ten days after the earlier of such execution or closing.

OTHER PROVISIONS OF THE MERGER AGREEMENT

Representations and Warranties

         The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the Merger Agreement, capitalization, subsidiaries, pending and threatened litigation, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Parent Merger. The Merger Agreement includes certain exceptions to First Citizens' and ICBC's representations and warranties, none of which are deemed material to this transaction.

Conditions to the Merger

         The obligations of ICBC and First Citizens to consummate the Parent Merger are subject to, without limitation, the following conditions: (i) the Merger Agreement and the Parent Merger shall have been duly adopted by the requisite vote of the shareholders of ICBC and the shareholders of First Citizens; (ii) all regulatory approvals required to consummate the transactions contemplated by the Parent Merger Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (A) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect (as defined in the Merger Agreement) on First Citizens and its subsidiaries taken as a whole after giving effect to the consummation of the Parent Merger, or (B) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the Effective Time be unduly burdensome; (iii) no court, administrative agency or commission or other federal, state or local governmental authority or instrumentality of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement; (iv) the registration statement of which this Proxy Statement/Prospectus is a part (registering the exchange of the First Citizens Common Shares for ICBC Common Shares) shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; and (v) all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the First Citizens Common Shares to be issued in the Parent Merger shall have been received and be in full force and effect.

         The obligation of ICBC to consummate the Parent Merger is also subject to, without limitation, the satisfaction or waiver of the following conditions:
(i) the representations and warranties of First Citizens set forth in the Merger Agreement shall be true and correct, subject to the standard set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date shall be true and correct as of such date), and ICBC shall have received a certificate, dated the Effective Time, signed on behalf of First

Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect; (ii) First Citizens shall have performed in all material respects all obligations required to be performed by First Citizens under the Merger Agreement at or prior to the Effective Time, and ICBC shall have received a certificate, dated the Effective Time, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect; and (iii) ICBC shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to ICBC, dated the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (A) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (B) no gain or loss will be recognized by shareholders of ICBC who receive First Citizens Common Shares in exchange for ICBC Common Shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests.

         The obligation of First Citizens to consummate the Parent Merger is also subject to, without limitation, the satisfaction or waiver of the following conditions: (i) the representations and warranties of ICBC set forth in the Merger Agreement shall be true and correct, subject to the standard set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date shall be true and correct as of such date) and First Citizens shall have received a certificate, dated the Effective Time, signed on behalf of ICBC by the Chief Executive Officer and the Treasurer of ICBC to such effect; (ii) ICBC shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and First Citizens shall have received a certificate, dated the Effective Time, signed on behalf of ICBC by the Chief Executive Officer and the Treasurer of ICBC to such effect; and (iii) First Citizens shall have received an ICBC Affiliate Agreement (in the form attached to the Merger Agreement) from each affiliate of ICBC.

         The foregoing disclosure regarding conditions to the Parent Merger represents and includes all material conditions to the consummation thereof.

Amendments; Waiver; and Termination

         Prior to the Effective Time, any provision of the Merger Agreement may be amended or modified at any time by an agreement in writing between the parties, except that after the ICBC Special Meeting, the Merger Agreement may not be amended if it would violate Ohio corporate law or the federal securities laws. In addition, any provision of the Merger Agreement may be waived prior to the Effective Time by the party benefited by such provision.

         The Merger Agreement may be terminated as follows: (i) at any time prior to the Effective Time, by the mutual consent of First Citizens and ICBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; (ii) at any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
(A) a breach by the other party of any representation or warranty contained in the Merger Agreement (subject to the standard set forth in the Merger Agreement), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (B) a breach by the other party of any of the covenants or agreements contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (A) or (B)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect (as defined in the Merger Agreement); (iii) at any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by April 30, 2002, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this provision of the Merger Agreement;
(iv) by ICBC or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (A) the approval of any governmental authority required for consummation of the Parent Merger and the other transactions contemplated by the Merger Agreement shall have been denied by final nonappealable action of such governmental authority or (B) the ICBC shareholders or the First Citizens shareholders fail to adopt the Merger Agreement and the Parent Merger at the ICBC Special Meeting or the First Citizens Special Meeting, as applicable; and (v) by ICBC, if ICBC executes a definitive agreement in connection with, or closes, an Acquisition Proposal in compliance with the terms of the Merger Agreement.

         In addition, if the market price of First Citizens Common Shares falls below $19.50 per share during a measuring period prior to the closing, First Citizens will have the right to increase the per share Merger Consideration to a value equal to $19.50. If First Citizens chooses not to make such an adjustment, ICBC's directors will have the right to terminate the Merger Agreement and abandon the transaction. There is no assurance, however, that the ICBC directors will exercise such right.

         If the market price of First Citizens Common Shares falls below $19.50, the ICBC directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the Merger Agreement. The ICBC Board of Directors may, without the approval of the ICBC shareholders, waive the right to terminate the Merger Agreement and proceed with the Parent Merger even if the market price of First Citizens Common Shares falls below $19.50.

         Because the number of First Citizens Commons Shares an ICBC shareholder will receive in the Parent Merger is fixed and the market price of First Citizens Common Shares will fluctuate, ICBC shareholders cannot be sure of the market value of the First Citizens Common Shares they will receive in the Parent Merger. ICBC shareholders should obtain current price quotations for the First Citizens Common Shares before casting their votes regarding the Parent Merger. ICBC shareholders may obtain current stock quotations for First Citizens Common Shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

         In the event the Merger Agreement is terminated and the Parent Merger is abandoned, no party to the Merger Agreement shall have any liability or further obligation to any other party except under certain circumstances and except that termination will not relieve a breaching party from liability for any willful breach of the Merger Agreement giving rise to such termination. The parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled by law or in equity.

EXPENSES OF THE MERGER

         Each of First Citizens and ICBC shall bear its own expenses in connection with the Parent Merger, except that printing and mailing expenses shall be shared between ICBC and First Citizens in proportion to the number of shareholders of each to whom this Proxy Statement/Prospectus is delivered. All fees to be paid to regulatory authorities and the Commission in connection with the Parent Merger shall be paid by First Citizens.

OPERATIONS OF ICBC AFTER THE MERGER

         Pursuant to the Merger Agreement, ICBC shall be merged with and into First Citizens and First Citizens shall be the surviving corporation as of the Effective Time. The Articles of Incorporation and Code of Regulations of First Citizens shall remain in effect as they were immediately prior to the Parent Merger. The number of directors comprising the First Citizens Board of Directors will be increased by two (2) members by action of the First Citizens directors.

         At the Effective Time, the Board of Directors of First Citizens shall consist of all of the persons who were directors of First Citizens immediately prior to the Effective Time, plus two members of the

ICBC Board of Directors recommended by ICBC and selected by First Citizens. Each such director shall serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations of First Citizens or as otherwise provided by law. For further information regarding the directors and officers of First Citizens after the Parent Merger, see "INFORMATION WITH RESPECT TO FIRST CITIZENS--Management."

         Immediately following the Parent Merger and upon the receipt of the required regulatory approvals, the Subsidiary Combination will take place pursuant to which CBC will purchase and assume all of the assets and liabilities associated with the general banking business (excluding the assets and liabilities of the trust business) of CNBN, and the bank charter of CNBN will be converted to a trust charter. The new trust company will be a wholly-owned subsidiary of First Citizens and its products and services will be available to all customers of First Citizens' banking affiliates.

ACCOUNTING TREATMENT

         The Parent Merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of ICBC will be recorded at estimated fair values at the time the Merger is consummated, and the excess of the estimated fair value of shares issued plus the direct costs of the acquisition over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Remaining goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

         The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/ Prospectus. See "PRO FORMA FINANCIAL INFORMATION".

RESALE OF FIRST CITIZENS COMMON SHARES

         No restrictions on the sale or other transfer of the First Citizens Common Shares issued pursuant to the Parent Merger will be imposed solely as a result of the Parent Merger, except for restrictions on the transfer of shares issued to any ICBC shareholder who may be deemed to be an "affiliate" of ICBC for purposes of Rule 145 under the 1933 Act. Generally, "affiliates" of ICBC would include officers, directors and significant shareholders of ICBC. The Merger Agreement requires ICBC to cause persons who could be considered to be "affiliates" to enter into an agreement with First Citizens to the effect that the First Citizens Common Shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder.

         First Citizens Common Shares issued to ICBC shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration.


                   DESCRIPTION OF FIRST CITIZENS COMMON SHARES
                   -------------------------------------------

GENERAL

         First Citizens has authorized 10,000,000 Common Shares, without par value, of which 4,082,619 are issued and outstanding and 180,782 are treasury shares. Each outstanding First Citizens Common Share is duly authorized, validly issued, fully paid and nonassessable. The holders of First Citizens Common Shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes of equal or near equal number, with the members of one class being elected annually. On liquidation or dissolution of First Citizens, the holders of First Citizens Common Shares are entitled to share ratably in such assets as remain after creditors have been paid. Holders of First Citizens Common Shares have the preemptive rights described in Section 1701.15 of the ORC. Pursuant to Section 1701.15 of the ORC, no preemptive rights are available in connection with shares issued or agreed to be issued for considerations other than money, as is the case in the Parent Merger.

         First Citizens' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account First Citizens' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO FIRST CITIZENS--Market Price of First Citizens Common Shares."

         Illinois Stock Transfer Company is the Exchange Agent for First Citizens Common Shares.

PROVISIONS RELATING TO BUSINESS COMBINATIONS

Business Combinations

         Article SIXTH ("Article SIXTH") of First Citizens' Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following (each, a "Business Combination"): (a) any merger or consolidation involving First Citizens or any subsidiary ("Subsidiary") of First Citizens; (b) any sale or other disposition of all or a substantial part of the assets of First Citizens or any Subsidiary; (c) any sale or other disposition of all of a substantial part of the assets of any entity to First Citizens or any Subsidiary; (d) any sale or other disposition by First Citizens or any Subsidiary of any corporation; (e) any recapitalization or reclassification of First Citizens' securities or other transaction that would have the effect of increasing the voting power of a Related Person (as defined below); (f) any liquidation, spin-off, split-up or dissolution of First Citizens; and (g) any agreement or other arrangement providing for any of the foregoing.

         For purposes of Article SIXTH, "Related Person" generally means any person, entity or group, including any affiliate or associate thereof, (other than First Citizens, any wholly-owned Subsidiary and any employee benefit plan sponsored by First Citizens or any such Subsidiary) that, at the time any Business Combination is agreed to, authorized or approved, is the beneficial owner of greater than 10% of the First Citizens Common Shares entitled to vote on such Business Combination.

Board Considerations

         Article SIXTH provides that when evaluating a Business Combination or any tender or exchange offer, the Board of Directors of First Citizens shall consider, without limitation: (a) the social and economic effects of the transaction on First Citizens and its Subsidiaries, employees, customers, creditors and community; (b) the business and financial conditions and earning prospects of the acquiring person or persons; and (c) the competence, experience and integrity of the acquiring person or persons and its or their management.

Shareholder Approval

         Article SIXTH provides that the affirmative vote of the holders of not less than 80% of each class of First Citizens Common Shares entitled to vote on the transaction shall be required for the approval of any Business Combination in which a Related Person has an interest (except proportionately as a shareholder); provided, however, the 80% voting requirement shall not be applicable if (a) the continuing directors, who at the time constitute at least a majority of the Board of Directors of First

Citizens, have approved the Business Combination by at least two-thirds vote or
(b) certain conditions relating to the fairness of the transaction have been satisfied. Pursuant to Article FIFTH, if the 80% voting requirement is inapplicable, the transaction under consideration may be authorized by the affirmative vote of the holders of First Citizens Common Shares entitling them to exercise a majority of the voting power of the corporation.

         Article SIXTH further provides that no amendment of First Citizens' Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the First Citizens Common Shares entitled to vote thereon; provided, however, the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by the Board of Directors of First Citizens by the affirmative vote of at least 2/3 of the continuing directors.


                     COMPARATIVE RIGHTS OF ICBC SHAREHOLDERS
                     ---------------------------------------

         As a consequence of the Parent Merger, shareholders of ICBC will become shareholders of First Citizens, and their rights as shareholders of First Citizens will be determined by the ORC and by First Citizens' Articles of Incorporation and Code of Regulations. In many instances, including cumulative voting rights, waiver of notice of annual meetings, the capacity to take action without a meeting, and the availability of indemnification for officers and directors, the rights of ICBC shareholders, which are currently governed by the ICBC Articles of Incorporation and the ORC, are substantially the same as the rights of First Citizens shareholders. The following summary compares certain rights of the holders of ICBC Common Shares to the rights of holders of First Citizens Common Shares in areas where those rights are materially different. However, this summary does not purport to be a complete description of such differences and is qualified in its entirety by reference to the ORC and the governing corporate instruments of ICBC and First Citizens.

AUTHORIZED AND OUTSTANDING SHARES

         ICBC has authorized 1,400,000 ICBC Common Shares, without par value, of which 614,186 are currently issued and outstanding. First Citizens has authorized 10,000,000 First Citizens Common Shares, without par value, of which 4,082,619 are currently issued and outstanding. As a result of the Parent Merger, First Citizens will have up to 5,146,015 First Citizens Common Shares issued and outstanding.

NOTICE OF SHAREHOLDER MEETINGS

         Notice of a special meeting of the ICBC shareholders must be given to the ICBC shareholders not less than ten (10) nor more than sixty (60) days before the date of such meeting. By contrast, notice of a special meeting of the First Citizens shareholders must be given not less than ten (10) nor more than sixty (60) days before the date of such meeting.

QUORUM

                  No particular number of ICBC shareholders is needed to establish a quorum for a meeting of the ICBC shareholders. A quorum at such meeting consists of the number of ICBC shareholders present in person or by proxy. By contrast, a majority of outstanding First Citizens Common Shares present in person or by proxy is required to constitute a quorum for a meeting of the First Citizens shareholders.

VOTING

         Both ICBC shareholders and First Citizens shareholders are entitled to one vote per share; and both ICBC shareholders and First Citizens shareholders are entitled to request cumulative voting in the election of directors.

         In most instances, matters submitted to the ICBC shareholders or to the First Citizens shareholders are decided by a majority of votes cast with respect thereto. However, pursuant to the default provisions of the ORC, ICBC shareholders may amend the ICBC Articles of Incorporation and approve certain business combinations and other change-of-control transactions, by the affirmative vote of the holders of ICBC Common Shares entitling them to exercise at least two-thirds of the voting power of the corporation. Further, in certain instances First Citizens has exercised its right to opt-out of the ORC's default shareholder voting provisions, such that an 80% affirmative vote is required for specified shareholder amendments to the First Citizens Articles of Incorporation and for shareholder approval of certain business combinations. See "DESCRIPTION OF FIRST CITIZENS COMMON SHARES--Provisions Relating to Business Combinations."

         A majority of votes cast by ICBC shareholders entitled to vote in the election of directors is sufficient to remove a director from the ICBC Board, except that an individual ICBC director may only be removed by the ICBC shareholders if the votes cast against his or her removal would not be enough to elect one director under the cumulative voting scheme. A majority of votes cast by First Citizens shareholders qualified to vote in the election of directors may also be sufficient to remove a director from the First Citizens Board, subject to two qualifications. First, in the event of a proposed Business Combination, the removal of a First Citizens director by the First Citizens shareholders requires the affirmative vote of not less than 80% of the First Citizens Common Shares entitled to vote with respect to such removal. Second, an individual First Citizens director may only be removed by the First Citizens shareholders if the votes cast against his or her removal would not be enough to elect one director under the cumulative voting scheme.

NOMINATION OF DIRECTORS

         ICBC has no specific requirements for nomination of a person to its Board. By contrast, First Citizens only recognizes nominations made by or at the direction of the Board of Directors, or by any shareholder present at a meeting of the First Citizens shareholders who complies with specified advance notice procedures. In most instances, to be timely, a shareholder must submit a nomination in writing to the secretary of First Citizens not less than 14 nor more than 50 days prior to the meeting of the First Citizens shareholders. However, if First Citizens fails to provide its shareholders with at least 21 days prior notice of the meeting, such written nomination need not be submitted until the earlier of (i) the close of business on the seventh day following notice of the meeting and (ii) seven days prior to the date of the meeting.

NUMBER OF DIRECTORS

         The ICBC Board of Directors, which at all times must consist of no fewer than nine (9) nor more eighteen (18) directors currently consists of ten
(10) directors. The First Citizens Board of Directors, which at all times must consist of no fewer than five (5) nor more than twenty-five (25) directors, currently consists of fifteen directors, fourteen of whom are outside directors. Each of the First Citizens' Board of Directors and the ICBC' Board of Directors is divided into three classes of approximately equal number, with each class being elected for staggered three-year terms.

PREEMPTIVE RIGHTS

         Unlike ICBC shareholders, First Citizens shareholders have preemptive rights to purchase or subscribe for any securities of any class of First Citizens under certain circumstances as outlined in First Citizens' Articles of Incorporation and as authorized by Section 1701.15 of the ORC.

                         PRO FORMA FINANCIAL INFORMATION
                         -------------------------------

         The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2001 and the unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2001, and for the year ended December 31, 2000 have been prepared to reflect First Citizens' acquisition of ICBC as if the acquisition had occurred on September 30, 2001 with respect to the balance sheet and as of January 1 with respect to each of the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of First Citizens will be made based on the underlying historical financial data at the time of the transaction. First Citizens' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

         The pro forma condensed consolidated financial information has been prepared based on the purchase transaction method of accounting assuming 1,063,396 First Citizens Common Shares will be issued and that no ICBC shareholders will dissent with respect to the Parent Merger. This information will vary if any ICBC shareholders dissent. For a discussion of the purchase transaction method of accounting, see "PROPOSED MERGER--Accounting Treatment" and "PROPOSED MERGER--Other Provisions of the Merger Agreement."

         The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2001 is not necessarily indicative of the combined financial position had the Parent Merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Parent Merger been effective at the beginning of the periods indicated, or of the future results of operations of First Citizens. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus.

         These pro forma financial statements do not include the effects of any potential cost savings which management believes will result from operating the ICBC banking business as branches and combining certain operating procedures.

First Citizens Banc Corp
Independent Community Banc Corp.
Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)


At September 30, 2001 (In thousands except per share data)


                                                                               Pro Forma
                                        Historical           Historical        Adjustments         Footnote Pro Forma
                                        First Citizens       ICBC              Debit/(Credit)      Reference Combined
ASSETS
Cash and due from banks              $  21,843              $   3,293                                       $ 25,136
Federal funds sold                      15,100                  8,050                                         23,150
Interest-bearing deposits                                         999                                            999
Securities available for sale          115,616                 16,663          $    (125)           (7)      132,154
Securities held to maturity                219                    729                                            948
Loans, net                             335,906                103,457                623            (1)      439,986
Premises and equipment                   7,107                  1,666                325            (2)        9,098
Goodwill                                 1,625                                    15,196            (3) (7)   16,821
Other identified intangible assets                              3,485             (2,512)           (4)          973
Accrued interest and other assets        6,769                  1,457                214            (9)        8,440
Total Assets                         $ 504,185              $ 139,799             13,721                    $657,705

Liabilities
Deposits                             $ 418,407              $ 123,951          $    (820)           (5)     $543,178
Securities sold under repurchase
   agreements                                                  13,296                310                      13,606
Other borrowings                        17,772                  2,285                                         20,057
Accrued expenses and other
   liabilities                           3,637                  1,182               (514)           (6)        5,333
Total Liabilities                      453,112                127,728             (1,334)                    582,174

Shareholders' Equity
Common stock                            23,258                  1,870            (22,588)           (8)       47,716
Surplus                                                         1,543              1,543            (8)            -
Retained earnings                       30,254                  8,826              8,826            (8)       30,254
Treasury stock                          (4,919)                  (280)              (280)           (8)       (4,919)
Accumulated other
   comprehensive income                  2,480                    112                112            (8)        2,480
Total Shareholders' Equity              51,073                 12,071            (12,387)                     75,531
Total Liabilities and
   Shareholders' Equity              $ 504,185              $ 139,799          $ (13,721)                   $657,705

First Citizens Banc Corp
Independent Community Banc Corp.
Pro Forma Condensed Combined Consolidated Statement of Income
(Unaudited)

For the nine months ended September 30, 2001 (In thousands except per share data)


                                                                Pro Forma
                                Historical      Historical      Adjustments       Footnote Pro Forma
                              First Citizens       ICBC         Debit/(Credit)    Reference Combined
Interest income                   $27,141        $7,530          $     201        (1) (10)     $34,470
Interest expense                   12,290         3,789               (612)       (5)           15,467

Net interest income                14,851         3,741               (411)                     19,003
Provision for loan losses             656           214                                            870
Net interest income after
  provision                        14,195         3,527               (411)                     18,133

Non-interest income                 3,821           731                                          4,552
Non-interest expense               12,689         2,957                173        (2) (4) (9)   15,819

Income before income taxes          5,327         1,301               (238)                      6,866
Provision for income taxes          1,482           401                 81        (11)           1,964

Net Income                        $ 3,845        $  899          $    (157)                    $ 4,902

Earnings Per Share:
   Basic                          $  0.94        $ 1.47
   Diluted                        $  0.94        $ 1.47

Pro Forma Earnings Per Share (12)
   Basic                                                                                       $  0.95
   Diluted                                                                                     $  0.95

First Citizens Banc Corp
Independent Community Banc Corp.
Pro Forma Condensed Combined Consolidated Statement of Income
(Unaudited)

For the year ended December 31, 2000 (In thousands except per share data)


                                                                Pro Forma
                                Historical      Historical      Adjustments       Footnote Pro Forma
                              First Citizens       ICBC         Debit/(Credit)    Reference Combined
Interest income                   $34,190        $9,923          $     279        (1) (10)     $43,834
Interest expense                   15,756         4,943               (692)       (5)           20,007

Net interest income                18,434         4,980               (413)                     23,827
Provision for loan losses             807           373                                          1,180
Net interest income after
  provision                        17,627         4,607               (413)                     22,647

Non-interest income                 5,663           947                                          6,610
Non-interest expense               15,466         3,835                230        (2) (4) (9)   19,531

Income before income taxes          7,824         1,719               (183)                      9,726
Provision for income taxes          2,132           523                 62        (11)           2,717

Net Income                        $ 5,692        $1,196          $    (121)                    $ 7,009

Earnings Per Share:
   Basic                          $  1.39        $ 1.97
   Diluted                        $  1.39        $ 1.97

Pro Forma Earnings Per Share (13)
   Basic                                                                                       $  1.36
   Diluted                                                                                     $  1.36

Notes:
(1) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield basis over the estimated period to maturity or repricing of the portfolio, which averages 4 1/2 years.

(2) Represents the estimated fair market value adjustment related to the office properties and is assumed to amortize on a straight line basis over the estimated life of 40 years.

(3) Represents the excess of the fair value of First Citizens Common Shares estimated to be issued plus direct acquisition costs over the estimated fair value of the net assets acquired.

(4) Represents the elimination of the historical core deposit intangible and goodwill of ICBC in the amount of $3,485 and establishment of the estimated core deposit intangible related to the proposed acquisition by First Citizens in the amount of $973, which is assumed to amortize into non-interest expense on an accelerated basis over 10 years, the expected average life of core deposits.

(5) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits which averages 10 months.

(6) Represents accrual of certain estimated acquisition costs of $1,532, the related estimated tax effect of $280 and deferred taxes related to estimated purchase accounting adjustments of $783.

(7) Represents an adjustment to reflect the cost of 5,754 ICBC Common Shares previously acquired by First Citizens as a component of total transaction cost.

(8) Represents the elimination of ICBC equity on a historical basis and the issuance of an estimated 1,063,396 shares of First Citizens based on an exchange multiple of 1.7. The estimate of shares to be issued assumes the exercise of 17,000 ICBC options which vest upon the change in control, and excludes 5,754 shares of ICBC common stock currently held by First Citizens.

(9) Represents estimated value of non-compete agreements which will be amortized over their lives of 24 months.

(10) Represents amortization of fair value adjustment related to investment securities on a level yield basis over their estimated remaining lives which average 2 1/2 years.

(11) Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 34%.

(12) Basic and diluted pro forma earnings per share for the nine months ended September 30, 2001 have been computed based on 5,146,363 weighted average shares outstanding.

(13) Basic and diluted pro forma earnings per share for the year ended December 31, 2000 have been computed based on 5,170,665 weighted average shares outstanding.

(14) The impact of pro forma adjustments increase/(decrease) on Net Income for the first five years are as follows (in thousands):

                  Year 1            $ 121
                  Year 2             (225)
                  Year 3             (126)
                  Year 4             (111)
                  Year 5              (84)

                   INFORMATION WITH RESPECT TO FIRST CITIZENS
                   ------------------------------------------

BUSINESS

         First Citizens is a bank holding company organized in 1987 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has three wholly-owned banking subsidiaries: The Citizens Banking Company, a commercial bank organized and existing under the laws of the State of Ohio ("CBC"); The Castalia Banking Company, a commercial bank organized and existing under the laws of the State of Ohio ("Castalia"); and The Farmers State Bank, a commercial bank organized and existing under the laws of the State of Ohio ("Farmers"). In addition, First Citizens has five wholly-owned nonbank subsidiaries which provide services related to its primary business: SCC Resources, Inc., an Ohio corporation which provides data processing services; R.A. Reynolds Appraisal Services, Inc., an Ohio corporation which provides real estate appraisal services; Mr. Money Finance Company, an Ohio corporation which provides consumer-lending products; First Citizens Title Insurance Agency, Inc., an Ohio corporation which provides mortgage services; and First Citizens Insurance Agency, Inc., an Ohio corporation which provides insurance products. As of September 30, 2001 and December 31, 2000, First Citizens had total consolidated assets of approximately $504.2 million and $489.3 million and total shareholders' equity of $51.1 million and $47.9 million, respectively.

         First Citizens' primary business is incidental to its three operating bank subsidiaries, CBC, Castalia and Farmers. Located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, CBC, Castalia and Farmers conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens Common Shares are listed on the Nasdaq SmallCap Market. For the nine months ended September 30, 2001, First Citizens' annualized return on assets and return on equity was 1.03% and 10.37%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio 44870. The telephone number of First Citizens' executive offices is (419) 625-4121.

SELECTED FINANCIAL INFORMATION

         Selected financial statements with respect to First Citizens can be found on pages 3 through 7 of First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001 and are incorporated herein by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2001

         First Citizens' Management's Discussion and Analysis of Financial Condition and Results of Operations for the quarter and nine months ended September 30, 2001, as compared to the same periods ended September 30, 2000, is included in First Citizens' Form 10-Q for the quarter ended September 30, 2001, which is incorporated herein by reference and attached hereto as Appendix F. Such discussion should be read in conjunction with (i) the interim consolidated financial statements and the footnotes thereto included in the Form 10-Q and
(ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2000 included in First Citizens' Form 10-K for the year ended December 31, 2000, which also is incorporated herein by reference and attached hereto as Exhibit E.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Information concerning First Citizens' market risk can be found on pages 23 through 25 of First Citizens' quarterly report on Form 10-Q for the quarter ended September 30, 2001, which is incorporated herein by reference and attached hereto as Appendix F.

CERTAIN STATISTICAL INFORMATION WITH RESPECT TO FIRST CITIZENS

         Certain statistical information with respect to First Citizens, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 4 through 12 of First Citizens' 2000 Annual Report on Form 10-K, which is incorporated herein by reference and attached hereto as Appendix E.

MANAGEMENT

         The following table sets forth certain information concerning the directors and executive officers of First Citizens:

NAME                          AGE     POSITION WITH FIRST CITIZENS
----                          ---     ----------------------------

John L. Bacon                 76       Director
Robert L. Bordner             65       Director
Mary Lee G. Close             86       Director
Blythe A. Friedley            52       Director
Richard B. Fuller             80       Director
H. Lowell Hoffman, M.D.       79       Director
Lowell W. Leech               75       Director and Chairman of the Board
Dean S. Lucal                 64       Director
James O. Miller               49       Executive Vice President
W. Patrick Murray             61       Director
George L. Mylander            69       Director
Paul H. Pheiffer              76       Director
Robert L. Ransom              55       Director
David H. Strack, D.D.S.       58       Director
David A. Voight               59       Director and President
Richard O. Wagner             88       Director

         Set forth below is a brief description of the business experience of each director and executive officer of First Citizens:

         MR. BACON has served as a Director of First Citizens since 1987, as a Director of CBC since 1973 and as a Director of Castalia since 1990. In addition, Mr. Bacon serves as Chairman Emeritus of Mack Iron Works Company, a metal fabrication company headquartered in Sandusky, Ohio.

         MR. BORDNER has served as a Director of First Citizens since 1998 and as a Director of Farmers since 1979. Mr. Bordner also serves as the President of Herald Printing Company.

         MS. CLOSE has served as a Director of First Citizens since 1987 and as a Director of CBC since 1983. In addition, Ms. Close manages a portfolio of personal investments.

         MS. FRIEDLEY has served as a Director of First Citizens since 1998 and as a Director of Farmers since 1986. In addition, Ms. Friedley is the owner and President of Friedley & Co. Insurance Agency and is also a Director of Union Banking Company.

         MR. FULLER has served as a Director of First Citizens since 1987, as a Director of CBC since 1960 and as a Director of Mr. Money Finance Company since 2000. Mr. Fuller is retired from his career in the manufacturing industry.

         DR. HOFFMAN has served as a Director of First Citizens since 1987, as a Director of CBC since 1980, as a Director of SCC Resources, Inc. since 1993. Dr. Hoffman is retired from his career as a surgeon.

         MR. LEECH has served as a Director of First Citizens since 1987 (serving as Chairman of its Board since 1987), as a Director of CBC since 1975 (serving as Chairman of its Board since 1990) and as a Director of Castalia since 1990 (serving as Chairman of its Board since 1990). Mr. Leech's career in the banking industry included service as President of CBC.

         MR. LUCAL has served as a Director of First Citizens since 1987, as a Director of CBC since 1973, as a Director of R.A. Reynolds Appraisal Services, Inc. since 1993, as a Director of Farmers since 1998 and as a Director of Mr. Money Finance Company since 2000. In addition, Mr. Lucal has been a partner in the law firm of Buckingham, Lucal, McGookey and Zeiher, L.P.A. (and its predecessors) since 1965.

         MR. MILLER has served as Executive Vice President of First Citizens since 1998, as Executive Vice President of CBC since 1998, as Treasurer and Secretary of SCC Resources, Inc. since 1993, as Secretary of Reynolds Appraisal Services, Inc. since 1994 and as a director of Mr. Money Finance Company since 2000.

         MR. MURRAY has served as a Director of First Citizens since 1987, as a Director of CBC since 1983 and as a Director of Castalia since 1990. In addition, Mr. Murray has been a partner in the law firm of Murray and Murray Company, L.P.A. since 1965.

         MR. MYLANDER has served as a Director of First Citizens since 1987 and as a Director of CBC since 1965. Mr. Mylander is retired from his career as an educator. Mr. Mylander is also the Chairman of Firelands Community Hospital.

         MR. PHEIFFER has served as a Director of First Citizens since 1987 and as a Director of CBC since 1968. In addition, Mr. Pheiffer serves as Chairman of the Board of Sandusky Bay Investment Company, Ltd., a marina development and operating company located in Sandusky, Ohio.

         MR. RANSOM became a Director of First Citizens in 2001 and has served as a Director of Castalia since 1991. Mr. Ransom is the owner and operator of Ransom Funeral Home.

         DR. STRACK became a Director of First Citizens in 2001 and has served as a Director of Castalia since 1993. Dr. Strack is retired from his career in Dentistry.

         MR. VOIGHT has served on the respective Boards of First Citizens and CBC since 1989, as a Director of SCC Resources, Inc. since 1993, as a Director of R.A. Reynolds Appraisal Services, Inc. since 1993, as a Director of Farmers since October 1997 and as a Director of Mr. Money Finance Company since 2000. In addition, Mr. Voight has served as President of First Citizens since 1992 and President and Chief Executive Officer of CBC since 1992.

         MR. WAGNER has served as a Director of First Citizens since 1987 and as a Director of CBC since 1968. Mr. Wagner is retired from his career in the banking industry, which included service as President of CBC.

         Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to First Citizens is set forth in First Citizens' Proxy Statement dated March 16, 2001 which is incorporated by reference in First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000. First

Citizens' 2000 annual report is incorporated by reference in this Proxy Statement/Prospectus and is attached hereto as Appendix E. See "Information Incorporated by Reference" below. ICBC shareholders who wish to obtain copies of these documents may contact First Citizens at its address or telephone number set forth under "AVAILABLE INFORMATION."

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth (i) as of December 11, 2001 and (ii) after consummation of the Parent Merger, the total number and percentage of First Citizens Common Shares beneficially owned by each director of First Citizens, each executive officer of First Citizens, and all directors and executive officers of First Citizens as a group. The number of First Citizens Common Shares shown as being beneficially owned by each such director and executive officer are those over which he or she has either sole or shared voting or investment power. As of December 11, 2001, there were 4,082,619 shares issued and outstanding and 180,782 shares were held in treasury. The percent of beneficial ownership of management after the Parent Merger was calculated based on an exchange ratio of 1.7 First Citizens Common Shares for each ICBC Common Share, assuming that no dissenters' rights will be exercised by ICBC shareholders and that all 614,186 outstanding ICBC Common Shares will be exchanged for First Citizens Common Shares in the Parent Merger.


-----------------------------------------------------------------------------------------------------------------
                                      AMOUNT AND NATURE OF     PERCENT OF CLASS AS OF    PERCENT OF CLASS AFTER
NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     DECEMBER 11, 2001         PARENT MERGER
------------------------              --------------------     ----------------------    ------------------------
John L. Bacon
(9)(10)(12)(14)(15)                           1,784                     *                          *

Robert L. Bordner
(11)(16)                                     17,312                     *                          *

Mary Lee G. Close
(4)(12)(14)                                  98,562                   2.41%                      1.92%

Blythe A. Friedley
(7)(10)(16)                                 250,801                   6.14%                      4.87%

Richard B. Fuller
(10)(11)(12)(13)(14)(19)                     10,400                     *                          *

H. Lowell Hoffman, M.D.
(5)(9)(11)(12)(13)(14)
(15)(17)                                     21,600                     *                          *

Lowell W. Leech
(6)(9)(13)(14)(15)                           24,280                     *                          *

Dean S. Lucal
(1)(9)(11)(12)(13)(14)(16)
(18)(19)                                     11,420                     *                          *

James O Miller
(8)(10)(14)                                   2,480                     *                          *

W. Patrick Murray
(2)(12)(13)(14)(15)                         131,300                   3.21%                      2.55%

George L. Mylander
(10)(11)(13)(14)                            367,883                   9.01%                      7.14%

Paul H. Pheiffer
(3)(10)(11)                                  87,778                   2.15%                      1.71%

Robert L. Ransom
(9)(10)(15)                                      80                     *                          *

David H. Strack, D.D.S.
(11)(13)(15)                               1,211.42                     *                          *

David A. Voight
(9)(11)(14)(16)(17)(18)(19)                6,834.87                     *                          *

Richard O. Wagner
(9)(10)                                      12,800                     *                          *

-----------------------------------------------------------------------------------------------------------------
All directors and executive            1,046,526.28                  25.63%                    20.34%
officers as a group (16 persons).
-----------------------------------------------------------------------------------------------------------------

*  Shares owned represent less than 1% of class.

         (1) 2,304 shares owned directly by Dean S. Lucal; 9,116 shares owned jointly with spouse, Martha Jane Lucal.

         (2) 30,300 shares owned directly by W. Patrick Murray self-directed IRA; 101,000 shares owned jointly by W. Patrick Murray with spouse, Louise Murray.

         (3) 3,451 shares held directly by Paul H. Pheiffer; 22,419 shares held in revocable Trust for Paul H. Pheiffer and spouse, Catharine J. Pheiffer; 61,908 shares held by Catharine J. Pheiffer, Trustee, for J. Richard Dorn Trust.

         (4) 96,240 shares owned directly by Mary Lee G. Close; and 2,322 shares owned by son, David A. Close.

         (5) 20,800 shares owned directly by Harry L. Hoffman self-directed IRA; 800 shares owned jointly by Harry L. Hoffman with spouse, Helen A. Hoffman.

         (6) 10,800 shares owned directly by Lowell W. Leech Trust; 10,800 shares owned directly by spouse, Betty J. Leech Trust; 800 shares held by Lowell
W. Leech self-directed IRA; and 1,880 shares held by Betty J. Leech self-directed IRA.

         (7) 26,280 shares owned directly by Blythe A. Friedley; 18,276 shares in the Arlene Friedley Trust, 163,732 shares in the R. W. Friedley Trust; and 14,171 shares each for Ms. Friedley's three sons Scott McDougal, Keith McDougal, and Todd McDougal.

         (8) 2,000 shares held by spouse, Martha M. Miller; and 240 shares each for Mr. Miller's daughters, Alexis and Allyson.

         (9) Member of Asset-Liability Committee.

         (10) Member of Nominating Committee.

         (11) Member of Executive Committee.

         (12) Member of Risk Management (Audit) Committee.

         (13) Member of Compensation, Benefits and Liability Committee.

         (14) Member of Citizens Banking Company Board of Directors

         (15) Member of Castalia Banking Company Board of Directors

         (16) Member of Farmers State Bank Board of Directors

         (17) Member of SCC Resources, Inc. Board of Directors

         (18) Member of Reynolds Appraisal Service, Inc. Board of Directors

         (19) Member of Mr. Money Finance Company Board of Directors

MARKET PRICE OF FIRST CITIZENS COMMON SHARES

         First Citizens Common Shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." The brokerage firms of McDonald & Company, Salomon Smith Barney and Stifel, Nicolaus currently act as market makers for First Citizens Common Shares.

         Information regarding the market price and dividends paid on the First Citizens Common Shares with respect each quarterly period during 1999 and 2000 may be found on pages 2 and 3 of First Citizens' 2000 Annual Report. As of December 11, 2001 the Nasdaq SmallCap Market closing price of First Citizens Common Shares was $22.00 and First Citizens Common Shares were held by approximately 1530 shareholders.

INFORMATION INCORPORATED BY REFERENCE

         First Citizens has filed with the Commission its Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively, and a Current Report on Form 8-K dated November 1, 2001. Each of those documents is also incorporated herein by reference. Certain specific information contained therein, which is incorporated herein by reference, may be found in the following places. Specifically, information about First Citizens' industry segments may be found on page 2 of the 2000 Annual Report; selected financial information may be found on page 13 of the 2000 Annual Report; management's discussion and analysis of First Citizens' financial condition and results of operations for the year ended December 31, 2000 may be found on page 13 of the 2000 Annual Report; management's discussion and analysis of First Citizens' financial condition and results of operations for the quarter ended September 30, 2001 may be found on pages 17 through 23 of the Form 10-Q for the quarter then ended; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures may be found on page 14 of the 2000 Annual Report. A copy of First Citizens' Annual Report on Form 10-K for the year ended December 31, 2000 is attached as Appendix E to this Proxy Statement/Prospectus. A copy of First Citizens' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 is attached as Appendix F to this Proxy Statement/Prospectus.


                        INFORMATION WITH RESPECT TO ICBC
                        --------------------------------

BUSINESS

         GENERAL. ICBC was incorporated under Ohio law in 1986 as a bank holding company. ICBC owns all of the outstanding shares of The Citizens National Bank of Norwalk, a national banking association ("CNBN"). CNBN was originally formed on June 12, 1902, as The Citizens Banking Company, a state chartered bank. In 1918, The Citizens Banking Company acquired The Norwalk National Bank, a national bank organized in 1865 and one of the oldest financial institutions in the State of Ohio. At such time, The Citizens Banking Company converted into a national banking association under the name of The Citizens National Bank of Norwalk.

         ICBC's principal executive offices are located at 16 Executive Drive, Norwalk, Ohio 44857. The telephone number of ICBC's executive offices is (419) 744-3100. CNBN conducts its principal business through three branch offices in Norwalk, Ohio, and provides a full range of commercial banking services, including trust services, to business firms, professional organizations and individuals primarily in Huron and Erie Counties of Ohio.

         LENDING ACTIVITIES. CNBN's lending activities have historically focused on commercial loans secured by the various assets of small and medium sized business enterprises, including commercial and non-residential real estate; personal installment loans for the purchase of automobiles and other personal goods; mortgage loans secured by residential real estate; credit card loans; and home equity loans.

         The extension of credit by CNBN to business firms, professional groups and individuals is subject to the ordinary risks related to such transactions, principally the risk that the loan will not be repaid as agreed. Management and the Board of Directors regularly review CNBN's underwriting standards and loan policies, both of which are designed to limit the normal risks associated with lending activities. As of September 30, 2001, over 95% of CNBN's total loan portfolio was secured by collateral of various types. As of that same date, there were $375,036 in loans classified as nonperforming, representing 0.36% of CNBN's total loan portfolio. See "Loan Delinquencies" and "Allowance For Loan Losses".

         The table below contains data relating to the composition of CNBN's loan portfolio at the dates indicated:

                                                                                At December 31,
                                                                                ---------------
                              At September 30, 2001                2000                                  1999
                              ---------------------                ----                                  ----
                                            Percent                       Percent                       Percent
                               Amount      of Total        Amount        of Total         Amount       of Total
                               ------      --------        ------        --------         ------       --------
Business                  $ 58,214,468        55.61%       $ 54,426,758        51.58%       $ 44,270,813        46.06%
Personal                    20,417,290        19.50          23,913,454        22.66          27,167,649        28.26
Residential real estate     18,092,290        17.28          19,317,151        18.31          17,351,549        18.05
Credit lines                 7,589,510         7.25           7,475,740         7.08           6,907,288         7.19
Credit card
  and overdrafts               377,367         0.36             395,736         0.37             426,995         0.44
                          ------------       ------        ------------       ------        ------------       ------
Total loans                104,690,925       100.00%        105,528,839       100.00%         96,124,294       100.00%
                          ============       ======        ============       ======        ============       ======
Less:
  Allowance for
  loan losses               (1,234,247)                      (1,240,777)                     (1,147,158)
                          -------------                    ------------                    ------------
Total loans, net         $ 103,456,678                     $104,288,062                     $94,977,136
                          =============                    ============                    ============


         The following table presents certain information at September 30, 2001 regarding the dollar amount of loans maturing in ICBC's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.

                                                             At September 30, 2001
                                                             ---------------------
                                                                                           Credit
                                                              Real           Credit       Cards and       Total
                          Business          Personal         Estate           Lines      Overdrafts       Loans
                          --------          --------         ------           -----      ----------       -----
Amount due in:
   One year or less     $  6,705,229   $    672,112   $    214,723   $    751,846   $    377,367   $  8,721,277
   More than one year
     to five years         8,313,775     18,478,066        195,939      6,478,975           --       33,466,755
   More than five
     years                43,195,464      1,267,112     17,681,628        358,689           --       62,502,893
                        ------------   ------------   ------------   ------------   ------------   ------------
     Total amount
       due              $ 58,214,468   $ 20,417,290   $ 18,092,290   $  7,589,510   $    377,367   $104,690,925
                        ============   ============   ============   ============   ============   ============

         The following table sets forth, at September 30, 2001, the dollar amount of loans contractually due after September 30, 2002, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                 Due After September 30, 2002
                                                                 ----------------------------
                                                          Fixed          Adjustable             Total
                                                          -----          ----------             -----
         Business                                  $    11,037,414     $    40,471,825    $     51,509,239
         Personal                                       19,300,556             444,622          19,745,178
         Real estate                                     7,461,435          10,416,132          17,877,567
         Credit lines                                    6,380,398             457,266           6,837,664
         Credit cards and overdrafts                             -                   -                   -
                                                   ---------------     ---------------    ----------------
              Total loans                          $    44,179,803     $    51,789,845    $     95,969,648
                                                   ===============     ===============    ================


         BUSINESS LOANS. CNBN offers various business loan products, including secured and unsecured lines of credit for working capital requirements, term loans secured by real estate, SBA and US Department of Agriculture guaranteed loans, loans secured by equipment and vehicles, lease transactions, construction loans, business manager lines of credit, and loans secured by non-residential, multifamily and commercial real estate. Business loans are typically secured by the business assets of the borrower, including accounts receivable, inventory, equipment and real estate. Business loans frequently have other collateral such as the personal assets of the business owner. At September 30, 2001, the $58,214,468 in business loans constituted 55.61% of CNBN's total loans, or 41.64% of CNBN's total assets.

         Business loans are generally made at adjustable rates of interest tied to CNBN's base rate or another interest rate index agreed upon by the borrower and CNBN. Business loans are typically written for terms of 90 days to five years; however, certain business loans secured by real estate have terms of up to twenty-five years. An analysis of cash flow, leverage, liquidity, character, and collateral is generally performed when CNBN underwrites business loans. Typically, business loans involve greater levels of credit risk because some loans are unsecured or secured by rapidly depreciating assets such as accounts receivable, inventory or equipment, some of which may not provide an adequate source of repayment of the outstanding loan balance.

         PERSONAL LOANS. CNBN makes various types of personal loans, including automobile loans, home improvement loans, loans secured by deposits or securities and unsecured personal loans. At September 30, 2001, the $20,417,290 in personal loans constituted 19.50% of CNBN's total loans and 14.60% of total assets.

         Personal loans are made at fixed or variable rates of interest and generally for terms of 90 days to five years. Personal loans, particularly unsecured loans or loans secured by rapidly depreciating assets such as automobiles, may entail greater risk than home improvement loans. Repossessed collateral for a defaulted personal loan may not provide an adequate source of repayment of the outstanding loan balance. The risk of default on personal loans increases during periods of recession, high unemployment and other adverse conditions. See "Loan Delinquencies" and "Allowance for Loan Losses".

         RESIDENTIAL REAL ESTATE LOANS. CNBN offers a wide range of conventional real estate loans for the acquisition or construction of one- to four-family residential properties located within CNBN's primary market of Huron County and neighboring counties. A mortgage or deed of trust on the underlying real estate and improvements secures each loan. Real estate loans are normally written to conform to the standards of the secondary mortgage market. At September 30, 2001, the $18,092,290 in real estate loans constituted 17.28% of CNBN's total loans or 12.94% of CNBN's total assets.

         CNBN offers fixed-rate and adjustable-rate mortgage loans ("ARMs"). The ARMs have initial interest rate adjustment periods generally of one year, three years or five years. The new rate of interest at each adjustment date is determined by adding a stated margin to an index identified at the time the loan is originated. Fixed rate mortgage loans with 15, 20 and 30-year terms are originated using documentation acceptable to the secondary mortgage market. CNBN does not approve, fund or retain these loans, but only acts as the originating party, for which it receives a fee.

         CREDIT LINE LOANS. Credit line loans are primarily home equity loans or personal lines of credit secured by either a first or second mortgage on the borrower's primary residence. The maximum amount advanced will generally be limited to 95% of the appraised value of the residence less any prior liens; however, on a limited basis and for borrowers with extremely strong payment and credit records, CNBN has made home equity loans up to 100% of the appraised value of the residence, less the amount of any prior liens. Interest rates are determined based upon the loan to value relationship and the borrowers' credit history. All loans and lines above $50,000 require an appraisal performed by a qualified and Bank approved appraiser. For loans and lines of $50,000 or lower, 125% of the real estate tax appraisal amount may be used when determining the value of the residence. In addition, credit line loan approvals require prospective borrowers to complete a standard loan application and have a satisfactory credit payment history.

         CREDIT CARD BALANCES. CNBN operates as a card-issuing bank for both VISA International, Inc., and Mastercard International, Inc., systems. CNBN must adhere to all the rules and regulations of each system. Credit card accounts are opened in stated amounts for qualified applicants upon receipt of a completed application, confirmation of a satisfactory credit payment history and the approval by an authorized loan officer. Prospective borrowers must provide sufficient and accurate credit information that will enable the loan officer to make an appropriate decision. Examples of standard credit information required are age, employment history, outstanding indebtedness and income information. CNBN does not solicit credit card accounts but offers this service to existing customers as an additional lending convenience.

         LOAN PARTICIPATIONS. Under federal regulations, CNBN's loans and extensions of credit to a person or business firm at any time generally may not exceed 15% of CNBN's total capital. As a result, CNBN has historically sold the portion of any loan, which exceeds such limits to other financial institutions. During the nine month period ended September 30, 2001, CNBN sold $2,851,606 in participations in loans to others.

         CNBN has also purchased loans from other financial institutions. At September 30, 2001, the $58,214,468 total of CNBN business loans included $10,970,147 in participations in business loans purchased from others; the $20,417,290 total of CNBN personal loans included $1,405,128 in loans purchased from others; and the $18,092,290 total of CNBN real estate loans included $4,973,045 in real estate loans purchased from others.

         GUARANTEED LOANS. CNBN participates in various loan guarantee programs pursuant to which a portion of a loan made by CNBN will be guaranteed by a government agency, as a result of which the credit quality of the loan portfolio will be improved. These loans will normally be underwritten in accordance with the guidelines of the respective governmental agencies (Small Business Administration or US Department of Agriculture), as well as CNBN's lending guidelines. As of September 30, 2001, CNBN had a total of twenty-five guaranteed loans with a current balance of $5,617,864 and a guaranteed balance of $5,016,170, leaving CNBN with a non-guaranteed exposure of $601,694.

         LOAN SOLICITATION AND PROCESSING. Loan applications are developed from a number of different sources, including direct solicitations by loan officers, referrals from customers, direct mail campaigns, walk-in customers, calls on local realtors and automobile dealers, and continuing business with existing depositors and borrowers.

         Small business loans are underwritten on the basis of the borrower's historic income and expenses, projections of future cash flows, ability to repay the loan and credit history, character of the borrower, the ability of management as well as the value of the collateral, if any. All business loan approvals in excess of $250,000 require the preparation of a detailed commercial loan credit summary. The summary includes basic information on the customer, an outline of the loan request, the purpose of the loan and the repayment sources, collateral summary, list of current borrowings, list of other debts, source of the request or referral, background information, financial analysis, financial spread sheets, a loan grade, and an officer recommendation.

         Consumer loans, including credit lines and credit cards, are underwritten on the basis of the borrower's credit history and an analysis of the borrower's income and expenses, ability to repay the loan, credit and payment history, as well as the value of the collateral, if any.

         Residential real estate loans are underwritten on the basis of the borrower's credit history, an analysis of the borrower's income and expenses, an independent appraisal of the property, appropriate title insurance policy, proof of hazard insurance and other appropriate documents that might be necessary for the specific loan request. Since construction loans carry a higher degree of risk, additional documentation is required such as an inspection by an outside professional in conjunction with each loan draw request and a completion inspection to obtain a final market value certification prior to final funding of the loan.

         LOAN DELINQUENCIES. When a borrower fails to make a required payment on a loan, CNBN attempts to cause the deficiency to be cured by contacting the borrower as soon as possible. In most cases, the deficiencies are cured promptly. CNBN's loan officers are responsible for the quality of the loan portfolio, as a result of which officers are directly involved in the collection process. Attempts to contact a late borrower are made within five days after payment is due from the borrower. In addition to late notices, loan officers use letters, telegrams, telephone calls and face-to-face meetings with borrowers in their efforts to cure any delinquencies.

         CNBN attempts to minimize loan delinquencies through the assessment of late fees and interest rate increases and adherence to its continuous and ongoing collection process. CNBN's management, lending officers and Board of Directors review all delinquent loans on a monthly basis. Around the 90th day of delinquency, CNBN's management will analyze all collection efforts and assess alternatives that may be available under the circumstances to foreclosing on the collateral securing the loan. If foreclosure action is taken, the loan is referred to a designated outside foreclosure attorney.

         The following table reflects the amount of nonperforming loans at the dates indicated:

                                                                   September 30,        At December 31,
                                                                   -------------        ---------------
                                                                       2001          2000           1999
                                                                       ----          ----           ----
         Accruing loans past due 90 days or more:
             Business                                           $         -   $         -    $      90,347
             Personal                                                     -        24,856           22,065
             Real estate                                                  -             -                -
             Credit lines                                                 -             -                -
             Credit cards                                               673         1,933              479
                                                                -----------   -----------    -------------
                Total                                                   673        26,789          112,891
         Nonaccruing loans:
             Business                                               349,394       390,791          938,417
             Personal                                                     -         9,311                -
             Real estate                                                  -       246,960          132,919
             Credit lines                                            24,969             -                -
             Credit cards                                                 -             -                -
                                                                -----------   -----------    -------------
                Total                                               374,363       647,062        1,071,336

         Total non-performing loans                                 375,036       673,851        1,184,227
         Troubled debt restructurings                                     -             -                -
         Real estate owned (REO)                                          -             -                -
         Other repossessed assets                                     5,000        15,500           18,000
                                                                -----------   -----------    -------------
         Troubled debt restructurings and total
           nonperforming assets                                 $   380,036   $   689,351    $   1,202,227
                                                                ===========   ===========    =============
         Total nonperforming loans and troubled debt
           restructurings as a percentage of total loans              0.36%         0.65%           1.25%
         Total nonperforming assets and troubled debt
           restructurings as a percentage of total assets             0.27%         0.50%           0.90%

         ALLOWANCE FOR LOAN LOSSES. The Board of Directors reviews on a monthly basis the allowance for loan losses as it relates to a number of relevant factors, including, but not limited to, trends in the level of nonperforming assets and classified loans, current economic conditions in the primary lending area, past loss experience and probable losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. While the Board of Directors believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments, and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. For the nine month period ended September 30, 2001, the provision for loan losses was $214,000, representing 0.20% of the loan portfolio.

The following table presents an analysis of CNBN's allowance for loan losses:

                                                            Nine Months Ended                   Year Ended
                                                              September 30                     December 31,
                                                              ------------                     ------------
                                                          2001            2000            2000            1999
                                                          ----            ----            ----            ----
         Allowance for loan losses,
           beginning of period                      $   1,240,777    $   1,147,158   $   1,147,158   $      916,449
         Charged-off-loans:
             Real estate                                        -          (10,659)        (10,659)               -
             Consumer                                    (273,454)        (232,884)       (307,406)        (289,455)
             Business                                     (85,661)               -         (54,302)               -
                                                    -------------    -------------   -------------   --------------
                Total charged-off loans                  (359,115)        (243,543)       (372,367)        (289,455)
         Recoveries on loans previously
           charged off:
             Real estate                                        -              145             145                -
             Consumer                                     124,154           79,100          92,841          125,164
             Business                                      14,431                -               -                -
                                                    -------------    -------------   -------------   --------------
                Total recoveries                          138,585           79,245          92,986          125,164
                                                    -------------    -------------   -------------   --------------
         Net loans charged-off                           (220,530)        (164,298)       (279,388)        (164,291)
         Provision for loan losses                        214,000          216,000         373,000          395,000
                                                    -------------    -------------   -------------   --------------
         Allowance for loan losses,
           end of period                            $   1,234,247    $   1,198,860   $   1,240,777   $    1,147,158
                                                    =============    =============   =============   ==============

         Net loans charged-off to average
           interest-earning loans                            0.21%           0.18%            0.28%           0.18%
         Allowance for loan losses to
           total loans                                       1.18%           1.20%            1.18%           1.19%
         Allowance for loan losses to
           nonperforming loans and troubled
           debt restructurings                             329.10%         115.87%          184.13%          96.87%


         The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.


                                                                                 At December 31,
                                                                                 ---------------
                                               September 30, 2001                  2000                      1999
                                              -------------------                  ----                      ----
                                                         % of                      % of                      % of
                                                         Loans                     Loans                     Loans
                                                        in Each                   in each                   in Each
                                                       Category                  Category                  Category
                                                       to Total                  to Total                  to Total
                                          Amount         Loans       Amount        Loans       Amount        Loans
                                          ------         -----       ------        -----       ------        -----
Real estate                            $     30,000      17.28%  $     30,000      18.31%   $          -    18.05%
Consumer                                     65,000      27.11         70,291      30.11         223,808    35.89
Business                                    743,682      55.61        664,230      51.58         417,673    46.06
Unallocated                                 395,565      N/A          476,256      N.A           505,677    N/A
                                       ------------     -------  ------------     ------    ------------    ------
   Total allowance for loan losses     $  1,234,247     100.00%  $  1,240,777     100.00%   $  1,147,158    100.00%
                                       ============     =======  =============    ======    ============    ======

         LIQUIDITY AND INTEREST RATE RISK MANAGEMENT ACTIVITIES. Liquidity management is an integral part of CNBN's risk management systems and is directed by CNBN's Asset and Liability Committee (ALCO). The liquidity management process has many components, including an evaluation of the trend and stability of deposits, the availability of assets convertible into cash without undue loss, access to other sources of funding, the adequacy of liquidity sources to meet liquidity needs and the diversification of funding sources.

         Interest rate risk is the risk that CNBN's financial condition and results of operations will be adversely affected due to movements in interest rates. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over the interest paid on interest-bearing liabilities. Accordingly, CNBN places great importance on monitoring and controlling interest rate risk.

         CNBN hired BPS Associates, Inc. of Bloomington, Minnesota, to assist it with its asset and liability management process. BPS is a registered non-discretionary institutional fixed-income portfolio manager serving community banks throughout the United States. BPS offers advice, decision support and transaction management as well as regular management reports, bond accounting reports and overall risk management reports. As the end of the month following each quarter (April, July, October and January), BPS produces for CNBN the following three asset and liability reports: Static Gap Report; Economic Value of Equity Report; and Dynamic Interest Rate Risk Analysis. The Static Gap Report looks at assets and liabilities as they reprice in different time periods. The Economic Value of Equity Report calculates the effect on equity of a shift in interest rates of +/- 300 basis points. The Dynamic Interest Rate Risk Analysis calculates risk to net interest income under three different rate scenarios.

         As part of CNBN's Funds Management Policy, the Board of Directors has established guidelines to limit interest rate risk exposure and to protect net interest margin. CNBN's ALCO and the Board monitor the Net Interest Income At Risk and the Economic Value of Equity at Risk on a quarterly basis. The Board has established a maximum acceptable percentage change in Net Interest Income of 10.0%. The Board also established an acceptable percentage change in the Economic Value of Equity Capital at 25.0%. The ALCO monitors the spread between short-term and long-term liabilities, and at the appropriate time, lengthens its interest-bearing liabilities to keep the percent change in Economic Value of Equity within acceptable limits.

         The following chart reflects the potential sensitivity of CNBN's financial instruments to sudden and sustained +/- 200 basis point change in interest rates on CNBN's Net Interest Income and Economic Value of Equity:

                              October 31,    December 31,        Board
                                 2001            2000         Guidelines
                                 ----            ----         ----------
One Year Net Interest
  Income Change
     +200 Basis points          (2.1)%           (3.9)%         (10.0)%
     -200 Basis points           1.8              3.0           (10.0)

Economic Value of Equity
     +200 Basis points          (5.1)%          (23.3)          (25.0)%
     -200 Basis points          (0.6)            17.1           (25.0)

         As illustrated in the table, Net Interest Income and Economic Value of Equity is more sensitive to rising rates than declining rates. This occurs principally because, as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, CNBN does not experience a significant rise in market value for these loans because borrowers prepay at relatively faster rates. The projected volatility of net interest income and of Economic Value of Equity to a +/- 200 basis points change at October 31, 2001 and December 31, 2000, falls within the Board guidelines.

         In evaluating the Bank's exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing table must be considered. For example, although certain assets and liabilities may have similar maturities for periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates while interest rates on other types may lag behind changes in market rates. Furthermore, in the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debts may decrease in the case of an interest rate increase. Therefore, the actual effect of changing interest rates may differ substantially from that presented in the foregoing tables.

         CNBN's investment portfolio provides a secondary reserve of liquidity in support of normal banking activities. The portfolio also provides a stream of income of the quality and having other characteristics which are consistent with prudent banking practices. CNBN's investment portfolio totaled $16.7 million as of September 30, 2001. The following table sets forth details on CNBN's investment portfolio as of September 30, 2001:


                                                                    Gross          Gross
                                                  Amortized      Unrealized     Unrealized       Fair
                                                    Cost            Gains         Losses         Value
                                                    ----            -----         ------         -----
         U.S. Treasury and U.S.
           Government agencies                 $    9,498,251   $    85,517   $     (680)   $    9,583,088
         Obligations of states and
           political subdivisions                   4,773,642        85,066       (2,429)        4,856,279
         Mortgage-backed securities                 2,220,695        11,586       (9,063)        2,223,218
                                               --------------   -----------   ----------    --------------

                                               $   16,492,588   $   182,169   $  (12,172)   $   16,662,585
                                               ==============   ===========   ==========    ==============

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of ICBC's debt securities as of September 30, 2001. (Amounts in thousands).

                                                                                          At September 30, 2001
                                     -----------------------------------------------------------------------------------------------
                                                        More Than One Year  More Than Five Years
                                      One Year or Less       to Five Years       to Ten Years   More Than Ten Years  Total
                                     -----------------  ------------------  -------------------- ------------------  -----
                                              Weighted            Weighted          Weighted           Weighted             Weighted
                                     Carrying  Average Carrying   Average  Carrying  Average  Carrying  Average   Carrying   Average
                                       Value    Yield    Value     Yield    Value     Yield     Value    Yield      Value    Yield
                                       -----    -----    -----     -----    -----     -----     -----    -----      -----    -----
U.S. Treasury Securities             $   --        -%   $  526     6.02%  $    --        -%   $   --        -%  $     526     6.02%
Obligations of Government agencies    7,489     3.70       519     5.28     1,049     5.42        --       --       9,057     3.99
Municipals                              829     5.71     2,403     5.73     1,456     6.17       168     6.29       4,856     5.88
Mortgage-backed securities               --       --       639     5.30       588     5.95       996     4.49       2,223     5.11
                                     ------   ------   -------   ------   -------   ------   -------   ------   ---------    -----

Total debt securities at fair value  $8,318    3.90%    $4,087     5.64%  $ 3,093     5.87%  $ 1,164     4.75%  $  16,662     4.75%
                                     ======   =====    =======   ======   =======   ======   =======   ======   =========    =====

         As of September 30, 2001, a total of $8.8 million in US Government treasury and agency securities were pledged to secure deposits from local government enterprises and, therefore, were not available for liquidity purposes since they cannot be sold until the deposits mature and cannot be pledged for borrowing purposes.

         As of September 30, 2001, CNBN sold over $8.0 million in federal funds to correspondent banks. All of these federal funds, which are a primary source of funding for CNBN, were available to meet CNBN's liquidity needs. CNBN also maintains lines of credit with other financial institutions. On September 30, 2001, CNBN had $17.0 million available on its line of credit with the Federal Home Loan Bank. At September 30, 2001, CNBN had no outstanding borrowings with the Federal Home Loan Bank under these borrowing arrangements. For short-term contingency purposes, CNBN's management has established borrowing lines, for federal funds, with several large banks. These federal funds lines totaled $6.0 million on September 30, 2001.

         TRUST ACTIVITIES. CNBN's Trust Department has been providing fiduciary services and managing the assets of customers for over 55 years. The Trust Department offers custodial and agency services and serves as trustee and successor trustee for trusts. The Trust Department also serves as executor or as agent when named to perform these duties for an individual's estate.

         The Trust Department has approximately 180 trust accounts with a market value on September 30, 2001, of over $41.0 million. The majority of the accounts are based upon personal trust relationships. The Trust Department has a limited number of employee benefit plans and agency relationships and has discretionary responsibility for approximately 80 accounts.

DEPOSITS AND BORROWINGS

         GENERAL USE. Deposits have traditionally been used as the primary source of CNBN's funds for use in lending and other investment activities. Principal and interest payments from the loan portfolio also provide a relatively stable source of funds. Federal Home Loan Bank advances are also used on a short-term basis as needed to balance deposit and loan fluctuations.

         DEPOSITS. Huron and neighboring counties have been the principal source of deposit accounts for CNBN. A wide variety of deposit accounts such as NOW accounts, savings accounts, checking accounts, money market accounts, and certificates of deposit are offered to the Norwalk area community. A courier service was established in 2000 to enhance deposit gathering among business customers of CNBN in the outlying service areas of CNBN.

         The management of CNBN meets twice a month or as needed to determine interest rates paid, maturity terms, service fees and other parameters for the deposit accounts. This management committee also monitors and manages the interest rate risk policy of CNBN.

         On September 30, 2001, CNBN's certificates of deposits totaled $65.6 million, or 52.9% of total deposits. Of this amount, approximately $45.8 million in certificates of deposit mature within one year. Past experience has shown that a high percentage of these certificates will renew at maturity.

         The following table sets forth the dollar amount of deposits in the various types of deposit products offered by CNBN at September 30, 2001:

                                                AMOUNT           PERCENT OF
                                            (IN THOUSANDS)    TOTAL DEPOSITS
                                            --------------    --------------

Transactions Accounts:

Savings accounts (1)                           $ 23,458            18.92%
Interest bearing checking accounts (2)           19,649            15.86
Non interest bearing checking accounts           15,206            12.27
                                                 ------            -----
  Total transaction accounts                   $ 58,313           47.05%

Certificates of deposit: (3)
0.0  - 1.99%                                        304            00.25
2.00 - 3.99%                                     10,453            08.43
4.00 - 5.99%                                     33,424            26.96
6.00 - 7.99%                                     21,457            17.31
                                                 ------            -----
  Total certificates of deposit                 $65,638            52.95%
                                                -------            -----

Total Deposits                                 $123,951           100.00%
                                               ========           ======

----------
(1) CNBN's weighted average interest rate on savings accounts fluctuates with the general movement of interest rates. The weighted average interest rate on savings accounts was 2.47% at September 30, 2001.

(2) CNBN's weighted average interest rate on interest bearing checking accounts fluctuates with the general movement of interest rates. The weighted average interest rate on interest bearing checking accounts was 2.65% at September 30, 2001.

(3) Includes Individual Retirement Accounts and jumbo certificates of deposit (those with balances in excess of $100,000).





         The following table indicates the amount of CNBN's certificates of deposit by time remaining until maturity as of September 30, 2001.

                                                              MATURITY
                                    --------------------------------------------------------------
                                                           Over            Over             Over
                                       3 months           3 to 6          6 to 12            12
                                        or Less           months          months           months           Total
                                        -------           ------          ------           ------           -----
Certificates of deposit less
  than $100,000                     $   6,887,579   $  11,876,088    $  10,319,032   $  17,895,652   $   46,978,351

Certificates of deposit of
  $100,000 or more(1)                   3,371,834       5,799,865        3,037,474         634,993       12,844,166

Public funds of $100,000
   or more (2)                          1,850,000       2,500,000          146,560       1,050,000        5,546,560

IRAs of $100,000 or more                        -               -                -         268,618          268,618
                                    -------------   -------------    -------------   --------------    ------------
Total certificates of deposit       $  12,109,413   $  20,175,953    $  13,503,066   $  19,849,263   $   65,637,695
                                    =============   =============    =============   =============   ==============



(1) Other than public funds and IRA's.
(2) Deposits from governmental and other public entities.

         The following table presents certain information regarding CNBN's short-term borrowings which include FHLB advances, federal funds purchased and repurchase agreements at or for the periods ended on the dates indicated:

                                                      Nine Months Ended                       Year Ended
                                                        September 30,                        December 31,
                                            ---------------------------------     ---------------------------------
                                                  2001               2000              2000               1999
                                                  ----               ----              ----               ----
Short term borrowed funds:
     Average balance outstanding            $     3,066,329    $    5,902,723     $    5,525,572    $     1,909,579
     Maximum amount outstanding
       at any month-end during
       the period                                10,001,927         9,793,901          9,793,901          4,868,392
     Balance outstanding at end
       of period                                    310,069         4,147,887          6,300,871          1,304,751
     Weighted average interest rate
       during the period                               5.80%             6.32%              6.62%              4.96%
     Weighted average interest rate
       at end of period                                4.00%             6.69               6.47               4.57


         COMPETITION. CNBN competes for deposits with other commercial banks, savings and loan associations, credit unions and with issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location. In making loans, CNBN competes with other commercial banks, savings and loan associations, credit unions, personal finance companies, leasing companies, mortgage brokers and other lenders. CNBN competes for loan originations primarily through the interest rates and fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is affected by many factors, including the general availability of lendable funds, general and local economic conditions, current interest rate levels and a number of other factors which are not readily predictable.


REGULATION

         GENERAL. Because of its ownership of all the outstanding stock of CNBN, ICBC is subject to regulation, examination and oversight by the Board of Governors of the Federal Reserve System (the "FRB") as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA"). CNBN, as a national bank, is subject to regulation, examination and oversight by the Office of the Comptroller of the Currency (the "OCC") and special examination by the FRB. CNBN is a member of the Federal Reserve Bank of Cleveland and a member of the Federal Home Loan Bank of Cincinnati. In addition, since its deposits are insured by the FDIC, CNBN is also subject to some regulation, oversight and special examination by the FDIC. CNBN must file periodic financial reports with the FDIC, the OCC and the Federal Reserve Bank of Cleveland. Examinations are conducted periodically by these federal regulators to determine whether CNBN and ICBC are in compliance with various regulatory requirements and are operating in a safe and sound manner. In general, the FRB may initiate enforcement actions for violations of law and regulations.

         BANK HOLDING COMPANY REGULATION. The FRB has adopted capital adequacy guidelines for bank holding companies, pursuant to which, on a consolidated basis, ICBC must maintain total capital of at least 8% of risk-weighted assets. Risk-weighted assets consist of all assets, plus credit equivalent amounts of certain off-balance sheet items, which are weighted at percentage levels ranging from 0% to 100%, based on the relative credit risk of the asset. At least half of the total capital to meet this risk-based requirement must consist of core or "Tier 1" capital, which includes common stockholders' equity, qualifying perpetual preferred stock (up to 25% of Tier 1 capital) and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder of total capital may consist of supplementary or "Tier 2 capital." In addition to this risk-based capital requirement, the FRB requires bank holding companies to meet a leverage ratio of a minimum level of Tier 1 capital to average total consolidated assets of 3%, if they have the highest regulatory examination rating, well-diversified risk and minimal anticipated growth or expansion. All other bank holding companies are expected to maintain a leverage ratio of at least 4% of average total consolidated assets. ICBC was in compliance with these capital requirements at September 30, 2001. See the table below for additional details.

         At September 30, 2001 and year-end 2000 and 1999, actual capital levels (in thousands) and minimum required levels of CNBN were:


                                                                                            Minimum Required
                                                                                               To Be Well
                                                               Minimum Required             Capitalized Under
                                                                  For Capital               Prompt Corrective
                                          Actual              Adequacy Purposes            Action Regulations
                                          ------              -----------------            ------------------
                                Amount            Ratio      Amount         Ratio         Amount         Ratio
                                ------            -----      ------         -----         ------         -----
SEPTEMBER 30, 2001
Total capital (to risk             $11,985         11.9%       $ 8,048      8.0%           $ 10,061        10.0%
weighted assets)
Tier 1 capital (to risk             10,751         10.7          4,024      4.0               6,036         6.0
weighted assets)
Tier 1 capital (to average          10,751          8.0          5,405      4.0               6,756         5.0
assets)

DECEMBER 31, 2000
Total capital (to risk             $11,329         11.0%       $ 8,271      8.0%           $ 10,339        10.0%
weighted assets)
Tier 1 capital (to risk             10,088          9.8          4,135      4.0               6,203         6.0
weighted assets)
Tier 1 capital (to average          10,088          7.8          5,147      4.0               6,433         5.0
assets)

DECEMBER 31, 1999
Total capital (to risk             $10,198         11.0%        $ 7,395     8.0%          $   9,244        10.0%
weighted assets)
Tier 1 capital (to risk              9,051          9.8           3,697     4.0               5,546         6.0
weighted assets)
Tier 1 capital (to average           9,051          7.0           5,170     4.0               6,463         5.0
assets)


At September 30, 2001 and year-end 2000 and 1999, CNBN was categorized as well capitalized. Management believes that no events have occurred that would change CNBN's capital category.

         A bank holding company is required by law to guarantee the compliance of any insured depository institution subsidiary that may become
"undercapitalized" (defined in the regulations as not meeting minimum capital requirements) with the terms of the capital restoration plan filed by such subsidiary with its appropriate federal banking agency.

         The BHCA restricts ICBC's ownership or control of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business, other than companies engaged in certain activities determined by the FRB to be closely related to banking. In addition, the FRB has the authority to require a bank holding company to terminate any activity or relinquish control of any nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the determination by the FRB that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company. ICBC currently has no nonbank subsidiaries. The ownership of subsidiaries of CNBN is regulated by the OCC, rather than the FRB.

         On November 12, 1999, President Clinton signed into law the Gramm-Leach- Bliley Act (also known as the Financial Services Modernization Act of 1999). The Financial Services Modernization Act permits, effective March 11, 2000, bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the Federal Deposit Insurance Corporation Act of 1991 prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the Community Reinvestment Act. In order to do so, a bank holding company must file a declaration that it wishes to become a financial holding company. ICBC has not made such filing.

         A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

         Transactions between ICBC and CNBN are subject to statutory limits in Sections 23A and 23B of the Federal Reserve Act (the "FRA") . See "National Bank Regulation - Office of the Comptroller of the Currency."

         The FRB must approve the application of a bank holding company to acquire any bank or savings association. As a bank holding company, ICBC may be subject to restrictions on share repurchases.

NATIONAL BANK REGULATION.

         OFFICE OF THE COMPTROLLER OF THE CURRENCY. The OCC is an office in the Department of the Treasury and is subject to the general oversight of the Secretary of the Treasury. The OCC is responsible for the regulation and supervision of all national banks, including CNBN. The OCC issues regulations governing the operation of national banks and, in accordance with federal law, prescribes the permissible investments and activities of national banks. CNBN is authorized to exercise trust powers in accordance with OCC guidelines. National banks are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment.

         CNBN is required to meet certain minimum capital requirements set by the OCC. These requirements consist of risk-based capital guidelines and a leverage ratio, which are substantially the same as the capital requirements imposed on ICBC. CNBN was in compliance with those capital requirements at September 30, 2001. See below. The OCC may adjust the risk-based capital requirement of a national bank on an individualized basis to take into account risks due to concentrations of credit or nontraditional activities.

         The OCC has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled national banks. At each successively lower defined capital category, a national bank is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the OCC has less flexibility in determining how to resolve the problems of the institution. In addition, the OCC generally can downgrade a national bank's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the national bank is deemed to be engaging in an unsafe or unsound practice, because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition.

         A national bank is subject to restrictions on the payment of dividends, including dividends to a holding company. A dividend may not be paid if it would cause the bank not to meet its capital requirements. In addition, the dividends that a Bank subsidiary can pay to its holding company without prior approval of regulatory agencies is limited to net income plus its retained net income for the preceding two years. Based on the current financial condition of CNBN, these provisions are not expected to affect the current ability of CNBN to pay dividends to ICBC in an amount customary for CNBN.

         OCC regulations generally limit the aggregate amount that a national bank can lend to one borrower or aggregated groups of related borrowers to an amount equal to 15% of the bank's unimpaired capital and surplus. A national bank may loan to one borrower an additional amount not to exceed 10% of the association's unimpaired capital and surplus, if the additional amount is fully secured by certain forms of "readily marketable collateral." Loans to executive officers, directors and principal shareholders and their related interests must conform to the OCC lending limits. All transactions between national banks and their affiliates, including ICBC, must comply with Sections 23A and 23B of the FRA, which limit the amounts of such transactions and require that the terms of the transactions be at least as favorable to CNBN as the terms would be of a similar transaction between CNBN and an unrelated party. CNBN was in compliance with these requirements and restrictions at September 30, 2001.

         FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the BIF for commercial banks and state savings banks and the SAIF for savings associations and for banks that have acquired SAIF deposits. The FDIC is required to maintain designated levels of reserves in each fund. CNBN is a member of the BIF and its deposits are insured in the BIF.

         The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of each of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution. Insurance of deposits may be terminated by the FDIC if it finds that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the institution's regulatory agency.

         FEDERAL RESERVE BOARD. The FRA requires national banks to maintain reserves against their net transaction accounts (primarily checking and NOW accounts). The amounts are subject to adjustment by the FRB.

         FEDERAL HOME LOAN BANKS. The Federal Home Loan Banks (the FHLBs) provide credit to their members in the form of advances. As a member, CNBN must maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1% of the aggregate outstanding principal amount of CNBN's residential real estate loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its advances from the FHLB. The FHLB advances are secured by collateral in one or more specified categories. The amount a member may borrow from the FHLB is limited based upon the amounts of various assets held by the member. All long-term advances by each FHLB must be made only to provide funds for residential housing finance.


MARKET PRICE AND DIVIDENDS ON ICBC COMMON SHARES

         ICBC Common Shares are traded on the over the counter market under the symbol "ICMB." The brokerage firm of Sweney Cartwright & Co. currently acts as a market maker for ICBC Common Shares.

         The following table sets forth the high and low bid price on the over the counter market and dividend information for the ICBC Common Shares for each quarterly period during 1999 and 2000, and for the first three quarters of 2001:

Quarter Ended            High                Low           Dividend
-------------            ----                ---           --------
March 31, 1999          $21.00             $20.00            $0.00
June 30, 1999            21.00              21.00             0.22
September 30, 1999       21.00              21.00             0.00
December 31, 1999        21.50              21.50             0.36
March 31, 2000           22.50              19.50             0.00
June 30, 2000            20.00              19.50             0.22
September 30, 2000       18.50              18.50             0.00
December 31, 2000        18.50              16.75             0.38
March 31, 2001           17.00              15.50             0.00
June 30, 2001            18.00              13.00             0.22
September 30, 2001       17.25              15.00             0.00

         As of December __, 2001, the over the counter market closing price of ICBC Common Shares was $________, and the -- ICBC Common Shares were held by approximately 450 shareholders.

SELECTED FINANCIAL INFORMATION

         The following tables set forth certain selected financial information of ICBC and are qualified in their entirety by reference to the detailed information and financial statements of ICBC included elsewhere herein.




                                                       SEPTEMBER 30,                             YEAR ENDED DECEMBER 31,
                                             -------------------------------    ---------------------------------------------------
                                                    2001              2000               2000              1999              1998
Statements of income
    Total interest income                    $   7,530,357     $   7,331,674      $   9,923,584      $   9,489,973     $   8,269,110
    Total interest expense                       3,788,763         3,652,787          4,943,352          4,723,547         3,830,321
    Net interest income                          3,741,594         3,678,887          4,980,232          4,766,426         4,438,789
    Provision for loan losses                      214,000           216,000            373,000            395,000           310,400
    Net interest income after
       provision for loan losses                 3,527,594         3,462,887          4,607,232          4,371,426         4,128,389

    Security gains (losses)                         13,445           (23,036)           (23,036)            21,591            20,046
    Other noninterest income                       717,227           721,276            969,614          1,088,909         1,033,259
    Total noninterest income                       730,672           698,240            946,578          1,110,500         1,053,305

    Total noninterest expense                    2,957,374         2,885,612          3,834,848          3,889,218         3,669,546
    Income before federal
       income taxes                              1,300,892         1,275,515          1,718,962          1,592,708         1,512,148
    Federal income tax expense                     401,405           388,439            523,339            493,021           516,785

         Net income                                899,487           887,076          1,195,623          1,099,687           995,363

Per share of common stock:
         Net income- basic                            1.47              1.46               1.97               1.84              1.66
         Net income- diluted                          1.47              1.46               1.97               1.83              1.65
         Dividends                                    0.22              0.22               0.60               0.58              0.55
         Book value                                  19.65             17.37              17.95              15.58             15.51

Average common shares
  outstanding                                      612,954           606,439            607,158            596,174           600,985

Period-end balances:
         Loans, net                            103,456,678        98,692,070        104,288,062         94,977,136        83,401,719
         Securities                             16,662,585        19,971,031         19,538,455         24,733,610        39,905,458
         Total assets                          139,799,381       131,123,706        136,604,256        133,159,560       136,185,098
         Deposits                              123,951,337       112,660,165        115,782,293        118,481,929       121,491,185
         Borrowings                              2,595,069         6,682,887          8,935,871          4,304,751         4,365,810
         Shareholders' equity                   12,070,872        10,581,731         10,992,874          9,353,593         9,233,767


                                                  YEAR ENDED DECEMBER 31,
                                              ------------------------------
                                                    1997             1996
Statements of income
    Total interest income                     $   7,491,300    $   6,731,681
    Total interest expense                        3,380,828        2,914,766
    Net interest income                           4,110,472        3,816,915
    Provision for loan losses                       130,000             --
    Net interest income after
       provision for loan losses                  3,980,472        3,816,915

    Security gains (losses)                          (4,798)          67,410
    Other noninterest income                        765,731          720,035
    Total noninterest income                        760,933          787,445

    Total noninterest expense                     3,387,016        3,029,308
    Income before federal
       income taxes                               1,354,389        1,575,052
    Federal income tax expense                      447,918          494,367

         Net income                                 906,471        1,080,685

Per share of common stock:
         Net income- basic                             1.48             1.72
         Net income- diluted                           1.48             1.72
         Dividends                                     0.43             0.40
         Book value                                   14.47            13.34

Average common shares
  outstanding                                       612,336          629,560

Period-end balances:
         Loans, net                              68,940,453       63,079,582
         Securities                              19,412,444       18,587,806
         Total assets                           100,238,990       93,000,891
         Deposits                                90,555,890       83,527,030
         Borrowings                                 264,588          327,819
         Shareholders' equity                     8,713,476        8,388,964


ICBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

         The discussions below include forward-looking statements by ICBC relating to such matters as anticipated operating results, credit quality expectations, prospects for new lines of business, technological developments, economic trends (including interest rates), merger and reorganization transactions and similar matters. Such statements are based upon current beliefs and expectations of ICBC's management and are subject to risks and uncertainties. While ICBC believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by ICBC in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of business ventures of ICBC; governmental legislations and regulation; material unforeseen changes in the financial condition or results of operations of ICBC's customers; customer reaction to and unforeseen complications with respect to ICBC being acquired by First Citizens; difficulties associated with data conversions related to the migration to First Citizens' system; and other risks identified from time-to-time in ICBC's other public documents on file with the Securities and Exchange Commission. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provision.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

(Dollars in thousands, except per share data)


         The following discussion and analysis represents a review of ICBC's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this Proxy Statement/Prospectus.


FINANCIAL CONDITION

         During the nine months ended September 30, 2001, total assets increased $3,195, or 2%, to $139,799. The increase in assets in 2001 primarily reflects growth in cash and cash equivalents resulting from increased deposits. During 2001, net loans decreased $831, or 1% from $104,288 at December 31, 2000 to $103,457 at September 30, 2001. Securities available for sale decreased $2,876, or 15%, from $19,538 at December 31, 2000 to $16,662 at September 30, 2001, as a
result of increased calls and maturities partially offset by purchases.

         Deposit balances increased $8,169, or 7% from $115,782 at December 31, 2000 to $123,951 at September 30, 2001. The increase in deposits is a result of soliciting brokered funds and public deposits because rates paid were more attractive than other forms of borrowing. The funds generated from increased deposits were not immediately used to fund loans and contributed to an increase in cash and a decrease in short-term borrowings.

         Shareholders' equity of ICBC increased $1,078, or 10% from $10,993 at December 31, 2000 to $12,071 at September 30, 2001. This increase is the result of net income during 2001 of $899, offset by cash dividends paid to shareholders of $135, or $0.22 per share; unrealized appreciation on securities available for sale, net of tax of $280; and the net sale of 2,019 treasury shares for $33.


RESULTS OF OPERATIONS

         Net income for the nine months ended September 30, 2001 was $899, or $1.47 per diluted share, up $12, or 1% from $887, or $1.46 per diluted share during the same period in 2000. The increase in net income is primarily a result of increasing net interest income.

NET INTEREST INCOME

         Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of ICBC's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

         For the nine months ended September 30, 2001, ICBC's net interest income was $3,741, an increase of $62, or 2%, from $3,679 for the same period in 2000. During the nine months ended September 30, 2001, the net interest margin decreased 10 basis points (100 basis points equals 1.00%) to 3.92% compared to 4.02% during the same period in 2000. The decrease in net interest margin is primarily a result of a decrease in the average yield earned on interest-earning assets and an increase in total interest-bearing liabilities.

         Total interest income increased $199, or 3% for the nine months ended September 30, 2001, due to increases in the average balance of interest-earning assets. The average yield earned on interest-earning assets decreased 14 basis points from 8.03% for the nine months ended September 30, 2000 to 7.89% for the same period in 2001, primarily due to changes in rates and the composition of interest-earning assets. The composition of interest-earning assets changed during 2001 as growth in the loan portfolio was funded with matured and sold securities and increased deposits. The average balance of loans increased $6,039,or 6%, from $97,602 during the nine months ended September 30, 2000 to $103,641 during the same period in 2001, while the average balance of securities decreased $5,251, or 22%, from $23,939 during the nine months ended September 30, 2000 to $18,688 during the same period in 2001. The increase of total interest income related to changes in the composition of interest-earning assets was partially offset by a decrease in yields resulting from decreasing interest rates.

         Total interest expense increased $136, or 4% during the nine months ended September 30, 2001, due to increases in the average rate paid and the average balances of interest-bearing liabilities. The average rate incurred on interest-bearing liabilities increased 7 basis points from 4.49% during the nine months ended September 30, 2000 to 4.56% during the same period in 2001, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2001 as funding from deposits increased and the use of federal funds purchased and short-term FHLB borrowings decreased. The average balance of deposits increased $5,648, or 6%, from $99,419 during the nine months ended September 30, 2000 to $105,068 during the same period in 2001; on the contrary, the average balance of federal funds purchased and other interest-bearing liabilities decreased $3,257, or 37%, from $8,816 during the nine months ended September 30, 2000 to $5,559 during the same period in 2001.

         The following table reflects the components of ICBC's net interest income for each of the nine month periods ended September 30, 2001 and 2000, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

             ICBC AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST


                                                                                    Nine Months Ended September 30,
                                                     At          -------------------------------------------------------------------
                                            September 30, 2001                  2001                               2000
                                           --------------------  --------------------------------  ---------------------------------

                                                       Weighted
                                                        Average     Average               Average    Average                Average
                                            Balance      Rate       Balance    Interest     Rate     Balance     Interest     Rate
                                           ---------   --------    --------    ---------  --------   --------    --------    ------
Interest-earning assets:
    Loans (1)(2)(3)                        $ 103,457     8.20%    $ 103,641    $  6,680     8.59%    $  97,602   $  6,297     8.60%
    Securities (4) (5)                        16,662     4.61        18,688         707     5.05        23,939      1,021     5.69
    Fed funds sold and other
      interest-earning assets                  9,049     3.27         4,964         143     3.84           328         14     5.79
                                           ---------               --------    --------              ---------   --------
       Total interest-earning assets         129,168     7.39       127,293       7,530     7.89       121,869      7,332     8.03
Noninterest-earning assets                    10,631                 10,063                             10,327
                                           ---------              --------                           ---------
          Total assets                     $ 139,799              $ 137,356                          $ 132,197
                                           =========              =========                          =========

Interest-bearing liabilities:
    Checking                               $  19,649     2.65%    $  16,282    $    308     2.52%    $  14,296   $    252     2.35%
    Savings                                   23,458     2.47        22,032         403     2.44        21,957        403     2.45
    CDs                                       65,638     5.31        66,753       2,809     5.61        63,166      2,526     5.33
    Fed funds purchased and other
      interest-bearing liabilities             2,595     5.32         5,559         269     6.46         8,816        472     7.13
                                           ---------              ---------    --------              ---------   --------
       Total interest-bearing liabilities    111,340     4.24       110,626       3,789     4.56       108,235      3,653     4.49
Noninterest-bearing liabilities               16,388                 15,140                             14,091
Total equity                                  12,071                 11,590                              9,871
                                           ---------              ---------                          ---------
          Total liabilities and equity     $ 139,799              $ 137,356                          $ 132,197
                                           =========              =========                          =========

Net interest-earning assets                $  17,817              $  16,644                          $  13,634
                                           =========              =========                          =========
Net interest/spread                                      3.15%                 $  3,741     3.33%                $  3,679     3.53%
                                                      =======                  ========  =======                 ========   ======
Net interest margin                                                                3.92%                             4.02%
                                                                               ========                          ========
Ratio of interest-earning assets to
  interest-bearing liabilities                116.00%                115.07%                            112.60%
                                           =========              =========                          =========


(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.
(2) Included in loan interest income are loan fees of $146 in 2001 and $140 in 2000.
(3) Nonaccrual loans are included in loan totals and do not have a material impact on the analysis presented.
(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for securities available for sale.
(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

         Net interest income may also be analyzed by segregating the volume and rate components of changes in interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during the nine months ended September 30, 2001 compared to the same period in 2000. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.


                                                                                Nine Months Ended
                                                                               September 30, 2001
                                                                                   Compared to
                                                                                Nine Months Ended
                                                                               September 30, 2000
                                                                ---------------------------------------------
                                                                       Increase (decrease)
                                                                             Due To
                                                                ------------------------------
                                                                     Volume           Rate              Net
                                                                     ------           ----              ---
Interest-earning assets:
     Loans                                                         $ 389             $  (6)            $ 383
     Securities                                                     (207)             (107)             (314)
     Fed funds sold and other interest-earning assets                135                (6)              129
                                                                   -----             -----             -----
         Total interest-earning assets                               317              (119)              198

Interest-bearing liabilities:
     Checking                                                         37                19                56
     Savings                                                           1                (1)             --
     CDs                                                             147               136               283
     Fed funds purchased and other interest-bearing
       liabilities                                                  (161)              (42)             (203)
                                                                   -----             -----             -----
         Total interest-bearing liabilities                           24               112               136
                                                                   -----             -----             -----
Increase (decrease) in net interest income                         $ 293             $(231)            $  62
                                                                   =====             =====             =====


PROVISION AND ALLOWANCE FOR LOAN LOSSES

         The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in ICBC's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. ICBC recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for the nine months ended September 30, 2001 was $214, compared with $216 for the same period in 2000. The changes in the provision for loan losses were attributable to the changes in net loan charge-offs, the recognition of changes in current risk factors, and the decrease in past due and non-performing loans. Loans on nonaccrual status, or 90 days past due and still accruing interest were $375 at September 30, 2001 compared to $674 at December 31, 2000.

NONINTEREST INCOME

         Total noninterest income increased $32 from $698 for the nine months ended September 30, 2000 to $731 for the same period in 2001. The increase is primarily due to net gains on securities and increase in other income. The following table summarizes the sources of ICBC's non-interest income.


                                                          Nine Months Ended                  2001 vs. 2000
                                                             September 30,                   -------------
                                                             -------------               Dollar        Percentage
                                                          2001           2000            Change          Change
                                                          ----           ----            ------          ------
     Service charges on deposit accounts             $     348       $    361         $     (13)            (4)%
     Trust department income                               252            262               (10)            (4)
     Net securities gains (losses)                          13            (23)               36            158
     Loan origination agent fee income                      45             42                 3              7
     Other                                                  72             56                16             28
                                                     ---------       --------         ---------
         Total noninterest income                    $     731       $    698         $      32              5
                                                     =========       ========         =========

         During the nine months ended September 30, 2001, the income from service charges on deposit accounts decreased primarily as a result of discontinuance of processing of certain type of payments for Huron County. During the nine months ended September 30, 2001, ICBC experienced increased number of securities called. Proceeds from sales and calls of securities during 2001 totaled $9,858; gross gains of $21 and gross losses of $8 were recognized on these transactions.


NONINTEREST EXPENSE

         Total noninterest expense during the nine months ended September 30, 2001 increased $71 as compared with the same period in 2000. The following table summarizes the sources of ICBC's noninterest expense.


                                                           Nine Months Ended                  2001 vs. 2000
                                                             September 30,                    -------------
                                                             -------------               Dollar        Percentage
                                                          2001           2000            Change          Change
                                                          ----           ----            ------          ------
     Salaries and employee benefits                  $   1,330       $  1,363         $     (33)            (2)%
     Occupancy expense of premises                         197            204                (7)            (4)
     Furniture and equipment expense                       225            206                19              9
     Legal, professional and
       examination expense                                 223            225                (2)            (1)
     Intangible amortization                               218            218                 -              -
     Other                                                 764            670                94             14
                                                     ---------       --------         ---------
         Total noninterest expense                   $   2,957       $  2,886         $      71              2
                                                     =========       ========         =========

         The increase in noninterest expense is primarily due to the increase in other expense partially offset by a decrease in salaries and employee benefits expenses. Salaries and employee benefits decreased during the nine month period ended September 30, 2001 due to a reduction of the management workforce, offset by annual merit increases. Other expenses increased during the nine months ended September 30, 2001 primarily due to an increase in franchise taxes, directors fees, and merger related fees.


INCOME TAX EXPENSE

         Income before federal income taxes amounted to $1,301 for the nine months ended September 30, 2001 and $1,276 for the same period in 2000. ICBC's effective income tax rate was 30.9% for the nine months ended September 30, 2001, compared to 30.5% for the same period in 2000.

CAPITAL RESOURCES

         Shareholders' equity at September 30, 2001 totaled $12,071, compared to $10,993 at December 31, 2000, an increase of 10%. Average equity to average assets during the nine months ended September 30, 2001, increased to 8.44% from 7.47% for the same period in 2000.

         The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. ICBC has consistently maintained the regulatory capital ratios of the both Independent Community Banc Corp. and the Citizens National Bank of Norwalk above "well capitialized" requirements. For further information on capital ratios, see Note 7 of the consolidated financial statements.

         The capital position is managed through balance sheet size and composition, issuance of equity instruments, treasury stock activities, dividend policies, and retention of earnings.


EFFECTS OF INFLATION

         The assets and liabilities of ICBC are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that ICBC measure financial position and operating results primarily in terms of historical dollars.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999 AND FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

(Dollars in thousands, except per share data)


         The following discussion and analysis represents a review of ICBC's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this report.


FINANCIAL CONDITION

         During the year ended December 31, 2000, total assets increased $3,445, or 3%, to $136,604 at December 31, 2000. The increase in assets in 2000 primarily reflects growth in the loan portfolio. During 2000, net loans increased $9,311, or 10% from $94,977 at December 31, 1999 to $104,288 at
December 31, 2000. The loan portfolio's growth was primarily in commercial loans, which comprise 52% of the loan portfolio at December 31, 2000 compared to 46% of the loan portfolio at December 31, 1999. The growth of commercial loans is a result of targeted new business development and increased market demand. The remaining portion of ICBC's loan portfolio is real estate and installment loans. During 2000, real estate loans increased $1,966, or 11%, from $17,352 at December 31, 1999 to $19,317 at December 31, 2000; installment loans decreased $2,717, or 8%, from $34,502 at December 31, 1999 to $31,785 at December 31,
2000. The
change in real estate and installment loans reflect normal cyclical business fluctuations. Securities available for sale decreased $5,195, or 21%, from $24,734 at December 31, 1999 to $19,538 at December 31, 2000, to help fund the loan portfolio growth.

         The loan portfolio growth during 2000 was also funded by an increase in total liabilities of $1,805, or 1%, from $123,806 at December 31, 1999 to $125,611 at December 31, 2000. The increase in liabilities in 2000 primarily reflects increased use of federal funds purchased and short-term FHLB borrowings to fund the loan growth on a short-term basis due to declining deposit balances. During 2000, short-term FHLB borrowings increased $5,000, or 500%, from $1,000 at December 31, 1999 to $6,000 at December 31, 2000. Deposit balances decreased $2,700, or 2% from $118,482 at December 31, 1999 to $115,782 at December 31,
2000. The decrease in deposits is a result of increased competition from traditional and nontraditional financial service providers and increasingly sophisticated consumers using alternatives to traditional bank deposits.

         Equity of ICBC increased $1,639, or 18% from $9,354 at December 31, 1999 to $10,993 at December 31, 2000. This increase is the result of net income during 2000 of $1,196, offset by cash dividends paid to shareholders of $365, or $0.60 per share; unrealized appreciation on securities available for sale, net of tax of $600; and the net sale of 11,965 treasury shares for $209.


RESULTS OF OPERATIONS

         Net income for 2000 was $1,196, or $1.97 per diluted share, up $96, or 9% from $1,100, or $1.83 per diluted share in 1999. The increase in net income is primarily a result of increasing net interest income. Return on average assets and return on average equity increased to 0.90% and 11.91% for 2000 compared to 0.82% and 11.86% for 1999.

NET INTEREST INCOME

         Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of ICBC's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

         ICBC's net interest income was $4,980 in 2000, an increase of $214, or 4%, from $4,766 in 1999. During 2000, the net interest margin increased 20 basis points to 4.08% compared to 3.88% during 1999. The increase of net interest income and net interest margin is primarily a result of an increase in the average yield earned on interest-earning assets and a decrease in total interest-bearing liabilities, which was partially offset by an increase of the rate incurred in interest-bearing liabilities and a decrease in the overall balance of interest-earning assets.

         Total interest income increased $434, or 5% in 2000, due to increases in the average yield of interest-earning assets and the growth of the loan portfolio. The average yield earned on interest-earning assets increased 41 basis points from 7.73% during 1999 to 8.14% during 2000, primarily due to changes in rates and the composition of interest-earning assets. The composition of interest-earning assets changed during 2000 as growth in the loan portfolio was funded with matured and sold securities. The average balance of loans increased $6,219,or 7%, from $92,274 during 1999 to $98,493 during 2000; on the contrary, the average balance of securities decreased $7,033, or 23%, from $30,123 during 1999 to $23,089 during 2000. The increase of total interest income related to changes in rates and the composition of interest-earning assets was partially offset by a decrease in interest-earning assets of $898, or 1% from $122,815 during 1999 to $121,917 during 2000.

         Total interest expense increased $220, or 5% in 2000, due to increases in the average rate incurred on interest-bearing liabilities and the increased use of federal funds purchased. The average rate incurred on interest-bearing liabilities increased 34 basis points from 4.25% during 1999 to 4.59% during 2000, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2000 as funding from deposits decreased and was replaced with federal funds purchased and short-term FHLB borrowings. The average balance of deposits decreased $6,853, or 6%, from $106,129 during 1999 to 99,276 during 2000; on the contrary, the average balance of federal funds purchased and other interest-bearing liabilities increased $3,479, or 71%, from $4,910 during 1999 to $8,389 during 2000.

         The following table reflects the components of ICBC's net interest income for each of the years ended December 31, 2000 and 1999, setting forth:
(i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

             ICBC AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

                                                                                      Year ended December 31,
                                                          -------------------------------------------------------------------------
                                                                           2000                                  1999
                                                          ------------------------------------    ---------------------------------
                                                            Average                    Average     Average                 Average
                                                            Balance      Interest       Rate       Balance     Interest     Rate
                                                           ---------    ----------      ----      ---------    --------     ----
Interest-earning assets:
     Loans (1) (2) (3)                                    $   98,493    $    8,596      8.73%    $   92,274    $   7,814     8.47%
     Securities (4) (5)                                       23,089         1,307      5.66         30,123        1,656     5.50
     Fed funds sold and other interest-earning
       assets                                                    335            20      6.11            418           20     4.88
                                                          ----------    ----------               ----------    ---------
         Total interest-earning assets                       121,917         9,923      8.14        122,815        9,490     7.73
Noninterest-earning assets                                    10,268                                 11,619
                                                          ----------                             ----------
              Total assets                                $  132,185                             $  134,434
                                                          ==========                             ==========

Interest-bearing liabilities:
     Checking                                             $   14,230    $      340      2.39%    $   16,843    $    440     2.61%
     Savings                                                  21,947           541      2.46         23,674         586     2.47
     CDs                                                      63,099         3,451      5.47         65,612       3,375     5.14
     Fed funds purchased and other interest-
       bearing liabilities                                     8,389           611      7.29          4,910         323     6.58
                                                          ----------    ----------               ----------    --------
         Total interest-bearing liabilities                  107,665         4,943      4.59        111,039       4,724     4.25
Noninterest-bearing liabilities                               14,394                                 14,098
Total equity                                                  10,126                                  9,297
                                                          ----------                             ----------
              Total liabilities and equity                $  132,185                             $  134,434
                                                          ==========                             ==========

Net interest-earning assets                               $   14,192                             $   11,759
                                                          ==========                             ==========
Net interest/spread                                                     $    4,980      3.55%                  $  4,766     3.48%
                                                                        ==========   =======                   ========   ======
Net interest margin                                                           4.08%                                3.88%
                                                                        ==========                             ========
Ratio of interest-earning assets to
       interest-bearing liabilities                           113.24%                                110.60%
                                                          ==========                             ==========


(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.
(2) Included in loan interest income are loan fees of $252 in 2000 and $ 85 in 1999.
(3) Nonaccrual loans are included in loan totals and do not have a material impact on the analysis presented.
(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for securities available for sale.
(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

         Net interest income may also be analyzed by segregating the volume and rate components of interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during 2000 compared to 1999. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                                          Year Ended December 31, 2000
                                                                                   Compared to
                                                                                   Year Ended
                                                                                December 31, 1999
                                                                ---------------------------------------------
                                                                       Increase (decrease)
                                                                             Due To
                                                                ------------------------------
                                                                     Volume           Rate              Net
                                                                     ------           ----              ---
Interest-earning assets:
     Loans                                                      $        538     $        244    $        782
     Securities                                                         (397)              48            (349)
     Fed funds sold and other interest-earning assets                     (4)               4               -
                                                                ------------     ------------    ------------
         Total interest-earning assets                                   137              296             433

Interest-bearing liabilities:
     Checking                                                            (65)             (35)           (100)
     Savings                                                             (43)              (2)            (45)
     CDs                                                                (132)             208              76
     Fed funds purchased and other interest-bearing
       liabilities                                                       250               38             288
                                                                ------------     ------------    ------------
         Total interest-bearing liabilities                               10              209             219
                                                                ------------     ------------    ------------
Increase (decrease) in net interest income                      $        127     $         87    $        214
                                                                ============     ============    ============


PROVISION AND ALLOWANCE FOR LOAN LOSSES

         The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in ICBC's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. ICBC recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for 2000 was $373, compared with $395 for 1999. The changes in the provision for loan losses were attributable to the changes in net loan charge-offs, the recognition of changes in current risk factors, and the decrease in past due and non-performing loans. While total loans increased by approximately 10% in 2000, the volume of loans on nonaccrual status or that were 90 days past due and still accruing declined from $1,184 at December 31, 1999 to $674 at December 31, 2000.

NONINTEREST INCOME

         Total noninterest income in 2000 declined $164 from $1,111 in 1999 to $947 in 2000. The decline is primarily due to a non-recurring event in 1999. The following table summarizes the sources of ICBC's non-interest income.


                                                              Year Ended                      2000 vs. 1999
                                                             December 31,                     -------------
                                                             ------------                Dollar        Percentage
                                                          2000           1999            Change          Change
                                                          ----           ----            ------          ------
     Service charges on deposit accounts             $     483       $    474         $       9             2%
     Trust department income                               350            318                32            10%
     Net securities gains (losses)                         (23)            21               (44)         (210)%
     Loan origination agent fee income                      57            101               (44)          (44)%
     Gain on premises sale                                  --            100              (100)         (100)%
     Other                                                  80             97               (17)          (18)%
                                                     ---------       --------         ---------
         Total noninterest income                    $     947       $  1,111         $    (164)          (15)%
                                                     =========       ========         =========

     During 1999 a nonrecurring gain of $100 was recognized related to the sale of one of ICBC's buildings. Loan origination agent fee income decreased in 2000 primarily due to a decrease in volume of fixed rate loans. In order to fund loan growth during 2000, securities available for sale were sold. Proceeds from sales and calls of securities during 2000 totaled $4,272, and gross gains of $19 and gross losses of $42 were recognized on these transactions.


NONINTEREST EXPENSE

         Total noninterest expense in 2000 declined $54. The following table summarizes the sources of ICBC's noninterest expense.


                                                             Year Ended                    2000 vs. 1999
                                                             December 31,                  -------------
                                                             ------------                Dollar        Percentage
                                                          2000           1999            Change          Change
                                                          ----           ----            ------          ------
     Salaries and employee benefits                  $   1,815       $  1,915         $    (100)           (5)%
     Occupancy expense of premises                         275            288               (13)           (5)%
     Furniture and equipment expense                       299            244                55            23%
     Legal, professional and
       examination expense                                 272            288               (16)           (6)%
     Other                                               1,174          1,154                20              2%
                                                     ---------       --------         ---------
             Total noninterest expense               $   3,835       $  3,889         $     (54)           (1)%
                                                     =========       ========         =========

     The decline in noninterest expense is primarily due to the decrease in salaries and employee benefits. Salaries and employee benefits decreased in 2000 due a reduction of the management workforce, offset by annual merit increases. Occupancy expense of premises decreased related to ICBC's sale in 1999 of one of its buildings. Furniture and equipment expense increased in 2000 primarily due to remodeling of a building to be ICBC's new main office.


INCOME TAX EXPENSE

         Income before federal income taxes amounted to $1,719 in 2000 and $1,593 in 1999. ICBC's effective income tax rate was 30.4% in 2000, compared to 31.0% in 1999.

LIQUIDITY MANAGEMENT

         Management of liquidity is of growing importance to the banking industry. The liquidity of a financial institution reflects its ability to meet loan requests, to accommodate possible outflows of deposits and to take advantage of interest rate market opportunities. The ability of a financial institution to meet its current financial obligations is a function of balance sheet structure, the ability to liquidate assets, and the availability of alternative sources of funds.

         In addition to maintaining a stable core deposit base, ICBC maintains adequate liquidity primarily through the use of securities and unused borrowing capacity. At December 31, 2000, securities and other short term investments with maturities of one year or less totaled $2,334. In addition, ICBC can sell securities to meet liquidity needs. At December 31, 2000, unpledged securities available for sale and federal funds sold totaled $8,896. The Citizens National Bank of Norwalk is a member of the Federal Home Loan Bank of Cincinnati (FHLB). The FHLB provides a reliable source of funds over and above retail deposits. As of December 31, 2000, The Citizens National Bank of Norwalk had total credit availability with the FHLB of $14,000, of which $6,000 was outstanding.


CAPITAL RESOURCES

         Shareholders' equity at December 31, 2000 totaled $10,993, compared to $9,354 at December 31, 1999, an increase of 18%.

         The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. ICBC has consistently maintained the regulatory capital ratios of the both Independent Community Banc Corp. and the Citizens National Bank of Norwalk above "well capitialized" requirements. For further information on capital ratios, see Note 14 of the consolidated financial statements.

         The capital position is managed through balance sheet size and composition, issuance of equity instruments, treasury stock activities, dividend policies, and retention of earnings.


EFFECTS OF INFLATION

         The assets and liabilities of ICBC are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that ICBC measure financial position and operating results primarily in terms of historical dollars.

MANAGEMENT

         The following table sets forth certain information concerning the current directors and executive officers of ICBC.

NAME                            AGE        POSITION WITH ICBC
----                            ---        ------------------

William F. Boose                 56          Director
Michael N. Clemens               63          Director and President
William A. Dauch                 66          Director
Robin L. DeGraff                 44          Director
James D. Heckelman               62          Director and Chairman of the Board
John M. Kovesdi, Jr., D.O.       55          Director
Leslie D. Stoneham               58          Director and Vice Chairman
Jerry E. Stover                  58          Director
Richard C. Westhofen             66          Director
Daniel J. White                  51          Director

         Set forth below is a brief description of the business experience of each director and executive officer of ICBC:

     MR. BOOSE has served as a Director of ICBC since 1985. In addition, Mr. Boose has been the President of Boose Farm Market since 1973.

     MR. CLEMENS has served as a Director of ICBC since 2000 and as a President of ICBC since 2000. In addition, Mr. Clemens has served as the President and Chief Executive Officer of Citizens National Bank of Norwalk since 2000.

     MR. DAUCH has served as a Director of ICBC since 1989. In addition, Mr. Dauch has been the President and principal owner of William Dauch Concrete Co. Inc. since 1966.

     MS. DEGRAFF has served as a Director of ICBC since 2001. In addition, Ms. DeGraff has served as a President of Extol of Ohio, Inc. since 1994.

     MR. HECKELMAN has served as a Director of ICBC since 1987. In addition, Mr. Heckelman has been the President of Dan-Mar Co. Inc. since 1972.

     DR. KOVESDI, JR., D.O. has served as a Director of ICBC since 1997. In addition, Dr. Kovesdi has been the President of Firelands Orthopedic, Inc. since 1993.

     MR. STONEHAM has served as a Director of ICBC since 1992. In addition, Mr. Stoneham has been the President of Stoneham Farms Inc. since 1982.

     MR. STOVER has served as a Director of ICBC since 1999. In addition, Mr. Stover has served as the Executive Vice President and Chief Operating Officer of Citizens National Bank of Norwalk since 1999.

     MR. WESTHOFEN has served as a Director of ICBC since 1994. In addition, Mr. Westhofen has been the President of Norwalk Health Foundation since 1986.

     MR. WHITE has served as a Director of ICBC since 1998. In addition, Mr. White has served as the President and Chief Executive Officer of Geotrac of America, Inc. since 1978.

  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
  --------------------------------------------------------------

         The following table sets forth (i) as of December 11, 2001, the total number and percentage of ICBC Common Shares beneficially owned by each director of ICBC, each executive officer of ICBC, and each owner of more than 5% of the outstanding ICBC Common Shares and all directors and executive officers of ICBC as a group, and (ii) after consummation of the Parent Merger, the total number and percentage of First Citizens Common Shares beneficially owned by each director of ICBC, each executive officer of ICBC, and each owner of more than 5% of the outstanding ICBC Common Shares and all directors and executive officers of ICBC as a group. The number of ICBC Common Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of December 11, 2001 there were 614,186 shares issued and outstanding and 15,256 shares were held in treasury. The percent of beneficial ownership of management after the Parent Merger was calculated based on an exchange ratio of 1.7 First Citizens Common Shares for each ICBC Common Share, assuming that no dissenters' rights will be exercised by ICBC shareholders and that all 614,186 outstanding ICBC Common Shares, plus 17,000 outstanding options to purchase ICBC Common Shares, will be exchanged for First Citizens Common Shares in the Parent Merger.

------------------------------------- ------------------------ ------------------------- -------------------------
                                      AMOUNT AND NATURE OF     PERCENT OF CLASS AS OF    PERCENT OF CLASS AFTER
                                      ---------------------    -----------------------   ----------------------
NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     DECEMBER 11, 2001**       THE PARENT MERGER
------------------------              --------------------     -------------------       -----------------


William F. Boose                               4,872                      *                         *

Michael N. Clemens(1)                          3,540                      *                         *

William A. Dauch(2)                           16,560                    2.63%                       *

Robin L. DeGraff                                60                        *                         *

James D. Heckelman(3)                         12,202                      *                         *

John M. Kovesdi, Jr., D.O.                      545                       *                         *

Leslie D. Stoneham                              818                       *                         *

Jerry E. Stover(4)                            6,119                       *                         *

Richard C. Westhofen                            358                       *                         *

Daniel J. White                                 306                       *                         *

------------------------------------- ------------------------ ------------------------- -------------------------
All directors and executive                   45,380                    7.31%                      1.5%
officers as a group (10 persons).
------------------------------------- ------------------------ ------------------------- -------------------------

* Shares owned represent less than 1% of class.
** Percent of class is based upon the sum of 614,186 ICBC Common Shares outstanding as of December 11, 2001, and the number of ICBC Common Shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of stock options exercisable within sixty (60) days of December 11, 2001.




------------------------

(1) Includes 2,800 ICBC Common Shares which can be acquired upon the exercise of stock options which are exercisable within sixty (60) days of December 11, 2001.
(2) Includes 2,373 ICBC Common Shares held by Mr. Dauch's wife.
(3) Includes 5,876 ICBC Common Shares held by Mr. Heckelman's wife.
(4) Includes 3,600 ICBC Common Shares which can be acquired upon the exercise of stock options which are exercisable within sixty (60) days of December 11, 2001.

                                     EXPERTS
                                     -------

         The consolidated financial statements of First Citizens as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 which have been incorporated by reference in this Proxy Statement/Prospectus, and the financial statements of ICBC as of December 31, 2000 and 1999 and for the years then ended, included in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP as set forth in its reports thereon. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference or included in this Proxy Statement/Prospectus in reliance upon such reports given upon their authority as an expert in accounting and auditing.


                                   TAX OPINION
                                   -----------

         A tax opinion is to be rendered prior to the Effective Time by Vorys, Sater, Seymour and Pease LLP substantially to the effect that (i) the Parent Merger will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) no gain or loss will be recognized by ICBC shareholders who exchange their ICBC Common Shares for First Citizens Common Shares and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests.


                                 INDEMNIFICATION
                                 ---------------

         The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the ORC. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                         INDEX TO FINANCIAL INFORMATION



                                                                                                 PAGE

INDEPENDENT COMMUNITY BANC CORP.

Financial Statements
              September 30, 2001:

    Consolidated Balance Sheet
              as of September 30, 2001..................................................         F-1

    Consolidated Statements of Income for the three and nine months ended
              September 30, 2001 and 2000...............................................         F-2

    Consolidated Statements of Changes in Shareholders Equity,
              for the nine months ended September 30, 2001..............................         F-3

    Consolidated Statements of Cash Flows for the nine months ended
              September 30, 2001 and 2000...............................................         F-4

    Notes to Financial Statements
              September 30, 2001........................................................         F-5 - F-12

Financial Statements
              December 31, 2000 and 1999:

    Report of Independent Auditors......................................................         F-13

    Consolidated Balance Sheets
              as of December 31, 2000 and 1999..........................................         F-14

    Consolidated Statements of Income
              as of December 31, 2000 and 1999..........................................         F-15

    Consolidated Statements of Changes on Shareholders Equity
              as of December 31, 2000 and 1999..........................................         F-16

    Consolidated Statements of Cash Flows
              as of December 31, 2000 and 1999..........................................         F-17

    Notes to Financial Statements
              as of December 31, 2000 and 1999..........................................         F-18 - F-33

                        INDEPENDENT COMMUNITY BANC CORP.
                           CONSOLIDATED BALANCE SHEET
                         September 30, 2001 (unaudited)

--------------------------------------------------------------------------------


ASSETS
Cash and due from banks                                      $     3,293,644
Interest-earning deposits                                              9,289
Federal funds                                                      8,050,000
                                                             ---------------
    Total cash and cash equivalents                               11,352,933

Interest-earning time deposits                                       990,000
Securities available for sale, at fair value                      16,662,585
Other securities, at cost                                            728,600
Loans                                                            104,690,925
Allowance for loan losses                                         (1,234,247)
                                                             ---------------
    Loans, net                                                   103,456,678
Premises and equipment, net                                        1,665,987
Intangibles, net                                                   3,485,001
Accrued interest receivable and other assets                       1,457,597
                                                             ---------------

       Total assets                                          $   139,799,381
                                                             ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
       Noninterest-bearing                                   $    15,206,631
       Interest-bearing                                          108,744,706
                                                             ---------------
       Total deposits                                            123,951,337
    Securities sold under agreements to repurchase                   310,069
    Other borrowings                                               2,285,000
    Accrued interest payable and other liabilities                 1,182,103
                                                             ---------------
       Total liabilities                                         127,728,509

Shareholders' equity
    Common stock:  no par value, 1,400,000 shares
      authorized and 629,442 shares issued                         1,870,042
    Surplus                                                        1,542,894
    Retained earnings                                              8,826,270
    Accumulated other comprehensive income,  net of tax              112,198
    Treasury stock, at cost: 15,161 shares                          (280,532)
                                                             ---------------

       Total shareholders' equity                                 12,070,872
                                                             ---------------

          Total liabilities and shareholders' equity         $   139,799,381
                                                             ===============

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
       Three and Nine Months ended September 30, 2001 and 2000 (unaudited)

--------------------------------------------------------------------------------

                                            Three Months                                       Nine Months
                                        Ended September 30,                                Ended September 30,
                                       2001                2000                             2001           2000
                                       ----                ----                             ----           ----
Interest income
    Loans, including fees              $2,184,683        $2,199,234               $      6,680,238  $     6,296,561
    Securities:
       Taxable                            160,269           253,326                        584,358          874,125
       Nontaxable                          40,728            47,008                        122,815          147,415
    Federal funds sold                     84,422             7,625                        142,946           13,573
                                       ----------       -----------                  -------------   --------------
                                        2,470,102         2,507,193                      7,530,357        7,331,674
Interest expense
    Deposits                            1,172,317         1,078,323                      3,519,592        3,181,109
    Other                                  38,344           170,367                        269,171          471,678
                                       ----------       -----------                  -------------   --------------
                                        1,210,661         1,248,690                      3,788,763        3,652,787
                                                                                     -------------   --------------

Net interest income                     1,259,441         1,258,503                      3,741,594        3,678,887

Provision for loan losses                  60,000            72,000                        214,000          216,000
                                       ----------         ---------                  -------------   --------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                       1,199,441         1,186,503                      3,527,594        3,462,887

Noninterest income
    Service charges on
      deposit accounts                    116,852           118,274                        348,134          361,188
    Trust department income                71,750            87,450                        252,632          262,450
    Net securities gains (losses)          (2,104)          (18,530)                        13,445          (23,036)
    Loan origination agent
      fee income                           19,427            29,849                         45,017           41,914
    Other income                           24,615            13,873                         71,444           55,724
                                        ---------         ---------                  -------------   --------------
                                          230,540           230,916                        730,672          698,240
Noninterest expense
    Salaries and employee benefits        434,950           458,101                      1,330,478        1,362,797
    Occupancy expense of premises          72,121            65,431                        196,688          204,152
    Furniture and equipment expense        70,512            75,680                        224,625          205,811
    Legal, professional and examination
      expense                              73,988            84,790                        223,280          225,017
    Intangible amortization                72,651            72,651                        217,953          217,953
    Other expenses                        263,679           221,124                        764,350          669,882
                                        ---------         ---------                  -------------   --------------
                                          987,901           977,777                      2,957,374        2,885,612
                                        ---------         ---------                  -------------   --------------

INCOME BEFORE INCOME TAXES                442,080           439,642                      1,300,892        1,275,515

Provision for income taxes                136,900           133,225                        401,405          388,439
                                        ---------         ---------                  -------------   --------------

NET INCOME                              $ 305,180         $ 306,417                  $     899,487   $      887,076
                                          =======           =======                  =============   ==============

Earnings per common share:
    Basic                               $    0.50         $    0.50                  $        1.47   $         1.46
    Diluted                             $    0.50         $    0.50                  $        1.47   $         1.46

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                Nine Months ended September 30, 2001 (unaudited)

--------------------------------------------------------------------------------

                                                                       Accumulated
                                                                          Other            Treasury         Total
                                    Common                 Retained   Comprehensive         Stock,       Shareholders'
                                    Stock      Surplus     Earnings       Income            At Cost         Equity
                                    -----      -------     --------       ------            -------         ------

Balances at
  December 31, 2000             $1,870,042    $1,542,894   $8,061,481   $(167,777)         $(313,766)     $10,992,874

Comprehensive income:
    Net income                                                899,487                                         899,487
    Other comprehensive
      income (loss):
       Net change in
       unrealized gain
       (loss) on securities
       available for sale,
       net of reclassification
       adjustments and tax
       effects                                                            279,975                             279,975
                                                                                                            ---------
          Total comprehensive
           income                                                                                           1,179,462

Dividends declared
 ($0.22 per share)                                           (134,698)                                       (134,698)

Purchase 5 treasury shares                                                                       (85)             (85)

Sell 2,019 treasury shares to
   dividend reinvestment plan                                                                 33,319           33,319
                                ----------   -----------    ----------   ------------    -----------      -----------

Balances at
  September 30, 2001            $1,870,042    $1,542,894    $8,826,270    $112,198         $(280,532)     $12,070,872
                                 =========    ==========    ==========    ========         =========      ===========


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

\

                        INDEPENDENT COMMUNITY BANC CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            Nine Months ended September 30, 2001 and 2000 (unaudited)

-------------------------------------------------------------------------------

                                                Nine Months Ended September 30,
                                                ------------------------------
                                                        2001             2000
                                                        ----             ----



CASH FLOWS FROM OPERATING ACTIVITIES               $  1,636,899    $    819,384


CASH FLOWS FROM INVESTING ACTIVITIES

    Securities available for sale
       Proceeds from maturities, sales,
         paydowns and calls                          19,717,901       6,173,327
       Purchases                                    (16,404,381)       (981,170)
    Purchases of loans                                 (950,000)     (2,925,000)
    Net change in loans                               1,781,384        (789,934)
    Net change in interest-earning time deposits       (990,000)           --
    Sales of premises and equipment                        --         1,000,000
    Purchases of premises and equipment                 (50,595)       (124,475)
                                                   ------------    ------------
          Net cash from investing
            activities                                3,104,309       2,352,748
                                                   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net change in deposits                            8,169,044      (5,849,885)
    Net change in securities sold under
      agreement to repurchase                             9,198          (6,864)
    Net change in FHLB short-term advances           (6,000,000)      2,000,000
    Net change in federal funds purchased                  --           850,000
    Proceeds from borrowings                               --         2,735,000
    Repayments of borrowings                           (350,000)     (3,000,000)
    Cash dividends paid                                (134,698)       (133,606)
    Proceeds from exercise of stock options                --           119,000
    Proceeds from issuance of treasury
      stock                                              33,319          40,083
    Acquisition of treasury stock                           (85)            (37)
                                                   ------------    ------------
          Net cash from financing
            activities                                1,726,778      (3,246,309)
                                                   ------------    ------------

Net change in cash and cash equivalents               6,467,986         (74,177)
Cash and cash equivalents at beginning
  of year                                             4,884,947       4,340,956
                                                   ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $ 11,352,933    $  4,266,779
                                                   ============    ============


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of Independent Community Banc Corp. and its wholly-owned subsidiary, The Citizens National Bank of Norwalk (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at September 30, 2001, and its results of operations and statement of cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying consolidated financial statements do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the 2000 consolidated financial statements and notes thereto of the Company included in its Annual Report for the year ended December 31, 2000.

The Company grants commercial, real estate, installment and personal loans to customers primarily in Northern Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans make up approximately 52% of the loan portfolio and include loans secured by business assets and commercial real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 18% of the loan portfolio and are secured by residential real estate.

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided and future results could differ. The collectibility of loans, fair values of financial instruments and status of contingencies are particularly subject to change.

Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less. For the nine months ended September 30, 2001 and 2000 the Company paid interest of $3,900,537 and $3,675,442 and income taxes of $189,000 and $459,000.


--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic earnings per common share are net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options. The weighted average number of common shares outstanding for basic and diluted earnings per share was as follows:

                                                            Nine Months
                                                        Ended September 30,
                                                        -------------------
                                                        2001          2000
                                                        ----          ----

         Weighted average shares
           outstanding - basic                          612,954       606,439
         Effect of stock options                             --           244
                                                    -----------   -----------
         Weighted average shares
           outstanding - diluted                        612,954       606,683
                                                    ===========   ===========

At September 30, 2001 and 2000, there were 17,000 and 13,500 outstanding options not included in the weighted average shares outstanding for diluted earnings per share because the effect of the options was not dilutive.

Beginning January 1, 2001, a new accounting standard required all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect because the Company did not hold any derivatives at December 31, 2000.

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141. "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this Statement will only impact the Company's financial statements if it enters into a business combination.

Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses the accounting for such assets arising from prior and future business combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. Other identified intangible assets, such as core deposit intangible assets, will continue to be amortized over their estimated useful lives. The Company is required to adopt this Statement on January 1, 2002 and early adoption is not permitted. Management has not yet evaluated the potential future impact of adopting this new statement.


--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and fair value of securities available for sale as of September 30, 2001 are as follows:

                                                                    Gross          Gross
                                                  Amortized      Unrealized     Unrealized       Fair
                                                    Cost            Gains         Losses         Value
                                                    ----            -----         ------         -----
         U.S. Treasury and U.S.
           Government agencies                 $    9,498,251   $    85,517   $     (680)   $    9,583,088
         Obligations of states and
           political subdivisions                   4,773,642        85,066       (2,429)        4,856,279
         Mortgage-backed securities                 2,220,695        11,586       (9,063)        2,223,218
                                               --------------   -----------   ----------    --------------

                                               $   16,492,588   $   182,169   $  (12,172)   $   16,662,585
                                               ==============   ===========   ==========    ==============


The amortized cost and fair value of debt securities available for sale at September 30, 2001, by contractual maturity, are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                    Amortized           Fair
                                                       Cost             Value
                                                    ----------      ----------

         Due in one year or less                $   8,313,323    $   8,318,755
         Due after one year through five years      3,346,089        3,447,417
         Due after five years through ten years     2,441,890        2,505,033
         Due after ten years                          170,591          168,162
         Mortgage-backed securities                 2,220,695        2,223,218
                                                -------------    -------------

                                                $  16,492,588    $  16,662,585
                                                =============    =============

Proceeds from sales and calls of securities available for sale during the nine months ended September 30, 2001 and 2000 were $9,857,713 and $4,271,958. Gross gains of $21,753 and $18,643 and gross losses of $8,308 and $41,679 were recognized on these sales.

Securities with an amortized cost of approximately $8,757,000 at September 30, 2001 were pledged to secure public deposits and securities sold under agreements to repurchase.


--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 3 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is as follows:

                                                           Nine Months
                                                       Ended September 30,
                                                       -------------------
                                                      2001            2000
                                                      ----            ----

         Balance - January 1                    $   1,240,777    $   1,147,158
         Provision for loan losses
           charged to expense                         214,000          216,000
         Loans charged-off                           (359,115)        (243,543)
         Recoveries                                   138,585           79,245
                                                -------------    -------------

         Ending Balance                         $   1,234,247    $   1,198,860
                                                =============    =============


Impaired and Nonperforming loans are as follows:

                                                               September 30,
                                                                    2001
                                                                    ----
         Period-end impaired loans with allowance
           for loan losses allocated                          $   371,383
         Amount of the allowance allocated                         80,237

         Average of impaired loans during the period              419,241

         Loans past due 90 days and still accruing                    673
         Nonaccrual loans                                         374,363



At September 30, 2001 all impaired loans had allowance for loan losses allocated.

--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE  4 - COMMITMENTS AND CONTINGENCIES AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE-SHEET RISK

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk more than the amount reported in the consolidated financial statements.

The Company had $16,016,000 (at market rates) of unused commitments outstanding as of September 30, 2001. Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment and generally have fixed expiration dates. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party.

The Company is required by the Federal Reserve to maintain reserves consisting of cash on hand and noninterest-bearing balances on deposit with the Federal Reserve Bank. The required reserve balance at September 30, 2001 was $687,000.

At September 30, 2001, the Company had holdings of $8,119,000 in demand deposits and federal funds sold due from Bank One, N.A.


NOTE 5 - STOCK OPTIONS

In 1997, the shareholders approved an incentive stock-option plan for the Company's executive officers, which provides for issue of up to 25,000 options. In 2000, shareholders increased the amount of options available for grants to 50,000. Exercise price is the market price at the date of grant. The maximum option term is ten years, and options vest over five years or upon the death or disability of a participant. In addition, options vest immediately upon a change in control of the Company, as defined in the plan.

A summary of the activity in the plan is as follows:

                                                                  Weighted
                                                                   Average
                                                                  Exercise
                                                       Shares       Price
                                                       ------       -----
Outstanding at January 1, 2001                           17,000     19.82
Granted                                                      --      --
Forfeited                                                    --      --
                                                     ----------
Outstanding at September 30, 2001                        17,000     19.82
                                                     ==========

Options exercisable at September 30, 2001                 5,200    $18.85

--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 5 - STOCK OPTIONS (CONTINUED)

Options outstanding at September 30, 2001 were as follows.

                                             Outstanding
                                           Weighted Average
                                               Remaining
             Exercise                         Contractual
               Price           Number         Life (Years)         Exercisable
               -----           ------        -------------         -----------
           $    17.00            4,500             6.2                2,700
                20.00            5,500             8.8                1,100
                21.50            7,000             8.3                1,400


Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                             September 30,
                                                            2001           2000
                                                            ----           ----

Net income as reported                                $   899,487    $   887,076
Pro forma net income                                      890,549        890,025

Basic earnings per common share as reported           $     1.47     $     1.46
Proforma basic earnings per common share                    1.45           1.47

Diluted earnings per common share as reported         $     1.47     $     1.46
Proforma diluted earnings per common share                  1.45           1.47

The pro forma effects of options granted in 2000 and 1997 are computed using option-pricing models, using the following weighted-average assumptions as of the grant date.

                                                   2000               1997
                                                   ----               ----
     Risk-free interest rate                       6.41%              5.84%
     Expected option life                         10 years           10 years
     Dividend yield                                3.74%              2.35%
     Expected stock price volatility    -      -

--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------


NOTE 6 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                           Nine Months Ended
                                                              September 30,
                                                              -------------
                                                          2001            2000
                                                          ----            ----
Unrealized holding gain
  on securities available for sale                   $   437,650    $   455,187
Reclassification adjustments
  for (gains)  losses included in  net income            (13,445)        23,036
                                                     -----------    -----------
Net unrealized gain                                      424,205        478,223
Tax effects                                             (144,230)      (162,596)
                                                     -----------    -----------
Total other comprehensive income                         279,975        315,627
Net Income                                               899,487        887,076
                                                     -----------    -----------
      Total Comprehensive Income                     $ 1,179,462    $ 1,202,703
                                                     ===========    ===========

NOTE 7 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective-action regulations involve quantitative and qualitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

At September 30, 2001, actual capital levels (in thousands) and minimum required levels of the Bank were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                      Minimum Required          Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                  Actual              Adequacy Purposes        Action Regulations
                                                  ------              -----------------        ------------------
                                              Amount     Ratio         Amount     Ratio         Amount     Ratio
                                              ------     -----         ------     -----         ------     -----
September 30, 2001
------------------
Total capital (to risk weighted assets)     $  11,985    11.91%       $  8,048     8.0%        $  10,061   10.0%
Tier 1 capital (to risk weighted assets)       10,751    10.69           4,024     4.0             6,036    6.0
Tier 1 capital (to average assets)             10,751     7.96           5,405     4.0             6,756    5.0

At September 30, 2001, the Bank was categorized as well capitalized. Management believes that no events have occurred since September 30, 2001 that would change the capital category.

--------------------------------------------------------------------------------
                                  (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                          NOTES TO FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

--------------------------------------------------------------------------------

NOTE 8 - RELATED PARTY LOANS

In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity related to these individuals for 2001 is as follows:

         Aggregate balance - January 1, 2001              $       178,305
         New loans                                              1,079,978
         Repayments                                              (102,695)
         Other changes                                            656,121
                                                                  -------

         Aggregate balance - September 30, 2001           $     1,811,709
                                                          ===============

Other changes relate to new individuals becoming a director or executive officer.


NOTE 9 - ACQUISITION

On November 2, 2001 the Company announced that it had entered into an Agreement and Plan of Merger with First Citizens Banc Corp., Sandusky, Ohio, (First Citizens). Under the terms of the Agreement, the Company would merge with and into First Citizens. In return, shareholders of the Company would receive 1.7 shares of First Citizens common stock for each share of the Company's common stock that they hold. The agreement is subject to approval by regulatory authorities as well as the shareholders of both First Citizens and the Company.

--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Independent Community Banc Corp.
Norwalk, Ohio


We have audited the accompanying consolidated balance sheets of Independent Community Banc Corp. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Community Banc Corp. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                   Crowe, Chizek and Company LLP


Columbus, Ohio
February 9, 2001

                        INDEPENDENT COMMUNITY BANC CORP.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


                                                                                    2000                 1999
                                                                                    ----                 ----
ASSETS
Cash and demand deposits with
  other financial institutions                                               $       3,484,947    $       3,830,941
Federal funds sold                                                                   1,400,000              510,015
                                                                             -----------------    -----------------
     Total cash and cash equivalents                                                 4,884,947            4,340,956
Securities available for sale, at fair value                                        19,538,455           24,733,610
Other securities, at cost                                                              700,300              663,900
Loans                                                                              105,528,839           96,124,294
Allowance for loan losses                                                           (1,240,777)          (1,147,158)
                                                                             -----------------    -----------------
     Loans, net                                                                    104,288,062           94,977,136
Premises and equipment, net                                                          1,734,098            2,719,374
Intangibles, net                                                                     3,702,954            3,993,558
Accrued interest receivable and other assets                                         1,755,440            1,731,026
                                                                             -----------------    -----------------

     Total assets                                                            $     136,604,256    $     133,159,560
                                                                             =================    =================


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
         Noninterest-bearing                                                 $      16,191,734    $      14,025,125
         Interest-bearing                                                           99,590,559          104,456,804
                                                                             -----------------    -----------------
              Total deposits                                                       115,782,293          118,481,929
     Securities sold under agreements to repurchase                                    300,871              304,751
     Federal Home Loan Bank (FHLB) short-term advances                               6,000,000            1,000,000
     Other borrowings                                                                2,635,000            3,000,000
     Accrued interest payable and other liabilities                                    893,218            1,019,287
                                                                             -----------------    -----------------
         Total liabilities                                                         125,611,382          123,805,967

Shareholders' equity
     Common stock:  no par value, 1,400,000 shares
       authorized and 629,442 shares issued                                          1,870,042            1,870,042
     Surplus                                                                         1,542,894            1,529,836
     Retained earnings                                                               8,061,481            7,231,001
     Accumulated other comprehensive loss, net of tax                                 (167,777)            (767,907)
     Treasury stock, at cost: 17,175 shares in 2000
       and 29,140 shares in 1999                                                      (313,766)            (509,379)
                                                                             -----------------    -----------------
         Total shareholders' equity                                                 10,992,874            9,353,593
                                                                             -----------------    -----------------

              Total liabilities and shareholders' equity                     $     136,604,256    $     133,159,560
                                                                             =================    =================


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 2000 and 1999

--------------------------------------------------------------------------------


                                                                                         2000               1999
                                                                                         ----               ----
Interest income
     Loans, including fees                                                        $    8,595,983    $     7,813,864
     Securities:
         Taxable                                                                       1,116,407          1,452,858
         Nontaxable                                                                      191,663            203,169
     Federal funds sold                                                                   19,531             20,082
                                                                                  --------------    ---------------
                                                                                       9,923,584          9,489,973
Interest expense
     Deposits                                                                          4,331,748          4,400,274
     Other                                                                               611,604            323,273
                                                                                  --------------    ---------------
                                                                                       4,943,352          4,723,547
                                                                                  --------------    ---------------

NET INTEREST INCOME                                                                    4,980,232          4,766,426

Provision for loan losses                                                                373,000            395,000
                                                                                  --------------    ---------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    4,607,232          4,371,426

Noninterest income
     Service charges on deposit accounts                                                 482,664            473,659
     Trust department income                                                             350,000            318,000
     Net securities gains (losses)                                                       (23,036)            21,591
     Loan origination agent fee income                                                    56,698            100,788
     Gain on premises sale                                                                    --             99,694
     Other income                                                                         80,252             96,768
                                                                                  --------------    ---------------
                                                                                         946,578          1,110,500
Noninterest expense
     Salaries and employee benefits                                                    1,814,830          1,915,067
     Occupancy expense of premises                                                       275,145            287,539
     Furniture and equipment expense                                                     298,864            244,158
     Legal, professional and examination expense                                         271,545            288,495
     Other expenses                                                                    1,174,464          1,153,959
                                                                                  --------------    ---------------
                                                                                       3,834,848          3,889,218
                                                                                  --------------    ---------------

INCOME BEFORE INCOME TAXES                                                             1,718,962          1,592,708

Provision for income taxes                                                               523,339            493,021
                                                                                  --------------    ---------------

NET INCOME                                                                        $    1,195,623    $     1,099,687
                                                                                  ==============    ===============

Earnings per common share:
     Basic                                                                        $        1.97     $          1.84
                                                                                  -------------     ---------------

     Diluted                                                                      $        1.97     $          1.83
                                                                                  -------------     ---------------

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 2000 and 1999
--------------------------------------------------------------------------------


                                                                                               Accumulated
                                                                                                  Other       Treasury    Total
                                                              Common                 Retained  Comprehensive   Stock,  Shareholders'
                                                               Stock     Surplus     Earnings      Loss       At Cost     Equity
                                                               -----     -------     --------      ----       -------     ------

Balances at January 1, 1999                                 $1,870,042  $1,500,000  $6,477,220  $ (30,883)  $(582,612)  $ 9,233,767

Comprehensive income:
  Net income                                                                         1,099,687                            1,099,687
  Other comprehensive income (loss):
     Net change in unrealized gain (loss) on securities
       available for sale, net of reclassification
       adjustments and tax effects                                                               (737,024)                 (737,024)
                                                                                                                        -----------
        Total comprehensive income                                                                                          362,663
Dividends declared ($0.58 per share)                                                  (345,906)                            (345,906)

Purchase 300 treasury shares                                                                                   (6,000)       (6,000)

5,118 treasury shares sold to dividend reinvestment plan                    29,836                             79,233       109,069
                                                            ----------  ----------  ----------  ---------   ---------   -----------

Balances at December 31, 1999                                1,870,042   1,529,836   7,231,001   (767,907)   (509,379)    9,353,593
Comprehensive income:
  Net income                                                                         1,195,623                            1,195,623
  Other comprehensive income (loss):
     Net change in unrealized gain (loss) on
       securities available for sale, net of
       reclassification adjustments and tax effects                                               600,130                   600,130
                                                                                                                        -----------
        Total comprehensive income                                                                                        1,795,753
Dividends declared ($0.60 per share)                                                  (365,143)                            (365,143)

Purchase 2 treasury shares                                                                                        (37)          (37)
Issue 7,000 treasury shares for exercise of stock options                    5,303                            113,697       119,000

Sell 4,967 treasury shares to dividend reinvestment plan                     7,755                             81,953        89,708
                                                            ----------  ----------  ----------  ---------   ---------   -----------

Balances at December 31, 2000                               $1,870,042  $1,542,894  $8,061,481  $(167,777)  $(313,766)  $10,992,874
                                                            ==========  ==========  ==========  =========   =========   ===========

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2000 and 1999

--------------------------------------------------------------------------------

                                                                          2000               1999
                                                                          ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $  1,195,623       $  1,099,687
     Adjustments to reconcile net income to net cash from
       operating activities
         Depreciation                                                      152,246            191,728
         Provision for loan losses                                         373,000            395,000
         Change in deferred tax asset                                       (2,314)           (99,308)
         Net amortization on securities                                     65,765             99,892
         Amortization of intangibles                                       290,604            287,954
         Loss (gain) on sales and calls of investments                      23,036            (21,591)
         Gain on disposal of premises and equipment                             --            (99,694)
         FHLB stock dividends                                              (36,400)           (32,500)
         Changes in accrued interest, other assets and
           other liabilities                                              (457,328)           238,177
                                                                      ------------       ------------
              Net cash from operating activities                         1,604,232          2,059,345
                                                                      ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale
         Proceeds from maturities, sales, paydowns and calls             6,996,813         14,472,154
         Purchases                                                        (981,170)          (495,312)
     Purchases of loans                                                 (3,319,128)        (6,212,564)
     Net change in loans                                                (6,364,798)        (5,757,853)
     Proceeds from sales of premises and equipment                       1,000,000            100,000
     Purchases of premises and equipment                                  (166,970)           (58,754)
                                                                      ------------       ------------
         Net cash from investing activities                             (2,835,253)         2,047,671
                                                                      ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                             (2,699,636)        (3,009,256)
     Net change in securities sold under agreement to repurchase            (3,880)          (411,059)
     Net change in FHLB short-term advances                              5,000,000            350,000
     Proceeds from borrowings                                            2,735,000                 --
     Repayments of borrowings                                           (3,100,000)
     Cash dividends paid                                                  (365,143)          (345,906)
     Proceeds from exercise of stock options                               119,000                 --
     Proceeds from issuance of treasury stock                               89,708            109,069
     Acquisition of treasury stock                                             (37)            (6,000)
                                                                      ------------       ------------
         Net cash from financing activities                              1,775,012         (3,313,152)
                                                                      ------------       ------------

Net change in cash and cash equivalents                                    543,991            793,864

Cash and cash equivalents at beginning of year                           4,340,956          3,547,092
                                                                      ------------       ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                              $  4,884,947       $  4,340,956
                                                                      ============       ============


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of Independent Community Banc Corp. and its wholly-owned subsidiary, The Citizens National Bank of Norwalk (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS: The Company grants commercial, real estate, installment and personal loans to customers primarily in Northern Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans make up approximately 52% of the loan portfolio and include loans secured by business assets and commercial real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans make up approximately 18% of the loan portfolio and are secured by residential real estate. Management considers the Company to operate in one segment, banking.

USE OF ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Other securities such as Federal Home Loan Bank and Federal Reserve stock are carried at cost.

Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Securities are written down to fair value when a decline in fair value is not temporary.

LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, the allowance for loan losses and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income may not be reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and probable risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over asset useful lives. Maintenance and repairs are charged to expense and improvements are capitalized.

OTHER REAL ESTATE OWNED: Real estate properties, other than Company premises, acquired in collection of a loan are recorded at fair value at acquisition. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expenses.

INCOME TAXES: Income tax expense is the sum of the current-year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

SERVICING RIGHTS: Servicing rights represent the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LONG-TERM ASSETS: These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes the net change in net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.

STOCK OPTION PLAN: The Company sponsors a stock option plan for executive officers. Expense for employee compensation under the stock option plan is based on Accounting Principles Board ("APB") Opinion 25 with expense reported only if options are granted below market price at grant date. Proforma disclosures of net income and earnings per common share are provided as if the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123 was used to measure expense for stock-based compensation. For further discussion see Note 12.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

CASH FLOW REPORTING: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less. For the years ended December 31, 2000 and 1999, the Company paid interest of $4,914,748 and $4,763,103 and income taxes of $685,000 and $542,000.

DIVIDEND RESTRICTION: Banking regulations, which require the maintenance of certain capital levels, may limit the amount of dividends that may be paid. For regulatory capital requirements, see Note 16.

LOSS CONTINGENCIES: Loss contingencies, including claims and legal action arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNINGS PER COMMON SHARE: Basic earnings per common share is net income divided by the weighted average number of shares outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares issuable under stock options. The weighted average number of common shares outstanding for basic and diluted earnings per share was as follows:

                                                                                   2000            1999
                                                                                   ----            ----

         Weighted average shares outstanding - basic                              607,158          596,174
         Effect of stock options                                                       --            3,829
                                                                             ------------     ------------
         Weighted average shares outstanding - diluted                            607,158          600,003
                                                                             ============     ============

At December 31, 2000, there were 17,000 outstanding options not included in the weighted average shares outstanding for diluted earnings per share because the effect of the options was not dilutive.

NEW ACCOUNTING PRONOUNCEMENT: Beginning January 1, 2001, a new accounting standard requires all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect because the Company did not hold any derivatives at December 31, 2000.


NOTE 2 - SECURITIES

The amortized cost and fair value of securities available for sale as of December 31, 2000 are as follows:

                                                                 Gross              Gross
                                             Amortized        Unrealized         Unrealized             Fair
                                               Cost              Gains             Losses               Value
                                               ----              -----             ------               -----
     U.S. Treasury and U.S.
       Government agencies              $    12,005,315     $       10,923    $      (136,446)   $    11,879,792
     Obligations of states and
       political subdivisions                 6,407,674              3,283            (85,124)         6,325,833
     Mortgage-backed securities               1,379,674                 --            (46,844)         1,332,830
                                        ---------------     --------------    ---------------    ---------------

                                        $    19,792,663     $       14,206    $      (268,414)   $    19,538,455
                                        ===============     ==============    ===============    ===============

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES (Continued)

The amortized cost and fair value of securities available for sale as of December 31, 1999 are as follows:

                                                                 Gross              Gross
                                             Amortized        Unrealized         Unrealized             Fair
                                               Cost              Gains             Losses               Value
                                               ----              -----             ------               -----

     U.S. Treasury and U.S.
       Government agencies              $    13,032,467     $            -    $      (750,991)   $    12,281,476
     Obligations of states and
       political subdivisions                 7,195,336              8,163           (295,129)         6,908,370
     Mortgage-backed securities               5,669,304                  -           (125,540)         5,543,764
                                        ---------------     --------------    ---------------    ---------------

                                        $    25,897,107     $        8,163    $    (1,171,660)   $    24,733,610
                                        ===============     ==============    ===============    ===============

The amortized cost and fair value of debt securities available for sale at December 31, 2000, by contractual maturity, are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                                            Amortized            Fair
                                                                              Cost               Value

         Due in one year or less                                       $       934,085    $        933,027
         Due after one year through five years                              12,358,315          12,258,713
         Due after five years through ten years                              4,949,946           4,850,638
         Due after ten years                                                   170,643             163,247
         Mortgage-backed securities                                          1,379,674           1,332,830
                                                                       ---------------    ----------------

                                                                       $    19,792,663    $     19,538,455
                                                                       ===============    ================

Proceeds from sales and calls of securities available for sale during 2000 were $4,271,958. Gross gains of $18,643 and gross losses of $41,679 were realized on those sales. Proceeds from sales and calls of securities available for sale during 1999 were $10,595,625. Gross gains of $25,162 and gross losses of $3,571 were realized on those sales.

Securities with an amortized cost of approximately $12,042,000 and $8,677,000 at December 31, 2000 and 1999 were pledged to secure public deposits and securities sold under agreements to repurchase.


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 3 - LOANS

Year-end loans are as follows:

                                                                           2000                 1999
                                                                           ----                 ----

         Business loans                                              $     54,426,758    $      44,270,813
         Real estate loans                                                 19,317,151           17,351,549
         Consumer loans                                                    31,784,930           34,501,932
                                                                     ----------------    -----------------

              Total loans                                            $    105,528,839    $      96,124,294
                                                                     ================    =================

In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity related to these individuals for 2000 is as follows:

         Aggregate balance - January 1, 2000                         $       $264,388
         New loans                                                                  -
         Repayments                                                           (86,083)
                                                                      ----------------

         Aggregate balance - December 31, 2000                       $       $178,305
                                                                     ================


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is as follows:

                                                                               2000              1999
                                                                               ----              ----

         Balance - January 1                                             $    1,147,158     $      916,449
         Provision for loan losses charged to expense                           373,000            395,000
         Loans charged-off                                                     (372,367)          (289,455)
         Recoveries                                                              92,986            125,164
                                                                         --------------     --------------

         Balance - December 31                                           $    1,240,777     $    1,147,158
                                                                         ==============     ==============


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired loans are as follows:

                                                                             2000            1999
                                                                             ----            ----
     Year-end loans with allowance for loan losses
       allocated                                                         $  219,361       $  938,418
     Amount of the allowance allocated                                       54,840          171,859

     Average of impaired loans during the year                              794,668          127,450

At year-ends 2000 and 1999, all impaired loans had allowance for loan losses allocated. Interest income related to impaired loans recognized during the years ended December 31, 2000 and 1999 was not material.

At December 31, 2000 and 1999, loans in which the Company is not accruing interest income totaled $647,062 and $1,071,336, respectively. In addition, accruing loans that are more than 90 days past due totaled $26,789 and $112,891 at December 31, 2000 and 1999, respectively.


NOTE 5 - PREMISES AND EQUIPMENT

Year-end premises and equipment are as follows:

                                                                               2000              1999
                                                                               ----              ----

         Land                                                            $      670,442     $      957,542
         Buildings and improvements                                             947,692          2,818,533
         Furniture and equipment                                              1,159,392          1,157,896
         Construction in progress                                                23,058                 --
                                                                         --------------     --------------
              Total cost                                                      2,800,584          4,933,971
         Accumulated depreciation and amortization                           (1,066,486)        (2,214,597)
                                                                         --------------     --------------

                                                                         $    1,734,098     $    2,719,374
                                                                         ==============     ==============


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------



NOTE 6 - DEPOSITS

Time deposits of $100,000 or more were $19,373,812 and $21,733,232 at year-end 2000 and 1999.

At year-end 2000, maturities of interest-bearing time deposits were as follows:

                           2001                          $      41,399,214
                           2002                                 16,451,013
                           2003                                  3,243,947
                           2004                                  1,636,543
                           2005                                    446,152
                                                         -----------------
                                                         $      63,176,869
                                                         =================


NOTE 7 - OTHER BORROWINGS

In 1998, the Company borrowed $3,000,000 from another financial institution in conjunction with the acquisition of a branch banking facility. At the discretion of the Company, the interest rate on the loan adjusted every 30, 90 or 180 days based on either the current London Interbank Offering Rate or Prime Rate. Only interest payments were required for the first two years. At the end of two years, the Company was required to make 11 quarterly principal and interest payments with a final balloon payment due at the end of the loan term. The Company pledged all common stock of the Citizens National Bank of Norwalk as collateral for the borrowing.

On July 26, 2000, the Company refinanced the outstanding balance of $2,735,000. At the discretion of the Company, the interest rate on the loan adjusted every 90 or 180 days based on either the current London Interbank Offering Rate or Prime Rate. The rate at December 31, 2000 was 8.93% per annum. Starting December 1, 2000, the Company will make 27 quarterly principal and interest payments with a final balloon payment due at the end of the loan term. The Company pledged all common stock of the Citizens National Bank of Norwalk as collateral for the borrowing. At December 31, 2000, required annual principal payments were as follows:

                           2001                                        $         200,000
                           2002                                                  200,000
                           2003                                                  200,000
                           2004                                                  200,000
                           2005                                                  200,000
                           Thereafter                                          1,635,000
                                                                       -----------------
                                                                       $       2,635,000
                                                                       =================


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 7 - OTHER BORROWINGS (Continued)

Additionally at December 31, 2000, a $14 million cash management advance revolving line of credit was approved with the Federal Home Loan Bank. At December 31, 1999, a $10 million revolving line of credit and a $2 million letter of credit were approved with the Federal Home Loan Bank. At December 31, 2000 and 1999, the Company had $6,000,000 and $1,000,000 outstanding on the revolving line of credit. Collateral for the line and letter of credit consists of a blanket pledge of all first mortgage loans secured by one to four family residential properties and all Federal Home Loan Bank stock.


NOTE 8 - COMMITMENTS AND CONTINGENCIES AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE SHEET RISK

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest rate risk more than the amount reported in the consolidated financial statements.

The Company has the following commitments outstanding (at market rate) as of December 31:

                                                             2000               1999
                                                             ----               ----
         Unused commitments                           $    15,796,000    $     12,493,000

Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment and generally have fixed expiration dates. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party.

The Company is required by the Federal Reserve to maintain reserves consisting of cash on hand and noninterest-bearing balances on deposit with the Federal Reserve Bank. The required reserve balance at December 31, 2000 and 1999 was $686,000 and $705,000.

At December 31, 2000, the Company had holdings of $1,454,000 in demand deposits and federal funds sold due from Bank One, N.A.


NOTE 9 - EMPLOYEE BENEFITS

The Bank has established a 401(k) plan covering substantially all employees. The annual expense of the plan is based on 100% matching of voluntary employee contributions for the first 4% of individual compensation deferred and 50% matching on the next 2% of voluntary employee compensation deferred. Employee voluntary and employer matching contributions are vested at all times. In addition, the employer may elect to make discretionary "Basic" and "Integrated" contributions, which are fully vested after 5 years of service. The expense related to this plan was $60,360 and $63,840 for 2000 and 1999.


--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------



NOTE 10 - INCOME TAXES

The provision for income taxes is as follows:

                                                    2000              1999
                                                    ----              ----
         Federal
              Current                         $      525,653     $      592,329
              Deferred                                (2,314)           (99,308)
                                              --------------     --------------

                                              $      523,339     $      493,021
                                              ==============     ==============

The sources of gross deferred tax assets and liabilities are as follows:

                                                                                    December 31,
                                                                         ---------------------------------
                                                                             2000                  1999
                                                                             ----                  ----
         Total deferred tax assets
             Allowance for loan losses                                     $421,864           $    390,034
             Deferred compensation                                          121,379                130,301
             Net unrealized loss on securities
               available for sale                                            86,431                395,589
             Other                                                            3,849                  3,966

         Total deferred tax liabilities
             FHLB stock dividends                                           (51,170)               (38,794)
             Depreciation                                                   (17,931)                (6,963)
             Deferred loan fees/cost                                         (7,362)                (8,129)
             Other                                                           (3,297)                (5,397)
                                                                        ------------          ------------

                Net deferred tax asset                                  $    553,763          $    860,607
                                                                        ============          ============

The bank has sufficient taxes paid in current and prior years to warrant recording the full deferred tax asset without a valuation allowance.





--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 10 - INCOME TAXES (Continued)

Total provision for federal income tax differs from the expected amounts computed by applying the statutory federal tax rate of 34% to income before taxes. The reasons for this difference are as follows:

                                                                Years Ended December 31,
                                                   ------------------------------------------------
                                                              2000                          1999
                                                   ----------------------      --------------------
                                                     Amount        Rate           Amount      Rate
                                                   ----------    -------       ----------    ------

         Tax provision at statutory rate           $  584,447       34.0%      $  541,521      34.0%
         Tax-exempt interest income                   (65,135)      (3.8)         (68,866)     (4.3)
         Other                                          4,027        0.2           20,366       1.3
                                                   ----------    -------       ----------    ------

              Tax provision at effective rate      $  523,339       30.4%      $  493,021      31.0%
                                                   ==========    =======       ==========    ======

The differences between the financial statement provision for income taxes and amounts computed by applying the statutory federal income tax rate to income before income taxes are primarily due to tax-exempt income.


NOTE 11 - STOCK OPTIONS

In 1997, the shareholders approved an incentive stock option plan for the Company's executive officers, which provides for issue of up to 25,000 options. In 2000, shareholders increased the amount of options available for grants to 50,000 options. Exercise price is the market price at the date of grant. The maximum option term is ten years, and options vest over five years or upon the death or disability of a participant.

A summary of the activity in the plan is as follows:

                                                               2000                                  1999
                                                               ----                                  ----
                                                             Weighted                               Weighted
                                                              Average                                Average
                                                             Exercise                               Exercise
                                              Shares           Price               Shares             Price
                                              ------           -----               ------             -----
     Outstanding at beginning
       of year                                  17,800     $    17.00                 20,500    $     17.00
     Granted                                    13,500          20.78                  1,500          20.00
     Exercised                                  (7,000)         17.00                     --             --
     Forfeited                                  (7,300)         17.41                 (4,200)         18.07
                                           -----------                           -----------
     Outstanding at end of year                 17,000          19.82                 17,800          17.00
                                           ===========                           ===========

     Options exercisable at year-end             2,700     $    17.00                 11,400    $     17.00



--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------

NOTE 11 - STOCK OPTIONS (Continued)


Options outstanding at year-end 2000 were as follows.

                                                           Outstanding
                                                           -----------
                                                         Weighted Average
                                                            Remaining
                       Exercise                            Contractual
                         Price              Number         Life (Years)           Exercisable
                         -----              ------         ------------           -----------

                     $    17.00               4,500             6.9                    2,700
                          20.00               5,500             9.5                     --
                          21.50               7,000             9.1                     --

Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                                        2000               1999
                                                                        ----               ----

Net income as reported                                             $     1,195,263    $    1,099,687
Pro forma net income                                                     1,195,731         1,088,971

Basic earnings per common share as reported                                $  1.97           $  1.84
Proforma basic earnings per common share                                      1.97              1.83

Diluted earnings per common share as reported                              $  1.97           $  1.83
Proforma diluted earnings per common share                                    1.97              1.81

The pro forma effects of options granted in 2000 were computed using option pricing models, using the following weighted average assumptions as of the grant date.

                                                            2000
                                                            ----
     Risk free interest rate                                6.41%
     Expected option life                                  10 years
     Dividend yield                                         3.74%
     Expected stock price volatility                           --

The fair value of options granted in 2000 was $3.34 per option. The fair value of options granted in 1999 was not material.

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 12 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair values and the related carrying values of the Company's financial instruments at December 31, 2000 and 1999. Items that are not financial instruments are not included.

                                                          2000                                 1999
                                                          ----                                 ----
                                               Carrying           Estimated         Carrying           Estimated
                                                Amount           Fair Value          Amount           Fair Value
                                                ------           ----------          ------           ----------
Financial assets:
     Cash and cash equivalents             $     4,884,947    $    4,885,000     $    4,340,956    $     4,341,000
     Securities available for sale              19,538,455        19,539,000         24,733,610         24,734,000
     Other securities                              700,300           700,000            663,900            664,000
     Loans, net                                104,288,062       103,343,000         94,977,136         94,474,000
     Accrued interest receivable                   936,684           937,000            856,786            857,000

Financial liabilities:
     Demand and savings deposits               (52,605,424)      (52,605,000)       (52,352,872)       (52,353,000)
     Time deposits                             (63,176,869)      (63,296,000)       (66,129,057)       (66,133,000)
     Securities sold under agreements
       to repurchase                              (300,871)         (301,000)          (304,751)          (305,000)
     Federal funds purchased                    (6,000,000)       (6,000,000)        (1,000,000)        (1,000,000)
     Other borrowings                           (2,635,000)       (2,635,000)        (3,000,000)        (3,000,000)
     Accrued interest payable                     (477,464)         (477,000)          (469,470)          (469,000)

For purposes of the above disclosures of estimated fair values, the following assumptions were used. The estimated fair value approximates carrying amount for all items except those described below. The estimated fair value for securities available for sale is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based on estimates of the difference in interest rates the Company would charge the borrowers for similar such loans with similar maturities, applied for an estimated time period until the loan is assumed to reprice or be paid. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits, applied for the time period until maturity. The estimated fair value for other financial instruments and off-balance sheet loan commitments approximate cost and is not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items, the estimated fair values would necessarily have been achieved at those dates, since market values may differ depending on various circumstances. The estimated fair values at December 31, 2000 and 1999 should not necessarily be considered to apply at subsequent dates.

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------

NOTE 12 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment and intangibles. In addition, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the earnings potential of the Company's trust department, the trained work force, customer goodwill and similar items.


NOTE 13 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows:

                                                                               2000              1999
                                                                               ----              ----
         Unrealized holding gain (loss) on securities
           available for sale                                            $      886,252     $   (1,095,114)
         Less reclassification adjustments for gains (loss)
           included in net income                                               (23,036)            21,591
                                                                         ---------------    --------------
              Net unrealized gains (losses)                                     909,288         (1,116,705)
         Tax effects                                                           (309,158)           379,681
                                                                         --------------     --------------
         Total other comprehensive income (loss)                         $      600,130     $     (737,024)
                                                                         ==============     ==============


NOTE 14 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative and qualitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 14 - REGULATORY MATTERS (Continued)

At year-end 2000 and 1999, actual capital levels (in thousands) and minimum required levels of the Citizens National Bank of Norwalk were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                      Minimum Required          Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                  Actual              Adequacy Purposes        Action Regulations
                                                  ------              -----------------        ------------------
                                              Amount     Ratio         Amount     Ratio         Amount     Ratio
                                              ------     -----         ------     -----         ------     -----
December 31, 2000
-----------------

Total capital (to risk weighted assets)     $  11,329    11.0%        $  8,271     8.0%        $  10,339   10.0%
Tier 1 capital (to risk weighted assets)       10,088     9.8            4,135     4.0             6,203    6.0
Tier 1 capital (to average assets)             10,088     7.8            5,147     4.0             6,433    5.0

December 31, 1999
-----------------

Total capital (to risk weighted assets)     $  10,198    11.0%        $  7,395     8.0%        $   9,244   10.0%
Tier 1 capital (to risk weighted assets)        9,051     9.8            3,697     4.0             5,546    6.0
Tier 1 capital (to average assets)              9,051     7.0            5,170     4.0             6,463    5.0

At year-end 2000 and 1999, the Bank was categorized as well capitalized. Management believes that no events have occurred since December 31, 2000 that would change the capital category.


NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

                            CONDENSED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                                                   2000                1999
                                                                                   ----                ----
ASSETS
Cash                                                                         $         24,992    $         3,034
Investment in subsidiary bank                                                      13,623,492         12,277,758
Other assets                                                                               --             77,000
                                                                             ----------------    ---------------

     Total assets                                                            $     13,648,484    $    12,357,792
                                                                             ================    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Borrowings                                                              $      2,635,000    $     3,000,000
     Other liabilities                                                                 20,610              4,199
                                                                             ----------------    ---------------
         Total liabilities                                                          2,655,610          3,004,199

Total shareholders' equity                                                         10,992,874          9,353,593
                                                                             ----------------    ---------------

     Total liabilities and shareholders' equity                              $     13,648,484    $    12,357,792
                                                                             ================    ===============

--------------------------------------------------------------------------------
                                   (Continued)

                        INDEPENDENT COMMUNITY BANC CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

--------------------------------------------------------------------------------


NOTE 15 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                         CONDENSED STATEMENTS OF INCOME
                     Years ended December 31, 2000 and 1999

                                                                                     2000               1999
                                                                                     ----               ----
Dividends from subsidiary bank                                                  $      621,500    $      447,283
Other income                                                                             1,323               365
                                                                                --------------    --------------
                                                                                       622,823           447,648
Interest expense                                                                       254,264           226,313
Operating expenses                                                                       7,101                59
                                                                                --------------    --------------

INCOME BEFORE INCOME TAX BENEFIT AND EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARY BANK                                                        361,458           221,276

Income tax benefit                                                                      88,561            77,000
                                                                                --------------    --------------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARY BANK                                                        450,019           298,276
Equity in undistributed income of subsidiary bank                                      745,604           801,411
                                                                                --------------    --------------

NET INCOME                                                                      $    1,195,623    $    1,099,687
                                                                                ==============    ==============


                       CONDENSED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2000 and 1999

                                                                                       2000              1999
                                                                                       ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                         $   1,195,623    $    1,099,687
Adjustments to reconcile net income to net cash from operating activities
     Change in other assets and liabilities                                             (271,589)          (55,591)
     Equity in undistributed net income of bank subsidiary                              (380,604)         (801,411)
                                                                                   -------------    --------------
         Net cash from operating activities                                              543,430           242,685

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from borrowings                                                          2,735,000                --
     Repayments of borrowings                                                         (3,100,000)               --
     Cash dividends paid to shareholders                                                (365,143)         (345,906)
     Proceeds from sale of treasury stock                                                208,708           109,069
     Acquisition of treasury stock                                                           (37)           (6,000)
                                                                                   -------------    --------------
         Net cash from financing activities                                             (521,472)         (242,837)
                                                                                   -------------    --------------

Net change in cash and cash equivalents                                                   21,958              (152)
Cash and cash equivalents at beginning of year                                             3,034             3,186
                                                                                   -------------    --------------

Cash and cash equivalents at end of year                                           $      24,992    $        3,034
                                                                                   =============    ==============

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of
                                November 1, 2001

                                 by and between

                            FIRST CITIZENS BANC CORP.

                                       and

                        INDEPENDENT COMMUNITY BANC CORP.

                                TABLE OF CONTENTS

                                                                                                               PAGE

RECITALS..........................................................................................................1

ARTICLE I - CERTAIN DEFINITIONS...................................................................................1
     1.01     Certain Definitions.................................................................................1

ARTICLE II - THE MERGER...........................................................................................7
     2.01     The Parent Merger...................................................................................7
     2.02     The Subsidiary Merger...............................................................................7
     2.03     Effectiveness of Parent Merger......................................................................7
     2.04     Effective Date and Effective Time...................................................................7

ARTICLE III - CONSIDERATION; EXCHANGE PROCEDURES..................................................................8
     3.01     Merger Consideration................................................................................8
     3.02     Rights as Shareholders; Share Transfers.............................................................8
     3.03     Fractional Shares...................................................................................8
     3.04     Exchange Procedures.................................................................................9
     3.05     Anti-Dilution Provisions; Other Adjustments........................................................10

ARTICLE IV - ACTIONS PENDING CONSUMMATION OF MERGER..............................................................10
     4.01     Forbearances of ICBC...............................................................................10
     4.02     Forbearances of First Citizens.....................................................................12

ARTICLE V - REPRESENTATIONS AND WARRANTIES.......................................................................13
     5.01     Disclosure Schedules...............................................................................13
     5.02     Standard...........................................................................................14
     5.03     Representations and Warranties of ICBC.............................................................14
     5.04     Representations and Warranties of First Citizens...................................................26

ARTICLE VI - COVENANTS...........................................................................................31
     6.01     Reasonable Best Efforts............................................................................31
     6.02     Shareholder Approvals..............................................................................31
     6.03     Registration Statement.............................................................................32
     6.04     Press Releases.....................................................................................33
     6.05     Access; Information................................................................................33
     6.06     Acquisition Proposals; Break Up Fee................................................................34
     6.07     Affiliate Agreements...............................................................................34
     6.08     Certain Policies...................................................................................35
     6.09     NASDAQ Listing.....................................................................................35
     6.10     Regulatory Applications............................................................................35
     6.11     Employment Matters; Employee Benefits..............................................................36
     6.12     Notification of Certain Matters....................................................................36
     6.13     Dividend Coordination..............................................................................36
     6.14     Accounting and Tax Treatment.......................................................................36
     6.15     No Breaches of Representations and Warranties......................................................36
     6.16     Consents...........................................................................................36


     6.17     Insurance Coverage.................................................................................37
     6.18     Correction of Information..........................................................................37
     6.19     Confidentiality....................................................................................37
     6.20     Supplemental Assurances............................................................................37
     6.21     Regulatory Matters.................................................................................38
     6.22     Employment Agreements and Retention Arrangements...................................................38
     6.23     Financial Statements...............................................................................38
     6.24     First Citizens Board of Directors Structure Following the Parent Merger............................38
     6.25     First Citizens Bank Board of Directors Following the Subsidiary Merger.............................38
     6.26     Establishment of Bank Community Board..............................................................38
     6.27     Bank Signage.......................................................................................38
     6.28     Voting Agreements..................................................................................39
     6.29     Indemnification; Directors' and Officers' Liability Insurance......................................39

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................39
     7.01     Conditions to Each Party's Obligation to Effect the Merger.........................................39
     7.02     Conditions to Obligation of ICBC...................................................................40
     7.03     Conditions to Obligation of First Citizens.........................................................41

ARTICLE VIII - TERMINATION.......................................................................................41
     8.01     Termination........................................................................................41
     8.02     Effect of Termination and Abandonment, Enforcement of Agreement....................................42

ARTICLE IX - MISCELLANEOUS.......................................................................................43
     9.01     Survival...........................................................................................43
     9.02     Waiver; Amendment..................................................................................43
     9.03     Counterparts.......................................................................................43
     9.04     Governing Law......................................................................................43
     9.05     Expenses...........................................................................................43
     9.06     Notices............................................................................................43
     9.07     Entire Understanding; No Third Party Beneficiaries.................................................45
     9.08     Interpretation; Effect.............................................................................45
     9.09     Waiver of Jury Trial...............................................................................45


EXHIBIT A     Form of Voting Agreement
EXHIBIT B     Form of ICBC Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of November 1, 2001 (this "Agreement"), by and between First Citizens Banc Corp. ("First Citizens") and Independent Community Banc Corp. ("ICBC").

                                    RECITALS

     A. Independent Community Banc Corp. ICBC is an Ohio corporation, having its principal place of business in Norwalk, Ohio.

     B. First Citizens Banc Corp. First Citizens is an Ohio corporation, having its principal place of business in Sandusky, Ohio.

     C. Voting Agreements. As an inducement to the willingness of First Citizens to continue to pursue the transactions contemplated by this Agreement, First Citizens has entered into a Voting Agreement with each of certain shareholders of ICBC named therein (the "Shareholders"), in substantially the form of Exhibit A (collectively, the "Voting Agreements"), pursuant to which the Shareholders have agreed, among other things, to vote all of ICBC Common Shares (as defined below) owned by the Shareholders (i) in favor of the Parent Merger (as defined below) and (ii) against any Acquisition Proposal (as defined below), or any other action or agreement that would result in a breach of any of the terms of this Agreement by ICBC.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the purchase accounting method and that each be treated as a "reorganization" under Section 368 of the Code (as defined below).

     E. Board Action. The respective Boards of Directors of each of First Citizens and ICBC have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ICBC or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, ICBC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Agreement to Merge" has the meaning set forth in Section 2.02.

          "Average First Citizens Price" has the meaning set forth in Section 8.01(e).

          "Bank" means Citizens National Bank of Norwalk, a wholly owned subsidiary of ICBC.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

          "Consultants" has the meaning set forth in Section 5.03(m)(i).

          "Directors" has the meaning set forth in Section 5.03(m)(i).

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" means any ICBC Common Shares held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

          "Effective Date" has the meaning set forth in Section 2.04.

          "Effective Time" has the meaning set forth in Section 2.04.

          "Employees" has the meaning set forth in Section 5.03(m)(i).

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and any state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.04(a).

          "Exchange Fund" has the meaning set forth in Section 3.04(a).

          "Exchange Ratio" has the meaning set forth in Section 3.01(a).

          "FDIA" means the Federal Deposit Insurance Act.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FFIEC" means Federal Financial Institutions Examination Committee.

          "First Citizens" has the meaning set forth in the preamble to this Agreement.

          "First Citizens 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "First Citizens Articles" means the Articles of Incorporation of First Citizens, as amended.

          "First Citizens Bank" means The Citizens Banking Company, an Ohio banking corporation which is a wholly owned subsidiary of First Citizens.

          "First Citizens Board" means the Board of Directors of First Citizens.

          "First Citizens Code" means the Code of Regulations of First Citizens, as amended.

          "First Citizens Common Shares" means the common shares, without par value per share, of First Citizens.

          "First Citizens Meeting" has the meaning set forth in Section 6.02.

          "First Citizens SEC Documents" has the meaning set forth in Section 5.04(h)(i).

          "GAAP" means generally accepted accounting principles.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "ICBC" has the meaning set forth in the preamble to this Agreement.

          "ICBC 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "ICBC Affiliate" has the meaning set forth in Section 6.07.

          "ICBC Articles" means the Articles of Incorporation of ICBC, as amended.

          "ICBC Board" means the Board of Directors of ICBC.

          "ICBC Code" means the Code of Regulations of ICBC.

          "ICBC Common Shares" means the common shares, without par value, of ICBC.

          "ICBC DRIP" means ICBC's Dividend Reinvestment and Stock Purchase
     Plan.

          "ICBC Meeting" has the meaning set forth in Section 6.02.

          "IRS" has the meaning set forth in Section 5.03(m)(ii).

          The term "knowledge" means, with respect to First Citizens, actual knowledge of any officer of First Citizens with the title of not less than a senior vice president and, with respect to ICBC, actual knowledge of any officer of ICBC with the title of not less than vice president.

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to First Citizens or ICBC, any effect that (i) is material and adverse to the financial position, results of operations or business of First Citizens and its Subsidiaries taken as a whole or ICBC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Citizens or ICBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates and changes as a result of the terrorist attack on the United States on September 11, 2001, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, or (d) actions or omissions of a party which have been waived in accordance with Section 9.02.

          "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

          "Merger Consideration" has the meaning set forth in Section 2.01.

          "NASD" means The National Association of Securities Dealers.

          "NASDAQ" means The Nasdaq Stock Market, Inc.'s SmallCap Market System.

          "New Certificate" has the meaning set forth in Section 3.04(a).

          "OCC" means The Office of the Comptroller of the Currency.

          "OGCL" means the Ohio General Corporation Law.

          "Old Certificate" has the meaning set forth in Section 3.04(a).

          "ORC" means the Ohio Revised Code.

          "OSS " means the Office of the Secretary of State of the State of Ohio.

          "Parent Merger" has the meaning set forth in Section 2.01.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

          "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy/Prospectus" has the meaning set forth in Section 6.03(a).

          "Proxy Statement" has the meaning set forth in Section 6.03(a).

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Regulatory Authority" has the meaning set forth in Section
     5.03(i)(i).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, managers, legal or financial advisors or any representatives of such legal or financial advisors.

          "Resulting Bank" has the meaning set forth in Section 2.02.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholders" has the meaning set forth in Recital C.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Surviving Corporation" has the meaning set forth in Section 2.01.

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Shares", with respect to ICBC, shall mean ICBC Common Shares held by ICBC or any of its Subsidiaries or, with respect to First Citizens, shall mean First Citizens Common Shares held by First Citizens or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "Valuation Period" has the meaning set forth in Section 8.01(e).

          "Voting Agreements" has the meaning set forth in Recital C.

                                   ARTICLE II
                                   THE MERGER

         2.01 THE PARENT MERGER. At the Effective Time, ICBC shall merge with and into First Citizens (the "Parent Merger"), the separate corporate existence of ICBC shall cease and First Citizens shall survive and continue to exist as an Ohio corporation (First Citizens, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). Notwithstanding the provisions of Section 9.02, but subject to the final clause thereof, First Citizens may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of ICBC Common Shares as provided for in Article III of this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of ICBC's shareholders as a result of receiving the Merger Consideration; or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         2.02 THE SUBSIDIARY MERGER. At the time specified by First Citizens Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into First Citizens Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and First Citizens Bank and filed with the OSS and the OCC, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and First Citizens Bank shall survive and continue to exist as a state banking corporation (First Citizens Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".) Notwithstanding the foregoing, it is understood and agreed that First Citizens shall reserve the right to change the method of effecting the Subsidiary Merger.

         2.03 EFFECTIVENESS OF PARENT MERGER. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL or such later date and time as may be set forth in such filing. The Parent Merger shall have the effects prescribed in the OGCL.

         2.04 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur (i) as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived, or (ii) on such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                   ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person:

                  (a) OUTSTANDING ICBC COMMON SHARES AND ICBC RIGHTS. Each ICBC Common Share (including those ICBC Common Shares that have been issued to ICBC shareholders pursuant to the ICBC DRIP but excluding Treasury Shares, Dissenting Shares and ICBC Common Shares held by First Citizens immediately prior to the Effective Time), issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.7 First Citizens Common Shares (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

                  (b) TREASURY SHARES. Each ICBC Common Share held as Treasury Shares and each ICBC Common Share held by First Citizens immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (c) DISSENTING SHARES. Dissenting Shares shall not be exchanged for First Citizens Common Shares but rather shall be entitled to the rights set forth in Sections 1701.84 and 1701.85 of the OGCL. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions (except dividends or other distributions payable to shareholders of record of ICBC at a date which is prior to the Effective Date) and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

                  (d) OUTSTANDING FIRST CITIZENS COMMON SHARES. Each First Citizens Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unaffected by the Parent Merger.

         3.02 RIGHTS AS SHAREHOLDERS; SHARE TRANSFERS. At the Effective Time, holders of ICBC Common Shares shall cease to be, and shall have no rights as, shareholders of ICBC, other than to receive any dividend or other distribution with respect to such ICBC Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of ICBC or the Surviving Corporation of any ICBC Common Shares.

         3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional First Citizens Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger. Instead, First Citizens shall pay to each holder of ICBC Common Shares who would otherwise be entitled to a fractional First Citizens Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional First Citizens Common Share to which the holder would be entitled by the last sale price of First Citizens Common Shares, as reported by the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

         3.04     EXCHANGE PROCEDURES.

                  (a) At or prior to the Effective Time, First Citizens shall deposit, or shall cause to be deposited, with Illinois Stock Transfer Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing ICBC Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing First Citizens Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this
Article III in exchange for outstanding ICBC Common Shares.

                  (b) As promptly as practicable after the Effective Date, First Citizens shall send or cause to be sent to each former holder of record of ICBC Common Shares immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the Merger Consideration. First Citizens shall cause the New Certificates into which ICBC Common Shares are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such shareholder shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such ICBC Common Shares (or indemnity reasonably satisfactory to First Citizens and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such shareholder shall be entitled to receive pursuant to this Article III upon such delivery.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent, nor any party hereto shall be liable to any former holder of ICBC Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to First Citizens Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate converted in the Parent Merger into the right to receive First Citizens Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section
3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to First Citizens Common Shares such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of ICBC for six months after the Effective Time shall be paid to First Citizens. Any shareholders of ICBC who have not theretofore complied with this Article III shall thereafter look only to First Citizens for payment of the First Citizens Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on First Citizens Common Shares deliverable in respect of each ICBC Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05     ANTI-DILUTION PROVISIONS; OTHER ADJUSTMENTS.

                  (a) In the event First Citizens changes (or establishes a record date for changing) the number of First Citizens Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens Common Shares and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  (b) In the event that the Average First Citizens Price during the Valuation Period (as such terms are defined in Section 8.01(e) of this Agreement) exceeds $29.50 (the "Base Value"), then First Citizens, at its option, may adjust the Exchange Ratio payable to the ICBC shareholders and pay an adjusted Exchange Ratio in accordance with the following formula: (Base Value x 1.7) divided by Average First Citizens Price = Adjusted Exchange Ratio.

                                   ARTICLE IV
                     ACTIONS PENDING CONSUMMATION OF MERGER

         4.01 FORBEARANCES OF ICBC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of First Citizens, ICBC will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Except as Previously Disclosed, conduct the business of ICBC and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon ICBC's ability to perform any of its material obligations under this Agreement.

                  (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional ICBC Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional ICBC Common Shares to become subject to new grants of Rights to any employee or director of ICBC or any of its Subsidiaries.

                  (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) semi-annual cash dividends to holders of ICBC Common Shares in an amount not to exceed, on an annualized basis, the aggregate per share amount declared and paid with respect to 2000 (which was $.60 per share), with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries of ICBC to ICBC, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of ICBC or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice as Previously Disclosed to First Citizens, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

                  (e) Benefit Plans. Except as Previously Disclosed, enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ICBC or any of its Subsidiaries, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

                  (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

                  (h) Governing Documents. Amend the ICBC Articles, ICBC Code or the articles of incorporation or bylaws (or similar governing documents) of any of ICBC's Subsidiaries.

                  (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

                  (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

                  (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to ICBC and its Subsidiaries, taken as a whole.

                  (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (m) Risk Management. Except pursuant to applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

                  (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

                  (o) Indirect and Brokered Loans. Except as Previously Disclosed, make or purchase any indirect or brokered loans.

                  (p) Commitments. Agree or commit to do any of the foregoing.

         4.02 FORBEARANCES OF FIRST CITIZENS. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of ICBC, First Citizens will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of First Citizens and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under this Agreement.

                  (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

                  (c) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend, except for special dividends paid in accordance with past practice.

                  (d) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

                  (e) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to First Citizens and its Subsidiaries, taken as a whole.

                  (f) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of First Citizens to exercise its rights under the Voting Agreements.

                  (g) Risk Management. Except pursuant to applicable law or regulation, (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (h) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, First Citizens has delivered to ICBC a schedule and ICBC has delivered to First Citizens a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV; provided, that
(a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on ICBC arising solely from actions taken in compliance with a written request of First Citizens.

         5.02 STANDARD. No representation or warranty of ICBC or First Citizens contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 5.03 or 5.04) has had, or is reasonably likely to have, a Material Adverse Effect.

         5.03 REPRESENTATIONS AND WARRANTIES OF ICBC. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, ICBC hereby represents and warrants to First Citizens:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. ICBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. ICBC is registered as a bank holding company under the BHCA. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (b) CAPITAL STRUCTURE OF ICBC. As of the date hereof, the authorized capital stock of ICBC consists solely of 1,400,000 ICBC Common Shares, of which 614,281.308 shares are outstanding. As of the date hereof, 15,160.692 Treasury Shares were held by ICBC or otherwise owned by ICBC or its Subsidiaries. The outstanding ICBC Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, (i) there are no ICBC Common Shares authorized and reserved for issuance, (ii) ICBC does not have any Rights issued or outstanding with respect to ICBC Common Shares, and (iii) other than pursuant to the ICBC DRIP, ICBC does not have any commitment to authorize, issue or sell any ICBC Common Shares or

Rights. ICBC has an option plan pursuant to which Rights to purchase ICBC Common Shares are outstanding and there are outstanding options to purchase 17,000 ICBC Common Shares under such option plan.

                  (c)      SUBSIDIARIES.

                           (i)(A) Bank is ICBC's only subsidiary, (B) ICBC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to ICBC or any of its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to ICBC or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by ICBC or any of its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by ICBC or its Subsidiaries, except as Previously Disclosed, free and clear of any Liens.

                           (ii) ICBC does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                  (d) CORPORATE AUTHORITY. Each of ICBC and Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by ICBC of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, as set forth in subsection (f) below, ICBC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

                  (e) CORPORATE POWER; AUTHORIZED AND EFFECTIVE AGREEMENT. Subject to receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding ICBC Common Shares entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of ICBC and the ICBC Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ICBC, enforceable against ICBC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

                  (f)      REGULATORY APPROVALS; NO DEFAULTS.

                           (i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ICBC or any of its Subsidiaries in connection with the execution, delivery or performance by ICBC of this Agreement or the consummation of the Merger, except for (A) the filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities, (B) the filings with the SEC and state securities authorities, (C) the filing of the certificate of merger with the OSS pursuant to the OGCL, and (D) receipt of approvals set forth in Section 7.01(b). As of the date hereof, ICBC is not aware of any reason why the approvals set forth in
         Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ICBC or of any of its Subsidiaries or to which ICBC or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the ICBC Articles or the ICBC Code or (C) except as Previously Disclosed, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g)      FINANCIAL STATEMENTS; MATERIAL ADVERSE EFFECT.

                           (i) ICBC has delivered or will deliver to First Citizens (a) financial statements for each of the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek, L.L.P., ICBC's independent auditors, and
         (b) unaudited consolidated financial statements for the interim periods ended March 31, 2001 and June 30, 2001, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with GAAP, consistently applied throughout the periods indicated, and fairly present the financial position of ICBC as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto.

                           (ii) Since June 30, 2001, ICBC and its Subsidiaries have not incurred any material liability not disclosed in ICBC's financial statements that would be required to be disclosed therein pursuant to GAAP.

                           (iii) Since June 30, 2001, (A) ICBC and its
         Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and
         (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to ICBC.

                           (iv) The ICBC 2001 Financial Statements will not (i) reveal one or more matters that are inconsistent with any of the representations and warranties of ICBC and which constitute or are reasonably likely to have a Material Adverse Effect on ICBC or any of its Subsidiaries or (ii) deviate materially and adversely from the financial statements for the fiscal year ended December 31, 2000 or the three (3) months ended March 31, 2001 or six (6) months ended June 30, 2001, respectively, of ICBC.

                  (h) LITIGATION. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against ICBC or any of its Subsidiaries and, to ICBC's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i)      REGULATORY MATTERS.

                           (i) Neither ICBC nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or engaged in the supervision or regulation of ICBC or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                           (ii) Neither ICBC nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) COMPLIANCE WITH LAWS. Except as Previously Disclosed, each of ICBC and its Subsidiaries:

                           (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, including those relating to the conduct of trust activities or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to ICBC's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that ICBC or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to ICBC's knowledge, do any grounds for any of the foregoing exist).

                  (k) MATERIAL CONTRACTS; DEFAULTS. Except for this Agreement and those agreements and contracts Previously Disclosed, neither ICBC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that would constitute a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (ii) that is a "material contract" (as defined above) and is up for renewal or extension (either by notice, lack of notice or otherwise) between the date of this Agreement and the Effective Date, or (iii) that restricts or limits in any way the conduct of business by ICBC or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither ICBC nor any of its Subsidiaries is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) BROKERAGE AND FINDER'S FEES. Except for fees payable to Young & Associates, Inc., ICBC has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

                  (m)      EMPLOYEE BENEFIT PLANS.

                           (i) Section 5.03(m) of ICBC's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of ICBC or any of its Subsidiaries participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"), other than individual retirement arrangements or HR 10 plans maintained solely by the Employee, Consultant or Director, programs sponsored by previous employers or any program described in DOL Regulation Section 2510.3-1(b). Neither ICBC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under
         Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and ICBC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of ICBC, threatened legal action, suit or claim relating to the Compensation and Benefit Plans, other than routine claims for benefits. Neither ICBC nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ICBC or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                           (iii) None of the Compensation and Benefits Plans currently in effect is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by ICBC or any of its Subsidiaries with respect to any terminated "single-employer plan", within the meaning of

         Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with ICBC under Section 4001(a)(14) of ERISA or
         Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). Except as listed in Section 5.03(m) of ICBC's Disclosure Schedule, none of ICBC, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. Except as Previously Disclosed, to the knowledge of ICBC, there is no pending investigation or enforcement action by the U.S. Department of Labor (the "DOL") or the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

                           (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which ICBC or any of its Subsidiaries was or is a party have been timely made or have been reflected on ICBC's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of ICBC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
         Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither ICBC nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by ICBC or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) ICBC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign (i.e., non-United States) Employees.

                           (vii) With respect to each Compensation and Benefit Plan, if applicable, ICBC has provided or made available to First Citizens, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description;
         (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                           (viii) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (ix) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, neither ICBC nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Citizens, ICBC or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of ICBC on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (n) LABOR MATTERS. Neither ICBC nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ICBC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ICBC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to ICBC's knowledge, threatened, nor is ICBC aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) FIRST CITIZENS COMMON SHARE OWNERSHIP. Except as Previously Disclosed, neither ICBC nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are

"beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding First Citizens Common Shares.

                  (p) ENVIRONMENTAL MATTERS. To ICBC's knowledge, neither the conduct nor operation of ICBC or its Subsidiaries nor any condition of any property presently owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates Environmental Laws and to ICBC's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in liability under Environmental Laws. To ICBC's knowledge, neither ICBC nor any of its Subsidiaries has received any notice from any person or entity that ICBC or its Subsidiaries or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (q)      TAX MATTERS.

                           (i)(A) All Tax Returns that are required to be filed by or with respect to ICBC and its Subsidiaries have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes shown to be due on the Tax Returns referred to in clause (i)(A) have been paid in full, (C) the Tax Returns referred to in clause (i)(A) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (D) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns of ICBC and its Subsidiaries for tax years ending on or before December 31, 1997 have been paid in full, and (E) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of ICBC or its Subsidiaries. ICBC has provided or made available to First Citizens true and correct copies of the United States federal income Tax Returns filed by ICBC and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000. Neither ICBC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in ICBC's June 30, 2001 financial statements. As of the date hereof, neither ICBC nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (ii) No Tax is required to be withheld pursuant to
         Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                           (iii) No claim has ever been made by an authority in a jurisdiction where ICBC or any of its Subsidiaries does not file Tax Returns that ICBC or such Subsidiary is or may be subject to taxation by that jurisdiction nor, to the knowledge of ICBC, is there any factual basis for any such claim.

                           (iv) Neither ICBC nor any of its Subsidiaries has applied for any ruling from any Tax authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) since December 31, 1996 with any Tax authority.

                           (v) Except as Previously Disclosed, neither ICBC nor any of its Subsidiaries has been audited by any Tax authority for taxable years ending on or subsequent to December 31, 1995.

                           (vi) Neither ICBC nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than a Tax sharing agreement with each other), nor do ICBC or any of its Subsidiaries have any liability for the Taxes of any person (other than ICBC or any of its Subsidiaries) as a transferee or successor, by contract, or otherwise.

                           (vii) Neither ICBC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (viii) Neither ICBC nor any of its Subsidiaries is a United States real property holding corporation within the meaning of
         Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                           (ix) ICBC (and each of its Subsidiaries, to the extent applicable) has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of income Tax within the meaning of Code Section 6662.

                           (x) Neither ICBC nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

                           (xi) Neither ICBC nor any of its Subsidiaries has made an election, nor is it required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

                           (xii) Neither ICBC nor any of its Subsidiaries has filed an election under Section 338(g) or 338(h)(10) of the Code.

                           (xiii) Neither ICBC nor any of its Subsidiaries owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

                           (xiv) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which ICBC or any of its Subsidiaries is a party that could be treated as a partnership for Tax purposes.

                           (xv) All tax returns, of any kind relating to trust activities, that are required to be filed by ICBC, have been duly filed, taxes timely paid and no issues have been raised, by the relevant taxing authority, in connection with the examination of any said tax returns.

                  (r) RISK MANAGEMENT INSTRUMENTS. Neither ICBC nor any of its Subsidiaries has any interest rate swaps, caps, floors, option agreements, futures and forward contracts or other similar risk management arrangements.

                  (s) BOOKS AND RECORDS. The books of account, minute books, (except minutes relating to the process leading to this Agreement and the transactions contemplated hereunder) stock record books, and other records of ICBC and its Subsidiaries, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. All of the books of account, minute books, stock record books, and other records of ICBC and its Subsidiaries have been or will be made available to First Citizens promptly upon their completion. The minute books of ICBC contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bank, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have been prepared and are not contained in such minute books, except for the minutes related to the process leading to and approving this Agreement and the transactions contemplated hereunder. The fiduciary books and records of ICBC, from trust activities, have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with applicable fiduciary accounting practices and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present, in all material respects, the substance of trust events and transactions included therein.

                  (t) INSURANCE. ICBC's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by ICBC or its Subsidiaries. ICBC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of ICBC reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; ICBC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (u) DISCLOSURE. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

                  (v) MATERIAL ADVERSE CHANGE. ICBC has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on ICBC.

                  (w) ABSENCE OF UNDISCLOSED LIABILITIES. Neither ICBC nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to ICBC on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to ICBC on a consolidated basis, except as disclosed in the ICBC Financial Statements.

                  (x) PROPERTIES. ICBC and its Subsidiaries have good and, as to real estate, marketable title, free and clear of all Liens, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the ICBC Financial Statements as being owned by ICBC as of June 30, 2001, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) such Liens, if any, as do not materially adversely impair the value of such properties or the business operations conducted at such properties, (iv) dispositions and encumbrances in the ordinary course of business, (v) Liens on properties acquired in foreclosure or on account of debts previously contracted, and (vi) the Lien as Previously Disclosed in the paragraph of the Disclosure Schedules corresponding to Section 5.03(c). All leases pursuant to which ICBC or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that ICBC or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to ICBC's knowledge, the lessor.

                  (y) LOANS; CERTAIN TRANSACTIONS. Each loan reflected as an asset in the ICBC Financial Statements as of June 30, 2001, and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $50,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of June 30, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of ICBC or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject to Section 22(b) of the Federal Reserve Act, as amended, comply therewith.

                  (z) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the ICBC financial statements, as of their respective dates, is, in the opinion of ICBC's management, adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

                  (aa) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which ICBC or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, ICBC or such Subsidiary, as the case may be, has a valid, perfected first Lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (bb) DEPOSIT INSURANCE. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         5.04 REPRESENTATIONS AND WARRANTIES OF FIRST CITIZENS. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Citizens hereby represents and warrants to ICBC as follows:


                  (a) ORGANIZATION, STANDING AND AUTHORITY. First Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. First Citizens is registered as a bank holding company under the BHCA. First Citizens Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b)      FIRST CITIZENS COMMON SHARES.

                           (i) As of the date hereof, the authorized capital stock of First Citizens consists solely of First Citizens Common Shares, of which 4,263,401 shares were outstanding. As of the date hereof, except as Previously Disclosed, First Citizens does not have any Rights issued or outstanding with respect to First Citizens Common Shares and First Citizens does not have any commitment to authorize, issue or sell any First Citizens Common Shares or Rights, except pursuant to this Agreement. The outstanding First Citizens Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Under the First Citizens Articles, First Citizens Common Shares are subject to preemptive rights under certain circumstances.

                           (ii) The First Citizens Common Shares to be issued in exchange for ICBC Common Shares in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be subject to preemptive rights, but will not be issued in violation of such preemptive rights.

                  (c) ICBC COMMON SHARE OWNERSHIP. Except as Previously Disclosed, neither First Citizens nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding ICBC Common Shares.

                  (d) SIGNIFICANT SUBSIDIARIES. Each of First Citizens' Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and First Citizens owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                  (e) CORPORATE AUTHORITY. Each of First Citizens and its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by First Citizens of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, First Citizens has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Voting Agreements and to consummate the transactions contemplated hereby and thereby, and First Citizens Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

                  (f) CORPORATE AUTHORITY; AUTHORIZED AND EFFECTIVE AGREEMENT. Subject to the receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding First Citizens Common Shares entitled to vote thereon, this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of First Citizens and the First Citizens Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of First Citizens, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited bylaws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

                  (g)      REGULATORY APPROVALS; NO DEFAULTS.

                           (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Citizens or any of its Significant Subsidiaries in connection with the execution, delivery or performance by First Citizens of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities; (B) the filing and declaration of effectiveness of the Registration Statement;
         (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of First Citizens Common Shares in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, First Citizens is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Citizens or of any of its Significant Subsidiaries or to which First Citizens or any of its Significant Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Citizens Articles or First Citizens Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (h) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

                           (i) First Citizens' Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Significant Subsidiaries with the SEC subsequent to June 30, 2001 under the Securities Act, or under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "First Citizens SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such First Citizens SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Citizens and its Significant Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such First Citizens SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of First Citizens and its Significant Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (ii) Since June 30, 2001, First Citizens and its Subsidiaries have not incurred any material liability not disclosed in First Citizens' financial statements that would be required to be disclosed therein pursuant to GAAP.

                           (iii) Since June 30, 2001, (A) First Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby), and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to First Citizens.

                  (i)      LITIGATION; REGULATORY ACTION.

                           (i) No litigation, claim or other proceeding before any Governmental Authority is pending against First Citizens or any of its Significant Subsidiaries and, to First Citizens' knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Neither First Citizens nor any of its Significant Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has First Citizens or any of its Significant Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) COMPLIANCE WITH LAWS. Each of First Citizens and its Significant Subsidiaries:

                           (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that First Citizens or any of its Significant Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to First Citizens' knowledge, do any grounds for any of the foregoing exist).

                  (k) BROKERAGE AND FINDER'S FEES. Except for fees payable to Keefe, Bruyette & Woods, First Citizens has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

                  (l) TAX MATTERS. Except as Previously Disclosed, (i) all Tax Returns that are required to be filed by or with respect to First Citizens and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) that would have a material impact on the financial condition of First Citizens or any of its Subsidiaries are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Citizens or its Significant Subsidiaries. Neither First Citizens nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by First Citizens SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in First Citizens SEC Documents filed on or prior to the date hereof. As of the date hereof, First Citizens has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as reorganization with the meaning of Section 368(a) of the Code.

                  (m) BOOKS AND RECORDS. The books and records of First Citizens and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                  (n) DISCLOSURE. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                  (o) MATERIAL ADVERSE CHANGE. First Citizens has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on First Citizens.

                  (p) DEPOSIT INSURANCE. The deposits of First Citizens Bank are insured by the FDIC in accordance with the FDIA, and First Citizens Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.


                                   ARTICLE VI
                                    COVENANTS

         6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of ICBC and First Citizens agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 SHAREHOLDER APPROVALS. ICBC and First Citizens each agree to take, in accordance with applicable law, the ICBC Articles and ICBC Code, and the First Citizens Articles and First Citizens Code, respectively, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by ICBC's and First Citizens' shareholders for consummation of the Parent Merger (including any adjournment or postponement, the "ICBC Meeting" and the "First Citizens Meeting," respectively), as promptly as practicable after the Registration Statement is declared effective. The ICBC Board shall recommend that its shareholders adopt this Agreement at the ICBC Meeting, unless otherwise necessary under the applicable fiduciary duties of the ICBC Board, as determined by the ICBC Board in good faith after consultation with and based upon advice of independent legal counsel. The First Citizens Board shall recommend that its shareholders adopt this Agreement at the First Citizens Meeting, unless otherwise necessary under the applicable fiduciary duties of the First Citizens Board, as determined by the First Citizens Board in good faith after consultation with and based upon advice of independent legal counsel.

         6.03     REGISTRATION STATEMENT.

                  (a) First Citizens agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by First Citizens with the SEC in connection with the issuance of First Citizens Common Shares in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of ICBC and of First Citizens constituting a part thereof (the "Proxy Statement") and all related documents). ICBC agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Citizens, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that ICBC and its Subsidiaries have cooperated as required above, First Citizens agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of ICBC and First Citizens agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Citizens also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. ICBC agrees to furnish to First Citizens all information concerning ICBC, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of ICBC and First Citizens agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing and at the time of the First Citizens Meeting and the ICBC Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of ICBC and First Citizens further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) First Citizens agrees to advise ICBC, promptly after First Citizens receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Citizens Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 PRESS RELEASES. Each of ICBC and First Citizens agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the NASDAQ rules.

         6.05 ACCESS; INFORMATION.

                  (a) Each of ICBC and First Citizens agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. In addition, ICBC agrees to (i) provide First Citizens with notice and copies of written materials provided to ICBC and Bank directors in connection with all of their board meetings held after the date of this Agreement, other than any information relating to the transactions contemplated hereunder, and (ii) invite representatives of First Citizens to attend ICBC and Bank directors' meetings, as mutually agreed upon by First Citizens and ICBC.

                  (b) Each of ICBC and First Citizens agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this

Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06     ACQUISITION PROPOSALS; BREAK UP FEE.

                  (a) ICBC shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, employees, advisors and other agents not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First Citizens, any Acquisition Proposal; provided, however, that nothing contained in this section shall prohibit ICBC from furnishing information to, or entering into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited Acquisition Proposal if and to the extent that (a) the ICBC Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of ICBC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, ICBC provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such Acquisition Proposal.

                  (b) In the event ICBC executes a definitive agreement in respect of, or closes, an Acquisition Proposal, within two (2) years after the date of termination of this Agreement pursuant to the provisions of Section 8.01(f), ICBC shall pay to First Citizens in immediately available funds the sum of One Million Three Hundred Thousand Dollars ($1,300,000) within ten (10) days after the earlier of such execution or closing.

         6.07 AFFILIATE AGREEMENTS. Not later than the 15th day prior to the mailing of the Proxy Statement, ICBC shall deliver to First Citizens a schedule of each person that, to its knowledge, is or is reasonably likely to be, as of the date of the ICBC Meeting, deemed to be an "affiliate" of ICBC (each, an "ICBC Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. ICBC shall use its reasonable best efforts to cause each person who may be deemed to be an ICBC Affiliate to execute and deliver to ICBC on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

         6.08 CERTAIN POLICIES. Prior to the Effective Date, ICBC shall, consistent with GAAP and on a basis mutually satisfactory to it and First Citizens, (i) modify and change its loan, investment portfolio and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of First Citizens and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that ICBC shall not be obligated to take any such action pursuant to this Section 6.08 unless and until First Citizens acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to ICBC that First Citizens' representations and warranties, subject to Section 5.02, are true and correct as of such date and that First Citizens is otherwise material in compliance with this Agreement. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 6.08.

         6.09 NASDAQ LISTING. First Citizens shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the First Citizens Common Shares to be issued to the holders of ICBC Common Shares in the Merger.

         6.10 REGULATORY APPLICATIONS.

                  (a) First Citizens and ICBC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of First Citizens and ICBC shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.11 EMPLOYMENT MATTERS; EMPLOYEE BENEFITS. It is understood and agreed that nothing in this Section 6.11 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of ICBC who become employees of First Citizens as a result of the Merger shall, as determined by First Citizens, participate in either ICBC's Compensation and Benefit Plans (for so long as First Citizens determines necessary or appropriate) or in the employee benefit plans sponsored by First Citizens for First Citizens' employees (with credit for their years of service with ICBC for participation and vesting purposes under First Citizens' applicable plans), including credit for years of service and for seniority under vacation and sick pay plans and programs. In addition, to the extent ICBC employees participate in First Citizens' group health plan (instead of continued participation in ICBC's group health plan), First Citizens agrees to waive all restrictions and limitations for pre-existing conditions under First Citizens' group health plan. In the event an ICBC employee is terminated by First Citizens, other than for cause, within a reasonable period of time after the Merger, such terminated ICBC employee shall be entitled to receive up to a maximum of six (6) months of severance pay based upon a formula of two (2) weeks' base pay for each year of service.

         6.12 NOTIFICATION OF CERTAIN MATTERS. Each of ICBC and First Citizens shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.13 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Parent Merger, during any applicable period, there shall not be a payment of both a First Citizens and an ICBC dividend to the ICBC shareholders.

         6.14 ACCOUNTING AND TAX TREATMENT. Each of First Citizens and ICBC agrees not to take any actions subsequent to the date of this Agreement that would adversely affect (i) the ability of First Citizens and ICBC to treat the Merger as a purchase in accordance with GAAP, or (ii) adversely affect the ability of ICBC and the ability of the shareholders of ICBC to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

         6.15 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of First Citizens and ICBC will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

         6.16 CONSENTS. Each of First Citizens and ICBC shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         6.17 INSURANCE COVERAGE. ICBC shall use its best efforts to cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

         6.18 CORRECTION OF INFORMATION. Each of First Citizens and ICBC shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         6.19 CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of ICBC and First Citizens, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section
6.19 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement to be sent to the shareholders of ICBC and First Citizens under Section 6.03. ICBC and First Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. ICBC and First Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of ICBC or First Citizens to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, ICBC and First Citizens agree to return all copies of the Information provided to the other promptly.

         6.20 SUPPLEMENTAL ASSURANCES.

                  (a) On the date the Registration Statement becomes effective and on the Effective Date, ICBC shall deliver to First Citizens a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of ICBC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) On the date the Registration Statement becomes effective and on the Effective Date, First Citizens shall deliver to ICBC a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of ICBC) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         6.21 REGULATORY MATTERS. First Citizens, ICBC and each of their respective Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by First Citizens, ICBC or any of their respective Subsidiaries with, or a commitment letter, board resolution or similar submission by First Citizens, ICBC or any of their respective Subsidiaries to, or supervisory letter from any Regulatory Authority to First Citizens, ICBC or any of their respective Subsidiaries, to the satisfaction of such Regulatory Authority.

         6.22 EMPLOYMENT AGREEMENTS AND RETENTION ARRANGEMENTS. First Citizens shall assume all of ICBC's obligations pursuant to those employment agreements and retention bonus agreements, set out in the paragraph of ICBC's Disclosure Schedule corresponding to Section 5.03(m).

         6.23 FINANCIAL STATEMENTS. ICBC shall deliver to First Citizens, promptly upon their completion, the financial statements of ICBC for the fiscal year ended December 31, 2001 (the "ICBC 2001 Financial Statements"), and First Citizens shall deliver to ICBC, promptly upon their completion, the financial statements of First Citizens for the fiscal year ended December 31, 2001 (the "First Citizens 2001 Financial Statements").

         6.24 FIRST CITIZENS BOARD OF DIRECTORS STRUCTURE FOLLOWING THE PARENT MERGER. At the Effective Time of the Parent Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two (2) members and shall fill the vacancies resulting from such increase with two (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

         6.25 FIRST CITIZENS BANK BOARD OF DIRECTORS FOLLOWING THE SUBSIDIARY MERGER. At the Effective Time of the Subsidiary Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising First Citizens Bank's Board of Directors by two (2) members and shall fill the vacancies resulting from such increase with (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

         6.26 ESTABLISHMENT OF BANK COMMUNITY BOARD. First Citizens will establish a Bank Community Board to be comprised of all current members of the ICBC Board who wish to participate (other than those ICBC directors serving as First Citizens or First Citizens Bank directors as provided for in Sections 6.24 and 6.25 above).

         6.27 BANK SIGNAGE. Following the Effective Time, First Citizens would anticipate, given the notable recognition associated with the "Citizens" and "Norwalk" names, that it would continue to be featured in all signage at Bank branches.

         6.28 VOTING AGREEMENTS. On the date of this Agreement, ICBC shall forward to First Citizens Voting Agreements which have been executed by each of the persons listed on the Form of Voting Agreement set forth on Exhibit A hereto.

         6.29 INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. First Citizens shall indemnify each Person who served as a director or officer of ICBC or Bank, as the case may be, on or before the Effective Time to the fullest extent permitted pursuant to the ICBC Articles and the ICBC Code, and the articles of association and bylaws of Bank, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three (3) year period after the Effective Time, by reason of the fact that such Person was a director or officer of ICBC or Bank, as the case may be; provided, however, that the individual making the request for indemnification under this Section 6.29 provides First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens agrees to purchase directors' and officers' liability insurance for a period of three years from the Effective Date under commercially reasonable terms for such insurance that serves to reimburse the present and former officers and directors of ICBC or any of its Subsidiaries (determined at the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of First Citizens and ICBC to consummate the Merger is subject to the fulfillment or written waiver by First Citizens and ICBC prior to the Effective Time of each of the following conditions:

                  (a) SHAREHOLDER APPROVALS. This Agreement and the Parent Merger shall have been duly adopted by the requisite vote of (i) the shareholders of ICBC and (ii) the shareholders of First Citizens.

                  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on First Citizens and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the First Citizens Common Shares to be issued in the Parent Merger shall have been received and be in full force and effect.

         7.02 CONDITIONS TO OBLIGATION OF ICBC. The obligation of ICBC to consummate the Merger is also subject to the fulfillment or written waiver by ICBC prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Citizens set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF FIRST CITIZENS. First Citizens shall have performed in all material respects all obligations required to be performed by First Citizens under this Agreement at or prior to the Effective Time, and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

                  (c) TAX OPINION. ICBC shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to ICBC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of ICBC who receive First Citizens Common Shares in exchange for ICBC Common Shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to ICBC may require and rely upon representations contained in letters from ICBC.

                  (d) OPINION OF YOUNG & ASSOCIATES, INC. ICBC shall have received the written opinion of Young & Associates, Inc., dated the date of the Proxy/Prospectus, to the effect that the Merger Consideration is fair to the holders of ICBC Common Shares from a financial point of view as of such date.

         7.03 CONDITIONS TO OBLIGATION OF FIRST CITIZENS. The obligation of First Citizens to consummate the Merger is also subject to the fulfillment or written waiver by First Citizens prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICBC set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF ICBC. ICBC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

                  (c) AFFILIATE AGREEMENTS. First Citizens shall have received the agreements referred to in Section 6.07 from each affiliate of ICBC.

                                  ARTICLE VIII
                                   TERMINATION

         8.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of First Citizens and ICBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) BREACH; MATERIAL ADVERSE EFFECT. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                  (c) DELAY. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by April 30, 2002, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By ICBC or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the ICBC shareholders or the First Citizens shareholders fail to adopt this Agreement and the Parent Merger at the ICBC Meeting or First Citizens Meeting, as applicable.

                  (e) AVERAGE PRICE OF FIRST CITIZENS COMMON SHARES DURING VALUATION PERIOD. If the Average First Citizens Price (as defined below) of First Citizens Common Shares is less than $19.50, then either ICBC or First Citizens may, at its option, terminate this Agreement; provided, however, that in the event that ICBC notifies First Citizens of its intent to terminate under this Section 8.01(e) then prior to ICBC exercising any right of termination hereunder, First Citizens may, at its option, for a period of ten (10) business days, offer to distribute to ICBC shareholders, in connection with the share exchange under Section 3.01 hereof, an additional number of First Citizens Common Shares to offset the amount by which the Average First Citizens Closing Price is below $19.50 ("First Citizens' Offer"). Thereafter, for a period of ten
(10) business days, ICBC shall have the opportunity to accept or reject First Citizens' Offer. If ICBC rejects First Citizens' Offer, ICBC may terminate this Agreement in accordance with the provisions hereof. For purposes of this Agreement, the term "First Citizens Price" shall mean either (i) the price per share of the last sale of First Citizens Common Shares or (ii) as to those trading days in which no sales of First Citizens Common Shares are made, the average of the bid and ask price for a First Citizens Common Share, all as reported on NASDAQ at the close of the trading day by the NASD. The term "Average First Citizens Price" shall mean the arithmetic mean of the First Citizens Prices for the twenty (20) trading days immediately preceding the fifth
(5th) trading day prior to the consummation of the Merger (the "Valuation Period").

                  (f) ACQUISITION PROPOSAL. By ICBC, if in compliance with the provisions of Section 6.06(a), ICBC executes a definitive agreement in connection with, or closes, an Acquisition Proposal.

         8.02 EFFECT OF TERMINATION AND ABANDONMENT, ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11, 6.24, 6.25, 6.26, 6.27, and 6.29 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.06(b), 6.19, and 8.02, and this Article IX which shall survive such termination).

         9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the ICBC Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

         9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

         9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared between ICBC and First Citizens in proportion to the number of shareholders of each to whom the Proxy/Prospectus is delivered. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by First Citizens.

         9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to ICBC, to:

                           Independent Community Banc Corp.
                           16 Executive Drive
                           Norwalk, Ohio   44857
                           Phone:  (419) 744-3100
                           Fax:      (419) 663-7745
                           Attention:  Michael N. Clemens, President
                                       James D. Heckelman, Chairman

                  With a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           2100 One Cleveland Center
                           1375 East Ninth Street
                           Cleveland, Ohio  44114-1724
                           Phone:  (216) 479-6100
                           Fax:      (216) 479-6060
                           Attention:  John M. Saganich, Esq.

                  If to First Citizens, to:

                           First Citizens Banc Corp.
                           100 East Water Street
                           Sandusky, Ohio  44870
                           Phone:  (419) 625-4121
                           Fax:      (419) 627-3359
                           Attention:  David A. Voight, President

                  With a copy to:

                           Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. 414 Wayne Street
                           P.O. Box 929
                           Sandusky, Ohio  44870
                           Phone:  (800) 410-0414
                           Fax:      (419) 627-0009
                           Attention:  James E. McGookey, Esq.

                           Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio  44114-1304
                           Phone:  (216) 479-8500
                           Fax:      (216) 479-8780
                           Attention:  M. Patricia Oliver, Esq.

         9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Voting Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreements or any such separate agreement). Except as provided in Section 6.29, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.


              [REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                        INDEPENDENT COMMUNITY BANC CORP.


                            By /s/ Michael N. Clemens
                               -----------------------------------------------
                               Michael N. Clemens
                               President

                            By /s/ James D. Heckelman
                               -----------------------------------------------
                               James D. Heckelman
                               Chairman


                            FIRST CITIZENS BANC CORP.


                            By /s/ David A. Voight
                               -----------------------------------------------
                               David A. Voight
                               President

                      EXHIBIT A - FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

         This Voting Agreement is entered into on __________, 2001 (this "Agreement") by and between First Citizens Banc Corp. ("First Citizens") and __________________ (the "Shareholder").

         WHEREAS, the Shareholder owns _____________ common shares, without par value (the "Common Shares"), of Independent Community Banc Corp., a corporation organized and existing under the laws of the State of Ohio ("ICBC") and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (all such Common Shares now owned and which may hereafter be acquired by the Shareholder prior to the termination of this Agreement shall be referred to herein as the ("Shares");

         WHEREAS, First Citizens and ICBC propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that ICBC will merge with and into First Citizens and ICBC's wholly-owned bank subsidiary will merge with and into First Citizens' bank subsidiary (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

         WHEREAS, it is a condition to First Citizens entering into the Merger Agreement that the Shareholder agree, and in order to induce First Citizens to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE 1

                            VOTING OF CONTROL SHARES

         1.1 VOTING AGREEMENT. The Shareholder hereby agrees that during the time this Agreement is in effect, at any meeting of the shareholders of ICBC, however called, and in any action by consent of the shareholders of ICBC, the Shareholder shall, subject to the Shareholder's fiduciary duty under Ohio law, vote the Shares: (i) in favor of the Parent Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between ICBC and any person or entity other than First Citizens or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ICBC under the Merger Agreement or that would result in any of the conditions to the obligations of ICBC under the Merger Agreement not being fulfilled.

                                    ARTICLE 2

                          REPRESENTATION AND WARRANTIES

         The Shareholder hereby represents and warrants to First Citizens as follows:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Shareholder has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

         2.2 % VOTING POWER. The Shares represent ___% of the voting power of the outstanding shares of capital stock of ICBC.

         2.3 NO CONFLICT.

                  (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder is or any of the Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Shareholder of the Shareholder's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

         2.4 TITLE TO THE SHARES. The Shareholder is the sole owner of the number and class of shares of the capital stock of ICBC specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. The Shareholder has sole voting power with respect to the Shares.

                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

         3.2 SPECIFIC PERFORMANCE. The Shareholder agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that First Citizens shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

         3.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by both of the parties hereto.

         3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         3.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         3.8 ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

         3.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.


                                     FIRST CITIZENS BANC CORP.


                                     By:
                                        -------------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


                                     SHAREHOLDER


                                     Name:
                                          -----------------------------------


         [ATTACHED TO THIS EXHIBIT A IS A LIST OF SHAREHOLDERS WHO WILL EXECUTE
                 A VOTING AGREEMENT AND THE NUMBER OF SHARES THAT THEY EACH OWN]

                SHAREHOLDERS WHO WILL EXECUTE A VOTING AGREEMENT
                   AND THE NUMBER OF SHARES THAT THEY EACH OWN


SHAREHOLDER                                        SHARES
-----------                                        ------

William F. Boose                                   4,872
Michael L. Clemens                                 690.32183627
Robin L. Degraff                                   60
James D. Heckelman                                 6,325.12795408
John M. Kovesdi, Jr.                               545.73466461
Leslie D. Stoneham                                 818.76065961
Jerry E. Stover                                    2,519.08926835
Richard C. Westhofen                               358.13951878
Daniel J. White                                    306.77256439

                  EXHIBIT B - FORM OF ICBC AFFILIATE AGREEMENT


                               _____________, 200_



First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Independent Community Banc Corp. ("ICBC"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

         Pursuant to the terms of the Agreement and Plan of Merger by and between First Citizens Banc Corp. ("First Citizens") and ICBC dated as of November 1, 2001 (the "Merger Agreement"), providing for the merger of ICBC with and into First Citizens (the "Merger"), and as a result of the Merger, I will receive shares of First Citizens common shares ("First Citizens Common Shares") in exchange for ICBC common shares ("ICBC Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to First Citizens that in such event:

         A. I will not sell, assign or transfer the First Citizens Common Shares which I receive as aforesaid in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the First Citizens Common Shares, to the extent I feel necessary, with my counsel or counsel for ICBC. I understand that First Citizens is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify First Citizens and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which First Citizens or any officer or director of First Citizens may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

         C. I have been advised that the issuance of the First Citizens Common Shares issued to me pursuant to the Merger will have been registered with the Commission under

__________, 200_
Page 2


the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of ICBC, that the First Citizens Common Shares must be held by me indefinitely unless (i) my subsequent distribution of First Citizens Common Shares has been registered under the Act; (ii) a sale of the First Citizens Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which First Citizens has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to First Citizens) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the First Citizens Common Shares.

         D. I also understand that stop transfer instructions will be given to First Citizens' transfer agent with respect to any First Citizens Common Shares which I receive in the Merger and that there will be placed on the certificates for such First Citizens Common Shares, a legend stating in substance:

                   "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

__________, 200_
Page 3

         It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to First Citizens that such actions are appropriate under the then-existing circumstances.


                                                   Very truly yours,


Date:                               , 200_
      ------------------------------               ----------------------------
                                                   (Name of Affiliate)

                                                   PLEASE PRINT YOUR NAME HERE:

                                                   ----------------------------

Accepted this _____ day of
__________, 200_

FIRST CITIZENS BANC CORP.


By
    -------------------------------------------------
         David A. Voight, President

                                   APPENDIX B

            DISSENTERS' RIGHTS UNDER SECTIONS 1701.84 AND 1701.85 OF
                              THE OHIO REVISED CODE



SS.1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

         The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

         (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

         (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

         (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

         (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

         (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.


SS.1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

               FAIRNESS OPINION OF KEEFE, BRUYETTE, & WOODS, INC.

November 1, 2001


Board of Directors
First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870


Dear  Members of the Board:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of First Citizens Banc Corp. ("FCZA"), of the consideration to be paid by FCZA in the merger (the "Merger") between FCZA and Independent Community Banc Corp. ("ICBC"). We have not been requested to opine as to, and our opinion does not in any manner address, FCZA's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated November 1, 2001, by and among FCZA and ICBC (the "Agreement"), at the effective time of the Merger, FCZA will acquire all of ICBC's issued and outstanding shares of common stock. ICBC shareholders will receive 1.7 shares of FCZA stock for each share of ICBC's common stock outstanding. In addition, the Merger Agreement limits the value of the consideration to be received by ICBC shareholders in the event the market value of FCZA stock increases to or above $29.50 and permits the Board of ICBC to terminate the transaction in the event the average market value of the FCZA stock over the defined period of time falls below $19.50, subject to the right of FCZA to pay additional consideration to ICBC shareholders. The compete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by FCZA including (i) the Agreement and Plan of Merger by and among FCZA and ICBC, dated November 1, 2001, (ii) Annual Report, Proxy Statement and Form 10-K for the years ended December 31, 1999, and 2000, (iii) Form 10-Q for the quarters ended March 31, and June 30, 2001 and other information we deemed relevant. We discussed with senior management and the boards of directors of FCZA and its wholly owned subsidiary, The Citizens Banking Company, the current position and prospective outlook for FCZA. We considered historical quotations and the prices of recorded transactions in FCZA's common stock. We reviewed financial and stock market data of other banks, particularly those located in Ohio, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banks or proposed changes of control of comparably situated companies.

For ICBC, we reviewed the audited financial statements, and Proxy Statements for the years ended December 31, 1999 and 2000, quarterly financial information for the quarters ended March 31, and June 30, 2001 and certain other information deemed relevant. We also discussed with senior management of ICBC, the current position and prospective outlook for ICBC.

Board of Directors
First Citizens Banc Corp.
November 1, 2001
Page 2

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by FCZA and ICBC and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from FCZA, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of FCZA's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of FCZA or ICBC. We have further relied on the assurances of management of FCZA and ICBC that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to FCZA or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to FCZA in connection with the Merger and will receive a fee for such services. In addition, FCZA has agreed to indemnify us for certain liabilities arising out of our engagement by FCZA in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by FCZA in the Merger is fair, from a financial point of view, to the stockholders of FCZA.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of FCZA used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of FCZA in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,



/S/ Keefe, Bruyette & Woods, Inc.
---------------------------------
Keefe, Bruyette, & Woods, Inc.

                                   APPENDIX D

                  FAIRNESS OPINION OF YOUNG & ASSOCIATES, INC.

November 1, 2001


Board of Directors
Independent Community Banc Corporation
16 Executive Drive
Norwalk, Ohio  44857



Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the common shareholders of Independent Community Banc Corporation (the "Company") pursuant to the Agreement and Plan of Merger dated November 1, 2001 (the "Agreement") by and between the Company and First Citizens Banc Corp ("FCB"). At the Effective Time, as defined in the Agreement, the Company will be merged with and into FCB (the "Merger") and each share of Common Stock held by the Company's shareholders shall be converted into the right to receive 1.7 shares of FCB common shares, subject to certain adjustments as provided in the Agreement. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Young & Associates, Inc. ("Young & Associates") as part of its business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. We are familiar with the market for common stocks of publicly traded financial institutions. We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is payable upon the consummation of the Merger.

In arriving at our opinion, we have among other things:

(i)      Reviewed the draft form of the Agreement dated October 31, 2001;

(ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001;

(iii) Reviewed certain historical financial and other information concerning FCB for the five fiscal years ended December 31, 2000, and for the three quarters ended March 31, June 30, and September 30, 2001;

(iv) Held discussions with the senior management of the Company and FCB with respect to their past and current financial performance, financial condition and future prospects;

(v) Reviewed certain internal financial data, projections and other information of the Company including financial projections prepared by management;

(vi) Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared the Company and FCB from a financial point of view with certain of these institutions;

(vii) Compared the consideration to be received by the stockholders of the Company pursuant to the Agreement with the consideration received by stockholders in other acquisitions of financial institutions that we deemed comparable or otherwise relevant to our inquiry;

(viii) Reviewed historical trading activity and ownership data of FCB common stock and considered the prospects for dividends and price movement;

(ix) Reviewed historical trading activity and ownership data of the Company's common stock and considered the prospects for dividends and market pricing; and

(x) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and FCB and have not attempted to verify any of such information. We have assumed (i) that the financial projections of the Company provided to us with respect to the results of operations likely to be achieved by the Company have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the aggregate reserves for possible loan losses for the Company and FCB are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company, FCB or any of their respective subsidiaries nor did we verify any of the Company's or FCB's books or records or review any individual loan credit files.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the merger to FCB or the ability to consummate the Merger. This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Young & Associates has advised the Board that it does not believe any person other than the Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise. This opinion may be included in its entirety in the proxy statement of the Company used to solicit shareholder approval of the Merger. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger, as set forth in the Agreement, to be consummated.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be received by holders of the Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,




                                          /s/ Young & Associates, Inc.
                                          ----------------------------
                                          Young & Associates, Inc.

                                   APPENDIX E

                   FIRST CITIZENS' ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

(Mark One)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                       OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934
          FOR THE TRANSITION PERIOD FROM ____________ TO ____________

                        COMMISSION FILE NUMBER 0 - 25980
                                               ---------

                            FIRST CITIZENS BANC CORP
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

                OHIO                                            34-1558688
------------------------------------                      ---------------------
   State or other jurisdiction of                             (IRS Employer
    incorporation or organization                           Identification No.)

 100 EAST WATER STREET, SANDUSKY, OHIO                         44870
---------------------------------------                   ---------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           (419) 625 - 4121
                                                          ---------------------

         Securities registered pursuant to Section 12(b) of the Act:
       None Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes [  X  ]  No [   ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this
Form 10-K or any amendment to this Form 10-K.  [   ]

The aggregate market value of the voting stock held by nonaffiliates of the registrant based upon the closing market price as of January 31, 2001 was $64,790,542.

As of January 31, 2001, there were 4,082,619 shares of no par value common stock issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
Portions of the Registrants 2000 Annual Report to Shareholders are incorporated by reference into Parts I, II and IV of this Form 10K. Portions of the registrant's Proxy Statement, to be dated approximately March 16, 2001, are incorporated by reference into Part III of this Form 10K

                                      INDEX



PART I

Item 1.   Description of Business.............................................................................    1
Item 2.   Description of Properties...........................................................................   13
Item 3.   Legal Proceedings...................................................................................   13
Item 4.   Submission of Matters to a Vote of Security Holders.................................................   13

PART II

Item 5.   Market for Registrant's Common Equity and Related Shareholder Matters...............................   13
Item 6.   Selected Financial Data.............................................................................   13
Item 7.   Management's Discussion and Analysis of Financial Condition
            and Results of Operation..........................................................................   13
Item 7a.  Quantitative and Qualitative Disclosures About Market Risk..........................................   14
Item 8.   Financial Statements and Supplementary Data.........................................................   14
Item 9.   Changes in and Disagreements with Accountants on Accounting
            and Financial Disclosure..........................................................................   14

PART III

Item 10.  Directors and Executive Officers of the Registrant..................................................   14
Item 11.  Executive Compensation..............................................................................   14
Item 12.  Security Ownership of Certain Beneficial Owners and Management......................................   14
Item 13.  Certain Relationships and Related Transactions......................................................   14

PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K....................................   15


Signatures....................................................................................................   16


PART I

ITEM 1.  BUSINESS

(a)  GENERAL DEVELOPMENT OF BUSINESS

     First Citizens Banc Corp (FCBC) was organized under the laws of the State of Ohio on February 19, 1987 and is a registered financial holding company under the Graham-Leech-Bliley Act of 1999 (GLB Act), as amended. The Corporation's office is located at 100 East Water Street, Sandusky, Ohio. The Corporation had total consolidated assets of $489,259 at December 31, 2000. FCBC and its subsidiaries are referred to together as the Corporation.

     THE CITIZENS BANKING COMPANY (Citizens), owned by the Corporation since 1987, opened for business in 1884 as The Citizens National Bank. In 1898, Citizens was reorganized under Ohio banking law and was known as The Citizens Bank and Trust Company. In 1908, Citizens surrendered its trust charter and began operation under its current name. Citizens is an insured bank under the Federal Deposit Insurance Act. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio and operates three branch banking offices in Perkins Township (Sandusky, Ohio), one branch banking office in Berlin Heights, Ohio, one branch banking office in Huron, Ohio and one Loan Production office in Port Clinton, Ohio. This subsidiary accounts for 60% of the Corporation's consolidated assets at December 31, 2000.

     THE FARMERS STATE BANK (Farmers), acquired by the Corporation in 1998, was organized and chartered under the laws of the State of Ohio in 1916. Farmers is an insured bank under the Federal Deposit Insurance Act. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio and operates branch offices in Willard, Ohio and the Ohio villages of Chatfield, Tiro, Richwood and Green Camp. Farmers accounts for 28% of the Corporation's consolidated assets at December 31, 2000.

     THE CASTALIA BANKING COMPANY (Castalia), owned by the Corporation since 1990, was organized and chartered under the laws of the State of Ohio in 1907. Castalia is an insured bank under the Federal Deposit Insurance Act. Castalia operates from one location, 208 South Washington Street, Castalia, Ohio. Castalia, Ohio is located approximately 10 miles from Sandusky, Ohio. Castalia accounts for 10% of the Corporation's consolidated assets at December 31, 2000.

     SCC RESOURCES INC. (SCC) was organized under the laws of the State of Ohio. Begun as a joint venture of three local Sandusky, Ohio banks in 1966, SCC provides item-processing services for financial institutions, including the Banks, and other nonrelated entities. The Corporation acquired total ownership of SCC in February 1993. On June 19, 1998, SCC entered into an agreement with Jack Henry & Associates, Inc. (JHA) to sell all of their contracts for providing data processing services to community banks. JHA agreed to pay SCC a fee based upon annual net revenue under a new JHA contract for each bank that signed a five-year contract with JHA by January 31, 1999. This subsidiary accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2000.

     R. A. REYNOLDS APPRAISAL SERVICE, INC. (Reynolds), owned by the Corporation since 1993, was organized under the laws of the State of Ohio in September 1993. Reynolds provides real estate appraisal services, for lending purposes, to the Banks and to other financial institutions. Reynolds accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2000.

-------------------------------------------------------------------------------

     MR. MONEY FINANCE COMPANY (Mr. Money) was formed in year 2000 to provide consumer-lending products to customers who may not qualify for conventional commercial bank lending products. Mr. Money has its main office in Sandusky, Ohio and an office in Norwalk, Ohio. Loans for Mr. Money come from direct consumer lending to customers, acquisition of loans from brokers and from home improvement contractors and automobile dealerships. The primary focus of lending for Mr. Money is in the mortgage and home improvement type of credits. Mr. Money accounts for less than three percent of the Corporation's consolidated assets as of December 31, 2000.

(b)  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

         FCBC is a bank financial holding company. Through the three subsidiary banks, the Corporation is primarily engaged in the business of commercial banking, which accounts for substantially all of its revenue, operating income and assets. Reference is made to the statistical information regarding the Corporation included elsewhere herein and to items of this Form 10-K for financial information about the Corporation's banking business.

(c)  NARRATIVE DESCRIPTION OF BUSINESS

     GENERAL

         The Corporation's primary business is incidental to the three subsidiary banks. Citizens, Farmers and Castalia, located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. The subsidiary banks do not operate a trust department.

         Interest and fees on loans accounted for 67% of total revenue for 2000 and 61% of total revenue for 1999. The primary focus of lending is real estate mortgages. Residential real estate mortgages comprised 63% of the total loan portfolio in 2000 and 62% of the total loan portfolio in 1999. Citizens', Farmers' and Castalia's loan portfolios do not include any foreign-based loans, loans to lesser-developed countries or loans to FCBC.

         On a parent company only basis, FCBC's only source of funds is the receipt of dividends paid by its subsidiaries, principally the Banks. The ability of the Banks to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, each Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions unless the total of the dividends in a calendar year exceeds the total net profits of the bank for the year combined with the retained profits of the bank for the two preceding years. Earnings have been sufficient to support asset growth at the Banks and at the same time provide funds to FCBC for shareholder dividends.

     The Corporation's business is not seasonal, nor is it dependent on a single or small group of customers.

     In the opinion of management, the Corporation does not have exposure to material costs associated with environmental hazardous waste cleanup.

     COMPETITION

     The primary market area for Citizens, Farmers and Castalia is Erie and Crawford counties. A secondary market includes portions of Huron, Union, Marion, Richland and Ottawa counties. Citizens, Farmers and Castalia are operated as independent commercial banks in their respective market area. Traditional financial service competition for the Banks consists of large regional financial institutions, community banks, thrifts and credit unions operating within the Corporation's market area. A growing nontraditional source of competition for loan and deposit dollars comes from captive auto finance companies, mortgage banking companies, internet banks, brokerage companies, insurance companies and direct mutual funds.

-------------------------------------------------------------------------------

     EMPLOYEES

     FCBC has no employees. The subsidiary companies employ approximately 208 full-time equivalent employees to whom a variety of benefits are provided. FCBC and its subsidiaries are not parties to any collective bargaining agreements. Management considers its relationship with its employees to be good.

     SUPERVISION AND REGULATION

     On November 12, 1999, President Clinton signed the Graham-Leach-Bliley Act of 1999 (GLB Act), which is intended to modernize the financial services industry. The GLB Act sweeps away large parts of a regulatory framework that had its origins in the Depression Era of the 1930s. Effective March 11, 2000, new opportunities became available for banks, other depository institutions, insurance companies and securities firms to enter into combinations that permit a single financial services organization to offer customers a more complete array of financial products and services.

     The GLB Act introduced the concept of functional regulation. Functional regulation mandates that the Board of Governors of the Federal Reserve System give deference to the Securities and Exchange Commission and relevant state securities and insurance authorities with respect to interpretations and enforcement of activities within their respective jurisdictions.

     The GLB Act provides a federal right to privacy of non-public personal information of individual customers. Federal regulatory agencies with primary supervisory authority over numerous financial institutions have responsibility for implementing this privacy provision. FCBC and its subsidiaries are also subject to certain state laws that deal with the use and distribution of non-public personal information.

     FCBC, registered as a financial holding company in 2000 and therefore is subject to the GLB Act. The Federal Reserve Board will serve as the umbrella regulator for financial holding companies while the financial holding company's separately regulated subsidiaries will be regulated by their primary functional regulators. In addition to meeting "well capitalized" and "well managed" standards, the GLB Act makes satisfactory or above Community Reinvestment Act compliance for insured depository institutions necessary in order for them to engage in new financial activities. Financial subsidiaries of banks may also be formed to engage in a new range of activities under the GLB Act.

     Prior to enactment of the Interstate Banking and Branch Efficiency Act of 1994, neither FCBC nor its subsidiaries could acquire banks outside Ohio, unless the laws of the state in which the target bank was located specifically authorized the transaction. The Interstate Banking and Branch Efficiency Act has eased restrictions on interstate expansion and consolidation of banking operations by, among other things: (i) permitting interstate bank acquisitions regardless of host state laws, (ii) permitting interstate merger of banks unless specific states have opted out of this provision and (iii) permitting banks to establish new branches outside the state provided the law of the host state specifically allows interstate bank branching.

     The Federal Reserve Board has adopted risk-based capital guidelines to evaluate the adequacy of capital of bank holding companies and state member banks. The guidelines involve a process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the holding company's capital base. Failure to meet capital guidelines could subject a banking institution to various penalties, including termination of FDIC deposit insurance. Both FCBC and its subsidiary Banks had risk-based capital ratios above minimum requirements at December 31, 2000.

-------------------------------------------------------------------------------

     REGULATION OF BANK SUBSIDIARIES

     In addition to regulation of FCBC, FCBC's banking subsidiaries are subject to federal regulation regarding such matters as reserves, limitations on the nature and amount of loans and investments, issuance or retirement of their own securities, limitations on the payment of dividends and other aspects of banking operations.

     As Ohio chartered banks, all three of FCBC's banking subsidiaries, Citizens, Castalia and Farmers, are supervised and regulated by the State of Ohio Department of Commerce, Division of Financial Institutions. In addition, Citizens and Castalia are members of the Federal Reserve System. All three banks are subject to periodic examinations by the State of Ohio Department of Commerce, Division of Financial Institutions and Citizens and Castalia are additionally subject to periodic examinations by the Federal Reserve Board. These examinations are designed primarily for the protection of the depositors of the banks and not for their shareholders. In addition, Mr. Money is supervised and regulated by, and is subject to periodic examinations by, the State of Ohio Department of Commerce, Division of Financial Institutions.

     The deposits of Citizens, Castalia and Farmers are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (FDIC), and all three entities are subject to the Federal Deposit Insurance Act. Farmers is subject to periodic examinations by the FDIC. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, a subsidiary of a financial holding company may be required to reimburse the FDIC for any loss incurred due to the default of another FDIC insured subsidiary of the financial holding company or for FDIC assistance provided to such a subsidiary in danger of default.

     EFFECTS OF GOVERNMENT MONETARY POLICY

     The earnings of the Banks are affected by general and local economic conditions and by the policies of various governmental regulatory authorities. In particular, the Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions, primarily through open market acquisitions or dispositions of United States Government securities, varying the discount rate on member bank borrowings and setting reserve requirements against member and nonmember bank deposits. Federal Reserve Board monetary policies have had a significant effect on the interest income and interest expense of commercial banks, including the Banks, and are expected to continue to do so in the future.

(d)  FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT
     SALES

     The Corporation does not have any offices located in a foreign country, nor do they have any foreign assets, liabilities, or related income and expense for the years presented.

(e)  STATISTICAL INFORMATION

     The following section contains certain financial disclosures related to the Registrant as required under the Securities and Exchange Commission's Industry Guide 3, "Statistical Disclosures by Bank Holding Companies", or a specific reference as to the location of the required disclosures in the Registrant's 2000 Annual Report to Shareholders, portions of which are incorporated in this Form 10-K by reference.

-------------------------------------------------------------------------------

I. Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential

Average balance sheet information and the related analysis of net interest income for the years ended December 31, 2000, 1999 and 1998 is included on pages 12 through 14 - "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" and "Changes in Interest Income and Interest Expense Resulting from Changes in Volume and Changes in Rates", within Management's Discussion and Analysis of Financial Condition and Results of Operations of the Registrant's 2000 Annual Report to Shareholders and is incorporated into this Item I by reference.

II.  Investment Portfolio

The following table sets forth the carrying amount of securities at December 31.

                                                                              2000           1999           1998
                                                                              ----           ----           ----
                                                                                    (Dollars in thousands)


AVAILABLE FOR SALE

U.S. Treasury securities and obligations
  of U.S. Government corporations and agencies                           $    48,029    $    63,224     $    70,125
Corporate Bonds                                                                5,413         13,012          18,117
Obligations of states and political subdivisions (1)                          43,919         52,606          54,404
Other securities, including mortgage-backed securities (1)                    18,153         21,413          29,307
                                                                         -----------    -----------     -----------

     Total                                                               $   115,514    $   150,255     $   171,953
                                                                         ===========    ===========     ===========
HELD TO MATURITY

Obligations of states and political subdivisions (1)                     $       155    $       232     $       355
Other securities, including mortgage-backed securities (1)                       123            174             455
                                                                         -----------    -----------     -----------

     Total                                                               $       278    $       406     $       810
                                                                         ===========    ===========     ===========


(1) The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeded ten percent of shareholders' equity.





-------------------------------------------------------------------------------

The following tables set forth the maturities of securities at December 31, 2000 and the weighted average yields of such securities. Maturities are reported based on stated maturities and do not reflect principal prepayment assumptions.

                                                                                Maturing
                                                    ----------------------------------------------------------------
                                                                                After one            After five
                                                          Within               but within            but within
                                                         ONE YEAR              FIVE YEARS             TEN YEARS
                                                         --------              ----------             ---------
                                                     Amount     Yield      Amount      Yield     Amount      Yield
                                                     ------     -----      ------      -----     ------      -----
                                                                          (Dollars in thousands)


AVAILABLE FOR SALE (4)

U.S. Treasury securities and obligations
  of U.S. government corporations
  and agencies                                    $   10,901   5.41%     $  37,128   5.94%     $       -      -
Obligations of states and political
  subdivisions (1)                                     6,206   4.77         25,445   4.57         12,027   4.51
Other securities (2)                                   3,037   5.82          2,616   6.12              -
                                                  ----------             ---------             ---------

    Total                                         $   20,145   5.28%     $  65,189   5.41%     $  12,027   4.51%
                                                  ==========             =========             =========

HELD TO MATURITY

Obligations of states and political subdivisions (1)                     $     155   4.54%     $       -      -
Other securities (3)                                                                                  47   4.50%
                                                                         ---------             ---------

    Total                                                                $     155   4.54%     $      47   4.50%
                                                                         =========             =========


(1) Weighted average yields on nontaxable obligations have been computed based on actual yields stated on the security.

(2) Excludes $11,077 of mortgage-backed securities and $7,076 of equity securities.

(3)  Excludes $76 of mortgage-backed securities.

(4) The weighted average yield has been computed using the historical amortized cost for available-for-sale securities.

-------------------------------------------------------------------------------

III. Loan Portfolio

TYPES OF LOANS

The amounts of gross loans outstanding at December 31 are shown in the following table according to types of loans.


                                              2000           1999           1998            1997           1996
                                              ----           ----           ----            ----           ----
                                                                     (Dollars in thousands)


Commercial and agricultural              $     26,416   $      26,077   $     24,140   $     26,657    $     24,053
Commercial real estate                         60,546          48,301         53,804         49,428          44,599
Residential real estate                       217,344         178,876        173,789        183,031         165,148
Real estate construction                        9,684           4,482          3,493          3,923           3,449
Consumer                                       29,509          28,106         27,490         28,759          25,949
Leases                                            590             392            589            736             883
Credit card and other                           2,979           3,576          1,426          1,694           1,850
                                         ------------   -------------   ------------   ------------    ------------

                                         $    347,068   $     289,810   $    284,731   $    294,228    $    265,931
                                         ============   =============   ============   ============    ============

Commercial loans are those made for commercial, industrial and professional purposes to sole proprietorships, partnerships, corporations and other business enterprises. Agricultural loans are for financing agricultural production, including all costs associated with growing crops or raising livestock. These loans may be secured, other than by real estate, or unsecured, requiring one single repayment or on an installment repayment schedule. The loans involve certain risks relating to changes in local and national economic conditions and the resulting effect on the borrowing entities. Secured loans not collateralized by real estate mortgages maintain a loan-to-value ratio ranging from 50% as in the case of certain stocks, to 90% in the case of collateralizing with a savings or time deposit account. Unsecured credit relies on the financial strength and previous credit experience of the borrower and in many cases the financial strength of the principals when such credit is extended to a corporation.

Commercial real estate mortgage loans are made predicated on security interest in real property and secured wholly or substantially by that lien on real property. Commercial real estate mortgage loans generally maintain a loan-to-value ratio of 75%.

Residential real estate mortgage loans are made predicated on security interest in real property and secured wholly or substantially by that lien on real property. Such real estate mortgage loans are primarily loans secured by one- to four-family real estate. Residential real estate mortgage loans generally pose less risk to the Corporation due to the nature of the collateral being less susceptible to sudden changes in value.

Real estate construction loans are for the construction of new buildings or additions to existing buildings. Generally, these loans are secured by one- to four-family real estate. The Corporation controls disbursements.

Consumer loans are made to individuals for household, family and other personal expenditures. These include the purchase of vehicles or furniture, educational expenses, medical expenses, taxes or vacation expenses. Consumer loans may be secured, other than by real estate, or unsecured, generally requiring repayment on an installment repayment schedule. Consumer loans pose a relatively higher credit risk. This higher risk is moderated by the use of certain loan value limits on secured credits and aggressive collection efforts. The collectibility of consumer loans is influenced by local and national economic conditions.

-------------------------------------------------------------------------------

Credit card loans are made as a convenience to existing customers of the Corporation. All such loans are made on an unsecured basis, lines over $5,000 require documentation on the financial strength of the borrower. As unsecured credit, they pose the greatest credit risk to the Corporation.

Letters of credit represent extensions of credit granted in the normal course of business, which are not reflected in the Corporation's consolidated financial statements. As of December 31, 2000 and 1999, the Corporation was contingently liable for $339 and $507 of letters of credit. In addition, the Corporation had issued lines of credit to customers. Borrowings under such lines of credit are usually for the working capital needs of the borrower. At December 31, 2000 and 1999, the Corporation had commitments to extend credit in the aggregate amounts of approximately $32,734 and $27,060. Of these amounts, $28,170 and $23,982 represented lines of credit and construction loans, and $4,564 and $3,078 represented credit card commitments. Such amounts represent the portion of total commitments that had not been used by customers as of December 31, 2000 and 1999.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

The following table shows the amount of commercial and agricultural, commercial real estate and real estate construction loans outstanding as of December 31, 2000, which, based on the contract terms for repayments of principal, are due in the periods indicated. In addition, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

                                                                               Maturing
                                                  ------------------------------------------------------------------
                                                                      After one
                                                     Within          but within         After
                                                    One Year         Five Years      Five Years           Total
                                                    --------         ----------      ----------           -----
                                                                       (Dollars in thousands)


Commercial and agricultural                       $     11,748     $       9,751     $      4,917      $     26,416
Commercial real estate                                   3,450            12,760           44,336            60,546
Real estate construction                                   899             3,476            5,309             9,684
                                                  ------------     -------------     ------------      ------------
                                                  $     16,097     $      25,987     $     54,562      $     96,646
                                                  ============     =============     ============      ============


                                                             Interest
                                                            Sensitivity
                                                  ------------------------------
                                                      Fixed           Variable
                                                      Rate              Rate
                                                      ----              ----
                                                      (Dollars in thousands)


Due after one but within five years               $     19,795     $       6,192
Due after five years                                    17,356            37,206
                                                  ------------     -------------
                                                  $     37,152     $      43,398
                                                  ============     =============

The preceding maturity information is based on contract terms at December 31, 2000 and does not include any possible "rollover" at maturity date. In the normal course of business, the Corporation considers and acts on the borrower's request for renewal of loans at maturity. Evaluation of such requests includes a review of the borrower's credit history, the collateral securing the loan and the purpose for such request.


--------------------------------------------------------------------------------

RISK ELEMENTS

The following table presents information concerning the amount of loans at December 31 that contain certain risk elements.


                                                              2000         1999       1998       1997       1996
                                                              ----         ----       ----       ----       ----
                                                                             (Dollars in thousands)

Loans accounted for on a nonaccrual basis (1)              $    1,368   $   1,682   $   1,693  $   1,969  $     921

Loans contractually past due 90 days or
  more as to principal or interest payments (2)                   558         834       1,235      1,717      1,308

Loans whose terms have been renegotiated to provide a
  reduction or deferral of interest or principal because
  of a deterioration in the financial position of
  the borrower (3)                                                634         693         305        308         --
                                                           ----------   ---------   ---------  ---------  ---------

     Total                                                 $    2,560   $   3,209   $   3,233  $   3,994  $   2,229
                                                           ==========   =========   =========  =========  =========

Impaired loans included in above totals                    $    2,778   $     994   $   1,196  $     864  $   1,745
Impaired loans not included in above totals                     2,374       3,166       2,963      3,571      1,470
                                                           ----------   ---------   ---------  ---------  ---------

Total impaired loans                                       $    5,152   $   4,160   $   4,159  $   4,435  $   3,215
                                                           ==========   =========   =========  =========  =========

There are no loans as of December 31, 2000, other than those disclosed above, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms. There are no other interest-bearing assets that would be required to be disclosed in the table above, if such assets were loans as of December 31, 2000.

(1) Loans are placed on nonaccrual status when doubt exists as to the collectibility of the loan, including any accrued interest. With a few immaterial exceptions, commercial and agricultural, commercial real estate, residential real estate and construction loans past due 90 days are placed on nonaccrual unless they are well collateralized and in the process of collection. Generally, consumer loans are charged-off within 30 days after becoming past due 90 days unless they are well collateralized and in the process of collection. Credit card loans are charged-off before reaching 120 days of delinquency. Once a loan is placed on nonaccrual, interest is then recognized on a cash basis where future collections of principal is probable.
(2)  Excludes loans accounted for on a nonaccrual basis.
(3) Excludes loans accounted for on a nonaccrual basis and loans contractually past due ninety days or more as to principal or interest payments.

Interest income recognition associated with impaired loans was as follows.

                                                        2000         1999         1998         1997         1996
                                                        ----         ----         ----         ----         ----

Interest income on impaired loans, including
  interest income recognized on a cash basis        $      344   $      320   $      273    $     227    $      242
                                                    ==========   ==========   ==========    =========    ==========
Interest income on impaired loans recognized on
  a cash basis                                      $      344   $      320   $      273    $     182    $      141
                                                    ==========   ==========   ==========    =========    ==========

There were no foreign outstandings for any period presented.

No concentrations of loans exceeded 10% of total loans.


-------------------------------------------------------------------------------

IV.  Summary of Loan Loss Experience

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

The following table shows the daily average loan balances and changes in the allowance for loan losses for the years indicated.


                                             2000           1999           1998            1997           1996
                                             ----           ----           ----            ----           ----
                                                                     (Dollars in thousands)

Daily average amount of loans,
  net of unearned income                $    314,071  $     284,080   $     288,108  $     280,141   $      250,719
                                        ============  =============   =============  =============   ==============

Allowance for possible loan
  losses at beginning of year           $      4,274  $       4,567   $       4,707  $       3,935   $        3,585

Loan charge-offs:
   Commercial and agricultural and
     commercial real estate                      612             63             134             53               90
   Real estate mortgage                          166             95              40             70               32
   Real estate construction                        -              -               -              -                -
   Consumer                                      447            582             490            387              344
   Leases                                          -              -               -              -                3
   Credit card and other                          46             49              61             47               51
                                        ------------  -------------   -------------  -------------   --------------
                                               1,271            789             725            557              520

Recoveries of loans previously
   Charged-off:
   Commercial and agricultural and
     commercial real estate                       75             29              32             48               41
   Real estate mortgage                           57             13              31              2                2
   Real estate construction                        -              -               -              -                -
   Consumer                                      148            170             133            132               82
   Leases                                          -              -               -              -                -
   Credit card and other                          17             17              27             18               12
                                        ------------  -------------   -------------  -------------   --------------
                                                 297            229             223            200              137
                                        ------------  -------------   -------------  -------------   --------------
Net charge-offs (1)                             (974)          (559)           (502)          (357)            (383)

Provision for loan losses (2)                    807            267             362          1,129              733
                                        ------------  -------------   -------------  -------------   --------------
Allowance for loan losses
  at end of year                        $      4,107  $       4,274   $       4,567  $       4,707   $        3,935
                                        ============  =============   =============  =============   ==============
Allowance for loan losses
  as a percent of loans
  at year-end                                   1.19%          1.48%           1.60%          1.60%           1.48%
                                            ========        =======        ========       ========         =======
Ratio of net charge-offs during
  the year to average loans
  outstanding                                    .31%           .20%            .17%           .13%            .15%
                                            ========        =======        ========       ========         =======

(1) The amount of net charge-offs fluctuates from year to year due to factors relating to the condition of the general economy and specific business segments.

(2) The determination of the balance of the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount that, in management's judgment, is adequate to provide for probable loan losses. Such analysis is based on a review of specific loans, the character of the loan portfolio, current economic conditions, past loan loss experience and such other factors as management believes require current recognition in estimating probable loan losses.


-------------------------------------------------------------------------------

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

The following table allocates the allowance for loan losses at December 31 to each loan category. The allowance has been allocated according to the amount deemed to be reasonably necessary to provide for the probable losses estimated to be incurred within the following categories of loans at the dates indicated.

                                                                    2000                           1999
                                                                    ----                           ----
                                                                        Percentage                      Percentage
                                                                        of loans to                     of loans to
(Dollars in thousands)                                     Allowance    Total Loans        Allowance    Total Loans
                                                           ---------    -----------        ---------    -----------
Commercial and agricultural                               $       316          7.8%     $       531          9.0%
Commercial real estate                                            969         17.4              152         16.7
Real estate mortgage                                            1,439         62.6            1,447         61.7
Real estate construction                                           12          2.8                -          1.6
Consumer                                                          327          8.5              544          9.7
Credit card and other                                               8          0.8               12          1.2
Leases                                                              -          0.1               23          0.1
Unallocated                                                     1,036                         1,565
                                                          -----------     --------      -----------      -------
                                                          $     4,107        100.0%     $     4,274        100.0%
                                                          ===========     ========      ===========      =======


                                                                    1998                           1997
                                                                    ----                           ----
                                                                        Percentage                      Percentage
                                                                        of loans to                     of loans to
                                                           Allowance    Total Loans       Allowance     Total Loans
                                                           ---------    -----------       ---------     -----------
Commercial and agricultural and commercial
  real estate                                             $       932         27.4%     $       768         25.9%
Real estate mortgage                                            1,202         61.0            1,509         62.2
Real estate construction                                            -          1.2                -          1.3
Consumer                                                          784          9.7              377          9.8
Credit card and other                                              22          0.5               15          0.6
Leases                                                             24          0.2               29          0.2
Unallocated                                                     1,603                         2,009
                                                          -----------     --------      -----------      -------
                                                          $     4,567        100.0%     $     4,707        100.0%
                                                          ===========     ========      ===========      =======

                                                                    1996
                                                                    ----
                                                                        Percentage
                                                                        of loans to
                                                           Allowance    Total Loans
                                                           ---------    -----------
Commercial and agricultural and commercial
  real estate                                             $     1,152         25.8%
Real estate mortgage                                              308         62.1
Real estate construction                                            -          1.3
Consumer                                                          235          9.8
Credit card and other                                              11          0.7
Leases                                                             35          0.3
Unallocated                                                     2,194
                                                          -----------    ---------
                                                          $     3,935        100.0%
                                                          ===========     ========


--------------------------------------------------------------------------------

DEPOSITS

The average daily amount of deposits (all in domestic offices) and average rates paid on such deposits is summarized for the years indicated.

                                          2000                        1999                        1998
                                  ------------------------    --------------------------  --------------------------
                                     Average     Average        Average       Average        Average      Average
                                     Balance    Rate Paid       Balance      Rate Paid       Balance     Rate Paid
                                     -------    ---------       -------      ---------       -------     ---------
                                                               (Dollars in thousands)

Noninterest-bearing
  demand deposits               $     44,270        N/A     $     39,123         N/A    $     36,327         N/A
Interest-bearing demand
  deposits                            58,612       2.71%          49,189        1.36%         40,798        2.12%
Savings, including Money
  Market deposit accounts            109,316       2.56%         115,057        2.78         114,282        2.87
Certificates of deposit,
  including IRAs                     188,723       5.19%         206,296        5.01         212,081        5.55
                                ------------                ------------                ------------
                                $    400,921                $    409,665                $    403,488
                                ============                ============                ============

Maturities of certificates of deposits and individual retirement accounts of $100,000 or more outstanding at December 31, 2000 are summarized as follows.


                                                                              Individual
                                                           Certificates       Retirement
                                                            of Deposits        Accounts         Total
                                                            -----------        --------         -----
                                                                        (Dollars in thousands)


           3 months or less                                $    13,779      $      623       $    14,402
           Over 3 through 6 months                               7,956             103             8,059
           Over 6 through 12 months                              6,169             801             6,970
           Over 12 months                                        5,912             793             6,705
                                                           -----------      ----------       -----------
                                                           $    33,816      $    2,320       $    36,136
                                                           ===========      ==========       ===========

SHORT-TERM BORROWINGS

See Note 8 to the consolidated financial statements (located at page 8 of the Annual Report to Shareholders) and "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" (located at pages 12 and 13 of the Annual Report to Shareholders) for the statistical disclosures for short-term borrowings for 2000, 1999 and 1998.

RETURN ON EQUITY AND ASSETS

Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders.



--------------------------------------------------------------------------------

ITEM 2.  PROPERTIES

FCBC neither owns nor leases any properties. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio, which is also the office of FCBC. Citizens also owns and operates three branch banking offices in Perkins Township (Sandusky, Ohio), branch banking office in the Ohio communities of Berlin Heights and Huron, and a loan production office in Port Clinton, Ohio. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio. Farmers also owns and operates a branch banking office in the Ohio communities of Willard, Chatfield, Tiro, Richwood and Green Camp. Castalia owns its main office located at 208 South Washington Street, Castalia, Ohio. SCC owns its processing center located at 1845 Superior Street, Sandusky, Ohio. Reynolds leases offices in downtown Sandusky, Ohio. Mr. Money leases two properties, one in downtown Sandusky and the other in downtown Norwalk, Ohio.

FCBC has three wholly-owned subsidiary banks, a wholly-owned item processing company subsidiary, a wholly owned finance company and a wholly-owned real estate appraisal company subsidiary.

ITEM 3.  LEGAL PROCEEDINGS

The Corporation's management is aware of no pending or threatened litigation in which the Corporation faces potential loss or exposure that will materially affect the consolidated financial statements.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of security holders through the solicitation of proxies or otherwise.

PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Information required by this section is incorporated by reference to the information appearing under the caption "Common Stock and Stockholder Matters" located on page 2 and 3 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 6.  SELECTED FINANCIAL DATA

Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATION - AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999 AND FOR THE YEARS ENDING DECEMBER 31, 2000, 1999 AND 1998

"Management's Discussion and Analysis if Financial Condition and Results of Operations" appears on pages 4 through 16 of First Citizens Banc Corp's 2000 Annual Report to Shareholders and is incorporated herein by reference.




--------------------------------------------------------------------------------

ITEM 7a.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and Qualitative Disclosures About Market Risk is incorporated herein by reference to pages 16 through 18 of First Citizens Banc Corp's 2000 Annual Report to Shareholders.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL DATA

First Citizens Banc Corp's Report of Independent Auditors and Consolidated Financial Statements and accompanying notes are listed below and are incorporated herein by reference to First Citizens Banc Corp's 2000 Annual Report to Shareholders (Exhibit 13, pages 19 through 45). The supplementary financial information specified by Item 302 of Regulation S-K, selected quarterly financial data, is included in Note 19 - "Quarterly Financial Data (Unaudited)" to the consolidated financial statements found on page 45.

                         Report of Independent Auditors

                           Consolidated Balance Sheets
                           December 31, 2000 and 1999

                        Consolidated Statements of Income
                   For the three years ended December 31, 2000

           Consolidated Statements of Changes in Shareholders' Equity
                   For the three years ended December 31, 2000

                      Consolidated Statements of Cash Flows
                   For the three years ended December 31, 2000

                   Notes to Consolidated Financial Statements

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Corporation has had no disagreements with the independent accountants on matters of accounting principles or financial statement disclosure required to be reported under this item.

PART III

Information relating to the following items in included in First Citizens Banc Corp's Proxy statement and Notice of Annual Meeting of Shareholders to be held Tuesday, April 17, 2001, ("2000 Proxy Statement") dated March 16, 2001, filed with the Commission on Form DEF 14-A, pursuant to Section 14(A) of the Securities Exchange Act of 1934 and is incorporated by reference into this Form 10-K Annual Report (Exhibit 22).

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT



--------------------------------------------------------------------------------

ITEM 11.  EXECUTIVE COMPENSATION.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) DOCUMENTS FILED AS A PART OF THE REPORT

1 FINANCIAL STATEMENTS. The following financial statements, together with the applicable report of independent auditors, can be located under Item 8 of this Form 10-K.

2 FINANCIAL STATEMENT SCHEDULES. All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

3    EXHIBITS
     (3)(i) Articles of Incorporation, as amended, of First Citizens Banc Corp are incorporated by reference to First Citizens Banc Corp's Form 10-K for the year ended December 31, 1999, filed on March 24, 2000.

     (3)(ii) Code of Regulations of First Citizens Banc Corp is incorporated by reference to First Citizens Banc Corp's Form 10-K for the year ended December 31, 1999, filed on March 24, 2000.

     (4) Certificate for Registrant's Common Stock is incorporated by reference to First Citizens Banc Corp's Form 10-K for the year ended December 31, 1999, filed on March 24, 2000.

     (10)     Employment Agreement with Arthur J. Pucci, dated April 3, 2000.

     (11) Statement regarding earnings per share is included in Note 1 to the Consolidated Financial Statements and can be located under
              Item 8 of this Form 10-K.

     (13)     First Citizens Banc Corp 2000 Annual Report to Shareholders

     (21)     Subsidiaries of the Registrant.



(b) REPORTS ON FORM 8-K. The Company filed no reports on Form 8-K during the fourth quarter of the year ended December 31, 2000.





-------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)    First Citizens Banc Corp
                ----------------------------------------------------------------
By     /S/ David A. Voight
       --------------------------------------------------------
       David A. Voight, President (Principal Executive Officer)

By     /S/ JAMES O. MILLER
       -----------------------------------------------------------------------
       James O. Miller, Executive Vice President (Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on March 30, 2001 by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities indicated:


/S/ Lowell W. Leech                                                    /s/ David A. Voight
------------------------------------------                             -------------------
Lowell W. Leech                                                        David A. Voight
Chairman of the Board                                                  President, Director

/S/ John L. Bacon                                                      /s/ Dean S. Lucal
------------------------------------------                             -----------------
John L. Bacon                                                          Dean S. Lucal
Director                                                               Director

/S/ Robert L. Bordner                                                  /s/ W. Patrick Murray
------------------------------------------                             ---------------------
Robert L. Bordner                                                      W. Patrick Murray
Director                                                               Director

/S/ Mary Lee G. Close                                                  /s/ George L. Mylander
------------------------------------------                             ----------------------
Mary Lee G. Close                                                      George L. Mylander
Director                                                               Director

/S/ Blythe A. Friedley                                                 /s/ Paul H. Pheiffer
------------------------------------------                             --------------------
Blythe A. Friedley                                                     Paul H. Pheiffer
Director                                                               Director

/S/ Richard B. Fuller                                                  /s/ Richard O. Wagner
------------------------------------------                             ---------------------
Richard B. Fuller                                                      Richard O. Wagner
Director                                                               Director

/S/ H. Lowell Hoffman, M.D.
---------------------------
H. Lowell Hoffman, M.D.
Director



-------------------------------------------------------------------------------

                                   APPENDIX F

                 FIRST CITIZENS' QUARTERLY REPORT ON FORM 10-Q
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2001

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 10-Q

[X]         QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended:          September 30, 2001
                               ------------------------------------
                                       OR

[ ]         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                   to
                               -----------------    --------------------

Commission File Number:            0-25980
                        --------------------------------

                            First Citizens Banc Corp
                            ------------------------
             (Exact name of registrant as specified in its charter)

                 Ohio                                        34-1558688
                 ----                                        ----------
(State or other jurisdiction of incorporation              (I.R.S. Employer
          or organization)                               Identification Number)

       100 East Water Street, Sandusky, Ohio                     44870
       -------------------------------------                  -----------
     (Address of principle executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (419) 625-4121

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            X     Yes
                          -----
                                  No
                          -----

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                           Common Stock, no par value
                        Outstanding at November 13, 2001
                             4,082,619 common shares

                            FIRST CITIZENS BANC CORP
                                      Index


PART I.  Financial Information

ITEM 1.  Financial Statements:
         Consolidated Balance Sheets (unaudited)
             September 30, 2001 and December 31, 2000.............................       3

         Consolidated Statements of Income (unaudited)
             Three and nine months ended September 30, 2001 and 2000..............       4

         Consolidated Statements of Comprehensive Income (unaudited)
             Three and nine months ended September 30, 2001 and 2000..............       5

         Consolidated Statement of Shareholders' Equity (unaudited)
             For the year ended December 31, 2000 and
             nine months ended September 30, 2001.................................       6

         Consolidated Statement of Cash Flows (unaudited)
             Nine months ended September 30, 2001 and 2000........................       7

         Notes to Consolidated Financial Statements (unaudited)...................    8-16

ITEM 2.  Management's Discussion and Analysis of Financial Condition and
              Results of Operations...............................................   17-23

ITEM 3.  Quantitative and Qualitative Disclosures about Market Risk...............   23-25

PART II.  Other Information

ITEM 1.  Legal Proceedings........................................................      26

ITEM 2.  Changes in Securities and Use of Proceeds................................      26

ITEM 3.  Defaults Upon Senior Securities..........................................      26

ITEM 4.  Submission of Matters to a Vote of Security Holders......................      26

ITEM 5.  Other Information........................................................      26

ITEM 6.  Exhibits and Reports on Form 8-K.........................................      26

SIGNATURES........................................................................      27

                                 FIRST CITIZENS BANC CORP
                                Consolidated Balance Sheets
                             (In thousands, except share data)


                                                                                              (Unaudited)
                                                                                    September 30,    December 31,
                                                                                        2001             2000
                                                                                    -------------    ------------
               Assets
Cash and due from banks                                                              $   21,843       $   15,735
Federal funds sold                                                                       15,100                0
Interest-bearing deposits                                                                     0               51
Securities
  Available-for-sale                                                                    115,616          115,514
  Held-to-maturity (Estimated Fair Value of $224 at
    September 30, 2001, and $278 at December 31, 2000)                                      219              278
                                                                                     ----------       ----------
    Total securities                                                                    115,835          115,792

Loans held for sale                                                                       1,256              571

Loans                                                                                   338,940          346,089
  Less: Allowance for loan losses                                                        (4,290)          (4,107)
                                                                                     ----------       ----------
    Net loans                                                                           334,650          341,982

Office premises and equipment, net                                                        7,107            7,221
Intangible assets                                                                         1,625            1,869
Accrued interest and other assets                                                         6,769            6,038
                                                                                     ----------       ----------
    Total assets                                                                     $  504,185       $  489,259
                                                                                     ==========       ==========
               Liabilities
Deposits
  Noninterest-bearing deposits                                                       $   42,639       $   42,306
  Interest-bearing deposits                                                             375,768          349,662
                                                                                     ----------       ----------
    Total deposits                                                                      418,407          391,968

Federal Home Loan Bank borrowings                                                           960            1,400
Securities sold under agreements to repurchase                                           13,296           12,946
U. S. Treasury interest-bearing demand deposit note payable                               2,812            1,207
Notes payable to other financial institutions                                            14,000           10,600
Federal funds purchased                                                                       0           20,000
Accrued interest, taxes and other expenses                                                3,637            3,213
                                                                                     ----------       ----------
    Total liabilities                                                                   453,112          441,334

               Shareholders' Equity
Common stock, no par value; 10,000,000 shares authorized,
  4,263,401 shares issued                                                                23,258           23,258
Retained earnings                                                                        30,254           28,614
Treasury stock, 180,782 shares at cost at September 30, 2001,
  175,782 shares at cost at December 31, 2000                                            (4,919)          (4,818)
Accumulated other comprehensive income                                                    2,480              871
                                                                                     ----------       ----------
    Total shareholders' equity                                                           51,073           47,925
                                                                                     ----------       ----------
    Total liabilities and shareholders' equity                                       $  504,185       $  489,259
                                                                                     ==========       ==========

See notes to interim consolidated financial statements              Page 3

                            FIRST CITIZENS BANC CORP
                  Consolidated Statements of Income (Unaudited)
                        (In thousands, except share data)


                                                      Three months ended        Nine months ended
                                                         September 30,            September 30,
                                                 ------------------------   -------------------------
                                                    2001         2000          2001           2000
                                                 ----------  ------------   -----------   -----------
INTEREST INCOME:
     Loans, including fees                       $    7,238  $     6,923    $    22,141   $    19,263
     Taxable securities                               1,065        1,280          3,317         4,211
     Nontaxable securities                              416          537          1,304         1,631
     Federal funds sold                                 191            0            352            41
     Other                                               14           10             27            34
                                                 ----------  -----------    -----------   -----------
         Total interest income                        8,924        8,750         27,141        25,180

INTEREST EXPENSE:
     Deposits                                         3,467        3,658         10,836        10,528
     FHLB Borrowings                                     15           22             51            74
     Other                                              386          358          1,403           856
                                                 ----------  -----------    -----------   -----------
         Total interest expense                       3,868        4,038         12,290        11,458
                                                 ----------  -----------    -----------   -----------
NET INTEREST INCOME                                   5,056        4,712         14,851        13,722

PROVISION FOR LOAN LOSSES                               135          284            656           499
                                                 ----------  -----------    -----------   -----------
NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                        4,921        4,428         14,195        13,223

NONINTEREST INCOME:
     Computer center data processing fees               283          274            889           837
     Service charges                                    427          450          1,240         1,350
     Net gain/(loss) on sale of securities                5           10              5           (34)
     Net gain/(loss) on sale of loans                   148           15            289           (50)
     Other                                              559          504          1,398         1,288
         Total noninterest income                     1,422        1,253          3,821         3,391

NONINTEREST EXPENSE:
     Salaries, wages and benefits                     1,904        1,795          5,822         5,150
     Net occupancy expense                              209          214            678           611
     Equipment expense                                  291          280            813           801
     Data processing expense                            186          164            554           518
     State franchise tax                                190          117            553           419
     Professional services                              194          110            556           467
     Other operating expenses                         1,334        1,343          3,713         3,475
                                                 ----------  -----------    -----------   -----------
         Total noninterest expense                    4,308        4,023         12,689        11,441
                                                 ----------  -----------    -----------   -----------
         Income before taxes                          2,035        1,658          5,327         5,173

Income tax expense                                      531          422          1,482         1,368
                                                 ----------  -----------    -----------   -----------
         Net Income                              $    1,504  $     1,236    $     3,845   $     3,805
                                                 ==========  ===========    ===========   ===========
     Earnings per share                          $     0.37  $      0.30    $      0.94   $      0.92
     Dividends declared per share                $     0.18  $      0.17    $      0.54   $      0.51
     Wtd. avg. shares during the period           4,082,619    4,094,548      4,082,967     4,113,867


See notes to interim consolidated financial statements                   Page 4

                            FIRST CITIZENS BANC CORP
           Consolidated Statements of Comprehensive Income (Unaudited)
                                 (In thousands)


                                                    Three months ended    Nine months ended
                                                       September 30,        September 30,
                                                   -------------------    -----------------
                                                      2001      2000         2001    2000
                                                   --------  ---------     -------  -------
Net income                                         $  1,504   $  1,236     $ 3,845  $ 3,805

Other Comprehensive Income (Loss):

Unrealized holding gains and (losses) on
available for sale securities                           704      1,566       2,443    1,220
Reclassification adjustment for (gains)
and losses                                               (5)       (10)         (5)      34
                                                   --------   --------     -------  -------
later recognized in income
Net unrealized gains and (losses)                       699      1,556       2,438    1,254
Tax effect                                            (238)      (529)       (829)    (426)
                                                   --------   --------     -------  -------
Total other comprehensive income (loss)                 461      1,027       1,609      828
                                                   --------   --------     -------  -------
Comprehensive income                               $  1,965   $  2,263     $ 5,454  $ 4,633
                                                   ========   ========     =======  =======



See notes to interim consolidated financial statements                  Page 5

                            FIRST CITIZENS BANC CORP
      Condensed Consolidated Statement of Shareholders' Equity (Unaudited)
                                    Form 10-Q
                        (In thousands, except share data)



                                         Common Stock                                     Accumulated
                                     ----------------------                                  Other          Total
                                      Outstanding              Retained     Treasury     Comprehensive   Shareholders'
                                        Shares      Amount      Earnings      Stock       Income/(Loss)     Equity
                                     ------------   -------    ----------   ---------    --------------  -------------
Balance, January 1, 2000                4,162,815   $23,258     $ 28,010     $(2,877)        $ (196)       $ 48,195

Net income                                                         5,692                                      5,692

Change in unrealized gain/(loss) on
     securities available for sale,
     net of reclassifications and
     tax effects                                                                              1,067           1,067

Purchase of treasury stock, at cost       (75,196)                            (1,941)                        (1,941)

Cash dividends ($1.24 per share)                                  (5,088)                                    (5,088)
                                        ---------   -------     --------     -------         ------        --------

Balance, December 31, 2000              4,087,619    23,258       28,614      (4,818)           871          47,925

Net income                                                         3,845                                      3,845
Change in unrealized gain/(loss) on
     securities available for sale,
     net of reclassifications and
     tax effects                                                                              1,609           1,609

Purchase of treasury stock, at cost        (5,000)                              (101)                          (101)

Cash dividends ($.54 per share)                                   (2,205)                                    (2,205)
                                        ---------   -------     --------     -------         ------        --------
Balance, September  30, 2001            4,082,619   $23,258     $ 30,254     $(4,919)        $2,480        $ 51,073
                                        =========   =======     ========     =======         ======        ========






See notes to interim consolidated financial statements                  Page 6

                            FIRST CITIZENS BANC CORP
                Consolidated Statement of Cash Flows (Unaudited)
                                 (In thousands)


                                                                     Nine months ended September 30,
                                                                     -------------------------------
                                                                          2001               2000
                                                                     -------------        ----------
Net cash from operating activities                                       $  3,955         $   3,817

Cash flows from investing activities
     Maturities of deposits held in other institutions                         51                 -
     Maturities and calls of securities, held-to-maturity                      58                39
     Maturities and calls of securities, available-for-sale                18,895            13,614
     Purchases of securities, available-for-sale                           16,609)           (4,551)
     Proceeds from sale of securities, available-for-sale                       -            11,688
     Loans made to customers, net of principal collected                    6,410           (29,901)
     Loans purchased                                                            -            (7,364)
     Change in federal funds sold                                          15,100)            4,600
     Proceeds from sale of property and equipment                               5                44
     Purchases of office premises and equipment                              (604)             (593)
                                                                         --------         ---------
            Net cash from investing activities                             (6,894)          (12,424)

Cash flows from financing activities
     Repayment of FHLB borrowings                                            (440)             (417)
     Net change in deposits                                                26,438              (805)
     Change in securities sold under agreements to repurchase                 349            (3,325)
     Change in U. S. Treasury interest-bearing demand note payable          1,606            (1,551)
     Change in federal funds purchased                                     20,000)           13,700
     Change in notes payable                                                3,400             6,000
     Purchases of treasury stock                                             (101)           (1,941)
     Cash dividends paid                                                   (2,205)           (2,105)
                                                                         --------         ---------
            Net cash from financing activities                              9,047             9,556
                                                                         --------         ---------
Net change in cash and due from banks                                       6,108               949
Cash and due from banks at beginning of period                             15,735            14,599
                                                                         --------         ---------
Cash and due from banks at end of period                                 $ 21,843         $  15,548
                                                                         ========         =========
     Cash paid during the period for:
         Interest                                                        $ 13,286         $  12,586
         Income taxes                                                    $  1,360         $   1,178
Supplemental noncash disclosures:
         Transfer of loans held-for-sale to portfolio                    $      -         $   2,138
         Transfer of loans to other real estate owned                    $    372         $      89






See notes to interim consolidated financial statements                   Page 7

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                    Form 10-Q
                   (Amounts in thousands, except share data)
-------------------------------------------------------------------------------

(1) Consolidated Financial Statements

         The consolidated financial statements include the accounts of First Citizens Banc Corp (First Citizens) and it wholly-owned subsidiaries, The Citizens Banking Company (Citizens), The Castalia Banking Company (Castalia), The Farmers State Bank of New Washington (Farmers), SCC Resources, Inc. (SCC), R. A. Reynolds Appraisal Service, Inc., (Reynolds), Mr. Money Finance Company, (Mr. Money), First Citizens Title Insurance Agency, and First Citizens Insurance Agency, together referred to as the Corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

         The consolidated financial statements have been prepared by the Corporation without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Corporation's financial position as of September 30, 2001 and its results of operations and changes in cash flows for the periods ended September 30, 2001 and 2000 have been made. The accompanying consolidated financial statements have been prepared in accordance with instructions of Form 10-Q, and therefore certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the period ended September 30, 2001 are not necessarily indicative of the operating results for the full year. Reference is made to the accounting policies of the Corporation described in the notes to financial statements contained in the Corporation's 2000 annual report. The Corporation has consistently followed these policies in preparing this Form 10-Q.

         The Corporation provides financial services through its offices in the Ohio counties of Erie, Crawford, Huron, Marion, Ottawa, Richland and Union. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. Other financial instruments that potentially represent concentrations of credit risk include deposit accounts in other financial institutions. In 2001, SCC provided item processing for 10 financial institutions in addition to the three subsidiary banks. Through September 30, 2001, SCC accounted for 4.3% of the Corporation's total revenues. Reynolds provides real estate appraisal services for lending purposes to subsidiary banks and other financial institutions. Reynolds accounts for less than 1.0% of total Corporation revenues. Mr. Money provides consumer and real estate financing that the Banks would not normally provide to B and C credits at a rate commensurate with the risk. Mr. Money accounts for 5.1% of total Corporation revenues. In September 2000 the Corporation formed two new affiliates; First Citizens Title Insurance Agency Inc. and First Citizens Insurance Agency Inc. First Citizens Title Insurance Agency Inc. has been formed to provide customers with a seamless mortgage product with improved service. First Citizens Insurance Agency Inc

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                    Form 10-Q
                   (Amounts in thousands, except share data)
-------------------------------------------------------------------------------

         was formed to allow the Corporation to participate in commission revenue generated through its third party insurance agreement. Insurance commission revenue is less than 1 percent of total revenue for the period ended September 30, 2001. Management considers the Corporation to operate primarily in one reportable segment, banking.

         To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

         Income tax expense is based on the effective tax rate expected to be applicable for the entire year. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

         Certain items in the 2000 financial statements have been reclassified to correspond with the 2001 presentation.

         In September 2000, the Financial Accounting Standards Board issued SFAS No.140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 replaces SFAS No. 125 and resolves various implementation issues while carrying forward most of the provisions of SFAS No. 125 without change. SFAS No. 140 revises standards for transfers of financial assets by clarifying criteria and expanding guidance for determining whether the transferor has relinquished control and the transfer is therefore accounted for as a sale. SFAS No. 140 also adopts new accounting requirements for pledged collateral and requires new disclosures about securitizations and pledged collateral. SFAS No. 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this standard has not had a material effect on the Corporation's financial statements.

         In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141. "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this statement will only impact the Company's financial statements if it enters into a business combination.

         Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which addresses the accounting for such assets arising from prior and future business

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                    Form 10-Q
                   (Amounts in thousands, except share data)
-------------------------------------------------------------------------------

         combinations. Upon the adoption of this Statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. The Company is required to adopt this Statement on January 1, 2002 and early adoption is not permitted. Prior to the adoption of SFAS No. 142, the Corporation's annual amortization of goodwill is $201.


(2)  Securities

         Securities at September 30, 2001 and December 31, 2000 were as follows:



                                                                     September 30, 2001
                                                     -------------------------------------------------------
                 AVAILABLE FOR SALE                                    Gross          Gross
                                                     Amortized       Unrealized    Unrealized
                                                        Cost            Gains        Losses       Fair Value
                                                     -----------     ----------    ----------    -----------
U.S. Treasury securities and obligations of
     U.S. Government corporations and agencies        $  44,335      $   1,375      $     0      $   45,710

Obligations of state and political subdivisions          39,918          1,359            0          41,277

Corporate obligations                                    12,965             95          (18)         13,042

Other securities, including mortgage-backed
     securities and equity securities                    14,640            954           (7)         15,587
                                                      ---------      ---------      -------      ----------
                                                      $ 111,858      $   3,783      $   (25)     $  115,616
                                                      =========      =========      =======      ==========


                                                                     September 30, 2001
                                                     -------------------------------------------------------
                 HELD TO MATURITY                                       Gross          Gross
                                                     Amortized       Unrealized    Unrealized
                                                        Cost            Gains        Losses       Fair Value
                                                     -----------     ----------    ----------    -----------

Obligations of state and political subdivisions       $   154         $   3          $    0        $   157

Other securities, including mortgage-backed
     securities and equity securities                      65             2               0             67
                                                      -------         -----          ------        -------
                                                      $   219         $   5          $    0        $   224
                                                      =======         =====          ======        =======


                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                    Form 10-Q
                   (Amounts in thousands, except share data)
-------------------------------------------------------------------------------



                                                                     December 31, 2000
                                                     -------------------------------------------------------
                 AVAILABLE FOR SALE                                     Gross          Gross
                                                     Amortized       Unrealized    Unrealized
                                                        Cost            Gains        Losses       Fair Value
                                                     -----------     ----------    ----------    -----------
U.S. Treasury securities and obligations of
     U.S. Government corporations and agencies         $  47,834       $     325      $   (130)      $  48,029

Obligations of state and political subdivisions           43,500             516           (97)         43,919

Corporate obligations                                      5,630               9          (226)          5,413

Other securities, including mortgage-backed
     securities and equity securities                     17,230           1,024          (101)         18,153
                                                       ---------        --------      --------       ---------
                                                       $ 114,194       $   1,874      $   (554)      $ 115,514
                                                       =========       =========      ========       =========


                                                                     December 31, 2000
                                                     -------------------------------------------------------
                 HELD TO MATURITY                                      Gross          Gross
                                                     Amortized       Unrealized    Unrealized
                                                        Cost            Gains        Losses       Fair Value
                                                     -----------     ----------    ----------    -----------
Obligations of state and political subdivisions          $  155         $    1         $     0       $  156

Other securities, including mortgage-backed
     securities and equity securities                       123              0              (1)         122
                                                         ------         ------         -------       ------
                                                         $  278         $    1         $    (1)      $  278
                                                         ======         ======         =======       ======

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                   Form 10-Q
                   (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

The amortized cost and fair value of securities at September 30, 2001, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Securities not due at a single maturity date, primarily mortgage-backed securities and equity securities are shown separately.

AVAILABLE FOR SALE                        Amortized Cost  Fair Value
                                          --------------  ----------
Due in one year or less                      $ 36,488      $ 36,817
Due after one year through five years          52,150        54,228
Due after five years through ten years          8,580         8,984
Due after ten years                                 0             0
Mortgage-backed securities                      8,327         8,521
Equity securities                               6,313         7,066
                                             --------      --------
    Total securities available for sale      $111,858      $115,616
                                             ========      ========


HELD TO MATURITY                          Amortized    Estimated
                                             Cost      Fair Value
                                          ---------    ----------
Due in one year or less                      $ 77        $ 78
Due after one year through five years          77          79
Mortgage-backed securities                     65          67
                                             ----        ----
    Total securities held to maturity        $219        $224
                                             ====        ====



Proceeds from sales of securities, gross realized gains and gross realized losses were as follows:

                                  Three Months Ended            Nine Months Ended
                                     September 30,                September 30,
                                 --------------------        ----------------------
                                  2001          2000          2001           2000
                                 ------        ------        ------        --------
Proceeds                         $   --        $   --        $   --        $ 11,688
Gross gains                          --            10            --              33
Gross losses                         --            --            --            (661)
Security gains due to calls
  prior to maturity                   5            --             5               4

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                   Form 10-Q
                   (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

Securities with a carrying value of approximately $69,312 and $58,088 were pledged as of September 30, 2001 and December 31, 2000, respectively, to secure public deposits, other deposits and liabilities as required by law.

(3) Loans

      Loans at September 30, 2001 and December 31, 2000 were as follows:

                                                    9/30/2001       12/31/2000
                                                    ---------       ----------
Commercial and Agriculture                          $  25,791       $  26,416
Commercial real estate                                 65,545          60,546
Real Estate - mortgage                                209,128         217,344
Real Estate - construction                              9,440           9,684
Consumer                                               27,439          29,509
Credit card and other                                   1,825           2,979
Leases                                                    638             590
                                                    ---------       ---------
     Total loans                                      339,806         347,068
Allowance for loan losses                              (4,290)         (4,107)
Deferred loan fees                                       (852)           (957)
Unearned interest                                         (14)            (22)
                                                    ---------       ---------
     Net loans                                      $ 334,650       $ 341,982
                                                    =========       =========

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                   Form 10-Q
                   (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

 (4) Allowance for Loan Losses

      A summary of the activity in the allowance for loan losses was as follows:

                                                             Three Months Ended          Nine Months Ended
                                                               September 30,                September 30,
                                                           ---------------------       ---------------------
                                                             2001          2000         2001          2000
                                                           -------       -------       -------       -------
Balance beginning of period                                $ 4,353       $ 4,287       $ 4,107       $ 4,274
Loans charged-off                                             (324)         (294)         (792)         (645)
Recoveries                                                     126            54           319           203
Provision for loan losses                                      135           284           656           499
                                                           -------       -------       -------       -------
Balance June 30,                                           $ 4,290       $ 4,331       $ 4,290       $ 4,331
                                                           =======       =======       =======       =======


Information regarding impaired loans was as follows for the three and nine months ended September 30.

                                                             Three Months Ended      Nine Months Ended
                                                                September 30,           September 30,
                                                             ------------------      ------------------
                                                              2001        2000        2001        2000
                                                             ------      ------      ------      ------
Average investment in impaired loans                         $2,863      $4,186      $2,993      $4,082

Interest income recognized on impaired loans
     including interest income recognized on cash basis          41         103         142         247

Interest Income recognized on impaired loans
     on cash basis                                               41         103         142         247

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                   Form 10-Q
                   (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

Information regarding impaired loans at September 30, 2001 and December 31, 2000 was as follows:

                                                      9/30/01     12/31/00
                                                      -------     --------
Balance impaired loans                                 $1,968      $5,152

Less portion for which no allowance for loan
     losses is allocated                                 --          --
                                                       ------      ------
Portion of impaired loan balance for which an
     allowance for credit losses is allocated          $1,968      $5,152
                                                       ======      ======
Portion of allowance for loan losses allocated to
     the impaired loan balance                         $  296      $1,179
                                                       ======      ======


Nonperforming loans were as follows.

                                                      September 30,             December 31,
                                                          2001                      2000
                                                    -----------------         ----------------
Loans past due over 90 days still on accrual             $1,911                    $  558
Nonaccrual                                                4,818                     1,368

Nonperforming loans would include some loans, which are classified as impaired, and smaller balance homogeneous loans, such as residential mortgages and consumer loans, that are collectively evaluated for impairment.

(5) Commitments, Contingencies and Off-Balance Sheet Risk

      Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection are issued to meet customers financing needs. These are agreements to provide credit or to support the credit of others, as long as the conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of commitment.

                            First Citizens Banc Corp
         Notes to Interim Consolidated Financial Statements (Unaudited)
                                   Form 10-Q
                   (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      The contractual amount of financial instruments with off-balance-sheet risk was as follows for September 30, 2001 and December 31, 2000.

                                                                  Contract Amount
                                                      ------------------------------------------
                                                         September 30,            December 31,
                                                             2001                    2000
                                                      ------------------       -----------------
Commitment to extend credit:
      Lines of credit and construction loans              $ 25,248                  $ 28,170
      Credit cards                                           3,645                     4,564
Letters of credit                                              398                       339
                                                          --------                  --------
                                                          $ 29,291                  $ 33,073
                                                          ========                  ========


      Commitments to make loans are generally made for a period of one year or less. Fixed rate loan commitments included above totaled $4,213 at September 30, 2001 and had interest rates ranging from 4.00% to 12.50% with maturities extended up to 30 years. Fixed rate loan commitments included above totaled $6,064 at December 31, 2000 with interest rates ranging from 5.00% to 12.50% with maturities extended up to 30 years.

      The Banks are required to maintain certain reserve balances on hand in accordance with the Federal Reserve Board requirements. The average reserve balance maintained in accordance with such requirements for the periods ended September 30, 2001 and December 31, 2000 approximated $4,843 and $4,148.

      Effective November 2, 2001, the Corporation agreed to acquire Independent Community Banc Corp ("Independent"). The transaction will be accounted for as a purchase. The Corporation will issue approximately 1 million shares of common stock to the shareholders of Independent based upon an exchange ratio of 1.7 shares of the Corporation for each outstanding share of Independent common stock. Independent has total assets of approximately $140 million. The acquisition is expected to close early in the second quarter of 2002.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

Introduction

      The following discussion focuses on the consolidated financial condition of First Citizens Banc Corp at September 30, 2001, compared to December 31, 2000 and the consolidated results of operations for the three-month and nine-month periods ending September 30, 2001 compared to the same periods in 2000. This discussion should be read in conjunction with the consolidated financial statements and footnotes included in this Form 10-Q.

      The registrant is not aware of any trends, events or uncertainties that will have, or are reasonably likely to have, a material effect on the liquidity, capital resources, or operations except as discussed herein. Also, the registrant is not aware of any current recommendation by regulatory authorities, which would have a material effect if implemented.

      When used in this Form 10-Q or future filings by the Corporation with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could effect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

      See Exhibit 99, which is incorporated herein by reference.

Financial Condition

      Total assets of the Corporation at September 30, 2001 totaled $504,185 compared to $489,259 at December 31, 2000. This was a increase of $14,925 or 3.1 percent. Within the structure of the assets, net loans have decreased $7,332, or 2.1 percent since December 31, 2000, primarily in the area of residential real estate loans. The Corporation has shifted its focus from seeking residential real estate loans to seeking commercial loan products. This shift in focus will help improve the yield on the Corporation's loan portfolio, as well as reduce the interest rate risk on the loan portfolio. Mr. Money was formed in 2000 to service the needs of B and C credit customers for

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      consumer and real estate financing that the Banks would not normally provide, and at a rate commensurate with the risk. Mr. Money had loans outstanding of $16,578 at September 30, 2001 compared to $12,143 at December 31, 2000. Loans held for sale increased $685, or 120.00 percent from December 31, 2000. The balance in loans held for sale is a function of the demand for fixed rate mortgages. As rates fell in the first nine months of 2001, the demand for fixed rate mortgages increased. In May of 2001, Farmers State Bank sold $2,613 in fixed rate loans. Farmers State Bank sold the loans in its portfolio to decrease interest rate risk inherent with fixed rate long-term mortgages. In September of 2001, The Citizens Banking Company also sold $4,952 in fixed rate loans. Citizens Banking Company sold the loans for the same reason stated above. At September 30, 2001, the net loan to deposit ratio was 80.0 percent compared to 87.2 percent at December 31, 2000.

      At September 30, 2001, $115,616 or 99.8 percent of the security portfolio was classified as available for sale. The $219 remainder of the portfolio was classified as held to maturity. Securities increased $43 from December 31, 2000.

      For the nine months of operations in 2001, $656 was placed into the allowance for loan losses from earnings compared to $499 for the same period of 2000. The increased provision is due to an increase in net charge-offs as well as an increase in nonperforming loans. Additionally, Mr. Money established allowance for loan losses at a higher level than the banks due to the higher credit risks associated with the loans they originate. To evaluate the adequacy of the allowance for loan losses to cover probable losses in the portfolio, management considers specific reserve allocations for identified portfolio loans, reserves for delinquencies and historical reserve allocations. The composition and overall level of the loan portfolio and charge-off activity are also factors used to determine provisions to the reserve. Charge-offs for the first nine months of 2001 were $792 compared to $645 for the same period of 2000. The September 30, 2001 allowance for loan losses as a percent of total loans was 1.27 percent compared to 1.19 percent at December 31, 2000.

      Office premises and equipment have decreased $114 and intangible assets have decreased $244 since December 31, 2000. The decrease in office premises and equipment is attributed to new purchases of $603, disposals of $5 and depreciation of $712. Intangible assets decreased due to amortization.

      Accrued interest and other assets totaled $6,769 at September 30, 2001 compared to $6,038 at December 31, 2000, an increase of $731. This increase was primarily due to increases in other assets at Citizens of $249 and an increase of interest receivable at Mr. Money of $177. The increase in other assets at Citizens was due mainly to an increase in other real estate owned. Mr. Money interest receivable is largely due to timing of receipt of interest payments on loans.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      Total deposits at September 30, 2001 increased $26,439 from year-end 2000. Noninterest-bearing deposits, representing demand deposit balances, increased $332 from year-end 2000. Interest-bearing deposits, including savings and time deposits, increased $26,106 from year-end 2000. The majority of the total increase in deposits can be explained by the following. Both Citizens and Farmers participated in a program called Bid-Ohio. The program consists of bidding on depository funds from the State Treasurer of Ohio. The two banks successfully received $10,000 of bids during the first nine-months of 2001. These funds were used to decrease the use of fed funds purchased. The two banks also experienced an $8,000 increase in public fund accounts. These balances can and do fluctuate daily. Also, savings balances at the three banks increased $3,000 since December 31, 2000. The year to date 2001 average balance of savings deposits has decreased $5,099 compared to the average balance of the same period for 2000. The growth in deposits was used to reduce the amount of borrowed funds. The current average rate of savings deposits is
      2.27 percent compared to 2.36 percent in 2000. The year to date 2001 average balance of time certificates has increased $16,025 compared to the average balance for the same period for 2000. In conjunction with market conditions and in order to remain competitive, the banks have offered special rates on various certificates of deposit. As a result, the banks have experienced shifting toward the special rate certificates of deposit. The current average rate on total interest-bearing deposits is 4.66 percent compared to 5.37 percent for the same period for 2000.

      Total borrowed funds have decreased $15,085 from December 31, 2000 to September 30, 2001. Federal funds purchased have decreased $20,000 since December 31, 2000. The need for federal funds purchased has decreased, due to increased deposits. However, in the short term, there may still be a need to supplement traditional funding sources with non-deposit funding. In addition, the Corporation has notes outstanding with other financial institutions totaling $14,000 at September 30, 2001. These notes were used to fund the loan growth at Mr. Money. Federal Home Loan Bank borrowings have decreased $440 as a result of scheduled pay downs. Securities sold under agreements to repurchase, which tend to fluctuate, have increased $350 and U.S. Treasury Tax Demand Notes have increased $1,605.

      Shareholders' equity at September 30, 2001 was $51,073, which was 10.1 percent of total assets. Shareholders' equity at December 31, 2000 was $47,925, which was 9.8 percent of total assets. The increase in shareholders' equity is made up of earnings of $3,845, less dividends paid of $2,205 and the purchase of 5,000 treasury shares for $101, and the increase in the market value of securities available for sale, net of tax, of $1,609. The Corporation paid cash dividends on February 1, 2001, May 1, 2001, and August 1, 2001, each at a rate of $.18 per share. Total outstanding shares at September 30, 2000 were 4,082,619.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

Results of Operations

      Nine Months Ended September 30, 2001 and 2000

      Net income for the nine months ended September 30, 2001 was $3,845, or $.94 per common share compared to $3,805, or $.92 per common share for the same period in 1999. This was a increase of $40, or 1.0 percent. Some of the reasons for the changes are explained below.

      Total interest income for the first nine months of 2001 increased $1,961, or 7.8 percent compared to the same period in 2000. The average rate on earning assets on a tax equivalent basis for the first nine months of 2001 was 7.51 percent and 2000 was 7.50 percent. Total interest expense for the first nine months of 2001 has increased $832, or 7.3 percent compared to the same period of 2000. This increase is mainly attributed to an increase in interest on deposits of $308 and an increase in interest on other borrowings of $547. Interest on FHLB borrowings is down $23 due to balances borrowed being lower in 2001. The average rate on interest-bearing liabilities for the first nine months of 2001 was 4.09 percent compared to 4.06 percent for the same period of 2000. The net interest margin on a tax equivalent basis was 4.26 percent for the nine-month period ended September 30, 2001 and 4.08 percent for the same period ended September 30, 2000.

      Noninterest income for the first nine months of 2001 totaled $3,821, compared to $3,391 for the same period of 2000, an increase of $430, or
      12.7 percent. The main reason for the increase was due to gain on sales of loans which were $289 for the nine months ended September 30, 2001, versus a loss of $50 in the prior year due to a write down of loans held for sale to the lower of cost or market. Gain on the sale of loans increased because falling interest rates increased the demand for fixed rate mortgages. This increased the volume of loans sold, including Farmers' sale of $2,613 in fixed rate mortgages and Citizens' sale of $4,952 in fixed rate mortgages. Net gain on securities for the first nine months of 2001 increased $39 compared to 2000. Additionally, revenue from computer operations increased $52. SCC provides item processing for 10 financial institutions in addition to the three subsidiary banks. Other operating income increased $110. This increase was mainly due to a $64 increase in revenues by the corporation's appraisal company.

      Noninterest expense for the nine months ended September 30, 2001 totaled $12,689 compared to $11,441 for the same period in 2000. This was an increase of $1,248, or 10.9 percent. Salaries and benefits increased $672, or 13.0 percent compared to the first nine months of 2000 as a result of the Corporation adding employees at the affiliates, primarily related to the operation of Mr. Money. Computer processing increased by $36 compared to last year. Also, net occupancy expense increased $67 compared to the first nine months of 2000. The formation of Mr. Money, the relocating of and opening of a new Citizens branch attributed to $81 of the increase of net occupancy expense. SCC experienced a decrease of $13 in net occupancy, primarily due to moving offices from a leased site to the Citizens' downtown offices.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      Income tax expense for the first nine months of 2001 totaled $1,482 compared to $1,368 for the first nine months of 2000. This was an increase of $114, or 8.3 percent. The increase in the federal income taxes is a result of the increase in total income before taxes of $154. The effective tax rates were comparable for the nine-month periods ended September 30, 2001 and September 30, 2000, at 27.8% and 26.4% respectively.

      Three Months Ended September 30, 2001 and 2000

      Net income for the three months ended September 30, 2001 was $1,504, or $.37 per common share compared to $1,236, or $.30 per common share for the same period in 2000. This was an increase of $268, or 21.7 percent. Some of the reasons for the changes are explained below. Total interest income for the third quarter of 2001 increased $174, or 2.0 percent compared to the same period in 2000. The average rate on earning assets on a tax equivalent basis for the third quarter of 2001 was 7.26 percent and 7.68 percent for the same period of 2000. Total interest expense for the third quarter of 2001 decreased $170, or 4.2 percent compared to the same period of 2000. Interest on deposits decreased $191, primarily due to decreases in the rates paid on the deposits. The average rate on interest-bearing liabilities for the third quarter of 2001 was 3.71 percent compared to
      4.24 percent for the same period of 2000. The net interest margin on a tax equivalent basis was 4.34 percent for the three-month period ended September 30, 2001 and 4.12 percent for the same period ended September 30, 2000.

      Noninterest income for the third quarter of 2001 totaled $1,422, compared to $1,253 for the same period of 2000, an increase of $169. Gain on sale of loans third quarter of 2001 increased $133 compared to 2000. Gain on the sale of loans increased because falling interest rates increased the demand for fixed rate mortgages. Citizens' sale of $4,952 in fixed rate mortgages occurred during the third quarter of 2001. Gain on the sale of securities decreased $5 in the third quarter of 2001. Revenue from computer operations increased $9. Other operating income increased $55. Service charges on deposit accounts decreased $23 as a result of decreased customer overdrafts due to the customers' use of products such as overdraft protection.

      Noninterest expense for the three months ended September 30, 2001 totaled $4,308 compared to $4,023 for the same period in 2000. This was an increase of $285, or 7.1 percent. Salaries and benefits increased $110, or
      6.1 percent compared to the third quarter of 2000 as a result of the Corporation adding employees at the existing affiliates as well as employees at the banks receiving commissions on products that they sell. Other expenses decreased by $9 compared to 2000. Professional fees increased by $84, or 76.4 percent compared to the same period of 2000, due to an increase of $72 in legal and audit fees. Net occupancy expense decreased $5, or 2.3 percent compared to the same period of 2000.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      Income tax expense for the third quarter of 2001 totaled $531 compared to $422 for the same period of 2000. This was an increase of $109, or 25.8 percent. The effective tax rates for the three-month periods ended September 30, 2001 and September 30, 2000, were 26.1% and 25.4% respectively.

Capital Resources

      Shareholders' equity totaled $51,073 at September 30, 2001 compared to $47,925 at December 31, 2000. All of the capital ratios exceed the regulatory minimum guidelines as identified in the following table:

                                          Corporation Ratios
                                        ----------------------       Regulatory
                                        9/30/01       12/31/00        Minimums
                                        -------       --------       ----------
Tier I Risk Based Capital                14.3%          14.1%           4.0%
Total Risk Based Capital                 15.8%          15.3%           8.0%
Leverage Ratio                            9.5%           9.3%           4.0%

      The Corporation paid a cash dividend of $.18 per common share each on February 1, May 1, and August 1, 2001 compared to $.17 per common share each on February 1, May 1, and August 1, 2000.

      Capital expenditures totaled $604 for the first nine months of 2001 compared to $593 for the same period of 2000.

Liquidity

      Liquidity as it relates to the banking entities of the Corporation is the ability to meet the cash demand and credit needs of its customers. The Banks, through their respective correspondent banks, maintain federal funds borrowing lines totaling $45,261 and the Banks have additional borrowing availability at the Federal Home Loan Bank of Cincinnati of $77,231 at September 30, 2001. Finally, 99.8% of the Corporation's security portfolio has been classified as available for sale, which provides additional liquidity.

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

ITEM 3.

Quantitative and Qualitative Disclosures about Market Risk

      The Corporation's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. The Banks do not maintain a trading account for any class of financial instrument and the Corporation is not affected by foreign currency exchange rate risk or commodity price risk. Due to the basis in equities held by Farmers being so much less than the current fair value at this time, the Corporation is not subject to significant equity price risk.

      Interest rate risk is the risk that the Corporation's financial condition will be adversely affected due to movements in interest rates. The Corporation, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than interest-bearing liabilities. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over interest paid on interest-bearing liabilities. One of the Corporation's principal financial objectives is to achieve long-term profitability while reducing its exposure to fluctuations in interest rates. Accordingly, the Corporation places great importance on monitoring and controlling interest rate risk.

      Several techniques may be used by an institution to minimize interest-rate risk. One approach used by the Corporation is to periodically analyze its assets and liabilities and make future financing and investment decisions based on payment streams, interest rates, contractual maturities, and estimated sensitivity to actual or potential changes in market interest rates. Such activities fall under the broad definition of asset/liability management. The Corporation's primary asset/liability management technique is the measurement of the Corporation's asset/liability gap, that is, the difference between the cash flow amounts of interest sensitive assets and liabilities that will be refinanced (or repriced) during a given period. For example, if the asset amount to be repriced exceeds the corresponding liability amount for a certain day, month, year, or longer period, the institution is in an asset sensitive gap position. In this situation, net interest income would increase if market interest rates rose or decrease if market interest rates fell. If, alternatively, more liabilities than assets will reprice, the institution is in a liability sensitive position. Accordingly, net interest income would decline when rates rose and increase when rates fell. Also, these examples assume that interest rate changes for assets and liabilities are of the same magnitude, whereas actual interest rate changes generally differ in magnitude for assets and liabilities.

      Several ways an institution can manage interest-rate risk include selling existing assets or repaying certain liabilities; matching repricing periods for new assets and liabilities, for example, by shortening terms of new loans or securities; and hedging existing assets, liabilities, or anticipated transactions. An institution might also invest in more complex financial instruments intended to hedge or otherwise change interest-rate risk. Interest rate swaps, futures contracts,

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

      options on futures, and other such derivative financial instruments often are used for this purpose. Because these instruments are sensitive to interest rate changes, they require management expertise to be effective. Financial institutions are also subject to prepayment risk in falling rate environments. For example, mortgage loans and other financial assets may be prepaid by a debtor so that the debtor may refund its obligations at new, lower rates. The Corporation has not purchased derivative financial instruments in the past and does not intend to purchase such instruments in the near future. Prepayments of assets carrying higher rates reduce the Corporation's interest income and overall asset yields. A large portion of an institution's liabilities may be short term or due on demand, while most of its assets may be invested in long term loans or securities. Accordingly, the Corporation seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, FHLB advances and wholesale borrowings may also be used as important sources of liquidity for the Corporation.

      Management measures the Corporation's interest rate risk by computing estimated changes in net interest income and the net portfolio value ("NPV") of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The following tables present an analysis of the potential sensitivity of the Corporation's new present value of its financial instruments to sudden and sustained changes in the prevailing interest rates.

                   NET PORTFOLIO VALUE -- SEPTEMBER 30, 2001

      CHANGE IN RATES        $ AMOUNT         $ CHANGE        % CHANGE
      ---------------        --------         --------        --------
         +200 bp             $ 40,586         $ (9,945)         (20)%
         +100 bp               45,816           (4,715)          (9)%
         Base                  50,531               --            --
         -100 bp               55,391            4,860           10%
         -200 bp               59,496            8,965           18%


                     NET PORTFOLIO VALUE - DECEMBER 31, 2000

      CHANGE IN RATES        $ AMOUNT         $ CHANGE        % CHANGE
      ---------------        --------         --------        --------
          +200 bp            $ 34,391         $ (7,728)          (18)%
          +100 bp              37,261           (5,627)          (13)%
          Base                 42,888               --             --
          -100 bp              48,549            5,661            13%
          -200 bp              53,576           10,668            25%

                            First Citizens Banc Corp
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                                    Form 10-Q
                    (Amounts in thousands, except share data)
--------------------------------------------------------------------------------

The reduction in the relative change in net portfolio value from December 31, 2000 to September 30, 2001, given the assumed immediate change in interest rates is primarily a result of two factors. First, the reduction in long-term interest rates during 2001 served to increase the base level of net portfolio value due to the corresponding increase in the fair value of loans and investments. In addition, the majority of new loans originated in 2001 have interest rate adjustment features, which lessens the impact of future rate changes.

                            First Citizens Banc Corp
                                Other Information
                                    Form 10-Q
--------------------------------------------------------------------------------

Part II - Other Information

ITEM 1.  LEGAL PROCEEDINGS

         None

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

         None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

         None

ITEM 4.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None

ITEM 5.  OTHER INFORMATION

         None

ITEM 6.  (A) EXHIBIT NO. 99   Safe Harbor under the Private Securities
                              Litigation Reform Act of 1995

         (B) REPORTS ON FORM 8-K - None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has caused this report to be signed on its behalf the undersigned thereunto duly authorized.

First Citizens Banc Corp

/s/ David A. Voight                                   November 14, 2001
------------------------------------                  -----------------
David A. Voight                                       Date
President



/s/ James O. Miller                                   November 14, 2001
------------------------------------                  -----------------
James O. Miller                                       Date
Executive Vice President

                            First Citizens Banc Corp
                                Index to Exhibits
                                    Form 10-Q
--------------------------------------------------------------------------------


Exhibit
Number     Description                           Page Number
-------    -----------                           -----------
99         Safe Harbor Under the Private         Incorporated by reference to
           Securities Litigation Reform Act      Exhibit 99 to Annual Report on
           of 1995                               Form 10-K for the Year Ended
                                                 December 31, 1999 filed by the
                                                 registrant on March 24, 2000

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the ORC. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

                  (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
         section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


         The following exhibits are being filed as part of this Registration
Statement:

Exhibit No.    Exhibit
-----------    -------

(2) Agreement and Plan of Merger dated as of November 1, 2001 (included as Appendix A to the Proxy Statement/Prospectus)

(3.1) Registrant's Articles of Incorporation, as amended (incorporated by reference in Exhibit (3)(i) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(3.2) Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(5) Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares

(8) Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters [TO BE PROVIDED WITH THE AMENDED FORM S-4 REGISTRATION STATEMENT]

(9) Voting Agreements, dated as of November 1, 2001, between the Registrant and each of William F. Boose, Michael L. Clemens, Robin L. DeGraff, James D. Heckelman, John M. Kovesdi, Jr., Leslie D. Stoneham, Jerry E. Stover, Richard C. Westhofen and Daniel J. White (the Form of which is included as Exhibit A to the Agreement and Plan of Merger dated as of November 1, 2001, which is included as Appendix A to the Proxy Statement/Prospectus)

(10) Material Contracts (incorporated by reference in Exhibit (10) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which is included as Appendix E to the Proxy Statement/Prospectus)

(13.1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (included as Appendix E to the Proxy Statement/Prospectus)

(13.2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (included as Appendix F to the Proxy Statement/Prospectus)

(21) Subsidiaries of the Registrant (incorporated by reference in Exhibit (21) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(23.1) Consent of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares (included in Exhibit (5))

(23.2) Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters (included in Exhibit (8)) [TO BE PROVIDED WITH THE AMENDED FORM S-4 REGISTRATION STATEMENT]

(23.3.1)       Consent of Crowe, Chizek and Company LLP

(23.3.2)       Consent of Crowe, Chizek and Company LLP

(23.4)         Consent of Keefe, Bruyette & Woods, Inc.

(23.5)         Consent of Young & Associates, Inc.

(24)           Power of Attorney

(99.1)         First Citizens' Form of Proxy

(99.2)         ICBC's Form of Proxy

(99.3) Fairness opinion dated as of November 1, 2001 delivered by Keefe, Bruyette & Woods, Inc. (included as Appendix C to the Proxy Statement/Prospectus)

(99.4) Fairness opinion dated ___________, 2001 delivered by Young & Associates, Inc. (included as Appendix D to the Proxy Statement/Prospectus)

                              ITEM 22. UNDERTAKINGS

               The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

               The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

               The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

               The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


               Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sandusky, Ohio, on December 14, 2001.

                              FIRST CITIZENS BANC CORP



                              By: /s/ David A. Voight
                                 -----------------------------------------------
                              David A. Voight, President
                              (Principal Executive Officer)


                              By: /s/ James O. Miller
                                 -----------------------------------------------
                              James O. Miller, Executive Vice President
                              (Principal Financial Officer)


                              By: /s/ Todd A. Michel
                                 -----------------------------------------------
                              Todd A. Michel, Senior Vice President
                              (Controller/Principal Accounting Officer)



               Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


*                                                          December 14, 2001
-----------------------------------                        -----------------
Lowell W. Leech                                                     Date
Chairman of the Board and Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
John L. Bacon                                                       Date
Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
Robert L. Bordner                                                   Date
Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
Mary Lee G. Close                                                   Date
Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
Blythe A. Friedley                                                  Date
Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
Richard B. Fuller                                                   Date

Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
H. Lowell Hoffman, M.D.                                             Date
Director

*                                                          December 14, 2001
-----------------------------------                        -----------------
Dean S. Lucal                                                       Date
Director


*                                                          December 14, 2001
------------------------------------                       -----------------
W. Patrick Murray                                                   Date
Director

*                                                          December 14, 2001
------------------------------------                       -----------------
George S. Mylander                                                  Date
Director


*                                                          December 14, 2001
------------------------------------                       -----------------
Paul H. Pheiffer                                                    Date
Director

*                                                          December 14, 2001
------------------------------------                       -----------------
Robert L. Ransom                                                    Date
Director


*                                                          December 14, 2001
------------------------------------                       -----------------
David A. Voight                                                     Date
Director


*                                                          December 14, 2001
------------------------------------                       -----------------
David A. Voight                                                     Date
President and Director


*                                                          December 14, 2001
------------------------------------                       -----------------
Richard O. Wagner                                                   Date
Director


               * The undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

                                            /s/ David A. Voight
                                            -----------------------------------
                                            David A. Voight
                                            Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

(2) Agreement and Plan of Merger dated as of November 1, 2001 (included as Appendix A to the Proxy Statement/Prospectus)

(3.1) Registrant's Articles of Incorporation, as amended (incorporated by reference in Exhibit (3)(i) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(3.2) Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(5) Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares

(8) Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters [TO BE PROVIDED WITH THE AMENDED FORM S-4 REGISTRATION STATEMENT]

(9) Voting Agreements, dated as of November 1, 2001, between the Registrant and each of William F. Boose, Michael L. Clemens, Robin L. DeGraff, James D. Heckelman, John M. Kovesdi, Jr., Leslie D. Stoneham, Jerry E. Stover, Richard C. Westhofen and Daniel J. White (the Form of which is included as Exhibit A to the Agreement and Plan of Merger dated as of November 1, 2001, which is included as Appendix A to the Proxy Statement/Prospectus)

(10) Material Contracts (incorporated by reference in Exhibit (10) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which is included as Appendix E to the Proxy Statement/Prospectus)

(13.1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (included as Appendix E to the Proxy Statement/Prospectus)

(13.2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (included as Appendix F to the Proxy Statement/Prospectus)

(21) Subsidiaries of the Registrant (incorporated by reference in Exhibit (21) to the Form 10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)

(23.1) Consent of Squire, Sanders & Dempsey L.L.P. regarding legality of common shares (included in Exhibit (5))

(23.2) Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters (included in Exhibit (8)) [TO BE PROVIDED WITH THE AMENDED FORM S-4 REGISTRATION STATEMENT]

(23.3.1)       Consent of Crowe, Chizek and Company LLP

(23.3.2)       Consent of Crowe, Chizek and Company LLP

(23.4)         Consent of Keefe, Bruyette & Woods, Inc.

(23.5)         Consent of Young & Associates, Inc.

(24)           Power of Attorney

(99.1)         First Citizens' Form of Proxy

(99.2)         ICBC's Form of Proxy

(99.3) Fairness opinion dated as of November 1, 2001 delivered by Keefe, Bruyette & Woods, Inc. (included as Appendix C to the Proxy Statement/Prospectus)

(99.4) Fairness opinion dated ___________, 2001 delivered by Young & Associates, Inc. (included as Appendix D to the Proxy Statement/Prospectus)